Exhibit 15.15

Telephone: 418-654-9600 Toll-free: 800-463-2839 Email: info@norda.com

Quebec Office 1015, Wilfrid-Pelletier av., Quebec City (Quebec) G1W 0C4	Longueuil Office 859, boul. Jean-Paul-Vincent Suite 201 Longueuil (Quebec) J4G 1R3	Val-d’Or Office 560, 3[e] Avenue Val-d’Or (Quebec) J9P 1S4

S-K 1300 Technical Report Summary and Updated Mineral Resource Estimate for the Moblan Lithium Project, Eeyou Istchee James Bay Territory, Canada

Prepared for

ELEVRA LITHIUM LIMITED

1100, boul. Rene-Lévesque Ouest, Bureau 1230,

Montreal, Quebec, Canada, H3B 4N4

Project Location

Latitude: 50°43'45" North; Longitude: 74°54'15" West

Province of Quebec, Canada

Prepared by:

Marina Iund, P.Geo., M.Sc. Alain Carrier, P.Geo., M.Sc. Simon Boudreau, P.Eng.	Ryan Cunningham, P. Eng.
InnovExplo - member of Norda Stelo inc. Val-d’Or (Quebec)	Primero Group Americas Inc., Montreal (Quebec)

Effective Date: June 12, 2025

Signature Date: October 26, 2026

TABLE OF CONTENTS

1. EXECUTIVE SUMMARY		12
1.1	Property Description and Ownership	12
1.2	Geological and Mineralization	14
1.3	Status of Exploration	16
1.4	Mineral Resource Estimate	16
1.5	Mineral Reserve Estimate	17
1.6	Capital and Operating Costs	18
1.7	Permitting Requirements	18
1.8	Qualified Person’s Conclusions and Recommendation	18
2. INTRODUCTION		20
2.1	Registrant Information	20
2.2	Terms Of Reference and Purpose	20
2.3	Sources of Information	21
2.4	Report Responsibility, Qualified Persons	21
2.5	Personal Inspection Summary	22
2.6	Previously Filed Technical Report Summary Reports	22
2.7	Currency, Units of Measure, and Acronyms	23
3. PROPERTY DESCRIPTION		28
3.1	Project Location	28
3.2	Mineral Rights	29
3.3	Description of the Property	34
3.3.1	Acquisition of the Moblan Property and Moblan Lithium Project	34
3.3.2	Acquisition of the Lac Albert Property	35
3.3.3	Acquisition of a significant land package from Troilus Gold	35
3.3.4	Sayona and Piedmont Lithium Inc. merged	36
3.4	Province of Québec Mining Rights	36
3.5	Permits and Environmental Liabilities	37
4. ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY		38
4.1	Accessibility	38
4.2	Climate	39
4.3	Local Resources	40
4.4	Infrastructure	41
4.5	Physiography	42
5. HISTORY		44
5.1	Moblan Property	44
5.2	Lac-Albert and Albert-Sud Properties	45
5.3	Gariteau Property	45
5.4	Lezai-Troilus Property	45
5.5	Tortigny Property	45
5.6	Regnault Property	46
5.7	Larabel Property	46
5.8	Frotet Property	46
5.9	De-Maurès Property	47
6. GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT		91
6.1	Regional Geology	91
6.1.1	Assinica segment	91
6.1.2	Frotet-Troilus segment	91
6.1.3	Structural features and metamorphism	92

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	ii

6.1.4	Mineralized occurrences on the Moblan James Bay Property Group	93
6.2	Local and Property Geology	99
6.2.1	Local geology and structure of the Moblan Property	99
6.2.2	Moblan Property mineralization	99
6.3	Deposit Type	107
6.3.1	Pegmatite-Hosted Deposits	107
6.3.2	Volcanogenic Massive Sulphides Deposits	109
6.3.3	Orogenic Quartz-Carbonate-Sulphide Vein Deposits	111
6.3.4	Magmatic Sulphide Deposits	112
7. EXPLORATION		114
7.1	Field Exploration	114
7.1.1	2022 Work Program - Geochemical and Prospecting Survey	114
7.1.2	2023 Work Program - Geological and Structural Mapping Program	115
7.1.3	2024 Work Program	120
7.1.4	2026 Work Program – Heliborne Magnetic and TDEM Surveys	126
7.2	Drilling	127
7.2.1	Methodology – 2002 to 2018	127
7.2.2	Methodology – Since 2022	128
7.2.3	2002 to 2018 Drilling	129
7.2.4	2022 to 2024 Drilling	131
7.2.5	2022-2023 Engineering Drilling Programs	138
7.2.6	2023 Drilling Program	142
7.2.7	2024 Drilling Program	146
8. SAMPLE PREPARATION, ANALYSES AND SECURITY		151
8.1	Site Sample Preparation Methods and Security	151
8.1.1	Core Handling, Sampling, and Security	151
8.1.2	Laboratory accreditation and certification	152
8.2	Laboratory Sample Preparation Methods and Analytical Procedures	152
8.3	Quality Control and Quality Assurance Programs	153
8.3.1	Certified Reference Materials (Standards)	153
8.3.2	Blanks	155
8.3.3	Duplicate Samples	158
8.4	Conclusion	159
9. DATA VERIFICATION		160
9.1	Site Visit	160
9.1.1	Drill hole locations	160
9.1.2	Core Review	163
9.2	Drill Hole Database	164
9.3	Drill Hole Locations	164
9.4	Downhole Survey	165
9.5	Assays	165
9.6	Independent Resampling	165
9.7	Conclusion	167
10. MINERAL PROCESSING AND METALLURGICAL TESTING		168
10.1	Sample Representation	168
10.2	Phase 1 Compositing	171
10.3	Phase 2 Compositing	171
10.4	Surface Sampling	171
10.5	Variability Composite Samples Drill Hole Details – Phase 1	172
10.6	Variability Composite Samples – Drill Hole Details – Phase 2	174
10.7	Testwork Scope for Spodumene Concentrator	181
10.7.1	Surface sample: 1st and 2nd phase composite sample head grade variability	181
10.7.2	Sample mineralogy variability	185

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	iii

10.7.3	2022 composite testwork	191
10.8	Comminution Test Results	191
10.9	Proposed Flowsheet	192
10.10	Ore Sorting (TOMRA and Steinert 2022)	194
10.11	Reflux Classification	197
10.12	HLS Test Program Flowsheet (SGS 2011-2023)	198
10.12.1	Heavy liquid separation (HLS) (2012-2022)	200
10.12.2	Impact of crush size	201
10.12.3	Impact of HLS SG	202
10.12.4	Impact of dilution/feed grade	203
10.12.5	Impact of iron feed grade	205
10.13	Dense Media Separation (SGS 2022)	206
10.14	Magnetic Separation (SGS 2022)	211
10.15	Mica and Spodumene Flotation (SGS 2011-2022)	212
10.15.1	Batch tests	212
10.15.2	Batch tests – spodumene circuit	215
10.15.3	Locked-cycle flotation tests	221
10.15.4	Thickening	223
10.16	Filtration	224
10.17	Recovery Calculation	224
10.18	Recovery Assumption	225
10.19	Conclusions and Testwork Recommendations	230
11. MINERAL RESOURCE ESTIMATES		232
11.1	Methodology	232
11.2	Drill Hole Database	232
11.3	Mineralization Model (Definition and Interpretation of Estimation Domains)	233
11.4	Other 3D Surfaces (Topography and Overburden)	234
11.5	Statistical Analysis and Compositing	235
11.6	Density	235
11.7	Block Model	237
11.8	Variography	237
11.9	Search Ellipsoids and Grade Interpolation	238
11.10	Block Model Validation	239
11.11	Economic Parameters and Cut-off Grade	243
11.12	Mineral Resource Classification	243
11.13	Mineral Resources Estimate	245
11.14	Iron Content in the 2025 MRE	249
12. MINERAL RESERVE ESTIMATES		251
13. MINING METHODS		251
14. RECOVERY METHODS		251
15. PROJECT INFRASTRUCTURE		251
16. MARKET STUDIES		251
17. ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS		251
18. CAPITAL AND OPERATING COSTS		251
19. ECONOMIC ANALYSIS		251
20. ADJACENT PROPERTIES		252
21. OTHER RELEVANT DATA AND INFORMATION		254
22. INTERPRETATION AND CONCLUSIONS		255

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	iv

22.1	Risks and Opportunities	255
23. RECOMMENDATIONS		258
23.1	Costs Estimate for Recommended Work	258
24. REFERENCES		260
25. RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT		286
26. Date and signature page		287
APPENDIX I – List of Mining Titles		288
APPENDIX II – List of Certificate of Author		373

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	v

LIST OF FIGURES

Figure 1-1 – Location of the Moblan Lithium Project in Quebec, Canada	13
Figure 1-2 – Location map of the Moblan James Bay Property Group belonging to Elevra	14
Figure 1-3 – Location of the Moblan Lithium Project in the Opatica Subprovince of the Superior Province. Mosaic map from Percival (2007)	15
Figure 3-1 – Location of the Moblan Lithium Project in Quebec, Canada	29
Figure 3-2 – Location map of the Moblan James Bay Property Group belonging to Elevra	31
Figure 3-3 – Mining titles of the Moblan Property and nearby Elevra holdings belong to the Moblan James Bay Property Group	32
Figure 3-4 – Mining titles of the Moblan Property	33
Figure 4-1 – Moblan Lithium Project topography and accessibility	39
Figure 4-2 – Climate Normals temperature and precipitation graph for 1981 to 2010 at the Chapais station	40
Figure 4-3 – Map of Moblan site access and existing infrastructure	42
Figure 4-4 – Landform variation and northern vegetation on the Moblan Property	43
Figure 6-1 – Location of the Moblan Lithium Project in the Opatica Subprovince of the Superior Province. Mosaic map from Percival (2007)	94
Figure 6-2 – Regional geological map of the Moblan James Bay Property Group	95
Figure 6-3 – Local geological map of the Moblan Property illustrating the lithium pegmatite dyke swarms (Main, South/Moleon and New South)	101
Figure 6-4 – Summary of the structural characteristics of the lithium pegmatites on the Moblan Project included in the 2025 MRE	102
Figure 6-5 – Moblan lithium-bearing pegmatites, Main pegmatites	104
Figure 6-6 – Moblan Li-bearing pegmatites, Main, South and Moleon pegmatites	105
Figure 6-7 – Examples of textural and alteration features in Moblan’s lithium pegmatites	106
Figure 6-8 – Iron distribution in Moblan’s lithium pegmatites	106
Figure 6-9 – Geological sections of favourable Li-rich pegmatite setting	107
Figure 6-10 – P-T forming environment and emplacement processes within a pegmatite group of the LCT pegmatites form along the upper margin of a pluton	108
Figure 6-11 – Types of VMS mineralization and tectonic settings (from Morgan and Schulz, 2012)	110
Figure 6-12 – Types of gold deposits and their inferred deposit clans	112
Figure 6-13 – Types of komatiite-hosted Ni-Cu-PGE mineralization	113
Figure 7-1 – Sample location map, northeastern part of the Moblan Property (sampling 2023 by InnovExplo)	116
Figure 7-2 – Structural map showing the ductile and brittle fabrics (data 2023 from InnovExplo)	117

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	vi

Figure 7-3 – Geological map showing the location of measured pegmatite dykes (interpretation 2023-2024 from InnovExplo)	118
Figure 7-4 – Field observations and structural measurements, Moblan Property	119
Figure 7-5 – 2024 Drone magnetic survey (flight lines) – Moblan and Tortigy Properties	120
Figure 7-6 – Total magnetic intensity - TMI– Moblan and Tortigy Properties	121
Figure 7-7 – First vertical derivative of the total magnetic field - 1VD – Moblan and Tortigy Properties	122
Figure 7-8 – Outcrop sampling and related lithologies map	123
Figure 7-9 – Boulder sampling and related lithologies map	124
Figure 7-10 – Surface map showing pre-issuer drill holes and trenches on the Moblan Property	130
Figure 7-11 – 2022 winter drilling activities and campsite	133
Figure 7-12 – Surface map showing the location of the 2022 winter drill holes on the Moblan Property	134
Figure 7-13 – Surface map showing the location of the 2022 summer-fall drill holes on the Moblan Property	137
Figure 7-14 – Surface map showing the location of the metallurgical and geotechnical drill holes on the Moblan Property	139
Figure 7-15 – Surface map showing the location of the condemnation drill holes in the western sector of the Moblan Property	140
Figure 7-16 – Surface map showing the location of the condemnation drill holes in the eastern sector of the Moblan Property	141
Figure 7-17 – Surface map showing the location of the 2023 drill holes on the Moblan Property	145
Figure 7-18 – Surface map showing the location of the 2024 drill holes on the Moblan Property	150
Figure 8-1 – Control chart for standard OREA-750	155
Figure 8-2 - Chart illustrating blank results during the 2022 to 2024 drilling campaigns	157
Figure 8-3 – Chart detailing the reproducibility of the results (field duplicates vs original samples) for the 2022 to 2024 drilling campaigns	159
Figure 9-1 – QP field validation	162
Figure 9-2 – QP drill core review of lithium pegmatites (Main Dyke domain) in holes 1331-10-40 and 1331-22-122	164
Figure 9-3 – Scatterplot diagram – Li2O (%) grades of original versus duplicate samples	167
Figure 10-1 – Composite sample distribution (3D)	169
Figure 10-2 – Composite sample distribution (Elevation)	170
Figure 10-3 – Surface sample locations on Outcrop #1	172
Figure 10-4 – Distribution of Phase 1 and Phase 2 variability composites	185

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	vii

Figure 10-5 – Moblan conceptual flowsheet	193
Figure 10-6 – Coarse ore sorting iron rejection, Li loss vs mass rejection Curve	195
Figure 10-7 – Fine ore sorting iron rejection, Li loss vs mass rejection curve	195
Figure 10-8 – Coarse ore sorting lithium loss vs mass rejection	196
Figure 10-9 – Fine ore sorting lithium loss vs iron rejection curve	197
Figure 10-10 – HLS test program (SGS report 2012)	199
Figure 10-11 – Lithia data HLS test program (2012-2022)	200
Figure 10-12 – Impact of Fe2O3 on sinks Li2O grade HLS test program (2012-2022)	201
Figure 10-13 – Impact of crush size on HLS recovery 2022 test program	202
Figure 10-14 – Impact of SG on HLS recovery and concentrate grade post magnetic separation (test program 2022)	203
Figure 10-15 – HLS lithia distribution in relation to feed grade	204
Figure 10-16 – Impact of Fe2O3 feed grade – a) Sinks Fe2O3 grade	205
Figure 10-17 – Impact of Fe2O3 feed grade – b) Sinks Li2O grade	206
Figure 10-18 – DMS separation test program flowsheet (magnetic separation on concentrate) (SGS 2022)	207
Figure 10-19 – DMS data compared with HLS trends (2022)	209
Figure 10-20 – DMS data compared with HLS data (2022)	210
Figure 10-21 – DMS data compared with HLS data (2022) (extract from Figure 10-19)	210
Figure 10-22 – Lithia / iron grade in relation to iron (Fe2O3) in feed grade	211
Figure 10-23 – Lithia loss / iron removal to magnetics in relation to DMS feed grade (Li2O%)	212
Figure 10-24 – Relationship of Fe grade in mica feed on concentrate grades and mica con mass pull	213
Figure 10-25 – 2022 bench test (MG sample) – mica flotation data	214
Figure 10-26 – 2022 bench test (MG sample) – mica flotation Fe:Li ratio	214
Figure 10-27 – 2022 bench test (MG sample) – spodumene flotation Li upgrade	215
Figure 10-28 – 2023 bench test (infill sample) – spodumene flotation Li2O data	216
Figure 10-29 – Spodumene flotation–grade recovery curve with DMS feed grades	217
Figure 10-30 – Spodumene flotation – impact of iron grade with/without magnetic separation	218
Figure 10-31 – Spodumene flotation – impact of iron grade (<1.0% in float feed)	219
Figure 10-32 – Spodumene flotation – impact of lithia grade on concentrate grade and recovery (with mag sep performed)	220
Figure 10-33 – Spodumene flotation – variability composites results	221
Figure 10-34 – Spodumene flotation composites– locked cycle results	222
Figure 10-35 – Spodumene flotation composites– locked cycle results	223

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	viii

Figure 10-36 – Spodumene global recovery curve composite head grade variability	225
Figure 10-37 – Calculation curve based on recovery model	226
Figure 10-38 – Spodumene recovery loss variability	229
Figure 11-1 – Surface plan view of the deposit showing the validated diamond drill holes used for the 2025 MRE	233
Figure 11-2 – Views looking north (above) and down (below) of the mineralization model for the Moblan deposit	234
Figure 11-3 – Graphical representation of the relationship between SG (g/cm3) and Li2O (%)	236
Figure 11-4 – Variograms for the Main lithium pegmatite dykes	238
Figure 11-5 – Visual validation comparing search ellipses, drill hole composites and block model grade values (example of Peg1)	241
Figure 11-6 – Swath plot comparison of block estimates along the X-axis	242
Figure 11-7 – Views, looking north (above) and down (below), showing the classification of the mineral resources constrained by the optimized pit shells	245
Figure 11-8 – Grade / Tonnage Curve – 6% Li2O concentrate price sensitivity (Measured + Indicated resources only)	249
Figure 20-1 – Moblan James Bay Property Group and adjacent ground	253

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	ix

LIST OF TABLES

Table 1-1 – Moblan Lithium Project – 2025 Mineral Resources Estimate	17
Table 1-2 – Estimated Costs for the Recommended Work Program	19
Table 2-1 – List of Qualified Persons	22
Table 2-2 – List of Acronyms	24
Table 2-3 – List of Units	26
Table 2-4 – Conversion Factors for Measurements	27
Table 3-1 – Summary of the mining titles constituting the Moblan James Bay Property Group	34
Table 5-1 – Summary of historical exploration work on the Moblan Property	48
Table 5-2 – Summary of historical exploration work on the Lac Albert and Lac Albert Sud properties	53
Table 5-3 – Summary of historical exploration work on the Gariteau Property	56
Table 5-4– Summary of historical exploration work on the Lezai-Troilus Property	59
Table 5-5 – Summary of historical exploration work on the Tortigny Property	64
Table 5-6 – Summary of historical exploration work on the Regnault Property	70
Table 5-7 – Summary of historical exploration work on the Larabel Property	76
Table 5-8 – Summary of historical exploration work on the Frotet Property	79
Table 5-9 – Summary of historical exploration work on the De-Maurès Property	86
Table 6-1 – Summary of the mineralized occurrences on the Moblan James Bay Property Group	96
Table 7-1 – Moblan Property – Summary of 2002 to 2018 drilling programs	127
Table 7-2 – 2022 winter drilling highlights – Moblan Property	131
Table 7-3 – 2022 summer-fall drilling highlights – Moblan Property	135
Table 7-4 – 2023 drilling highlights – Moblan Property	142
Table 7-5 – 2024 drilling highlights	146
Table 8-1 – Results of standards used during the 2022 to 2024 drilling campaigns	154
Table 9-1 – Results from the QP’s independent re-sampling program	166
Table 10-1 – Composite sample drill hole data (2022) – 1st phase	172
Table 10-2 – Composite sample drill hole data (2022) – 1st phase Gabbro	173
Table 10-3 – Composite sample drill hole data (2022) NZ (2-5)	174
Table 10-4 – Composite sample drill hole data (2022) – 2nd phase LG2	174
Table 10-5 – Composite sample drill hole data (2022) - LG3	175
Table 10-6 – Composite sample drill hole data (2023) – NT1	176
Table 10-7 – Composite sample drill hole data (2023) – NT2	177
Table 10-8 – Composite sample drill hole data (2022)	179

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	x

Table 10-9 – Composite sample drill hole data (2022)	180
Table 10-10 – Composite variations (ore and host rock transition)	182
Table 10-11 – Composite head grade (2022 test data calculation)	182
Table 10-12 – Composite head grade (2022 test data calculation)	183
Table 10-13 – Composite head grade (2022 test data calculation)	184
Table 10-14 – Composite mineralogy (2022)	186
Table 10-15 – Composite mineralogy (2022)	187
Table 10-16 – Composite mineralogy (2022)	188
Table 10-17 – Composite mineralogy (2022)	189
Table 10-18 – Comminution test data (2011-2023)	192
Table 10-19 – Ore sorting results (bulk sample)	194
Table 10-20 – Mica/slimes removal via reflux classification	198
Table 10-21 – HLS SC6 vs crush size (testwork 2012-2018)	202
Table 10-22 – HLS SGS test results (2022-2023)	204
Table 10-23 – DMS Plant (2022 SGS)	207
Table 10-24 – Flotation test average summary (MG sample – 2022 SGS)	219
Table 10-25 – Thickening test summary	223
Table 10-26 – Filtration test summary	224
Table 10-27 – Mine grade (2023) – unweighted (unless noted)	226
Table 10-28 – Global recovery summary	228
Table 11-1 – Basic statistics for the raw assays and composites	235
Table 11-2 – Specific gravity by lithology	236
Table 11-3 – Block model properties	237
Table 11-4 – Variogram Model Parameters	237
Table 11-5 – Estimation Parameters	239
Table 11-6 – Input parameters used to calculate the cut-off grade for the open pit base case	243
Table 11-7 – Moblan Lithium Project – 2025 Mineral Resources Estimate	247
Table 11-8 – 2025 Mineral Resource Estimate for the Moblan Lithium Project – 6% Li2O concentrate price sensitivity	248
Table 11-9 – Raw assay iron content, by lithology and pegmatite dyke domain	249

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	xi

1.	EXECUTIVE SUMMARY

Elevra Lithium Limited (“Elevra” or the “issuer”) retained InnovExplo, a member of Norda Stelo Inc. (“Norda Stelo”) to prepare an updated mineral resources estimate (the “2025 MRE”) and an accompanying Technical Report Summary (“TRS” or “Technical Report”) for the Moblan Lithium Project (the “Project”). The Moblan Lithium Project is located in the Eeyou Istchee James Bay region of Quebec, Canada.

This Technical Report Summary conforms with the United States Securities and Exchange Commission (“SEC”) Modernized Property Disclosure Requirements for Mining Registrants set forth in Subpart 229.1300 of Regulation S-K.

The conclusion, recommendations, and forward-looking statements made by Qualified Persons (QPs) are based on reasonable assumptions and results interpretations. None of the Qualified Persons are affiliated with the issuer or another entity that has an ownership, royalty, or other interest in the project. The QPs for mineral resources visited the property on August 1, 2023, and QPs for geology visited on several occasion in spring 2022 and on June 3 and 16, 2025.

Elevra is a lithium producer with projects in Quebec, North Carolina, Ghana and Western Australia. Its main corporate head office is at Level 28, 10 Eagle St., Brisbane, Queensland, 4000 Australia.

Elevra has a Canadian corporate head office at 1100 Boulevard Rene-Lévesque Ouest, Bureau 1230, Montreal, Quebec, H3B 4N4, Canada.

Elevra was created on August 30, 2025, by the merge of Sayona Mining Limited (“Sayona”) and Piedmont Lithium Inc. (see ASX announcement of September 1st, 2025).

The purpose of this TRS is to support disclosure of the updated 2025 MRE for the Moblan Lithium Project with an effective date of June 12, 2025. This TRS supports disclosure of Mineral Resources only and does not constitute a Preliminary Economic Assessment, Pre-Feasibility Study, or Feasibility Study. The 2025 MRE updates the previous Mineral Resources Estimate (“2024 MRE”) reported by Boudreau et al. (2024), which formed part of an NI 43-101 Feasibility Study.

1.1	Property Description and Ownership

Ten (10) properties constitute the Moblan James Bay Property Group (the “Properties”): Moblan, Lac Albert, Gariteau, Albert-Sud, Lezai-Troilus, Tortigny, Regnault, Larabel, Frotet and De-Maurès. The Properties are located in the Eeyou Istchee James Bay territory in the northwestern part of the province of Quebec (Figure 1-1). The centroid of the Properties is approximately 90 km to the north-northwest of the town of Chibougamau and 42 km west of Lake Mistassini, Quebec. The Properties cover an area of 1,049.56 km2, extending 85 km east-west and 55 km north-south.

The Moblan property is currently the only property known to contain lithium mineral resources. However, the other nine properties either demonstrate potential or contain lithium-bearing pegmatites. If future exploration defines mineral resources on these adjacent Elevra-owned properties, their development could potentially benefit from infrastructure established for the Moblan Property.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	12

80°0'0"W
70°0'0"W
60°0'0"W
N
60°0'0"N
55°0'0"N
50°0'0"N
45°0'0"N
Polar Bear Provincial Park
Kuujjuaq
Schefferville
Radisson
MOBLAN Lithium Project
Matagami
Chibougamau
Lebel-sur-Quévillon
Sept-Îles
Amos
n-Noranda
Val-d'Or
Chicoutimi
Cobalt
Ville-Marie
Bathurst
North Bay
Mont Tremblant Park
Mont-Laurier
Québec
Algonquin Provincial Park
Ottawa
Montréal
0
200 km
Toronto
ELEVRA
Prepared by:
NORDA STELO
Oct 02, 2026
\127574.001

Figure 1-1 – Location of the Moblan Lithium Project in Quebec, Canada

The Moblan Property, which hosts the lithium mineral resources outlined in the 2025 MRE, consists of 20 claims covering 433.37 ha held 40% by Investissement Québec, 27.96% by Elevra, and 32.04% by its subsidiary, Sayona Nord Inc. These claims are subject to a GOR royalty to Lithium Royalty Corporation (2.5% for the first 1 Mtpy and 1.5% for any tpy of ore in excess of the first 1 Mt).

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	13

The Lac Albert Property comprises 121 claims, 3.5 km west of the Moblan Property, covering 6,592 ha. These claims are held 100% by Elevra’s subsidiary, Sayona Nord Inc.

The Gariteau, Albert-Sud, Lezai-Troilus, Tortigny, Regnault, Larabel, Frotet and De-Maurès properties comprise 1,815 claims near the Moblan Property and extend over a major part of the Frotêt-Evans Greenstone Belt, covering approximately 97,931.04 ha. Of these claims, 702 are held 19% by Elevra, and 81% by its subsidiary, 9474-9454 Québec inc., while the remaining 1,113 are held 100% by its subsidiary, 9474-9454 Québec inc., and are all subject to a 2% NSR to Troilus Gold Corporation (Figure 1-2).

Figure 1-2 – Location map of the Moblan James Bay Property Group belonging to Elevra

1.2	Geological and Mineralization

The Properties are located in the Frotet-Evans greenstone belt (“FEGB”), part of the Opatica Subprovince in the Archean Superior Province (Figure 1-3). The FEGB is an allochthonous belt aged between 2,793 Ma and 2,755 Ma (Boily and Dion, 2002). The Properties host several mineral occurrences and showings. These and other nearby occurrences highlight the strong potential of the FEGB for (i) Li pegmatite deposits; (ii) Cu-Zn VMS deposits; (iii) Au orogenic quartz-carbonate veins and disseminated sulphide deposits; (iv) Ni-Cu-PGE magmatic sulphide deposits; and (v) Au-Cu porphyry systems (e.g., Troilus gold deposit) (Gosselin, 1996; Frappier-Rivard and Larderaz, 2012; Bernard et al., 2021).

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	14

Major mineral districts:
1: Red Lake
2: Confederation Lake
3: Sturgeon Lake
4: Timmins
5: Kirkland Lake
6: Cadillac
7: Noranda
8: Chibougamau
9: Casa Berardi
10: Normétal
110°0'0"W
100°0'0"W
90°0'0"W
80°0'0"W
70°0'0"W
60°0'0"W
50°0'0"W
60°0'0"N
50°0'0"N
40°0'0"N
MOBLAN Lithium Project
Th
VII
VI
V
IV
II
AC
BS
LG
OnS
OcS
NSS
OSD
MLD
ILD
Ph
NCS
BR
ERT
EWT
WRT
WWT
MT
Kw
QT
WT
KU
AT
PT
Lake Superior
Huronian
Cobalt Plate
Sudbury Structure
Source: Percival (2007)
Superior Province mosaic map
(multiples data sources)
ELEVRA
Prepared by:
NORDA STELO
PHANEROZOIC
Ph Platform sediments
PROTEROZOIC
Kw Keweenawan
Th Trans-hudson orogen
ARCHEAN
VII Douglas Harbour domain
VI Utsalik domain
V Goudalie domain
IV L. Minto domain
II Tikkerutuk domain
I Inukjuak domain
BS Bienville subprovince
LG La Grande subprovince
OnS Opinaca subprovince
AC Ashuanipi complex
OcS Opatica subprovince
PT Pontiac terrane
AT Abitibi terrane
KU Kapuskasing uplift
WT Wawa terrane
QT Quetico terrane
EWT E. Wabigoon terrane
WWS W. Wabigoon terrane
WRT Winnipeg R. Terrane
ERT English R. terrane
NCS North Caribou superterrane
OSD Oxford-Stull domain
NSS Northern Superior superterrane
MT Marmion terrane
BR Bird R. subprovince
MLD Molson L domain
ILD Island L domain

Figure 1-3 – Location of the Moblan Lithium Project in the Opatica Subprovince of the Superior Province. Mosaic map from Percival (2007)

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	15

The economic potential of the Moblan Property is for lithium mineralization.

The Project hosts several lithium pegmatites dykes, which mostly lie within the gabbro unit, close to the surface. Locally, the spodumene zone outcrops as escarpments. A total of 49 different dykes have been documented, modelled and estimated in the 2025 MRE. These pegmatite dykes have been affected by brittle tectonics generating a series of faults. That is why, during the 3D geological modelling and for the purpose of the current MRE, the lithium pegmatites were grouped into three (3) dyke swarms (groups or domains): Main, South/Moleon and New South. Each corresponds to a series of stacked dykes of variable thicknesses. The boundaries between the domains are marked by structural discontinuities.

The Main, South and New South pegmatites correspond to a group of 27 lithium pegmatite dykes oriented E-W and dipping slightly to the north (N260°/-10°). This swarm extends approximately 2,250 m E-W and 1,400 m N-S (projection on surface). In this group, three (3) dykes have an average intercept length greater than 20 m.

The Moleon pegmatites correspond to a group of 22 lithium pegmatite dykes oriented N-S and dipping steeply to the west (N180°/-60°). This swarm extends approximately 450 m N-S and 750 m E-W. In this group, two (2) dykes have an average intercept length greater than 15 m.

1.3	Status of Exploration

The Project has been the subject of significant exploration drilling. The MRE database includes 1,032 surface drill holes (204,964 m), drilled between 2002 and the end of 2024, and 10 surface trenches sampled between 2004 and 2009.

The Project has been the subject of historical studies, recent metallurgical testing, and ongoing engineering studies. This report presents the current mineral resource.

1.4	Mineral Resource Estimate

The current Mineral Resources Estimate for the Moblan Lithium Project (the “2025 MRE”) was prepared by QPs Marina Iund (P.Geo.), Alain Carrier (P.Geo.) and Simon Boudreau (P.Eng.) of InnovExplo - member of Norda Stelo inc. and Ryan Cunningham (P. Eng) of Primero Group Americas, using all available information.

The close-out date for the resource database is March 24, 2025. The effective date of the estimate is June 12, 2025.

The QPs consider the 2025 MRE reliable and based on quality data, reasonable assumptions and parameters that follow S-K 1300.

The QPs have classified the mineral resources in the 2025 MRE as Measured, Indicated and Inferred based on data density, search ellipse criteria, drill hole spacing and interpolation parameters. The QPs also believe the Reasonable prospects of eventual economic extraction (“RPEEE”) requirement has been met by having mineral resources constrained by optimized pit shells and applying a cut-off grade based on reasonable inputs amenable to a potential in-pit extraction scenario.

The Table 1-1 below displays the results of the 2025 MRE at a cut-off grade of 0.55% Li2O for a potential in-pit extraction scenario.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	16

Moblan Lithium Project – 2025 Mineral Resources Estimate

Table 1-1 – Moblan Lithium Project – 2025 Mineral Resources Estimate

Classification	Measured		Indicated		Measured + Indicated		Inferred
Lithium pegmatites	Tonnes	Li2O %	Tonnes	Li2O %	Tonnes	Li2O %	Tonnes	Li2O %
Main	5,813,000	1.54	18,532,000	1.21	24,345,000	1.29	2,599,000	1.09
South	454,000	1.03	53,945,000	1.17	54,399,000	1.16	5,199,000	1.06
New South			22,613,000	1.21	22,613,000	1.21	3,601,000	1.03
Moleon			6,342,000	1.27	6,342,000	1.27	1,885,000	1.10
Total	6,267,000	1.50	101,432,000	1.19	107,699,000	1.21	13,284,000	1.06

Notes to accompany the Mineral Resources Estimate:

1.	Independent and Qualified Persons, as defined by S-K 1300, that prepared or supervised the MRE are Marina Iund, P.Geo., Alain Carrier, M.Sc., P.Geo., Simon Boudreau, P. Eng., all of InnovExplo - member of Norda Stelo inc.; and Ryan Cunningham, P.Eng. of Primero Group Americas. The effective date of the 2025 MRE is 12 June 2025.

2.	These mineral resources are not mineral reserves and do not have demonstrated economic viability.

3.	The resource estimate follows the definitions for Mineral Resources in S-K 1300.

4.	A total of 49 dykes of lithium pegmatites were modelled in Leapfrog ™ 2024.1 using implicit modelling techniques for the Main, South/Moleon and New South domains. Dyke wireframes, used as geological resource solids, were modelled with a minimum thickness of 0.3m.

5.	No assays were capped. Composites 1.0 m long were generated using the grade of the adjacent material when assayed or a value of zero when not assayed.

6.	The mineral resources were estimated using Leapfrog™ 2024.1 using hard boundaries on composited assays. The ordinary kriging (“OK”) method was used to interpolate a sub-blocked model (parent block size = 5 m x 5 m x 5 m).

7.	The Measured category was assigned to blocks estimated with a minimum of three (3) drill holes in areas where the minimum distance from a drill hole is less than 15 m. The Indicated category was assigned to blocks estimated with a minimum of three (3) drill holes in areas where the minimum distance from a drill hole is less than 30 m. The Inferred category was assigned to blocks estimated with a minimum of two (2) drill hole in areas where the minimum distance from a drill hole is less than 50 m.

8.	Density was estimated, in the pegmatites using a regression function developed using measurements of SG and Li2O%. The regression function used is SG = 0.0604*Li2O% +2.61 which use Li2O% block values and is used for the conversion of the volume of each block interpolated into a tonnage. Values in other host rocks were given fixed SG values of 2.99 g/cm3 for the Gabbro 2.92 g/cm3 for the Volcanics, 2.76 g/cm3 for the Metasediments, 2.72 g/cm3 for the Granodiorite.
9.	The ‘reasonable prospects for eventual economic extraction’ is met by having used reasonable cut-off grades for an open pit extraction scenario and constraining pit shell using a price of US$1,550 per tonne of 6% Li2O concentrate (Whittle optimisation). Due to processing assumptions from the 2024 DFS, the selected COG for the MRE is 0.55% Li2O. Other assumptions include: a USD:CAD exchange rate of 1.35, a recovery of 75%, a mineralized material’s mining cost of C$13.00/t mined, a waste material’s mining cost of C$12.75/t mined, an overburden’s mining cost of C$11.64/t mined, a G&A cost of C$25.91/t processed, a processing cost of C$28.65/t processed, a concentrate transportation cost of C$140.48/t concentrate and a pit wall angle of 56° in rock and 14 to 18° in overburden. The cut-off grade takes into account a royalty of 2%. The cut-off grades should be re-evaluated in light of future prevailing market conditions (metal prices, exchange rate, mining cost, etc.).

10.	The number of tonnes has been rounded to the nearest thousand. Any discrepancy in the totals is due to rounding effects.

11.	The QPs are not aware of any known environmental, permitting, legal, title-related, taxation, socio-political, marketing, or other relevant issues that could materially affect the mineral resources estimate other than those disclosed in this S-K 1300 Technical Report Summary.

1.5	Mineral Reserve Estimate

Not applicable at the current stage of the Project to the Technical Report Summary.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	17

1.6	Capital and Operating Costs

Not applicable at the current stage of the Project to the Technical Report Summary.

1.7	Permitting Requirements

Not applicable at the current stage of the Project to the Technical Report Summary.

1.8	Qualified Person’s Conclusions and Recommendation

The QPs conclude the following:

●	the database supporting the 2025 MRE is sufficient for estimating purposes, is valid and is up to date,

●	the geological and grade continuity of the Moblan lithium pegmatites and the significant size of the lithium deposit support the 2025 MRE,

●	In an open-pit scenario, the Moblan deposit contains at a cut-off grade of 0.55% Li2O, an estimated Measured mineral resource of 6,267,000 t grading 1.50% Li2O, an estimated Indicated mineral resource of 101,432,000 t grading 1.19% Li2O and an estimated Inferred mineral resource of 13,284,000 t grading 1.06% Li2O.

●	Additional diamond drilling could further upgrade certain areas of the Inferred mineral resources to the Indicated category and identify additional mineral resources down-plunge and in the vicinity of the currently identified mineralization.

●	The current tonnage, grade and status of the project’s mineral resources, including Measured and Indicated categories are considered sufficient to proceed with pre-feasibility and mine feasibility level economic studies.

The Mineral Resources Estimate is reliable and based on quality data and geological knowledge. The estimates follow S-K 1300.

Based on the positive results of the MRE 2025, the QPs recommend a two-phase work program to advance the Moblan Lithium Project, where Phase 2 is conditional upon the positive conclusions of Phase 1.

The QPs believe that the recommended work program and proposed expenditures are appropriate and well thought out, and the proposed budget reasonably reflects the type and cost of contemplated activities.

In Phase 1, the QPs recommend:

●	Performing more advanced geo-metallurgical characterization, including mineralogical aspects (mineral phases) and metallic signatures (other related secondary elements). Adding these new attributes to a mineral resource block model could help improve and refine mine planning.

●	Performing metallurgical studies to evaluate the potential of recovering by-products such as Ta, Nb, Rb and Cs.

●	Updating the Feasibility Study (FS) in accordance with the MRE 2025 results including the studies about infrastructures, metallurgy, environment and geotechnics.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	18

In Phase 2, the QPs recommend:

●	Infill drilling in the 2025 MRE pit design to potentially convert the inferred mineral resources to the indicated category.

●	Exploration drilling targeting down-dip and lateral extensions along with follow-up on isolated mineralized intersections. Depending on the results of the resources conversion drilling program, updating the FS study.

The QPs are of the opinion that the recommended work programs and proposed expenditures are appropriate and well thought out. The QPs believe that the proposed budget reasonably reflects the type and amount of the contemplated activities.

The QPs have prepared a cost estimate for the recommended two-phase work program to serve as a guideline. The budget for the proposed program is presented in the Table 1-2 below. Expenditures for Phase 1 are estimated at CAD$1,477,750 (incl. 15% for contingencies). Expenditures for Phase 2 are estimated at CAD$8,280,000 (incl. 15% for contingencies). The grand total is CAD$9,757,750 (incl. 15% for contingencies). Phase 2 is contingent upon the success of Phase 1.

Table 1-2 – Estimated Costs for the Recommended Work Program

PHASE 1 – Activity	Cost (CAD$)
More advanced geo-metallurgical characterization, including mineralogical aspects (mineral phases) and metallic signatures (other related secondary elements)	150,000 $
Metallurgical studies to evaluate the potential of recovering by-products such as Ta, Rb and Cs	75,000 $
Update the FS to a PEA or PFS and associated studies (infrastructures, metallurgy, environment and geotechnic).	1,060,000 $
Contingencies (15%)	192,750 $
Total (Phase 1)	1,477,750 $
PHASE 2 – Activity	Cost (CAD$)
Infill drilling: to potentially convert inferred mineral resources to the indicated category (15,000 to 20,000m at 325 CAD$/m)	1,500,000 $
Exploration drilling: expansion of known zones and follow-ups on isolated intersections (10,000m at 325 CAD$/m)	4,500,000 $
Update to FS level and associated studies (infrastructures, metallurgy, environment and geotechnic).	1,200,000 $
Contingencies (15%)	1,080,000 $
Total (Phase 2)	8,280,000 $
Total (Phase 1 and Phase 2)	9,757,750 $

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	19

2.	INTRODUCTION

2.1	Registrant Information

Elevra Lithium Limited (“Elevra” or the “issuer”) retained InnovExplo, a member of Norda Stelo Inc. (“Norda Stelo”) to prepare an updated mineral resources estimate (the “2025 MRE”) and a supporting technical report (the “Technical Report”) for the Moblan Lithium Project (the “Project”).

Elevra is an emerging lithium producer with projects in Quebec, North Carolina, Ghana and Western Australia. Its main corporate head office is at Level 28, 10 Eagle St., Brisbane, Queensland, 4000 Australia.

Elevra has a Canadian corporate office at 1100 Boulevard Rene-Lévesque Ouest, Bureau 1230, Montreal, Quebec, H3B 4N4, Canada.

Elevra is listed on the Australian Securities Exchange (“ASX”) under the symbol ELV, on the Nasdaq Stock Exchange under the symbol ELVR and on the Venture Market for U.S. stocks (“OTCQB”) under the symbol ELVR.

Elevra was created on August 30, 2025, by the merge of Sayona Mining Limited (“Sayona”) and Piedmont Lithium Inc. (see ASX announcement of September 1st, 2025).

As an Australian company, Elevra is subject to Australian disclosure requirements and standards, including the provisions of the Corporations Act 2001 and the ASX. Investors should note that the ASX Listing Rules require that the reporting of Ore Reserves and Mineral Resources in Australia follow the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the “JORC Code”) and that Elevra’s Ore Reserve and Mineral Resource estimates and reporting comply with JORC Code disclosure requirements (see ASX announcement of August 25, 2025).

Elevra is also subject to US disclosure requirements and standards, including the requirements of filling a S-K 1300 Technical Report Summary on the project.

2.2	Terms Of Reference and Purpose

Elevra has ten (10) properties (Moblan, Lac Albert, Albert-Sud, Gariteau, Tortigny, Lezai-Troilus, Regnault, De-Maurès, Frotet and Larabel) in the Eeyou Istchee James Bay territory of northern Quebec (collectively, the Moblan James Bay Property Group or the “Properties”).

The issuer’s initial presence in this region began when Sayona acquired a 60% stake in the Moblan Property, announced on September 30, 2021 (Sayona 60%; SOQUEM 40%). The lithium mineral resources presented and discussed in this report are located on this property. SOQUEM transferred all Moblan Property claims to Investissement Québec. Investissement Québec is now a 40% partner in the Moblan Property according to the document entitled “Moblan joint venture agreement deed of assignment”, dated December 31, 2023 (SOQUEM Inc., 2023).

The other nine (9) Elevra properties are owned 100%, without any partners. Sayona announced the staking of the Lac Albert Property on January 25, 2022, and further expanded its Eeyou Istchee James Bay Hub by acquiring a significant exploration

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	20

package (announced on November 17, 2022) through its subsidiary 9474-9454 QC following an agreement with Troilus Gold Corporation (“Troilus Gold”). The new ground was later split into the Albert-Sud, Gariteau, Tortigny, Lezai-Troilus, Regnault, De-Maurès, Frotet and Larabel properties.

The 2025 MRE has an effective date of June 12th, 2025. It represents an update of the previous mineral resource estimate (the “2024 MRE”) published in an ASX Announcement of 27 August 2024 by Sayona (the “2024 MRE”).

2.3	Sources of Information

The compilation and estimation of Mineral Resources used public and private data sources.

As part of the mandate, the following information on the Project were reviewed: the mining titles and their status on the GESTIM website (the Government of Quebec’s online claim management system); agreements and technical data supplied by the issuer (or its agents); and the issuer’s filings on SEDAR (press releases and MD&A reports).

The QPs have no known reason to believe that any information used to prepare this Technical Report is invalid or contains misrepresentations. The authors have sourced the information for the Technical Report Summary from the reports listed in Item 24.

The QPs reviewed and appraised the information used to prepare the Technical Report Summary, including the conclusions and recommendations. The authors believe this information is valid and appropriate, considering the status of the project and the purpose for which the Technical Report Summary is prepared.

None of the QPs involved in the Technical Report Summary have, or have previously had, any material interest in the issuer or its related entities. The relationship with the issuer is solely a professional association between the issuer and the independent consultants. This Technical Report was prepared in return for fees based upon agreed commercial rates, and the payment of these fees is in no way contingent on the results of the Technical Report Summary.

2.4	Report Responsibility, Qualified Persons

Table 2-1 below presents the qualified persons (“QPs”) for the Technical Report and the sections for which each QP is responsible:

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	21

Table 2-1 – List of Qualified Persons

QP	COMPANY	RESPONSIBLE SECTIONS	CO-RESPONSIBLE SECTIONS
Alain Carrier (P.Geo.)	InnovExplo - member of Norda Stelo Inc.		1 to 9, 11 to 25
Marina Iund (P.Geo.)	Former InnovExplo - member of Norda Stelo Inc.		1 to 9, 11 to 25
Simon Boudreau (P. Eng)	Former InnovExplo - member of Norda Stelo Inc.		1, 11.11; 11.13 and 22 to 25
Ryan Cunningham (P. Eng)	Primero Group Americas Inc.	10	1, 11.11; 11.13 and 22 to 25

2.5	Personal Inspection Summary

The QPs site visits were performed by:

●	Alain Carrier (P.Geo.) on March 30, 2022 and June 16, 2025

●	Marina Iund (P.Geo.) on June 03, 2025

●	Simon Boudreau (P. Eng), on August 1, 2023

During the visit, the QPs toured the parts of the Project relevant to their area of expertise. The main objectives of these visits were to:

●	Understand the land topography, access points and natural features of the project site

●	Understand the existing hydrographic network on the site (watercourses, lakes, etc.)

●	Observe rock outcrops and drill core samples

●	Field validation of drill collar locations

●	Identification of existing borrow pits and future site and their location

●	Identify potential sites for future structures and discuss them

●	Identify all access roads to the site

●	Use the collected data to guide detailed project planning and site preparation

2.6	Previously Filed Technical Report Summary Reports

Only one Technical Report Summary has been previously filed under S-K 1300 on the Moblan Project (O’Connell et al., 2024).

Other previous Technical Report on the Moblan Project were published under NI 43-101 (as internal report or on SEDAR+) or under JORC (as internal report or via ASX Announcements). Below is the list in chronological order:

●	Pearse, Gary H.K. 2008. Technical and Economic Assessment of the West Moblan Pegmatite Project, Chibougamau District, Quebec, NTS 32J/10.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	22

Equapolar Resource Consultants, Globestar Mining Corp. (Filed on SEDAR+ on March 24, 2010).
●	Salmon, B., ing.: McDonough, B., P.Geo.; May 1, 2011; Roscoe Postle Associates Inc.; Perilya Canada Limited; Report for JORC; Technical Report on the Moblan Project, near Chibougamau, Québec, Canada.

●	Maguran, D., Buro, Y.A., Cunningham, R., Ibrango, S., Pérez, P., Saint-Amour, M. 2019. Moblan Lithium project – Feasibility Study. By DRA/Met-Chem for Neotec Lithium (Quebec) Ltd. 557. Effective date March 22, 2019.

●	Sayona Mining Ltd., April 7, 2023, Moblan Boosted by Significant Increase in Lithium Resource (ASX Announcement and JORC Table), 33p.

●	Nadeau-Benoit, V., Tremblay, E., Carrier, A., Boudreau, S., Cunningham, R. 2023. NI 43-101 Technical Report and Mineral Resource Estimate for the Moblan Lithium Project, Moblan James-Bay Group of Properties, Eeyou Istchee James Bay territory, Quebec, Canada. By InnovExplo Inc. for Sayona Inc. 313 p. Effective date March 21, 2023

●	Boudreau, S., Auger, G., Tanguay, S., Carrier, A., Dupont, N., Lemieux, N., Siemon, A.H., Leblanc, Y., Flores, F.D.M., Nguyen, A-L., Robitaille, M., Marcoux, R., Lord, M., Parent, J., Lord, F. 2024. NI 43-101 Feasibility Study Report for the Moblan Lithium Project, Eeyou Istchee James Bay Territory, Quebec, Canada. By InnovExplo Inc. for Sayona Inc. 559 p. Effective date January 24, 2024.

●	Sayona Mining Ltd., February 20, 2024, Moblan Lithium Project Definitive Feasibility Study: Positive Results Deliver C$2.2B NPV (ASX Announcement and JORC Table), 89p.

●	O’Connell, T., Andrews, S., Hocking, A., and O’Leary, S., 2024, S-K 1300 Technical Report Summary for Mineral Resource and Mineral Reserves at Moblan Deposit, Moblan Technical Report Summary, Quebec, Canada, 400 p., Effective date: June 30, 2024

●	Sayona Mining Ltd., August 27, 2024, Moblan Mineral Resource increases 81% to 93Mt (ASX Announcement and JORC Table), 30p.

●	Sayona Mining Ltd., August 25, 2025, Moblan Increases Resource to 121Mt and Reserve to 48Mt (ASX Announcement and JORC Table), 45p.

2.7	Currency, Units of Measure, and Acronyms

The abbreviations, acronyms and units used in this report are provided in Table 2-2 and Table 2-3. All currency amounts are stated in Canadian Dollars ($, C$, CAD) or US dollars (US$, USD). Quantities are stated in metric units, as per standard Canadian and international practice, including metric tons (tonnes, t) and kilograms (kg) for weight, kilometres (km) or metres (m) for distance, hectares (ha) for area, percentage (%) for copper and nickel grades, and gram per metric ton (g/t) for precious metal grades. Wherever applicable, imperial units have been converted to the International System of Units (SI units) for consistency (Table 2-4).

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	23

Table 2-2 – List of Acronyms

Abbreviation	Term
43-101	National Instrument 43-101 Respecting Standards of Disclosure for Mineral Projects (Regulation 43-101 in Quebec)
AA	Atomic absorption
Ai, AI	Abrasion index
ASX	Australian Securities Exchange
BWI/BWi/BR	Bond work index
CDC	Name for a map-designated claim after November 22, 2000
CIM	Canadian Institute of Mining, Metallurgy and Petroleum
CIM Definition Standards	CIM Definition Standards for Mineral Resources and Mineral Reserves (2014)
CIM MRMR Best Practice Guidelines	CIM Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines (2019)
COG	Cut-off grade
CoV	Coefficient of variation
CRIRSCO	Committee for Mineral Reserves International Reporting Standards
CRM	Certified reference material
CWi	Crusher work index
DDH	Diamond drill hole
Directive 019	Directive 019 sur l’industrie minière
DMS	Dense medium separation
DSO	Deswick Stope Optimizer
EIJB	Eeyou Istchee James Bay
Elevra	Elevra Lithium Ltd.
EM	Electromagnetic
FA	Fire Assay
FEGB	Frotet-Evans greenstone belt
FS	Feasibility study
G&A	General and administration
GESTIM	Gestion des titres miniers (the MRNF’s online claim management system)
GOR	Gross overriding revenue (royalty)
HLS	Heavy liquid separation
IBA	Impact and Benefit Agreement
ICP-MS	Inductively coupled plasma mass spectrometry
ICP-AES	Inductively coupled plasma atomic emission spectroscopy
ICP-OES	Induced coupled plasma optical emission spectrometry
ID2	Inverse distance squared
IP	Induced polarization

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	24

Abbreviation	Term
JBNQA	James Bay and Northern Quebec Agreement
JORC	The Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves
JV	Joint venture
LCE	Lithium carbonate equivalent
LCT	Lithium-cesium-tantalum
LCT	Locked-cycle flotation tests
LOM	Life of mine
MRE	Mineral resource estimate
MRNF	Ministère des Ressources naturelles et des Forêts (Quebec’s current Ministry of Natural Resources and Forests)
MRMR	Mineral resources and mineral reserves
NAD 83	North American Datum of 1983
NAPEG	Northwest Territories and Nunavut Association of Professional Engineers and Geoscientists
NI 43-101	National Instrument 43-101 Respecting Standards of Disclosure for Mineral Projects (Regulation 43-101 in Quebec)
NN	Nearest neighbour
NPV	Net present value
NRC	Natural Resources Canada
NSR	Net smelter return (royalty)
NTS	National topographic system
NYF	Niobium - yttrium - fluorine
OGQ	Ordre des Géologues du Québec (Quebec’s Order of Geologists)
OIQ	Ordre des Ingénieurs du Québec (Quebec’s Order of Engineers)
OK	Ordinary kriging
OPEX	Operational expenditure
P.Eng.	Professional engineer
P.Geo.	Professional geologist
PGO	Professional Geoscientists Ontario
QA	Quality assurance
QA/QC	Quality assurance/quality control
QC	Quality control
QP	Qualified person (as defined in National Instrument 43-101)
Regulation 43-101	National Instrument 43-101 Respecting Standards of Disclosure for Mineral Projects (Regulation 43-101 in Quebec)
ROM	Run of mine
RPEEE	Reasonable prospects of eventual economic extraction
RQD	Rock quality designation

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	25

Abbreviation	Term
RWI	Rod work index
Sayona	Sayona Mining Ltd.
Sayona Nord	Sayona Nord Inc.
SD	Standard deviation
SEDAR+	System for Electronic Document Analysis and Retrieval
SG	Specific gravity
SIGÉOM	Système d’information géominière (the MRNF’s online spatial reference geomining information system)
S-K 1300	Regulation S-K 1300, which outlines the disclosure requirements for registrants engaged in mining and that lays out requirements for SEC filings.
Technical Report	Refer to S-K 1300 “Technical Report Summary”
USD/CAD	Exchange rate: cost of 1 American dollar in Canadian dollars
UTM	Universal Transverse Mercator coordinate system
VLF	Very low frequency
VMS	Volcanogenic massive sulphide
VTEM	Versatile time domain electomagnetic™ (system)

Table 2-3 – List of Units

Symbol	Unit
%	Percent
$	Canadian dollar
$/t	Dollars per metric ton
°	Angular degree
°C	Degree Celsius
μm	Micron (micrometre)
A	Ampere
AU$, AUD	Australian dollar
C$, CA$, CAD, $	Canadian dollar
cm	Centimetre
cm3	Cubic centimetre
d	Day (24 hours)
g	Gram
Ga	Billion years
g/cm3	Gram per cubic centimetre
h	Hour (60 minutes)
ha	Hectare
k	Thousand (000)
kg	Kilogram

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	26

Symbol	Unit
km	Kilometre
kt	thousand metric tons
kWh/t	Kilowatt-hour per metric ton
kV	Kilovolt
M	Million
m	Metre
Ma	Million years (annum)
masl	Metres above mean sea level
mm	Millimetre
Mt	Million metric tons
oz	Troy ounce
oz/t	Ounce (troy) per short ton (2,000 lbs)
ppb	Parts per billion
ppm	Parts per million
t	Metric tonne (1,000 kg)
tpy	Metric tons (tonnes) per year
tpd	Metric tons (tonnes) per day
US$/USD	American dollar

Table 2-4 – Conversion Factors for Measurements

Imperial Unit	Multiplied by	Metric Unit
1 inch	25.4	mm
1 foot	0.3048	m
1 acre	0.405	ha
1 ounce (troy)	31.1035	g
1 pound (avdp)	0.4535	kg
1 ton (short)	0.9072	t
1 ounce (troy) / ton (short)	34.2857	g/t

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	27

3.	PROPERTY DESCRIPTION

3.1	Project Location

Ten (10) properties constitute the Moblan James Bay Property Group (the “Properties”): Moblan, Lac Albert, Gariteau, Albert-Sud, Lezai-Troilus, Tortigny, Regnault, Larabel, Frotet and De-Maurès. The Properties are located in the Eeyou Istchee James Bay territory in the northwestern part of the province of Quebec. The centroid of the Properties is approximately 90 km to the north-northwest of the town of Chibougamau and 42 km west of Lake Mistassini, Quebec (Figure 3-1). The Properties cover an area of 1,049.56 km2, extending 85 km east-west and 55 km north-south. The Properties fall within the area covered by NTS map sheets 32J09, 32J10, 32J11, 32J14, 32J15 and 32J16. The approximate coordinates of the geographic centre of the Properties are 74°54’ 00’’ W and 50°43’12’’ N.

The Moblan property is currently the only property known to contain lithium mineral resources. However, the other nine properties either demonstrate potential or contain lithium-bearing pegmatites. If future exploration defines mineral resources on these adjacent Elevra-owned properties, their development could potentially benefit from infrastructure established for the Moblan Property.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	28

Figure 3-1 – Location of the Moblan Lithium Project in Quebec, Canada

3.2	Mineral Rights

The 10 properties comprise 1,956 map-designated cells (“CDC”) for an aggregate area of 104,956.42 ha (Table 3-1 and Figure 3-1).

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	29

The Moblan Property, which hosts the lithium mineral resources outlined in the 2025 MRE, consists of 20 claims covering 433.37 ha held 40% by Investissement Québec, 27.96% by Elevra, and 32.04% by its subsidiary, Sayona Nord Inc. (Figure 3-2 and Figure 3-3). These 20 claims were transferred from SOQUEM to Investissement Québec pursuant to the “Moblan joint venture agreement deed of assignment dated December 31, 2023 (SOQUEM Inc., 2023).

The Lac Albert Property comprises 121 claims, 3.5 km west of the Moblan Property, covering 6,592 ha. These claims are held 100% by Elevra’s subsidiary, Sayona Nord Inc. (Figure 3-2, Figure 3-3, and Figure 3-4).

Sayona acquired the other eight (8) properties in November 2022 from Troilus Gold. This vast territory was subdivided for exploration into the Gariteau, Albert-Sud, Lezai-Troilus, Tortigny, Regnault, Larabel, Frotet and De-Maurès properties. These properties comprise 1,815 claims near the Moblan Property and extend over a major part of the Frotêt-Evans Greenstone Belt, covering approximately 97,931 ha (Figure 3-2). Of these claims, 702 are held 19% by Elevra, and 81% by its subsidiary, 9474-9454 Québec inc., while the remaining 1,113 are held 100% by its subsidiary, 9474-9454 Québec inc.

The status of all mining titles was verified using GESTIM, the Government of Québec’s online claim management system (gestim.mines.gouv.qc.ca). All claims listed were in good standing as of September 30, 2026.

On August 30, 2025, Sayona Mining Limited and Piedmont Lithium Inc. merged to form the new entity owning Sayona Nord Inc. under the name of Elevra Lithium Limited. Sayona Nord Inc. remains unchanged at this time but application to change names from Sayona to Elevra will follow in the months to come.

Appendix I presents a detailed list of mineral titles with ownership details, work credits and expiration dates.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	30

500,000
525,000
550,000
575,000
5,650,000
5,625,000
5,600,000
N
ELEVRA PROPERTIES
81% 9474-9454 Québec inc.
19% Elevra Lithium Limited
100% 9474-9454 Québec inc.
(2% NSR to Troilus)
40% Investissement Québec
32.04% Sayona Nord Inc.
27.96% Elevra Lithium Limited
100% Sayona Nord Inc.
(No royalty)
LEZAI-TROILUS
LARABEL
LAC-ALBERT
MOBLAN
TORTIGNY
FROTET
ALBERT-SUD
GARITEAU
REGNAULT
DE-MAURÈS
R1030
Road
Power line
Mineral occurrences
Gold
Zinc
Copper
Molybdenum
Silver
Nickel
Lead
Lithium
Vanadium
Platinum Group
Tungsten
Gold closed mine
ELEVRA
Prepared by:
NORDA STELO
Oct 02, 2026
\127574.001
0
10 km
Projection NAD83 UTM zone 18N

Figure 3-2 – Location map of the Moblan James Bay Property Group belonging to Elevra

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	31

Elevra Properties
Caims as of 2026/09/29
Resources Pit Shell 2025
Power line
CLAIM BLOCK
ALBERT-SUD
LAC-ALBERT
LEZAI-TROILUS
MOBLAN
TORTIGNY
N
Rte du Nord
Lac Chaloneau
0
5 km
Projection NAD83 UTM zone 18N
ELEVRA
Prepared by:
NORDA STELO
Oct 02, 2026
490,000
495,000
500,000
505,000
510,000
5,625,000
5,620,000
5,615,000

Figure 3-3 – Mining titles of the Moblan Property and nearby Elevra holdings belong to the Moblan James Bay Property Group

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	32

Elevra Properties
Caims as of 2026/09/29
Resources Pit Shell 2025
Power line
Rte du Nord
2378689
2331359
2378688
2338382
2331207
2331356
2331357
2331358
2331205
2331206
2331208
2331201
2331203
Tortigny
2331355
2331202
2331354
2331353
2195586
2331204
2195587
Lac-Albert
ELEVRA PROPERTIES
81% 9474-9454 Québec inc.
19% Elevra Lithium Limited
100% 9474-9454 Québec inc.
(2% NSR to Troilus)
40% Investissement Québec
32.04% Sayona Nord Inc.
27.96% Elevra Lithium Limited
100% Sayona Nord Inc.
(No royalty)
ELEVRA
Prepared by:
NORDA STELO
Oct 02, 2026
\127574.001
0
1 km
Projection NAD83 UTM zone 18N
N
502,500
504,000
505,500
507,000
508,500
510,000
5,621,000
5,619,500
5,618,000

Figure 3-4 – Mining titles of the Moblan Property

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	33

Table 3-1 – Summary of the mining titles constituting the Moblan James Bay Property Group

Property	Number of mining titles	Total area (ha)	Ownership	Royalties
Moblan	20	433.37	40% Investissement Québec / 27.96% Elevra / 32.04% Sayona Nord Inc.	GOR royalty to Lithium Royalty Corporation: ● 2.5% for the first 1 Mtpy ● 1.5% for any tpy of ore in excess of the first 1 Mt
Lac Albert	121	6,592.01	100% Sayona Nord Inc.	No royalties
Gariteau	37	2,009.4	702 claims held 19% by Elevra / 81% 9474-9454 Québec inc. 1,113 held 100% 9474-9454 Québec inc.	2% NSR to Troilus Gold Corporation
Albert-Sud	24	1,240.82
Lezai-Troilus	216	11,673.06
Tortigny	76	3,850.17
Regnault	377	20,177.27
Larabel	193	10,482.11
Frotet	441	24,031.60
De-Maurès	451	24,466.61
TOTAL	1,956	104,956.42

3.3	Description of the Property

3.3.1	Acquisition of the Moblan Property and Moblan Lithium Project

On September 30, 2021, Sayona announced the signing (through its subsidiary Sayona Nord) of an agreement with Lithium Royalty Corporation (LRC) to acquire the Moblan Lithium Project (Moblan Property) (Sayona Mining ASX press release of September 30, 2021). On October 15, 2021, Sayona acquires LRC’s right to purchase the 60% interest in the Project (the “Moblan Interest”) held by Guo Ao Lithium Ltd (“Guo Ao”) and acquires the Moblan Interest from Guo Ao for a consideration of US$86.5 million. SOQUEM, which was a 40% partner in the Project, waived its right of first refusal in connection with Sayona’s acquisition of the Moblan Interest. The acquisition followed an oversubscribed AU$100 million placement to North American Lithium and other global institutional investors (refer to ASX announcement of October 4, 2021). A Non-Renounceable Rights Issue (refer to Sayona’s Prospectus issued October 4, 2021)

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	34

was developed to raise an additional AU$25.5 million at the same offer price as the placement.

Guo Ao’s 60% interest in the Project includes certain mineral claims, technical data and studies, and Guo Ao’s rights in the joint venture formed with SOQUEM (40%). The purchase price in consideration of Guo Ao’s 60% interest was payable by Sayona on closing the transaction.

In consideration of the assignment by LRC of its rights to acquire the Moblan Interest, Sayona has agreed to the following terms with LRC:

a)	In consideration of a US$5 million payment by LRC, Sayona will grant LRC a Gross Overriding Revenue (“GOR”) royalty on the Moblan Interest calculated as follows:
a.	2.5% for the first 1 Mt of ore per annum produced from the Moblan Project;

b.	1.5% for any tonne of ore per annum produced from the Moblan Project in excess of the first 1 Mt.

b)	In consideration of a US$3 million payment by LRC, Sayona will cause the transfer to LRC of the 2% Net Smelter Return (“NSR”) royalty currently owned by Quebec Precious Metals Inc. on the Tansim Project.
c)	In consideration of a US$500,000 payment by LRC, Sayona will grant LRC a 1.5% GOR royalty on Sayona’s Mallina Project in Western Australia.
d)	Sayona and LRC have also agreed to enter into an offtake agreement with respect to the Moblan Project with the following key terms:

a.	10% of Sayona’s ownership participation in the Moblan Project of the annual production over the life of mine.

b.	Price at a 5% discount to the prevailing market terms.

e)	Payment by Sayona to LRC of a US$1 million structuring fee on closing the acquisition of LRC’s rights to acquire the Moblan Interest.

On December 31, 2023, SOQUEM transferred all Moblan Property claims to Investissement Québec. Investissement Québec is now a 40% partner in the Moblan Property according to the document entitled “Moblan joint venture agreement deed of assignment”, dated December 31, 2023 (SOQUEM Inc., 2023).

3.3.2	Acquisition of the Lac Albert Property

In January 2022, Sayona expanded its northern hub with the acquisition of 121 new claims located 3.5 km west of Moblan project and spanning more than 6,500 ha, named the Lac Albert project (refer to ASX release January 25, 2022).

3.3.3	Acquisition of a significant land package from Troilus Gold

On November 17, 2022, Sayona (through its subsidiary 9474-9454 QC) acquired a significant exploration package near the Moblan Lithium Project following an agreement with Troilus Gold Corporation (“Troilus Gold”). Under the agreement, Sayona acquired a 100% interest in 1,825 claims covering 985 km2, located adjacent to the Moblan Property and extending over a major part of the Frotet-Evans Greenstone Belt.

In consideration of the claims, Sayona paid CA$40 million worth of SYA stock. Concurrently with the claim acquisition, Sayona agreed to subscribe for approximately CA$4.8 million worth of common shares of Troilus Gold on a non-brokered private

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	35

placement basis, bringing Sayona’s investment in Troilus Gold to approximately 9.26%. Troilus Gold will also receive a 2% NSR royalty on all mineral products from the acquired claims.

The agreement with Troilus Gold includes the following key terms:

●	Acquisition from Troilus Gold of 100% interest in 1,825 claims in return for SYA stock worth CA$40 million (approximately 184 million SYA shares). The number of SYA shares to be issued to Troilus Gold is based on the 20-day VWAP prior to November 16, 2022.

●	Sayona has also paid CA$10 million for Troilus Gold common shares, representing 9.26% ownership, through a subscription for 10.5 million shares at CA$0.49 per share.

●	Troilus Gold will receive a 2% NSR on all mineral products from the acquired claims. Sayona has the right to repurchase the NSR for CA$20 million in cash from a date 30 days before commencing commercial production on any of the acquired claims.

●	Sayona has the right to invest in future financings to maintain its pro-rata ownership of Troilus Gold stock as long as it holds at least 5% ownership in Troilus Gold.

●	Mutual commitment to collaborate on drilling, infrastructure, power, geotechnical, environmental, permitting and community/First Nations relations.

3.3.4	Sayona and Piedmont Lithium Inc. merged

On August 30, 2025, Sayona merged with Piedmont Lithium Inc. under a new company named Elevra Lithium Limited. The mining titles are held by Elevra through subsidiary companies (including Sayona Nord, 9474-9454 Qc Inc., etc.).

3.4	Province of Québec Mining Rights

In Canada, natural resources fall under provincial jurisdiction. In the Province of Québec, the management of mineral resources and the granting of exploration and mining rights for mineral substances and their use are regulated by the Québec Mining Act, which is administered by the Ministère des Ressources Naturelles et des Forêts (MRNF). Mineral rights are part of the domain of the State and are distinct from surface rights. Exploration claims (CDC) may be obtained by map designation via MRNF’s GESTIM website and grant the holder exclusive rights to search for mineral substances in the public domain, except oil, sand, gravel, clay, and other loose deposits, on the land subjected to the claim. The first term of an exploration claim is three years, which can be renewed indefinitely by two-year periods provided the claim holder meets the conditions required in the Mining Act. These conditions extend to the carrying out of exploration work, the nature and amount of which is established by regulation. Claim fees are indexed automatically to reflect the annual change in the Consumer Price Index for Québec. Exploration claims can be converted to a mineral lease (BM) initially granted for a 20-year period once mineral potential of the property is demonstrated. Mineral leases can be renewed for additional 10-year periods. After the third renewal, it may be renewed for periods of five years.

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3.5	Permits and Environmental Liabilities

The Properties, including the Moblan Project, are in the Nord-du-Québec administrative region on lands subject to the James Bay and Northern Quebec Agreement (JBNQA). The JBNQA governs the environmental and social protection regimes for the James Bay and Nunavik regions.

The JBNQA establishes three categories of lands-I, II and III-and defines specific rights for each. The Properties lie on Category III lands, which are public lands in the domain of the State. Category III lands include all the lands within the territory covered by the JBNQA that are located south of the 55th parallel but not included in other land categories. The Eeyou Istchee James Bay Regional Government manages Category III lands. The Cree Nation has exclusive trapping rights on these lands and certain non-exclusive hunting and fishing rights. The Cree Nation also benefits from an environmental and social protection regime that includes, among other things, the obligation for proponents to carry out an Environmental and Social Impact Assessment for mining projects and the obligation to consult with First Nations communities. In addition, the issuer must inform and consult with the First Nation communities and trap line permit holders concerning any planned exploration work to minimize interference with traditional trapping, hunting and fishing activities.

An Impact and Benefit Agreement (IBA) with First Nations communities have not been signed at the current stage of the Project.

The QPs are unaware of any environmental liabilities, permitting issues or municipal social issues concerning the Project. All exploration activities conducted on the Project comply with the relevant environmental permitting requirements.

The QPs have not verified the validity of title or rights on the Properties except for consulting the information available on GESTIM.

No other significant factors and risks are known to affect access to the site.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	37

4.	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

4.1	Accessibility

Access to the Moblan James Bay Property Group (the “Properties”, including the Moblan Project) is readily from Chibougamau by travelling northeast on provincial highway 167 for about 20 km and turning north-northwest onto the Route du Nord, a wide all-season gravel road. At Km 114, a south-bearing gravel road branching off Route du Nord toward the southwest leads to the central sector of the Moblan Property, the main area of interest. From that point, all-terrain vehicles can be used to reach the drill pads and stripped outcrops exposing the Project’s lithium pegmatite dykes (Figure 4-1).

Other properties are also accessible via the Route du Nord (Regnault, Tortigny and Lac-Albert), the secondary access road to the now-closed Troilus mine (Lezai-Troilus), the secondary access road R1030 (De-Maurès), and a wide network of secondary access roads (Figure 4-1).

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	38

Elevra property
Category III Territory
(Eeyou Istchee Baie-James)
N
MOBLAN
Lithium Project
Route du nord
0
20 km
Projection NAD83 UTM zone 18N
ELEVRA
Prepared by:
NORDA
STELO
Oct 02, 2026
475,000
500,000
525,000
550,000
575,000
5,650,000
5,625,000
5,600,000
5,575,000
5,550,000
5,525,000

Figure 4-1 – Moblan Lithium Project topography and accessibility

4.2	Climate

The Properties are in a subarctic climate zone with long, cold, snowy winters and short, warm summers. The temperature varies from an average minimum of -26°C in winter (January and February) to an average maximum of 22°C in the summer (July and August). Maximum temperatures recorded at Environment Canada’s closest weather

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	39

station, Chapais, can reach as low as -43°C in the winter and as high as 35°C in the summer. Figure 4-2 shows the mean monthly temperatures calculated from daily readings between 1981 and 2010.

Overall precipitation is high for a subarctic climate, with an average annual rainfall of 685 mm and 313 cm of snow. Snow falls from mid-November to mid-April. Average monthly precipitation can also be found in Figure 4-2.

The mean hourly wind speed ranges from 5 to 10 km/h in Chapais, although in recent years, the maximum sustained wind speed has reached 83 km/h.

Mining and drilling operations can be conducted year-round. Surface exploration work, such as mapping and channel sampling, can generally only be done from mid-April to mid-November. Depending on local ground conditions, drilling may be best conducted during winter when the ground and water surfaces are frozen.

Source: https://climate.weather.gc.ca/climate_normals

Figure 4-2 – Climate Normals temperature and precipitation graph for 1981 to 2010 at the Chapais station

4.3	Local Resources

Chibougamau and nearby Chapais (approximately 45 km drive west of Chibougamau) are former copper and gold mining centres with a combined municipal population of about 10,000 residents. The local Cree communities of Mistissini and Ouje-Bougoumou have populations of approximately 3,000 and 1,000, respectively. In addition to mining, the local economy is based on forestry, tourism, energy and an integrated service industry.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	40

The Chibougamau-Chapais region has a long history of mining activity, and several mining suppliers and contractors are locally available. These communities have supplied most of the workforce for the past-producing Troilus, Joe Mann, Copper Rand mines, Opemiska and other operations located in the Chibougamau-Chapais district.

Personnel for a mining operation could be found in Chibougamau-Chapais and among First Nation members. Some skilled labourers are expected to require training, and some professionals will likely be sourced from other parts of southern Quebec.

A 735-kV line linking generator facilities in the James Bay region (north of Chibougamau) to Montreal and Quebec City (to the south) runs through Chibougamau, where a 735-kV substation is located.

4.4	Infrastructure

The Properties are at an early stage of exploration. No infrastructure exists in the immediate area apart from the Route du Nord highway (year-round access), a network of secondary access roads, and the Châtillon camp of Chantiers Chibougamau Ltée, a manufacturer of forest products (located 15 km away from the Moblan Property).

The existing infrastructure in the surrounding region includes (Figure 4-3):

●	A railroad connecting Chibougamau with the national rail network

●	A 60-person exploration camp on the site of the closed Troilus mine, which includes an expanded core logging and cutting facility and an office site

●	A municipal airport along Route 113, between Chapais and Chibougamau, serviced regularly from several cities including Montreal

●	A 45-km power line stretching from Route du Nord to the closed Troilus mine site and its related onsite infrastructure

●	The 161 kV electrical line no. 1625 from the existing Hydro-Quebec distribution network

Water resources are abundant on the Properties, sufficient for any proposed mining and processing activities.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	41

Figure 4-3 – Map of Moblan site access and existing infrastructure

4.5	Physiography

The Properties area is dominated by northeast trending ridges and valleys forming a relatively rugged topography, with local steep slopes and escarpments (see Figure 4-4). The physiography is characterized by rolling hills with abundant lakes and rivers. The area is 85% covered by forests and 15% by lakes and rivers. Widespread swampy areas are found within moderately dense to locally dense forests. The Properties are in the uninterrupted boreal forest area. Black spruce, balsam fir, and sparse jack pine dominate the mature forest area. Some parts of the Properties have been logged.

The Moblan Property was never logged but was affected by a wildfire in 1971. Sparse jack pine regrowth populates an area covering about 65% of the Property.

The overburden on the Moblan Property generally consists of sand and clay varying from 1 m thick to usually less than 5 m, reaching more than 30 m locally. Bedrock exposures are sparse and controlled by bedrock resistance to glaciation.

Elevations within the Moblan Property vary from 477 to 589 masl. Wetlands include lakes (e.g., Moblan Lake) and intermittent streams.

Larger lakes are present near the centre of the Properties (e.g., Frotêt Lake, the northeast tip of which falls within the limits of the Properties). Lake Mistassini, the largest natural lake in Quebec, covering a total area of approximately 2,335 km2, is located at the eastern end of the Properties.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	42

Figure 4-4 – Landform variation and northern vegetation on the Moblan Property

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	43

5.	HISTORY

The current Moblan James Bay Property Group (the “Properties”: Moblan, Lac-Albert, Gariteau, Albert-Sud, Lezai-Troilus, Tortigny, Regnault, Larabel, Frotet and De-Maurès) covers and overlaps many historical mining and exploration properties. The boundaries and names of those properties have evolved following changes in ownership, option agreements or land packages as claims were abandoned or added. Exploration work has been varied (e.g., prospecting, mapping, geophysics, geochemistry, drilling, etc.) and focused on several commodities (e.g., precious metals, base metals, and more recently, critical and strategic minerals).

Initial mapping in the region started in 1909. Geological mapping by the Geological Survey of Canada (“GSC”) and the Government of Quebec’s Ministry of Natural Resources was first documented in 1942. Mineral exploration in the area began after a Ni-Cu boulder was discovered in 1957, initiating a series of prospecting, drilling and geophysics campaigns in and around the properties. The Government of Quebec also conducted geochemistry, mapping and geophysical surveys and published synthesis reports on the larger-scale geology.

Interest in lithium in the area began in the 1960s within the current limit of the Moblan Property. Surface prospecting and trenching performed by Muscocho Explorations Ltd in 1963 resulted in the discovery of numerous lithium-bearing dykes. A few of the dykes had been sampled earlier and revealed high-grade lithium oxide contents. Twenty-eight (28) lithium-bearing pegmatite dykes have been discovered in six (6) separate areas on the Moblan Property between 1992 and 2004, with work conducted by Abitibi Lithium Corporation.

Numerous exploration companies have been involved in the properties over the years. Their work programs are summarized below in Table 5-1 to Table 5-9, and historical mineral resource estimates are presented in Section 6.10.

The documents used to compile the information below were obtained from the SIGÉOM database of the Government of Quebec and technical reports filed by past owners.

5.1	Moblan Property

Table 5-1 summarizes all work and activities completed on the Moblan Property by previous owners. Most of the information was obtained and updated from Maguran et al. (2019).

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	44

5.2	Lac-Albert and Albert-Sud Properties

The significant historical exploration work on the Lac-Albert and Albert-Sud properties consists mainly of geophysical, lake sediment and geological surveys. A summary is presented in Table 5-2.

5.3	Gariteau Property

Historical exploration work on and around the Gariteau Property mainly consists of geophysical and geological surveys with some drilling. A summary is presented in Table 5-3.

5.4	Lezai-Troilus Property

The significant historical exploration work on the Lezai-Troilus Property consists of geophysical and lake sediment geological surveys with some drilling. A summary is presented in Table 5-4.

5.5	Tortigny Property

The significant historical exploration work on the Tortigny Property consists of geophysical and geological surveys and drilling. The Tortigny VMS deposit was the subject of additional geological and engineering studies and historical estimates. A summary is presented in Table 5-5.

The latest mineral resource estimate on the Tortigny Property was completed by Ilieva et al. (2014) for the Tortigny VMS deposit (“Technical Report for the Tortigny Polymetallic Project, Southern James Bay Municipality, Quebec, Canada” by Micon for Beaufield Resources Inc.). The estimate totalled 1.1 Mt grading 3.65% Zn, 1.78% Cu, 48.51 g/t Ag and 0.35 g/t Au.

This mineral resource estimate is historical and should not be relied upon. It is included in this item for illustrative purposes only. The QP has not completed sufficient work to classify it as current. Neither the QP nor the issuer considers this historical estimate to be current.

Key assumptions and parameters for the 2014 Tortigny historical estimate are presented below (excerpt from Ilieva et al., 2014):

“The mineral resource statement was prepared on the basis of the copper, zinc, silver and gold content and is reported at different cut-off grades considering the most likely extraction scenario (open pit or underground) without taking external, non-mining based factors into account. Open pittable mineral resources are constrained within an economically optimized open pit shell.

A review of the composites and the figures indicate that a 0.15% CuEq was used as a cut-off grade for the polymetallic mineralization interpretation. Therefore, the mineralized envelope and the 3D mineralization solid was generated is at 0.15% CuEq cut-off. In order to create economically optimal pit shells and underground stopes around the mineralized zones and estimate the reportable mineral resources the following key parameters and assumptions were used:

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	45

●	Effective as of June 2, 2014

●	Open pit mineral resources are reported at a cut-off grade of 0.50% CuEq.

●	Underground mineral resources are reported at a cut-off grade of 2.25% CuEq.

●	Cut-off grades are based on a long term copper price US$3.18/lb, zinc price US$0.95/lb, silver price of US$22.5/oz and gold price of US$1,400/oz.

●	A metallurgical recovery of 86% was applied to Cu, 73% was applied to Zn, 65% was applied to Ag, and 50% was applied to Au for calculation of the copper equivalent grade.

●	Costs assumed for open pit development were: US$2.00/t mined, US$12.50/t processed and US$2.50/t for G&A, ecological monitoring and community relations or a total of US$17.00/t processed.

●	Costs for underground development were: 60.00 US$/t mined, US$12.50/t processed and US$2.50/t for G&A, ecological monitoring and community relations or a total $75.00/t processed.

●	Percent payable after refining: 75% for Cu, 75% for Zn, 80% for Ag and 95% for Au.

●	Assumed transportation cost: 2 US$/t concentrate.

●	The mineral resource block model was subjected to analysis using conventional GEMS 6.4® and Whittle 4.5® software to define potentially economic mineralized blocks for open pit mining using the economic criteria described above.

●	The Mineral Resource was separated into In-Pit Mineral Resources and Underground Mineral Resources. The Mineral Resource is presented at 0.50% CuEq cut-off grades for the open pit (OP) portion and 2.25% CuEq cut-off grade for the underground (UG) portion of the deposit.”

5.6	Regnault Property

The significant historical exploration work on the Regnault Property consists of geophysical and geological surveys and drilling. A summary is presented in Table 5-6.

5.7	Larabel Property

The historical exploration work on the Larabel Property consists of geophysical, soil and lake sediment surveys. A summary is presented in Table 5-7.

5.8	Frotet Property

The significant historical exploration work on the Frotet Property consists of geophysical, soil and lake sediment surveys, prospecting and some drilling. A summary is presented in Table 5-8.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	46

5.9	De-Maurès Property

The significant historical exploration work on the De-Maurès Property consists of geophysical, soil and lake sediment surveys, prospecting and some drilling. A summary is presented in Table 5-9.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	47

Table 5-1 – Summary of historical exploration work on the Moblan Property

Year	Company	Work description	Details	References
1942	Geological Survey of Canada	Regional reconnaissance mapping		Shaw, 1942
1961-1965	Muschocho Explorations Ltd / Coulombe Claims	Ground Mag-EM survey Geological survey 5 of the 15 DDH were drilled on the property (#1 to 5: 352 m) Prospecting, trenching	Drilling tested Cu-Zn- Ag showings.

Lac Coulombe showing

Best results: 2.1% Cu, 3.03% Zn and 43.3 g/t Ag (grab sample); 1.16% Cu, 5.87% Zn and 15 g/t Ag / 0.6m (DDH #1); 0.33% Cu, 3,43 g/t Ag / 1m (DDH #2); 0.52% Zn / 0.3m (DDH #2)

			Many lithium-bearing dykes discovered; samples yielded some high-grade lithium oxide contents	GM 14085 GM 13533 GM 13671 GM 14330 GM 13660 GM 13951 GM 13147 GM 25316 GM 25284
1971		Airborne Mag survey	Covers ¾ of the property	GM 26973
1972		Ground Mag-EM survey	Eastern part of the property	GM 27671
1963	Ministry of Natural Resources of Québec	Lake sediment geochemical survey for Cu-Zn-Pb-Co-Ni-Ag-Mn-Mo-U-Sb-Sn-W-Au	Raignault Lake area	DP 385
1964	Ministry of Natural Resources of Québec	Reconnaissance mapping at a scale of 1:63 360	Regnault Lake area	RP 519
1966	Geological Survey of Canada	Reconnaissance mapping at a scale of 1:63 360	Frotet Lake–Troilus Lake area	RG 123
1971	Selco Exploration Company Ltd	Airborne Mag survey	Troilus Lake area Covers ¾ of the Moblan Property	GM 27094

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Year	Company	Work description	Details	References
1972	Ministry of Natural Resources of Quebec	Regional geology at a scale of 1:63 360	Regnault Lake area	RG 149
1972- 1976 1979 1980	Société de Développement de la Baie-James	Mineral, geological potential Mineral resource studies Lake sediment geochemical surveys for Co-Cu-Fe-Mn-Mo-Ni-Pb-U-Zn in the Assinica Lake area Fieldwork on a molybdenum showing	Assinica Lake area	GM 34000 GM 34001 GM 34002 GM 34173 GM 34172 GM 34187 GM 34169 GM 38005
1973	Ministry of Natural Resources of Quebec	Information report	Coulombe Property discovery	GM 36053
1979		Geological reconnaissance	Frotet-Troilus area Covers northern half of the property	GM 39045
1980		Cu-Zn mineral potential	James Bay area	DPV 671
1983		INPUT Survey	Troilus-Frotet area	DP-84-48
1984		Lake sediment geochemical survey	Frotet-Evans volcanic belt	MB 84-18 MB 84-19
1987		Thesis/geology report	Frotet-Evans area	MB-87-17
1994		Geophysical data processing	Regnault Lake area	DV 93-12
1995		Map compilation and re-analysis of lake sediment samples for Au-Ag-As-B-Ba-Be-BrCa-Cd-Ce-Co-Cr-Cs-Cu-Eu-Fe-Hg-K-La-Li-Mg-Mn-Mo-Na-Ni-P-Pb-Sb-Sc-Se-Sm-SrTh-Ti-Tm-U-V-W-Y-Zn	Assinica Lake area	MB-95-31

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Year	Company	Work description	Details	References
1993	Inco Ltd	Prospecting (Beep-Mat), sampling	Lac Chaloneau Property

Samples were taken for Au+base metal analysis and whole rock geochemistry. Anomalous assays included 0.32% Cu from an angular graphitic schist boulder and 0.10% from a basalt outcrop, but the program failed to locate the surface expression of the Muscocho VMS mineralization.

			(covers the NE part of the property)	GM 52266
1997		Ground Mag-HEM (Max-Min) surveys	Lac Chaloneau Property	GM 54986
1993-1994	Abitibi Lithium Corporation	Detailed report on the property Comprehensive sampling program	Fieldwork observations, particularly of the pegmatitic deposits, suggested the presence of “considerable tonnages of excellent-grade” lithium-bearing minerals. Areas 3 and 4 are the most promising sectors on the property.	GM 52770 GM 58597
1994	Noranda Exploration Ltd / MSV Resources Inc.	Ground MAG (41.7 line-km) and EM (32 line-km) (HEM) survey	Tortigny Project (covers the western part of the property)	GM 52552
		Ground MAG (51.2 line-km) and EM (41.6 line-km) (HEM) survey	Tortigny Extension Project (covers the east end of the property)	GM 53890
1996		Ground MAG (24.3 line-km) and EM (23.5 line-km) (HEM) survey	Tortigny Extension and Extension South projects (covers the east end of the property)	GM 54108

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Year	Company	Work description	Details	References
1997		1994-1997 prospecting, mapping, sampling Ground EM surveys: HEM (24.9 line-km), Pulse EM (0.8 km)	Tortigny Property (covers the east end part of the property)	GM 55574 GM 55408
2000	Lithos Corporation / Boreal Exploration Inc.	Geological survey, Beep Mat, VLF Ground EM (MaxMin) survey	Moblan Property (covers NE part of the property)	GM 58108
2002	TGW Corporation / Limtech Lithium Metal Technologies Inc.	Prospecting, line cutting, mapping, sampling Ground Mag-IP surveys 6 DDH (MO-02-01 to 06: 621 m)	Moblan Project (covers NE part of the property) Best results: 1.53% Li and 0.97% Li, 626 ppm Ta (sample #16003); 0.34% Li and 240 ppm Ta / 7.5m, incl. 0.72% Li / 3m (DDH MO-02-02) in a pegmatite dyke	GM 59602 GM 59603
2001	SOQUEM Inc.	Line cutting (37.5 km) Ground gradiometric survey (35 km) Sampling for analyses and preliminary mineralogical studies	Moblan Property	GM 59343
2005		Mechanical stripping, Prospecting, mapping, grab sampling Radiometric survey (test of method) Lithium flotation testwork on 30 kg of ½ core composite (by Lakefield, for GlobeStar).	Moblan Property 5 trenches 14 new pegmatite / spodumene outcrops	GM 62239
2007	TJCM (Table Jamésienne de Concertation Minière)	Geochemical survey over glacial deposit, Frotet-Troilus area, NTS sheet 32J	Frotet-Troilus area	MB 2007-01
2007	Globestar Mining Inc. / SOQUEM Inc.	12 DDH (MS-07-01-02, MS-07-04 to MS-07-11, MS-07-13: 1,244.88 m)	Moblan Project	Desbiens and Girard (2008)

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Year	Company	Work description	Details	References
2008		Technical and economic assessment report	West Moblan Pegmatite Project	Pearse, G. H. K. (2008)
2009		Mapping, mechanical stripping of 9 outcrops and channel sampling Topographic survey (12-drill hole collars) testing-scale MAG survey Genivar: Technico-economic assessment of Moblan West	Moblan Property	GM 64838
2011		99 DDH (1331-10-14 to 110: 13,453.45 m)		GM 65828
2013		Mechanical stripping of 10 outcrops Mapping and sampling of an old stripped outcrop		GM 68291
2016		10 DDH (1331-16-111 to 120: 1,401 m)	Best results: DDH 1331-16-113: 2.12% Li2O / 17.3m and DDH 1331-16-115: 1.52% Li2O / 29.3 m	GM 70245
2011	Perylia Ltd	Filing of JORC Code-compliant technical report by RPA Inc., including a mineral resource estimate		Salmon and McDonough (2011)
2017	Ministry of Natural Resources of Quebec	Lake sediment geochemical survey for Ag, As, Ce, Cu, La, Mo, Ni, Pb, Zn	Assinica Lake area	DP 2017-07
2018	Guo Ao Lithium Ltd / Neotec Lithium Ltd	11 condemnation DDH (1,460 m)	Moblan Project	Ibrango (2018) Internal report
2019		Feasibility study		Maguran et al. (2019)

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Table 5-2 – Summary of historical exploration work on the Lac Albert and Lac Albert Sud properties

Year	Company	Work description	Details	References
1942	Geological Survey of Canada	Regional reconnaissance mapping		Shaw, 1942
1963	Ministry of Natural Resources of Quebec	Lake sediment geochemical survey for Cu-Zn-Pb-Co-Ni-Ag-Mn-Mo-U-Sb-Sn-W-Au	Raignault Lake Area (32J10 and 32J15, eastern part of the Lac Albert Property)	DP 385
1964	Ministry of Natural Resources of Quebec	Reconnaissance mapping at a scale of 1:63,360	Regnault Lake area (32J10 and 32J15, eastern part of the Lac Albert and Lac Albert South properties)	RP 519
1966	Geological Survey of Canada	Reconnaissance mapping at a scale of 1:63,360

Assinica Lake

(32J11 and 32J14, western part of the Lac Albert and Lac Albert South claim blocks)

Frotet Lake–Troilus Lake area

(32J10 and 32J15, eastern part of the Lac Albert and Lac Albert South properties)

RP 550 RG 123
1972	Ministry of Natural Resources of Quebec	Regional geology at a scale of 1:63,360	Regnault Lake area (32J10 and 32J15, eastern part of Lac Albert and Lac Albert South properties)	RG 149
1972- 1976 1979	Société de Développement de la Baie-James	Mineral, geological potential Mineral resource studies Lake sediments geochemical surveys for Co-Cu-Fe-Mn-Mo-Ni-Pb-U-Zn in the Assinica Lake area	Assinica Lakes area (both properties)	GM 34000 GM 34001 GM 34002 GM 34173 GM 34172 GM 34187 GM 34169
1980		Geological, geophysical, geochemical surveys	Southern part of Lac Albert Property ¾ of Lac Albert South Property	GM 38459
1980	Ministry of Natural Resources of Quebec	Cu-Zn mineral potential	James Bay area	DPV 671
1981		INPUT Survey	Broadback River area	DP-83-17
1983		INPUT Survey	Troilus-Frotet area	DP-84-48

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Year	Company	Work description	Details	References
1993	Ministry of Natural Resources of Quebec	Geophysical data processing	Assinica Lake area (both properties)	DV 93-13
1994		Geophysical data processing	Coigne River 32J14 (northern part of Lac Albert Property) Regnault Lake area (32J10 and 32J15 eastern part of the Lac Albert and Lac Albert South properties)	DV 93-16 DV 93-12
1995		Map compilation and re-analysis of lake sediment samples for Au-Ag-As-B-Ba-Be-BrCa-Cd-Ce-Co-Cr-Cs-Cu-Eu-Fe-Hg- K-La-Li-Mg-Mn-Mo-Na-Ni-P-Pb-Sb-Sc- Se-Sm-SrTh-Ti-Tm-U-V-W-Y-Zn	Assinica Lake area (both properties)	MB-95-31
1997		Regional geology at a scale of 1:50 000	Assinica Lake area (32J11 side of both properties)	RG 96-11
2007	Table Jamésienne de Concertation Minière	Geochemical survey in glacial deposit, Frotet-Troilus area, NTS sheet 32J	Frotet-Troilus area (both properties)	MB 2007-01
2012	Atocha Resources Inc. / Durango Resources Inc.	DIGHEM geophysical airborne survey

Objective was to map the magnetic and conductive signatures of the area and detect zones of conductive mineralization

Découverte Property

Adjacent to the southern border of the Lac Albert Property and west of the Lac Albert South Property

GM 66783
2013		Mapping, sampling	60/80 mapped outcrops expose amphibolite and basalt to the E and ESE of Pasquale Lake; white to pink pegmatite and metasedimentary rocks are more abundant. Weak concentrations of gold (max 22 ppb), nickel (1020 ppm), arsenic (1360 ppm) and copper (321 ppm).	GM 68230
2014		Geological evaluation, sampling	Best results: sample 489948, a 1-m-wide chip channel sample taken in basalt, with a value of 7.6 g/t Au (7600 ppb Au), and sample 489949, a 0.06-m-wide vein of hyaline quartz with 6.2 g/t Au	GM 68868

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Year	Company	Work description	Details	References
(6240 ppb).
2015		Mag, EM (FDEM) and gravity surveys performed along three forestry roads	Demonstrated that the presence of strong conductors often associated with local magnetic anomalies are potential exploration targets deserving special attention and further exploration work	GM 70668
2018		2,423 m in 16 DDH (Découverte Property)

A mineralized system drilled along a 1-km strike length revealed strong sulphides, quartz veining, calc-silicates and gold indicator minerals such as fuchsite, all hosted within faulted and sheared, silicified graphitic schists.

Best result: 0.215 g/t Au in DDH DE-DH-05

GM 71492
2017	Ministry of Natural Resources of Quebec	Lake sediment geochemical survey for Ag, As, Ce, Cu, La, Mo, Ni, Pb, Zn	Assinica Lake area	DP 2017-07

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Table 5-3 – Summary of historical exploration work on the Gariteau Property

Year	Company	Work description	Details	References
1942	Geological Survey of Canada	Regional reconnaissance mapping		Shaw, 1942
1959- 1961	Consolidated Mining and Smelting Co. of Canada	Reconnaissance mapping, prospecting, sampling and diamond drilling survey for lithium in pegmatite	SIRMAC Property (west of the property)	GM 09428 GM 10551 GM 11470 GM 24590 GM 25283 GM 33998 GM 52050
1966	Geological Survey of Canada	Reconnaissance mapping at a scale of 1:63 360	Assinica Lake	RP 550
1968	Yorbeau Mines Inc.	Acquiring lithium property and potential evaluation
1972- 1976 1978 1979	Société de Développement de la Baie-James	Mineral, geological potential James Bay area Mineral resource studies Lake sediment geochemical surveys for Co-Cu-Fe-Mn-Mo-Ni-Pb-U-Zn in the Assinica Lake area	Assinica Lakes area	GM 34000 GM 34001 GM 34002 GM 34173 GM 34172 GM 34169 GM 34187
1975- 1976	Falconbridge Nickel Mines	Horizontal loop electromagnetic, Mag and gravity surveys Diamond drilling for base metal	South of the property The purpose of the surveys was to locate and outline Aerodat airborne anomalies on the ground and determine whether they were produced by massive sulphide concentrations.	GM 32937 GM 33168 GM 33169
1980- 1981	Ministry of Natural Resources of Quebec	Cu-Zn mineral potential of the James Bay area INPUT survey	Broadback River area	DPV 671 DP-83-17

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Year	Company	Work description	Details	References
1984- 1985	Explorations Nord-Ouest Ltée / Northgate Mines	Ground VLF and Mag surveys, geological mapping, sampling Drilling (GAR84-1 & 2; 276 m) (south of Gariteau Lake between the Gariteau’s block claims)	VLF and MAG indicated two (2) anomalous zones Gariteau Lake showing located in between the 2 Gariteau’s claim blocks (best results: grab sample: 2.15 g/t Au and GAR 84-1: 1.9 g/t Au / 0.64 m)	GM 40779 GM 42166
1986- 1989	Utah Mines Ltd	Geological mapping, channel sampling, geophysical survey and drilling campaign	Saint-Poncy Property NW of the property	GM 45797 GM 49263
1992	Lithos Corporation	Acquisition	SIRMAC Property West of the property
1993 1995 1997	Ministry of Natural Resources of Quebec

Geophysical data processing

Map compilation and re-analysis of lake sediment samples for Au-Ag-As-B-Ba-Be-BrCa-Cd-Ce-Co-Cr-Cs-Cu-Eu-Fe-Hg-K-La-Li-Mg-Mn-Mo-Na-Ni-P-Pb-Sb-Sc-Se-Sm-SrTh-Ti-Tm-U-V-W-Y-Zn in the Assinica Lakes area

			Assinica Lake area	DV 93-13 MB-95-31 RG 96-11
1996- 1999	SOQUEM Inc. / Pangea Goldfield Inc.	Prospecting, geological mapping, geochemical survey, geophysical survey trenching, and drilling campaign over the Assinica Property and surrounding area	Assinica Property East claim block and western part of the West block	GM 54827 GM 56811
1995- 1999	Cominco Ltd

1995 Geological reconnaissance of the zones, Beep Mat prospecting, VLF surveys, shovel trenches, rock and soil sampling Evans Project

1996 Magnetic and electromagnetic surveys (Garevan Property, SW part of the property)
1998 Mag and HLEM surveys

2 DDH (G-98-01 & 02: 167 m) 1999 3 DDH

(G-99-05 to 07: 501 m)

Entire 32J11 area

Numerous sulphide occurrences; assay results demonstrate good potential for base metal deposits and gold mineralization in the Frotet-Evans belt

1998 drilling tested HLEM conductors and soil geochemical anomalies discovered during the mapping survey of 1996 (southern part of the west claim block)

1999 drilling tested HLEM conductors; no significant metal values

GM 55402 GM 54979 GM 57196 GM 55991 GM 57233 GM 59199
2005- 2006	Virginia Gold Mines Inc.	Prospecting and geological mapping over the volcano-sedimentary assemblage of the Frotet-Evans greenstone belt and surrounding area	Assinica Property Northeast end of the property	GM 63298 GM 63299

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Year	Company	Work description	Details	References
2007	Table Jamésienne de Concertation Minière	Geochemical survey over glacial deposit, Frotet-Troilus area, NTS sheet 32J	Frotet-Troilus area	MB 2007-01
2008 2016	Goldman Exploration Enr.	Beep Mat prospecting Magnetic survey	Mineray Lake Property NW of the property	GM 63855 GM 70131
2008	Everton Resources Inc.	Lithium potential evaluation and exploration	SIRMAC Property West of the property	GM 63472
2009- 2011 2014	Virginia Mines Inc.	Prospecting, geological survey, surface work, erratics (boulders) Till sampling	Northeast end part of the property	GM 65034 GM 66252 GM 68513
2010	MacDonald Mines Exploration Ltd	Soil sampling	Assinica Property North of the property	GM 65227
2010- 2011 2013	Nemaska Lithium Inc.	Geological mapping, prospecting, sampling, channelling, drilling, metallurgical testwork	SIRMAC Property West of the property	GM 65953 GM 67675 GM 68109
2017	Lithium Metals tech SIRMAC Inc.	Airborne Mag survey	Sirmac-Clapier Property West of the property	GM 70732
2018- 2019	Vision Lithium Inc.	Technical report Work included lithium flowsheet development, drilling campaigns, prospecting and mapping program, stripping and channel sampling, geological inspection, geophysical survey	Sirmac Lithium Property NW of the property	GM 72793 GM 72796 GM 72794 GM 72795 GM 72790 GM 72791 GM 72792

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Table 5-4– Summary of historical exploration work on the Lezai-Troilus Property

Year	Company	Work description	Details	References
1959	Ranworth Explorations	EM-MAG-radiometric airborne survey (1,206 miles)	Troilus Lake area (east end of the Lezai claim block)	GM 09299
1962- 1963	Mining Corporation of Canada Ltd	Stripping, sampling of the Lake Dileo base metal showing 1 DDH (#10: 83 m)	Located about 1 km outside NE part of the property 1 of 10 DDH is on the property	GM 12136 GM 13435
1962	Labrador Nickel Mining Corp.	Geological survey	South end of the property	GM 14159
1963	Ministry of Natural Resources of Quebec	Reconnaissance mapping at a scale of 1:63,360	Troilus Lake area NE part of Lezai claim block)	RP 508
1963	Ministry of Natural Resources of Quebec	Lake sediment geochemical survey for Cu-Zn-Pb-Co-Ni-Ag-Mn-Mo-U-Sb-Sn-W-Au	Raignault Lake Area (SW part of the Lezai claim block) Entire Moblan and Tortigny properties	DP 385
1964	Ministry of Natural Resources of Quebec	Reconnaissance mapping at a scale of 1:63,360	Regnault Lake area (SW part of the Lezai claim block)	RP 519
1966	Geological Survey of Canada	Reconnaissance mapping at a scale of 1:63,360	Frotet Lake–Troilus Lake area NE part of Lezai claim block)	RG 123
1971	Selco Exploration Company Ltd	Airborne Mag survey	Troilus Lake area, covers ¾ of the property	GM 27094
1972		Fieldwork Line-cutting, ground Mag-EM survey	Survey in NE part of the property	GM 27890 GM 27999
1972	Ministry of Natural Resources of Quebec	Regional geology at a scale of 1:63,360	Regnault Lake area (SW part of the Lezai claim block)	RG 149
1972- 1976 1979	Société de Développement de la Baie-James	Mineral, geological potential Mineral resource studies Lake sediment geochemical surveys for Co-Cu-Fe-Mn-Mo-Ni-Pb-U-Zn in the Assinica Lake area	Assinica Lakes area Coverage of entire property	GM 34000 GM 34001 GM 34002 GM 34173 GM 34172 GM 34187 GM 34169

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Year	Company	Work description	Details	References
1980		Geological reconnaissance Compilation Mo showing ground investigations	Frotet Project, Chbougamau area Lac à la pluie showing: 0.45% Mo and 0.47% Bi Lezai showing: 0.64 to 0.96% MoS2	GM 38011 GM 38005
1979	Ministry of Natural Resources of Quebec	Geological reconnaissance	Frotet-Troilus area East end of the property	GM 39045
1980		Cu-Zn mineral potential	James Bay area	DPV 671
1981		Geological mapping	NE end of the property	DP 843
1983		INPUT Survey	Troilus-Frotet area	DP-84-48
		Geological survey, soil geochemistry 4 DDH (LAP-82-F1 to F4: 919 m)	Lac à la Pluie area Best results: 4,000 ppm Mo / 0.2m (LAP-82-F2)	GM 40438
1984		Lake sediment geochemical survey	Frotet-Evans volcanic belt	MB 84-18 MB 84-19
1985		Soil sampling Geological report	Northern part of the property	MB 85-44 ET 83-18
		Lake sediment geochemical survey	Frotet Lake area (middle part of the property)	MB 85-55
1987		Thesis/Geological Report	Frotet-Evans area (entire property)	MB-87-17
1984	Amaco Canada Petroleum Company Ltd	2 DDH (CTQ-84-69E, CTQ-84-88B-1: 197 m)	2/6 DDH are located in the NE part of the property	GM 41227
1986	Claims Audet	Assay results	Lac Lezai showing area south of the property	GM 43903
1989	Canadian Patricia Explorations Ltd / Claims Jones Claims / Queenston Gold Mines Ltd	Airborne EM-Mag-VLF survey (163 line-km)	Eastern part of the property (Lac à la Pluie area)	GM 49440 GM 49439 GM 49441
1993	Atkins Claims	Ground MAG-EM survey	Lac Dileo area (MT-2 showing)	GM 52338
1993	Metall Mining Corporation / Minnova	Geological mapping Troilus Sud Project	Eastern part of the property (Lac Dileo area)	GM 52290

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Year	Company	Work description	Details	References
1994	Corp.	Ground Pulse-EM survey		GM 52167 GM 52922
1993- 1995	Noranda Exploration Ltd	Line cutting (20 km) Ground MAG-EM survey Geological mapping MAG-gradiometric survey Pulse-EM DEEPEM survey Drilling	East part of the property (Lac Dileo, Lac à la Pluie areas) 7 DDH drilled outside of the property	GM 52272 GM 53526 GM 53527 GM 53926 GM 53927 GM 52250 GM 52555
1994	Ministry of Natural Resources of Quebec	Geophysical data processing	Troilus Lake area	DV 93-17
1995		Map compilation and re-analysis of lake sediment samples for Au-Ag-As-B-Ba-Be-BrCa-Cd-Ce-Co-Cr-Cs-Cu-Eu-Fe-Hg- K-La-Li-Mg-Mn-Mo-Na-Ni-P-Pb-Sb-Sc- Se-Sm-SrTh-Ti-Tm-U-V-W-Y-Zn	Assinica Lake area	MB-95-31
1996	Inmet Mining Corporation	1 DDH (IN-96-01: 303 m) Pulse-EM survey	NE part of the property (Lac Dileo area) Best result: 5,500 ppm Cu, 66,400 ppm Zn, 15.2 ppm Ag (Inmet-Dileo showing)	GM 54596
1999		Airborne MAG-spectrometric survey	Northern part of the property	GM 59388 GM 59389
1998	SOQUEM Inc.	Ground EM-MAG survey Line cutting, mapping, prospecting for base metals	Melanie Property (Lac à la Pluie area) Middle-east side of the property	GM 56563 GM 56564
2001		Prospecting for radiometric anomalies	REA-Frotet P (covers ¾ of the property)	GM 59797
2004		Geological mapping, sampling, soil sampling, stripping, line cutting	Inmet-Dileo / Dileo North showing area NE end of the property	GM 61980
2005		Line cutting, mapping, stripping, drilling	Inmet-Dileo / Dileo North showing area NE end of the property 5 DDH outside of the property	GM 62265 GM 62264
2009		Mapping, stripping, drilling	East of the Inmet-Dileo showing area 11 DDH outside the property	GM 64207

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Year	Company	Work description	Details	References
2006	Falconbridge Ltd	Prospecting, till sampling, EM-MAG surveys, stripping, drilling	Troilus-Beaufield Property (covers ¾ of the property) Drilling focused beyond the property, but some DDHs on the Tortigny claim block	GM 62463
2007- 2008	Table Jamésienne de Concertation Minière	Geochemical survey over glacial deposit, Frotet-Troilus area	Frotet-Troilus area	MB 2007-01 GM 63631
2008- 2009	Melkior Resources Inc. / Beaufield Resources Inc.	Ground HLEM survey (24.5 km) Prospecting of EM anomalies 6 DDH Ground MAG survey (24.8 km)	NE side of the property (Inmet-Dileo showing area) 1/6 DDH on the property (TBM-09-05: 120 m)	GM 64513 GM 64512 GM 64998
2012	Habanero Resources Inc.	Prospecting, sampling	Central-south part of the property, north of La Lezai showing	GM 67156
2018- 2019	Kenorland Minerals Ltd	Regional till sampling survey Data compilation of the Frotet area, assessment report Staking of the Frotet Property Airborne Mag survey	Frotet Gold Project (covers northern ¾ of the property) Airborne survey covers the middle part of the property	GM 70901 GM 71168 GM 71200
2012	Beaufield Resources Inc.	Exploration program and drilling campaign, 2011	21 DDH drilled outside of the property	GM 67268
2018		Compilation report	NE portion of the Troilus-Tortigny Property Entire Lezai-Troilus property	GM 70562
		Reconnaissance and surface exploration	selected portions of the Troilus-Tortigny Property (covers the area around The Lac Lezai showing on the property)	GM 71261
2015	Resources Tectonic Inc.	Prospecting	Chemin Troilus Property Discovery of about 15 gold-bearing erratics (boulders) (central-north part of the property, CT-17-06 showing)	GM 69082
2017- 2018	Sphinx Resources Ltd	2017 work program MAG, IP survey, till sampling and prospecting 7 DDH (CT-17-01 to 07: 483 m)

Goal was to find the source of the gold-bearing boulders located by previous prospecting work. Best results: (#135319) 19 ppm Ag, (#135320) 2,980 ppm Mo, 2.51 g/t Au / 0.91m (CT-17-06 showing) within a xenolith-rich, brecciated granite intrusive

(central part of the property)

GM 70733 GM 70085 GM 70034 GM 70084

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Year	Company	Work description	Details	References
2019	SOQUEM Inc.	Reconnaissance geological mapping	Diléo-Nord Property (NE part of the property, Inmet-Diléo showing area)	GM 71154
2020	Urban Gold Minerals Inc./ Prodigy Gold Inc.	Prospecting, mapping, soil sampling high-resolution heliborne Mag survey, Golden Road Property	Pallador Project, Regnault, Golden Road and Diléo-Nord blocks Best result: 0.82 g/t Au (B551490 (Golden North covers the northern part of the property)	GM 72010 GM 71825
2021		6 DDH (UPG-20-01 to 06: 1,608 m)

Golden Road block, Pallador Project (NE side of the property)

Objective was to test 3 MegaTEM anomalies (MT1, MT2 and MT3)

Best results: UPG-20-06 (targeting MT1): 153 ppb Au,1.57 ppm Ag / 21.2m, including 577 ppb /

1.3 m; UPG-20-03 (targeting MT2): 10.5 ppm Au

/ 0.5 m; UPG-20-05 (targeting MT2): 0.18 g/t /

1.2 m

GM 72024
2020	Troilus Gold Corp.	Airborne Mag survey (687 l-km)	Route de la Mine Sud block, Troilus Property (southern part of the property)	GM 72107
2021		Prospecting

Part of the larger regional prospecting campaign carried out on the entire Troilus Gold Corp. Property. The aim was to evaluate the property's potential and other claims as lode gold prospecting targets for future more intense program targeting.

(Inmet-Diléo area on the property)

GM 72106

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Table 5-5 – Summary of historical exploration work on the Tortigny Property

Year	Company	Work description	Details	References
1959	Ranworth Explorations	EM-MAG-radiometric airborne survey (1206 miles)	Troilus Lake area (east side of the Tortigny Property)	GM 09299
1961- 1962	Falconbridge Nickel Mines Ltd / Bilson Quebec Mines Ltd	Technical evaluation Base metal prospect

Discovery in 1961of attractive base metal mineralization: Baie Moléon showing (5.17% Cu, 3.32% Zn, 0.01% Ni, 0.21% Pb, 0.02 oz/t Au, 1.95 oz/t Ag (sample #61L-8581; outside the property)

(some claims in the east end of the property)

GM 11764 GM 12832
1962- 1965	Muschocho Explorations Ltd / Coulombe Claims	Ground Mag-EM survey Geological survey 10/15 DDH drilled on the property (# 6 to 15: 371 m)	Muschocho Lake Group properties (west part of the property) Drilling tested Cu-Zn- Ag showings. Lac Coulombe showing Best result: 4.8% Zn, 0.75% Cu, 12.7 g/t Ag / 1.7m (DDH #14)	GM 13533 GM 13671 GM 14330 GM 13660 GM 13951 GM 13147 GM 25316 GM 25284
1971		Airborne Mag survey	Covers western part of the property Coulombe Lake showing	GM 26973
1972		Ground Mag-EM survey 7/12 DDH (C-3 to C-6, M-72-1 to 3: 489 m)	West part of the property Coulombe Lake showing Best result: 2.73% Zn, 0.13% Cu / 1.43m (M72-1)	GM 27671 GM 28168
1975		9 DDH (M-74-1 to 9: 1,734 m)	West part of the property Coulombe Lake showing Best result: 2.19% Zn, 1% Cu, 21.2 g/t Ag / 4.88m (M74-3)	GM 30707
1962	Noranda Explorations Ltd	Ground EM-Mag surveys 9 DDH (F-62-1 to 9: 1,073 m)	Eastern part of the property, Christiane showing area	GM 12705-A GM 12705-B GM 12657
1962	Ministry of Natural Resources of Quebec	Reconnaissance mapping at a scale of 1:63,360	Lac Frotet area	RP 476
1962	Tache Lake Mines Ltd	3 DDH (T-1 to 3: 172 m) Ground EM-Mag survey	Southern part of the property	GM 12901 GM 12671 GM 12670

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Year	Company	Work description	Details	References
1963	Ministry of Natural Resources of Quebec	Lake sediments geochemical survey for Cu-Zn-Pb-Co-Ni-Ag-Mn-Mo-U-Sb-Sn-W-Au	Raignault Lake Area	DP 385
1964	Ministry of Natural Resources of Quebec	Reconnaissance mapping at a scale of 1:63 360	Regnault Lake area	RP 519
1966	Geological Survey of Canada	Reconnaissance mapping at a scale of 1:63 360	Frotet Lake–Troilus Lake area Covers eastern end of the property, Lac Chatillon area)	RG 123
1971	Selco Exploration Company Ltd	Airborne Mag survey	Troilus Lake area	GM 27094
1973		Ground EM-Mag surveys	Covers eastern part of the property	GM 29170 GM 28309
1974		1 DDH (40-23E-1: 91 m)	Middle of the property, south of the Tortigny showing	GM 30140
		2 DDH (40-22A-1, 40-22B-1: 162 m)	SE part of the property, east of the Chaloneau showing	GM 30280
		2 DDH (40-26-1 to 2: 161 m)	NE end of the property, west of the Lac Chatillon showing	GM 30589
1975		1 DDH (C-7: 78 m)	Northern part of the property, east of the Lac Coulombe Est showing	GM 30728
1972	Ministry of Natural Resources of Quebec	Regional geology at a scale of 1:63,360	Regnault Lake area	RG 149
1972- 1976 1979 1980	Société de Développement de la Baie-James

Mineral and geological potential assessment

Mineral resource studies

Lake sediment geochemical surveys for Co-Cu-Fe-Mn-Mo-Ni-Pb-U-Zn in the Assinica Lake area

Mo showing ground investigations Regional geological reconnaissance Prospecting for gold

			Assinica Lake area Frotet Lake area Lac Chatillon area	GM 34000 GM 34001 GM 34002 GM 34173 GM 34172 GM 34187 GM 34169 GM 38005 GM 38185 GM 38011
1973	Ministry of Natural Resources of Quebec	Information report	Coulombe Property discovery	GM 36053
1979		Geological reconnaissance	Frotet-Troilus area Covers northern and eastern parts of the	GM 39045

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Year	Company	Work description	Details	References
property
1980		Cu-Zn mineral potential	James Bay area	DPV 671
		Geological mapping	Clairy township area East side of the property	DPV 756
1983		INPUT Survey	Troilus-Frotet area	DP-84-48
1984		Lake sediment geochemical survey	Frotet-Evans volcanic belt	MB 84-18 MB 84-19
1987		Thesis/Geological report	Frotet-Evans area	MB-87-17
1994		Geophysical data processing	Regnault Lake area	DV 93-12
1995		Map compilation and re-analysis of lake sediment samples for Au-Ag-As-B-Ba-Be-BrCa-Cd-Ce-Co-Cr-Cs-Cu-Eu-Fe-Hg- K-La-Li-Mg-Mn-Mo-Na-Ni-P-Pb-Sb-Sc- Se-Sm-SrTh-Ti-Tm-U-V-W-Y-Zn	Assinica Lake area	MB-95-31
1986- 1987	Kerr Addison Exploration Inc.	Reconnaissance geological mapping, Line cutting, geophysical surveying, geological mapping, soil sampling and drilling	Frotet-Troilus Project Exploration program for gold and base metals (northern end part of the property)	GM 42887 GM 45114 GM 44815
1993	Inco Ltd	Prospecting (Beep-Mat), sampling 7 DDH (474A-02 to 06, 474A-08 and 09: 1,716 m)

Lac Chaloneau Property

Samples were taken for Au+base metal analysis and whole rock geochemistry. The sampling produced anomalous assay results, including 0.32% Cu from an angular graphitic schist boulder and 0.10% from a basalt outcrop, but failed to locate the surface expression of the Muscocho VMS mineralization.

(covers ½ west part of the property)

Best result: 1,300 ppm Zn / 10.5m (474A-06), 4,700 ppm Zn / 0.3m and 2,900 ppm Cu /1.5m (474A-09)

GM 52266 GM 52168
1995		Line cutting, ground EM-Mag surveys, prospecting, sampling 1 DDH (85434-0: 75 m)	Lac Coulombe Property (northwestern of the property)	GM 53488 GM 53487
1997		Ground Mag-HEM (Max-Min) surveys	Lac Chaloneau Property (covers NW part of the property)	GM 54986

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Year	Company	Work description	Details	References
1991	Placer Dome Inc.	Detailed geological mapping and Beep-Mat reconnaissance prospecting survey

Project 474-A (Frotet A) (east side of the property)

Most significant assay results: 0.43% Zn and 1.0 g/t Ag (grab #92208), 4.3 g/t Ag (grab #92206),

0.11% Cu and 2.9 g/t Ag (grab #92218). These values correspond to a long IP anomaly in the western part of the property.

GM 51959
1992		Ground Mag (130.4 km) and IP (67.2 km) surveys	Project 474-A (Frotet A) (east side of the property)	GM 51643
		Ground EM (48.6 km), Mag (251 km) and IP (60.3 km) surveys		GM 51642
1994	Noranda Mines and Exploration Ltd / Placer Dome Canada / MSV Resources Inc.	Airborne gravimetric (19.5 line-km) and IP-resistivity (32.05 km) surveys	Tortigny Extension Project (western part of the property)	GM 53891
		Ground MAG (51.2 line-km) and EM (41.6 line-km) (HEM) survey	Tortigny Extension Project (western part of the property)	GM 53890
1995		Geological survey, mapping, sampling lithogeochemical	North of the property (Lac Coulombe Est showing area) and south of the property (Chalonneau showing/ Baie Moleon areas)	GM 53468
		41 DDH (TY-95-1 to 12, TY-95-16 to 30, TY-96-31 to 41, TY-97-41A and 42: 9,568 m)	Middle of the property (Tortigny showing area) Best result: 2.09% Cu / 10.1m, 15.95% Zn / 3.2m and 5.8% Zn / 10.1m (TY-95-7)	GM 55575
		2/3 DDH (TY-95-13 and 14: 275 m)	West of the Tortigny showing	GM 54111
		5 trenches, detailed mapping, sampling	Tortigny extension showing (middle part of the property not owned by the issuer)	GM 55573
		Ground EM-Mag surveys Grid PD-95-1: Mag (18.7 km) - EM (15.4 km) Grid PD-95-2: Mag (31.5 km) - EM (27.7 km)	2 grids cut Middle and northern parts of the property	GM 53961
1996		Ground MAG (24.3 line-km) and EM (23.5 line-km) (HEM) survey	Tortigny Extension and Extension Sud projects (covers the western part of the property)	GM 54108
		Ground EM (36.3 km) and Mag (41.9 km) surveys	Robert-1 Property (southeastern part of the property)	GM 54682

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Year	Company	Work description	Details	References
1997		1994-1997 prospecting, mapping, sampling Ground EM surveys (HEM (24.9 line-km), Pulse EM (0.8 km)	Tortigny Property (covers western part of the property)	GM 55574 GM 55408
		Humus sampling, prospecting and 3 DDH (PD-96-01 to 03: 945 m)	Frotet Property (east end of the property)	GM 54793
		Prospecting, soil sampling, line cutting (27 km), geophysical surveys and mapping, 3 DDH (CH-96-01 to 03: 594 m)	Tortigny Property (covers western part of the property) Best results: 0.27% Zn / 2.5m (CH-96-02) and 0.55% Cu, 0.25% Zn, 296.6 gpt Ag / 0.70m (CH-96-03)	GM 55449
1999	SOQUEM Inc. / MSV Resources Inc.	1/2 stratigraphic DDH (1266-98-01: 432 m)	Tortigny-Est Property (middle of the property, Tortigny showing area)	GM 56446
1999	SOQUEM Inc.	Geological compilation, prospecting, 12 trenches and 8 DDH (1231-98-01 to 07, PD-96-03 EXT: 1,773 m)	Christiane Project (eastern part of the property)	GM 56423
2007	Table Jamésienne de Concertation Minière	Geochemical survey in glacial deposits, Frotet-Troilus area, NTS sheet 32J	Frotet-Troilus area	MB 2007-01
2006	Falconbridge Ltd / Beaufield Resources Inc.	2 DDH (TY-06-51, BM-06-01: 396 m)	West end of the property (east of Moblan East showing area)	GM 62860

Geological assessment, prospecting, blasting, basal till sampling, geophysics, trenching and drilling.

13/22 DDH (4,962.6 m) (CH-04-04, CH-

05-05 to 06, CN-04-01, CN-05-02, TY-

04-43 to 45, TY-05-46 to 50)

			Troilus-Beaufield JV Drilling was around the Tortigny deposit and the Chaloneau boulders area	GM 62463
2012	Beaufield Resources Inc	Geological mapping, outcrop and boulder sampling, soil geochemistry (B horizon) Ground EM surveys 3/21 DDH (TR-11-07, TR-11-09, TR-09- 19: 399 m)

Troilus Project prospective for copper, zinc and silver VMS deposit and regional potential for gold Objective was to evaluate 43 MEGATEM anomalies, and 6 IP anomalies (south of the property, Baie Moleon showing area)

GM 67268
		Airborne Mag-HELITEM survey (550 line-km)	Troilus-Tortigny Project Tortigny showing area	GM 66885
2013		69 DDH (SGS-11-001A to C, SGS-11- 002A, SGS-11-003A to C, TO-10-09 to	53 DDH drilled in the immediate Tortigny deposit with the goal of further defining the morphology of the mineralized body and evaluating its zinc,	GM 68108

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Year	Company	Work description	Details	References
		30, TO-11-31 to 67: 18,873 m)	copper, silver and gold contents. 16 DDH drilled outside of the deposit area to test various geophysical targets.
2018		Prospecting, geological mapping, sampling	Troilus-Tortigny Project (Tortigny showing area)	GM 71261
2017	Ministry of Natural Resources of Quebec	Lake sediments geochemical survey for Ag, As, Ce, Cu, La, Mo, Ni, Pb, Zn	Assinica Lake area	DP 2017-07
2018- 2019	Kenorland Minerals Ltd	Regional till sampling survey Data compilation of the Frotet area, evaluation report Staking of the Frotet Property Airborne Mag survey	Frotet Gold Project (NE of the property) Airborne survey covers the east part of the property	GM 70901 GM 71168 GM 71200
2022	Troilus Gold Corporation	Geochemical survey (B Horizon) 3401 samples	Covers the SE part of the property Work performed to identify anomalous zones for precious and base metal potential, define possible targets on the property	GM 72653

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Table 5-6 – Summary of historical exploration work on the Regnault Property

Year	Company	Work description	Details	References
1958	Ministry of Natural Resources of Quebec	Reconnaissance mapping at a scale of 1:253,440	Brock River, Abitibi and Mistassini territories	Kindle, E D; Riley, G C (1958)
1958	Brosnan Claims / Ministry of Natural Resources of Quebec	Report on the property claim staking, minor prospecting and sampling along the claim line	Middle part of the property, Groupe Boulder area	GM 07616
1959	Ranworth Explorations	EM-MAG-radiometric airborne survey (1,206 miles)	Troilus Lake area (NW side of the property)	GM 09299
1959	Chibougamau Mining and Smelting Co.	Airborne EM-Mag survey	Frotet Lake area (covers the NW part of the property)	GM 09103
1960		Ground EM survey Geological mapping

Brosnan “A” Group

(mid-western part of the property, Boulder showing area)

Focal point of the property is the occurrence of very coarse-grained boulders. The best grab sample assayed 5.25% Cu, 1.60 oz Ag with traces of gold and nickel. Another gave values of 2.55% Cu, 1.05% Ni and 0.15% Co

GM 10222 GM 09296
1961		Ground EM-Mag surveys	NW part of the property	GM 11695
1962		5 DDH (22101, 22102, 22106, 22114, 22116: 617 m)	Middle of the property	GM 12481
1959	Carbec Mines Ltd / Alta Mines Ltd	Ground EM-Mag surveys Geological report of the property	Lac des Maures Group area (NE end of the property)	GM 09402 GM 09407 GM 08015
1959	Fundy Bay Copper Mines Ltd	Ground EM-Mag surveys Geological mapping 4 DDH (F-1 to F-4: 461 m)	SE part of the property (Lac Chix showing area) Best results: 1,000 ppm Cu / 3.4m, 3,000 ppm Zn / 3.4m (F-1)	GM 09316-A GM 09316-B GM 08477 GM 08922
1959	Dadson Lake Chibougamau Mines Ltd	ground electromagnetic survey prospecting	Frotet Lake Property (eastern part of the property)	GM 09011
1959	Claims McQuade, Claims Poitras Claims, Pennbec Mining Corp.	Ground EM-Mag survey	Lac des Maures Property (eastern end of the property)	GM 09409 GM 09404 GM 09401
1962	Ministry of Natural	Reconnaissance mapping at a scale of	Lac Frotet area	RP 476

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Year	Company	Work description	Details	References
	Resources of Quebec	1:63 360
1962	Campbell Chibougamau Mines Ltd / Canadian Nickel Co. Ltd (INCO)	Geological report Location of DDH	Lac Frotet area	GM 12817
		4 DDH (22110, 22111, 22119, 22121; 421 m) 1 DDH (22126: 26 m)	DDH in the east and west ends of the property Best results: 1,500 ppm Cu / 1.5m (22111), 1,000 ppm Cu / 1.0m and 2000 ppm Ni / 1.0m (22126)	GM 13736
1962	Lenmac Mines Ltd	Ground Mag survey Geological survey	NW corner of the property	GM 12103 GM 12102
1963		7 DDH (P-1 to P-7: 57 m)		GM 13425
1963	Ministry of Natural Resources of Quebec	Lake sediment geochemical survey for Cu-Zn-Pb-Co-Ni-Ag-Mn-Mo-U-Sb-Sn-W-Au	Raignault Lake Area (west side of the property)	DP 385
1964	Ministry of Natural Resources of Quebec	Reconnaissance mapping at a scale of 1:63,360	Regnault Lake area (west side of the property)	RP 519
1966	Geological Survey of Canada	Reconnaissance mapping at a scale of 1:63,360	Frotet Lake–Troilus Lake area	RG 123
1971	Selco Exploration Company Ltd	Airborne Mag survey	Troilus Lake area	GM 28500
1972		Ground EM-Mag surveys	Regnault Lake area (centre of the property, Pearl showing area)	GM 28283 GM 28282
		Ground EM-Mag surveys	Lessard claim group (northern part of the property, Lac du Crabe showing area)	GM 28356
		Ground EM-Mag surveys 1 DDH (50-1-1; 77 m)	Oudiette Lake area (SW part of the property)	GM 28298 GM 29405
1973		3 DDH (50-6-1, 50-6-2, 50-8-1: 248 m)	Centre of the property, Pearl showing area	GM 29475
		Ground EM-Mag surveys	NW of the property	GM 29474
1974		Ground EM-Mag surveys	SW part of the property	GM 29572
		Ground EM-Mag surveys	NE end of the property	GM 29583
1972	Canex Placer Ltd	Ground EM-Mag surveys Geological survey	Crab Lake area (northern part of the property)	GM 28489
1973		Ground EM-Mag surveys	Crab Lake area	GM 29485

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Year	Company	Work description	Details	References
		1 DDH (135-4: 58 m)	(northern part of the property)
1972	Ministry of Natural Resources of Quebec	Regional geology at a scale of 1:63,360	Regnault Lake area (west part of the property)	RG 149
1972 1976 1979 1980	Société de Développement de la Baie-James

Mineral, geological potential
Mineral resource studies

Lake sediment geochemical surveys for Co-Cu-Fe-Mn-Mo-Ni-Pb-U-Zn in the Assinica Lake area

Mo showing ground investigations Regional geological reconnaissance Prospecting for gold, nickel, asbestos

			Assinica Lake area Frotet Lake area Lac Chatillon area	GM 34000 GM 34001 GM 34002 GM 34173 GM 34172 GM 34187 GM 34169 GM 38185 GM 38011 GM 38184
1973	Yorbeau Mines Inc.	Investigation of the property Line cutting HLEM surveys	Crab Lake Group (middle of the property)	GM 28475 GM 30524
		Ground EM survey	Brosnan Boulder Group area	GM 28455
1974		Ground EM-Mag surveys 4 DDH (YB-1 to YB-4: 288 m)	Boulder Group area	GM 29495 GM 30525
		Ground EM-Mag surveys	Crab Lake Group (middle of the property)	GM 29507
1975	Campbell Chibougamau Mines Ltd	4 DDH (YB-5 to YB-8: 356 m)	Bikini Group (centre of the property, Groupe Boulder area)	GM 0580
1979	Ministry of Natural Resources of Quebec	Geological reconnaissance	Frotet area (Clairy township) Covers northern part of the property	DPV 686
1980		Cu-Zn mineral potential	James Bay area	DPV 671
		INPUT Survey	Troilus-Frotet area	DP-84-48
1983		Soil geochemistry survey	Troilus area (east end of the property)	MB 85-45
1985		Thesis/geological report	Frotet-Evans area	MB-87-17
1987		Geophysical data processing	Regnault Lake area	DV 93-12
1994		Map compilation and re-analysis of lake sediment samples for Au-Ag-As-B-Ba- Be-BrCa-Cd-Ce-Co-Cr-Cs-Cu-Eu-Fe-Hg-	Assinica Lake area	MB-95-31

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Year	Company	Work description	Details	References
K-La-Li-Mg-Mn-Mo-Na-Ni-P-Pb-Sb-Sc- Se-Sm-SrTh-Ti-Tm-U-V-W-Y-Zn
1999		Lake sediment sampling results	James Bay area Mo results	DP-99-02
1982	Ressources Camchib Inc. (Campbell Chibougamau Mines Ltd)	Ground EM-Mag surveys 5 DDH (BO-83-01 to 05; 643 m)	Boulder Lake Property (centre of property, Groupe Boulder showing area)	GM 40875 GM 39158
1992	Inco Ltd	Ground HEM (77.475 km + 11.35 km) and Mag (79.675 km + 10.65 km) surveys	Troilus Project (east end of property)	GM 52213
1993		Mapping, prospecting, soil geochemistry, geophysical surveys, drilling 3/6 DDH (85406-0, 85411-0, 85410-0: 355 m)

Boulder Lake Property
(east end of property)

1991 field program: angular massive sulphide boulder found with an average grade of 3.0% Cu, 2.7% Zn, 8.0 g/t Au and 30 g/t Ag

1992 program: was to find the source of the massive sulphide boulder.

Drilling tested to test HELM conductors on the southern half of the Boulder Lake Property.

GM 52210 GM 52209 GM 55068
1994		Reconnaissance geological mapping, lithogeochemical sampling, prospecting

Pearl Property

(middle part of property, Pearl showing area) Objective was to evaluate the property’s potential for hosting VMS mineralization.

Numerous mineralized occurrences uncovered during 3 summers of exploration work, with the best grades (2.99% Zn and 0.47% Cu) obtained from blast-trench C.

GM 52827
1996		Geological mapping, lithogeochemical sampling and geophysical surveys over a flagged grid in the area of Trench C. EM-16 (VLF) and Beepmat surveys	Pearl Property (middle part of property, Pearl showing area) Best result is 0.12% Cu and 0.16% Zn over 1.6 m in a channel sample	GM 54433
1996	Corporation Lithos / Canspar Resources Inc.	139 km of ground EM-Mag surveys 77.7 line-km of ground HEM survey IP survey 8 DDH (BG-96-01 to 08: 1357.5 m)	Brigitte Property (SW of the property, Moblan-Brigitte showing area) Best result: 1.9 g/t /1.0m (BG-96-08)	GM 55495 GM 55493 GM 55494

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Year	Company	Work description	Details	References
1997	Noranda Mines and Exploration Inc.	Ground EM (31 km) and Mag (37 km) surveys 1 DDH (OU-97-01: 150 m)	Oudiette Property (SW of the property)	GM 55731 GM 55502
2001- 2002	SOQUEM Inc. / Normabec Mining Resources Ltd	Geological survey, geophysical surveys, stripping, drilling Assessment of the Au-Pd-Pt potential in 2 areas	Dompierre Property (some of the NW end claims are located in the Dompierre property)	GM 59962 GM 59723
2006	Falconbridge Ltd / Beaufield Resources Inc.	Airborne EM survey (31.7km2, 499-line km)	2/9 blocks surveyed are located on the property (centre and east)	GM 62955 GM 62861
		2 DDH (TR-06-06, TR-06-07: 306 m)	East end of the property: drill holes tested anomalous VTEM conductance, possible source of mineralized boulders Best result: 0.12% Zn, 0.9ppm Au / 4.8m (TR-06-07)	GM 62860
		Geological assessment, prospecting, blasting, basal till sampling, geophysics, trenching and drilling. 7/22 DDH (4,962.6 m) (TR-05-05, TR-04- 01 to TR-04-04, LN-05-01, CL-05-02: 1,303 m)	Troilus-Beaufield JV Drilling in Boulder area (TR), Lessard and Lemnac areas (CL, LN)	GM 62463
2007	Table Jamésienne de Concertation Minière	Geochemical survey in glacial deposits, Frotet-Troilus area, NTS sheet 32J	Frotet-Troilus area	MB 2007-01
2008	Beaufield Consolidated Resources Inc.	Ground EM-Mag surveys	1 of the 7 grids is located on the property (NW end)	GM 64513 GM 64512
2009		Geological survey, sampling, drilling 1/6 DDH (TBM-08-04; 378 m)	Troilus Property (NW end) 6 DDH tested 6 different anomalies. In hole TBM-08-04, the MEGATEM anomaly can be explained by a metamorphosed iron formation.	GM 64998
2011		Ground IP (15.6 km) and Mag (18.9 km) surveys	Tortigny Project, Grid 1 (northern part of the property) Objective was to help identify Zn-Cu-Ag-Au VMS and orogenic gold prospects	GM 65749
2012		Airborne Mag-HELITEM survey (550 line-km)	Troilus-Tortigny Project (eastern part of the property)	GM 66885
		Geological mapping, outcrop and boulder	Troilus Project is prospective for copper, zinc and	GM 67268

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	74

Year	Company	Work description	Details	References
sampling, soil geochemistry (B horizon) Ground EM surveys 5/21 DDH (TR-11-08, TR-11-13, TR-09- 15. TR-11-16, TR-06-18: 753 m)

silver VMS deposits and regional potential for gold

Program evaluated 43 MEGATEM anomalies, 6 IP anomalies

(NW of the property, Lac du Crabe showing area) In hole TR-06-18, a significantly anomalous interval returned 0.27% Zn from 35.20m to 62.00m (incl. 0.17% Cu and 0.61% Zn from 36.00 to 40.00 m)

2013		Airborne EM-Mag survey (VTEM)

Block 2 (10 km2) is located on the SE part of the property

5 VTEM anomalous zones (approximately 200m x 400m) were detected across Block 2, most considered moderately conductive, corresponding with magnetic gradient features.

GM 68977
2018		Prospecting, geological mapping, sampling	Troilus-Tortigny Project	GM 71261
2017	Ministry of Natural Resources of Quebec	Lake sediment geochemical survey for Ag, As, Ce, Cu, La, Mo, Ni, Pb, Zn	Assinica Lake area	DP 2017-07
2021	Urban Gold Minerals Inc	Prospecting, mapping, soil sampling high-resolution heliborne Mag survey, Regnault Property	Pallador Project, Regnault, Golden Road and Diléo-Nord blocks Prospecting in one small area to the south of the property	GM 72010

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Table 5-7 – Summary of historical exploration work on the Larabel Property

Year	Company	Work description	Details	References
1959	Ranworth Explorations Ltd	EM-MAG-radiometric airborne survey (1206 miles)	Troilus Lake area (SW part of the property)	GM 09299
1960	Sirmac Grubstake Syndicate	Ground EM-Mag surveys Geological survey	Sirmac Syndicate claim group (This property is adjacent to the western part of the property)	GM 11155 GM 11013 GM 11014
1962	Ministry of Natural Resources of Quebec / Geological Survey of Canada	Technical evaluation	Frotet-Troilus area	GM 12872
1973- 1975	Selco Exploration Company Ltd / Société de Développement de la Baie-James / Muschocho Explorations Ltd	Geological mapping Target selection from ground geophysics Ground EM-Mag surveys 1/8 DDH (39-19-2: 38 m)	Lac Mesiere Project 2 grids (15 & 19) cover the property, one NW and one NE)	GM 34062 GM 34065 GM 34064 GM 30038 GM 34068 GM 34067 GM 30738
1972- 1976 1978	Société de Développement de la Baie-James

Mineral, geological potential Mineral resource studies

Lake sediment geochemical surveys for Co-Cu-Fe-Mn-Mo-Ni-Pb-U-Zn in the Assinica Lake area

Mo showing ground investigations Regional geological reconnaissance

			Assinica Lake area Frotet Lake area Lac Chatillon area	GM 34000 GM 34001 GM 34002 GM 34173 GM 34172 GM 34187 GM 34169
1973	Ministry of Natural Resources of Quebec	Geological survey	Bueil Lake area	DP 137
1976		Geological compilation	James Bay area	DP 358
1977		Geological survey	Bueil Lake area	RG 189
1980		Cu-Zn mineral potential	James Bay area	DPV 671
		INPUT Survey	Troilus-Frotet area	DP-84-48
1984		Lake sediment geochemical survey	Frotet-Evans volcanic belt	MB 84-18
1985		Thesis/Geological Report	Frotet-Evans area	MB-87-17
1993- 1994		Geological survey	Frotet-Troilus volcano-sedimentary belt	MB 93-03 MB 94-06

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	76

Year	Company	Work description	Details	References
1994		Map compilation and re-analysis of lake sediment samples for Au-Ag-As-B-Ba-Be-BrCa-Cd-Ce-Co-Cr-Cs-Cu-Eu-Fe-Hg- K-La-Li-Mg-Mn-Mo-Na-Ni-P-Pb-Sb-Sc- Se-Sm-SrTh-Ti-Tm-U-V-W-Y-Zn	Assinica Lake area	MB-95-31
1994		Geophysical data processing	Lac Bueil area 32J/16	DV 93-18
1999		Lake sediment sampling results	James Bay area Mo results	DP-99-02
1986	Golden Harvest Exploration Inc.	Technical evaluation Airborne EM-Mag survey

Lac Testard Property
(northern part of the property)

Excellent geological context of the Lac Testard Property justified a two-phase systematic exploration program. Geological, geochemical and geophysical surveys were recommended. Airborne survey covers the western part outside of the property.

GM 45098 GM 45099
1997	Noranda Mines and Explortion Inc.	Ground EM-Mag surveys	Mesiere and Oudiette properties (northern part of the property)	GM 55502
1999	SOQUEM Inc. / Inmet Mining Corporatoin	Radiometric survey Aeromagnetic and spectrometric survey	Troilus area (north part of the property)	GM 59388 GM 59389
2000		Prospecting for radiometric anomalies	REA-Frotet Project (northern part of the property)	GM 59797
2006	Falconbridge Ltd	Geological assessment, prospecting, blasting, basal till sampling, geophysics, trenching and drilling	Troilus-Beaufield JV Drilling was outside the property	GM 62463
2007	Ministry of Natural Resources of Quebec	Geochemical survey over glacial deposit, Frotet-Troilus area, NTS sheet 32J	Frotet-Troilus area	MB 2007-01
2011	Ministry of Natural Resources of Quebec	Airborne Mag survey	Southeastern Nemiscau and northern Opatica subprovinces	DP 2011-02
2022		Lake sediment geochemical survey for Au, As, Ag, Cu, Li, Mo, Ni, Pb, Zn	Mistassini Ouest area	DP 2022-01
2018- 2019	Kenorland Minerals Ltd	Regional till sampling survey Data compilation of the Frotet area, Evaluation report Staking of the Frotet Property	Frotet Gold Project (northern part of the property)	GM 70901 GM 71168

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Year	Company	Work description	Details	References
2019	Urban Gold Minerals Inc.	Resistivity-IP surveys (7.675 l-km	Troilus-Group Project - Mirror-Larrabel Block (NE part of the property, Larrabel showing area) Objective was to characterize the subsurface rocks with respect to their IP signatures and to identify responses possibly associated with sulphide occurrences. Survey also aimed to understand the geophysical characteristics of a known showing in the area.	GM 71809
Prospecting, channel sampling 3 DDH (UTL-19-01 to 03: 393 m)

Troilus-Group Project - Mirror-Larrabel Block (northern part of the property)

Prospecting work led to the discovery of the Larabel showing, from which 1 grab sample returned 1.43 g/t Au.

5 channels totaling 14m were cut with a diamond saw on hand-stripped outcrops in the showing area. 1 channel sample graded 0.26 g/t Au over 1 m

GM 71808

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Table 5-8 – Summary of historical exploration work on the Frotet Property

Year	Company	Work description	Details	References
1958	Brosnan Claims / Ministry of Natural Resources of Quebec	Report on the property claim staking, minor prospecting and sampling for Co-Ni prospects	Mid-south part of the property	GM 07616
1959	Tache Lake Mines Ltd / Claims Sabourin / Chibougamau Jaculet Mines Ltd	Geological mapping	Frotet Lake area (centre of the property)	GM 09315
		Geological mapping Ground Mag-EM surveys		GM 08850 GM 08467
1959	Ranworth Explorations Ltd	EM-MAG-radiometric airborne survey (1,206 miles)	Troilus Lake area (western part of the property)	GM 09299
1959	Lura Corporation Ltd	Geological map	Mid-west end of the property	GM 09622
1959	Chibougamau Mining and Smelting Co.	Airborne EM-Mag survey	Frotet Lake area (covers the mid-west end of the property, Lac Frotet Baie SE showing area)	GM 09103
1959	North American Asbestos Mines Ltd / Packard Pershing Mines Ltd	Ground EM-Mag surveys Geological mapping	Covers the mid-west end of the property, Lac Frotet Baie SE showing area	GM 08777 GM 09620 GM 08651
1959	American Mines & Minerals Ltd	Geological mapping	SW end of the property	GM 07942
1959	Robar Mining Corporation	Geological survey	Mid-east end of the property	GM 08853
1961	Ministry of Natural Resources of Quebec / Geological Survey of Canada	Geological survey	Brock–St-Urcisse, Abitibi and Mistassini territories	DP 073
		Regional geology at a scale of 1:63,360	St-Urcisse area (small area SE of the property)	RP 460
1962		Reconnaissance mapping at a scale of 1:63,360	Frotet Lake area Western part of the property in 32J10	RP 476
1963		Reconnaissance mapping at a scale of 1:63,360	Troilus Lake area NW part of the property, 32J15	RP 508
1966		Reconnaissance mapping at a scale of 1:63,360	Frotet Lake – Troilus Lake area Western part of the property in 32J10 and 32J15	RG 123
1968		Geological survey	NW part of the property	GM 25311

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Year	Company	Work description	Details	References
			Discovery of erratic boulder with molybdenum Discovery of Cu-rich basaltic rock (1% Cu)	GM 25310
1962	Campbell Chibougamau Mines Ltd / Canadian Nickel Co. Ltd (Inco)	Geological report Location of DDH collars	Lac Frotet area West part of the property	GM 12817
		1 DDH (22954: 92 m)	Mid-part of the property	GM 13736
1963	Tache Lake Mines Ltd	5 DDH (B-1 to B-5: 464 m)	Southern part of the property Best result: 1.6% Cu / 0.8m (B-2)	GM 13723
1965- 1966		Investigation into the recovery of zinc, gold and silver in the ore 6 DDH (B-6 to B-11: 351 m) Geological survey Report on properties		GM 19524 GM 17135 GM 18254 GM 16249 GM 18072 GM 18023 GM 18180
1970- 1972 1978	Cerro Mining Company of Canada Ltd.	Regional geological mapping, prospecting, trenching, staking, line-cutting, geochemical soil sampling, diamond drilling, ground geophysical testwork	Lake Odon Property (SSW claims of the property) Work was mostly performed in the showing area. Discovery of an impressive copper-molybdenum showing (Odon Lake showing)	GM 58936 GM 27665 GM 27664 GM 27663 GM 28490 GM 33503
1974- 1975	Selco Exploration Company Ltd	1971 to 1974 compilation work report Geological survey, geophysical surveys, drilling 6 DDH (51-21-1 to 3, 51-34B-1m 51-34B- 2, 51-34C-1: 234 m)	Maures Project (NW end of the property)	GM 34060 GM 30722 GM 34061
1972- 1976 1979 1980	Société de Développement de la Baie-James	Mineral, geological potential Mineral resource studies Lake sediment geochemical surveys for Co-Cu-Fe-Mn-Mo-Ni-Pb-U-Zn in the Assinica Lake area Mo showing fieldwork Regional geological reconnaissance	Assinica Lake area Frotet Lake area Lac Chatillon area	GM 34000 GM 34001 GM 34002 GM 34173 GM 34172 GM 34187 GM 34169 GM 38185 GM 38011 GM 38005
1973	Ministry of Natural Resources of Quebec	Geological survey	Bueil Lake area (NE part of the property in 32J15)	DP 137

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Year	Company	Work description	Details	References
1976		Geological compilation	James Bay area	DP 358
1977		Geological survey	Bueil Lake area (NE part of the property in 32J16)	RG 189
1980		Cu-Zn mineral potential	James Bay area	DPV 671
		INPUT Survey	Troilus-Frotet area	DP-84-48
1983		Soil geochemical survey Geological survey	Troilus area Frotet Lake and Domergue Lake areas	MB 85-45 DP-83-24
1984		Lake sediment geochemical survey	Frotet-Evans volcanic belt	MB 84-18 MB 84-19
1985		Thesis/Geological report	Frotet-Evans area	MB-87-17
1985		Lake sediment geochemical survey	Lac Frotet area (NW end of the property)	MB 85-55
1987		Geological compilation

Lac De Maures area

Lac De Maurès-Sud showing: 5.00 g/t Ag, 0.23% Cu (grab sample #21, DP 87-20)

Lac Pointeau-NO showing: 5.00 g/t Ag, 680 ppb Au and 4.20 g/t Ag, 0.18% Mo and 750 ppb Au (samples #101 and # 00)

DP-87-20
1994		Map compilation and re-analysis of lake sediment samples for Au-Ag-As-B-Ba-Be-BrCa-Cd-Ce-Co-Cr-Cs-Cu-Eu-Fe-Hg- K-La-Li-Mg-Mn-Mo-Na-Ni-P-Pb-Sb-Sc- Se-Sm-SrTh-Ti-Tm-U-V-W-Y-Zn	Assinica Lake area	MB-95-31
1994		Geophysical data processing	Lac Bueil area 32J/16 Lac Troilus 32J15 Lac Armagnac 32J09 Lac Regnault 32J10	DV 93-18 DV 93-17 DV 93-11 DV 93-12
1999		Lake sediment sampling results	James Bay area Mo results	DP-99-02
1978	Shell Canada Ltd	Geological reconnaissance, sampling	Frotet-Troilus area (NW part of the property in 32J16)	GM 39045
1986	Kerr Addison Exploration Inc.	Geological mapping, geochemical sampling for gold and base metals	Frotet-Troilus Project (covers the area of the 2 non-contiguous claims west of the property)	GM 42887 GM 44539

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Year	Company	Work description	Details	References
1986- 1987		Line cutting, geophysical surveying, geological mapping, soil sampling	Various parts of the Frotet-Troilus Project (one in the NW end of the property, the other in the Occurrence H showing area)	GM 45114 GM 44539
1987	North American Mining Exploration Inc.	Airborne EM-Mag surveys (North and South blocks; 304.4 km)	Lac Troilus property South Block is in the centre of the property	GM 44897
1987	SOQUEM Inc.	Airborne EM-Mag survey (565 km)	Lac de Maures Project SW part of the property	GM 45665
1988		Line cutting, ground Max-Min (18 km and 7.1 km) survey, prospecting, sampling Staking	Lac de Maures Project SW part of the property Discovery of Cu-Zn showing, with results averaging 0.1%-0.57% Cu and 0.2%-1.67% Zn	GM 48668
		3 DDH (038-88-08 to 10; 474 m)	De Maures 101038 Property Central part of the property	GM 58639
1999		Ground EM-Mag surveys, geological survey, sampling, prospecting	Romeo Boisvert Property Central-north part of the property	GM 56807
1986	Golden Harvest Exploration Inc.	Technical evaluation	Lac Frotet Property (Lac Odon area, south and central parts of the property) Conclusions: very good potential for gold deposits; PGE and base metal potential should not be overlooked	GM 44953
1987		Airborne EM-Mag survey	Lac Frotet Property (Lac Odon area, south and central parts of the property)	GM 44954 GM 46960
Ground EM-Mag surveys
1994	Noranda Mines and Exploration Inc.	Ground EM (3.2 l-km) and Mag (3.9 l-km) surveys	Odon Est Property (southern part of the property)	GM 53954
1996		Prospecting 1 DDH (OW-95-01: 212 m)		GM 53952
1995	Lyon Lake Mines Ltd / SOQUEM Inc.	Ground EM (42.4 l-km), Mag (21 l-km) and IP (27,725 km surveys 2 DDH (95607-6, 95607-7: 178 m)	Waconichi Property (Lac Odon area)	GM 53518 GM 53517 GM 53519
1996- 1998		Geological survey Ground Mag survey (18 l-km) 1 DDH (4243-97-11: 180 m)	Odon Property	GM 54407 GM 55788 GM 55787

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Year	Company	Work description	Details	References
1999	Octopus Explorations Inc. / Freewest Resources Canada / Agnico EagleLtd / Hudson’s Bay Company / SOQUEM Inc.	Prospecting, stripping, sampling for gold and base metals Technical evaluation	Lac Frotet Property area (northern part of the property)	GM 57504
2000	Simard Claims	Prospecting, sampling	Elec-Troilus Project (many areas on the property) Best results: (sample 01) 0.38% Cu 0.2 g/t Au (sample 09) 0.38% Cu 1.2 g/t Ag	GM 60240
1999	Costa. P.	Prospecting

Pyrox II Project

(centre of the property, Pyrox II showing area) Best results: 2170 ppm Cu (#672119), 1618 ppm

Cu, 150 ppb Pt (#672116), 1010 ppm Cu, 0.6g/t

Pd (#672142) and 1325 ppm Cu, 210 ppb Au

(#672121)

GM 58478
2001	Inco Ltd	2/9 DDH (2000-03, 2000-05: 258 m)	Monique Property (centre-west end of the property)	GM 59005
2002	Virginia Gold Mines Inc.	Stripping, sampling	West part of the property (Pyrox II area) 4 trenches excavated outside the property	GM 59830
2002	SOQUEM Inc.	Geological mapping, sampling, stripping, 3 trenches	Albanel Property (south of the property, Lac Odon showing area) Best results: 149 to 245 ppb de Pd-Pt over 20m in TR-02-13 and 105 to 2018 ppb Pd-Pt over 35m in TR-02-14	GM 59756
2004		Cu-Au potential evaluation and PGE potential follow-up Line cutting, IP-Mag surveys, mechanical stripping, mapping, sampling	Armagnac Property (south end overlapping the De Maures Property) Best result: TR-2004-12 with 500 ppb Au and 6 results over 1% Cu	GM 61312 GM 61311
		Airborne EM-Mag survey (total area coverage 11.4 km²)	Domergue Property (covers some claims in the SW end of the property)	GM 62302 GM 62303
2002- 2003	Fonds de Prospection Minière Jamésien / Bouchard Claims, Leblanc Claims	Till sampling, prospecting, geological reconnaissance Electronic microprobe analysis Treatment of till samples containing	Savignac Bar Lake Project (covers a few claims in the SE end of the property)	GM 61745 GM 60818 GM 60817 GM 60616

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Year	Company	Work description	Details	References
		kimberlite indicator minerals Heavy mineral study for diamond exploration		GM 61746
2005	Tom Exploration Inc.	Technical evaluation Surface exploration work Grab samples collected from different places in the stripped area and the trenches on the Frigon showing

Frotet Property

(top NW of the property)

Best results, confirming the polymetallic mineralization on the property: 0.23 g/t Au, 24.6 g/t Ag, 5.32% Cu and 1.67% Zn (sample # 86810); 2.62 g/t Au, 6.2 g/t Ag, 0.93% Cu and

0.10% Zn (sample # 86811)

GM 62240
2006	Falconbridge Ltd	Geological assessment, prospecting, blasting, basal till sampling, geophysics, trenching and drilling	Troilus-Beaufield JV Drilling was done outside the property	GM 62463
		Airborne EM survey (15.3 l-km total survey 499 line-km)	1/9 blocks surveyed are located on the property (B-7: SW end of the property)	GM 62955 GM 62861 GM 62860
2007		Geochemical survey in glacial deposits, Frotet-Troilus area, NTS sheet 32J	Frotet-Troilus area	MB 2007-01
2008		Geochemical survey over glacial deposits, Frotet-Troilus area, NTS sheet 32J	Sakami moraine (SW part of the property)	GM 63631
2008- 2009	Melkior Resources Inc. / Beaufield Resources Inc.	Ground HLEM survey Prospecting of EM anomalies 6 DDH Ground MAG survey	Small block in the centre of the property 1/6 DDH on the property (TBM-08-01: 120 m)	GM 64512 GM 64513 GM 64998
2012		Geological mapping, outcrop and boulder sampling, soil geochemistry (B horizon) Ground EM surveys 1/21 DDH (TR-11-06: 207 m)

Troilus Project prospective for copper, zinc and silver VMS deposit and regional potential for gold

Program evaluated 43 MEGATEM anomalies, 6 IP anomalies

(northern part of the property, north of Lac Frotet showing area)

GM 67268
2018		Prospecting, geological mapping, sampling	Troilus-Tortigny Project (western part of the property)	GM 71261
2008	Threegold Resources Inc. / Robert Claims	Mechanical stripping, drilling 2/5 DDH (THG-FR-04, THG-FR-05:	Frotet-Robert Project (centre-north part of the property, Frigon	GM 63770

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Year	Company	Work description	Details	References
		76 m)	showing area)
2011	Ministry of Natural Resources of Quebec	Airborne Mag survey	Southern Nemiscau Subprovince and northern Opatica Subprovince	DP 2011-02
2017		Lake sediment geochemical survey for Ag, As, Ce, Cu, La, Mo, Ni, Pb, Zn	Assinica Lake area	DP 2017-07
2022		Lake sediment geochemical survey for Au, As, Ag, Cu, Li, Mo, Ni, Pb, Zn	Mistassini Ouest area	DP 2022-01
2017	Globex Mining Enterprises Inc.	1 DDH (PYR-17-01; 129 m) Ground EM-Mag surveys	Centre of the property, Pyrox II Est showing area	GM 70295 GM 70296
2018		Airborne EM-Mag survey	Central-south part of the property	GM 70961
2018- 2019	Kenorland Minerals Ltd	Regional till sampling survey Data compilation in the Frotet area, assessment report Staking of the Frotet Property Geological mapping Airborne Mag survey	Frotet Gold Project (covers north and west parts of the property)	GM 70901 GM 71168 GM 71848 GM 71200
2020	Troilus Gold Corp. / Globex Miing Entreprises Inc.	Technical evaluation Data compilation	Pyrox Property Central-south part of the property	GM 72004

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Table 5-9 – Summary of historical exploration work on the De-Maurès Property

Year	Company	Work description	Details	References
1958	Brosnam Claims / Ministry of Natural Resources of Quebec	Report on the property Claim staking, minor prospecting and sampling	NW part of the property	GM 07616
1959	Pennbec Mining Corporation	Ground EM-Mag surveys	Lac Des Maures Property (west end of the property)	GM 09409 GM 09404 GM 09401
1959	Roberval Mining Corp.	Report on the properties acquisition of properties A-10 and A-11 geological survey	Northern part of the property	GM 08890
1959- 1960	Bibis Yukon Mines Ltd	Ground EM-Mag surveys (15.7-line miles) Claim stacking, prospecting Airborne EM-Mag surveys Technical evaluation (5 DDH)	NW part of the property Survey results suggest occurrences of massive sulphides similar to those reported from drilling by Canadian Northwest	GM 08879 GM 08728 GM 09769
1959	Canadian Northwest Mines+Oil	Ground EM-Mag surveys (23.5 miles) 14 DDH (DDH-CA-1 to 4, DDH-CAB-1, DDH-CB-1, DDH-CC-1 to 6, DDH-CD-1, DDH-CD-2: 1829 m)	NW part of the property Several very strong anomalies correspond with magnetic features in nearly all cases	GM 08757 GM 09159
1967		Technical evaluation, copper prospect	Brock River area (NW end of the property)	GM 09767
1959	Alta Mines Ltd / Carbec Mines Ltd	Mining geologist report Geological survey Ground EM-Mag surveys	NW end adjacent to the property	GM 08015 GM 09407 GM 09402
1959	Dadson Lake Chibougamau Mines Ltd	Ground EM survey prospecting	Frotet Lake Property (west end of the property)	GM 09011
1961	Ministry of Natural Resources of Quebec	Geological survey	Brock–St-Urcisse area, Abitibi and Mistassini Territories	DP 073
		Regional geology at a scale of 1:63,360	St-Urcisse area (eastern part of the property)	RP 460
1962		Technical evaluation, base metal prospect	Frotet-Troilus area	GM 12872
1962	Campbell Chibougamau Mines Ltd / Canadian	Geological report Location of DDH	Lac Frotet area Western part of the property	GM 12817

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Year	Company	Work description	Details	References
	Nickel Co. Ltd (Inco)	1 DDH (22112: 147 m)	DDH was drilled at the west end of the property Best results: 1300 ppm Cu / 1.8m and 1200 ppm Cu / 1.8 m	GM 13736
1965	Conwest Explorations Co. Ltd	5 DDH (65-B1 to B5: 614 m)	Lac Des Maures Property (west end of the property)	GM 16947
1965- 1966	Tache Lake Mines Ltd	Investigation into the recovery of zinc, gold and silver in the ore Geological survey Report on properties	Northern part of the property	GM 19524 GM 18254 GM 16249
1970- 1971	Cerro Mining Company of Canada Ltd	Regional geological mapping, prospecting, trenching, staking, line-cutting, geochemical soil sampling, diamond drilling, ground geophysical testwork	Lake Odon Property (northern claims of the property are part of the Odon Property) Work was mostly performed around the showing area. Discovery of an impressive copper-molybdenum showing.	GM 58936
1971	Selco Exploration Company Ltd	Airborne Mag survey	Troilus Lake area (west end of the property)	GM 28500
1972- 1976 1979 1980	Société de Développement de la Baie-James

Mineral, geological potential
Mineral resource studies

Lake sediment geochemical surveys for Co-Cu-Fe-Mn-Mo-Ni-Pb-U-Zn in the Assinica Lake area

Mo showing ground investigations Regional geological reconnaissance Prospecting for gold, nickel, asbestos

			Assinica Lake area Frotet Lake area Lac Chatillon area	GM 34000 GM 34001 GM 34002 GM 34173 GM 34172 GM 34187 GM 34169 GM 38185 GM 38011 GM 38005 GM 38184
1976	Ministry of Natural Resources of Quebec	Geological compilation	James Bay area	DP 358
1980		Cu-Zn mineral potential	James Bay area	DPV 671
		INPUT Survey	Troilus-Frotet area	DP-84-48
1983		Soil geochemical survey	Troilus area	MB 85-45
1985		Thesis/Geological report	Frotet-Evans area	MB-87-17
1987		Geological compilation	Lac De Maures area	DP-87-20

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Year	Company	Work description	Details	References
Lac De Maurès-Sud showing: 5.00 g/t Ag, 0.23% Cu (grab sample 21, DP 87-20) Lac Pointeau-NO showing: 5.00 g/t Ag, 680 ppb Au and 4.20 g/t Ag, 0.18% Mo and 750 ppb Au (samples 101 and 100)
1994		Map compilation and re-analysis of lake sediment samples for Au-Ag-As-B-Ba-Be-BrCa-Cd-Ce-Co-Cr-Cs-Cu-Eu-Fe-Hg- K-La-Li-Mg-Mn-Mo-Na-Ni-P-Pb-Sb-Sc- Se-Sm-SrTh-Ti-Tm-U-V-W-Y-Zn	Assinica Lake area	MB-95-31
1999		Lake sediment sampling results	James Bay area Molybdenum results	DP-99-02
1986	Golden Harvest Exploration Inc.	Technical evaluation	Lac Frotet Property (Lac Odon area, northern part of the property) Findings: very good potential for gold; potential for PGEs and base metals should not be overlooked	GM 44953
1987		Airborne EM-Mag survey	Lac Frotet Property (Lac Odon area, northern part of the property)	GM 44954 GM 46960
Ground EM-Mag surveys
1992	Inco Ltd	Ground HEM (77.475 km + 11.35 km) and Mag (79.675 km + 10.65 km) surveys	Troilus Project (west end of the property)	GM 52213
1992		Geological survey, boulder prospecting, mechanical trenching, lithogeochemical sampling	Claudette Property (centre of the property) 1992 program returned anomalous base metal values	GM 52828
1993		Airborne EM-Mag survey IP survey	Claudette-Boulder Lake Project (centre of the property)	GM 52211 GM 52212
1993		Ground EM-Mag surveys	Claudette and Monique properties Northern part of the property	GM 52861
1991- 1993		Mapping, prospecting, soil geochemistry, geophysical surveys, drilling 3/6 DDH (85407-0, 85408-0, 85409-0: 515 m)

Boulder Lake Property
(centre of the property)

1991 field program: angular massive sulphide boulder found with an average grade of 3.0% Cu, 2.7% Zn, 8.0 g/t Au and 30 g/t Ag

Boulder Lake (Zone A) showing: 0.95% Zn

GM 52210 GM 52209 GM 55068 GM 52411 GM 55061

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Year	Company	Work description	Details	References
(sample #207009) Boulder Lake (Zone B) showing: 1.17% Zn (sample #178703) Boulder Lake (Zone C) showing: 4.96 g/t Au, 1.00 g/t Ag (sample #178931)
1994		Lithgeochemical survey Prospecting Geophysical surveys Geological survey 3 DDH (85421 to 85423: 454 m)

Claudette-Boulder Lake properties (NE part of the property)

Lithogeochemical and prospecting surveys defined Boulder-North and Claudette-East as the most favourable VMS targets on the property.

Diamond drilling of selected conductors in the two target areas failed to locate significant mineralization.

Claudette (Zone A) showing: 1.79% Cu, 5.50 g/t Ag and 1.25% Cu, 2.40 g/t Ag (sample #179506 and 192307)

Claudette (Zone B) showing: 0.73% Cu, 2.60 g/t Ag and 4.79% Cu, 12.80 g/t Ag (samples #179693 and #179694 trench T.1); 0.53% Cu,

2.20 g/t Ag and 0.58% Cu, 2.20 g/t Ag (samples #179618 and 179666 trench T .2; 1.48% Cu, 3,70

g/t Ag (sample #179571 trench T.3)

Claudette (Zone C) showing: 1.98 g/t Au, 1.43 g/t Au (samples #179613 and #179685

Claudette (Zone D) showing: 0.63% Cu, 0.26% Zn and 4.20 g/t Ag and 0.60% Cu, 14.90 g/t Ag (samples #179583 and #207361)

Claudette (Zone E) showing: 2.32% Cu, 0.53% Zn and 28.50 g/t Ag (sample #207499)

GM 52492 GM 52828
1994	Noranda Mines and Exploration Inc.	Ground EM (14.8 l-km) and Mag (17.3 l-km) surveys	De Maures Ouest Property (south of the property)	GM 53953
1996		Prospecting 1 DDH (DW-95-01; 175 m)		GM 53952
2006	Falconbridge Ltd	Geological assessment, prospecting, blasting, basal till sampling, geophysics, trenching and drilling	Troilus-Beaufield JV Drilling on the Regnault Property adjacent to the west	GM 62463
2007	Table Jamésienne de Concertation Minière	Geochemical survey in glacial deposit, Frotet-Troilus area, NTS sheet 32J	Frotet-Troilus area	MB 2007-01

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Year	Company	Work description	Details	References
2012	Beaufield Consolidated Resources Inc.	Airborne Mag-HELITEM survey (550 line-km)	Troilus-Tortigny Project (western part of the property)	GM 66885
Geological mapping, outcrop and boulder sampling, soil geochemistry (B horizon) Ground EM surveys 3/21 DDH (TR-11-12, TR-11-14, TR-TR- 11-17: 612 m)

Troilus Project prospective for copper, zinc and silver VMS deposit and regional potential for gold Program evaluated 43 MEGATEM anomalies and 6 IP anomalies

(north of the property, Boulder Lake showing area)

GM 67268
2013		Airborne EM-Mag survey (VTEM)	Block 1 (25 km2) in the NE part of the property Some low to moderate conductive zones (approximate diameters ranging from 100m to 400m) on Block 1 are associated with magnetic gradient features	GM 68977
2018		Prospecting, geological mapping, sampling	Troilus-Tortigny Project (western part of the property)	GM 71261
2011	Ministry of Natural Resources of Quebec	Airborne Mag survey	Southeastern Nemiscau Subprovince and northern Opatica Subprovince	DP 2011-02
2017		Lake sediment geochemical survey for Ag, As, Ce, Cu, La, Mo, Ni, Pb, Zn	Assinica Lake area	DP 2017-07
2022		Lake sediment geochemical survey for Au, As, Ag, Cu, Li, Mo, Ni, Pb, Zn	Mistassini Ouest area	DP 2022-01
2021	Urban Gold Minerals Inc.	Prospecting, mapping, soil sampling high-resolution heliborne Mag survey, Regnault Property	Pallador Project, Regnault, Golden Road and Diléo-Nord blocks Prospecting on one small area in the southern part of the property	GM 72010

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6.	GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT

6.1	Regional Geology

All ten properties belonging to the Moblan James Bay Property Group (collectively, the “Properties”) are located in the Frotet-Evans greenstone belt (“FEGB”), which is part of the Opatica Subprovince in the Archean Superior Province (see Figure 6-1). The distribution of volcanic, volcano-sedimentary and intrusive rocks in the FEGB and the boundaries of the Properties are shown in Figure 6-2. The Opatica domain is composed of tonalite orthogneiss and younger tonalite, granodiorite and monzodiorite plutons, all crosscut by late biotite granites (Benn et al., 1992; Sawyer and Benn, 1993). This last plutonic event, the emplacement of anatectic granites, began at c. 2686 Ma.

The FEGB is a large-scale example of metavolcanic belts surrounded by plutonic rocks, a volcano-plutonic arc complex. It is divided into four segments, from west to east: Evans-Ouagama, Storm-Evans, Assinica and Frotet-Troilus (Boily, 1999; Boily and Dion, 2002). It extends some 250 km from the Nottaway River in the west to the Mistassini Lake in the east, with its width ranging between 5 km and 35 km. The FEGB is encompassed by granitoids and gneisses of the Opatica Subprovince, which are themselves bounded to the north by the Némiscau and Opinaca Subprovinces and to the south by the Abitibi Subprovince. The FEGB is intruded by late-tectonic intrusions of granodioritic and granitic composition (Simard, 1987). This greenstone belt has been interpreted as the erosional remnant of an allochthonous thrust sheet but is now re-interpreted as an autochthonous synformal sequence within the Opatica plutonic belt (Daoudene et al., 2022). The eastern and western ends of the FEGB are predominantly volcanic, whereas volcano-sedimentary assemblages dominate the centre of the belt. The area covered by the Properties encompasses parts of the Assinica and Frotet-Troilus segments.

6.1.1	Assinica segment

The central segment of FEGB, the Assinica segment, is about 13 km thick by 50 km long and is divided into two groups: the Assinica Group and the Broadback Group. It comprises a lower unit, the Assinica Group, which is composed of mostly mafic volcanic rocks with a small proportion of felsic volcanic rocks (pyroclastic) and few mudrocks, and an upper unit of sub-concordant, clastic sedimentary rocks, the Broadback Group. The Broadback Group is divided into four units. From base to the top, the sequence consists of basal conglomerate, mudstone, sandstone and upper conglomerate. There are currently no geochronological data to constrain the age of the Assinica Group. The regional metamorphism changes from the greenschist to the lower amphibolite facies (Brisson et al., 1997).

6.1.2	Frotet-Troilus segment

The Frotet-Troilus segment is located at the eastern end of the FEGB. It is composed of volcano-sedimentary sequences belonging to the Troilus Group. These sequences mostly consist of massive to pillowed basaltic flows and pyroclastic rocks (Gosselin, 1996). The Troilus Group also includes several minor units such as komatiitic basalts, felsic to intermediate volcanics and volcaniclastics, and sedimentary rocks. It is intruded by many dikes/sills, plutons and stocks of variable composition. U-Pb zircon ages from

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felsic tuff layers and a felsic dyke yielded crystallization ages of 2780 ± 28 Ma and 2750 ± 28 Ma (Thibault, 1985) and 2782 ± 6 Ma (Pilote et al., 1997), respectively.

The stratigraphy of the Troilus Group was first established by Simard (1987) and then revised by Gosselin (1996). According to the latter author, the Troilus Group results from four main volcanic phases (1, 2, 3 and 4). Each brings together one or more formations (and members), among which some are laterally equivalent. Phase 1 comprises the De Maurès, La Fouche and Dompierre Formations. It consists mostly of tholeiitic basalt, more or less magnesian, at the base, and the top members of the Formation are composed of ferrotholeiites. The polymetallic VMS occurrences in these Formations are rich in pyrite and pyrrhotite and are usually associated with meta-sediments and/or pyroclastic horizons.

Phase 2 corresponds to the pyroclastic calco-alkaline units of the Odon and Frotet formations. The rock is characterized by tuffs, in block, lapilli or crystal, associated with minor slivers of fine-grained sediments and felsic to intermediate volcanics.

Phase 3 is described as the transition between the volcanic and the sedimentary zones, represented by the Châtillon, Parker, Domergue-Sud and Misière formations. Komatiitic basalts with micro-spinifex, variolitic massive and pillowed basalt characterized the Châtillon Formation. Minor bands of tuff (ash and lapilli) and metasediments (mudstone) can also be found in this formation. The Parker Formation corresponds to gabbros with basalts and/or andesites associated with volcanoclastic horizons. Garnets are frequent in the upper members of this formation. The Domergue-Sud Formation consists of magnesian basalt (Simard, 1987). Finally, the Misière Formation is formed essentially of pillowed basalt.

Phase 4 is dominated by the Domergue-Nord Complex, which is composed of magnesian basalts associated with some layers of sedimentary and pyroclastic rocks.

6.1.3	Structural features and metamorphism

Different models have been published to explain the geodynamic evolution of the Opatica Subprovince. Historically, this province is interpreted as being the deeply eroded internal zone of an Archean orogen in which the adjacent Abitibi Subprovince represents a shallow level section through its foreland fold and thrust belt (Sawyer and Benn, 1993; Sawyer, 1998) involving a flat north-dipping subduction zone rooted southward at the Pontiac-Abitibi interface (Daigneault et al., 2002). The FEGB is interpreted as an upper crustal thrust sheet in the Opatica Subprovince, mainly represented by an assemblage of orthogneissic lower thrust sheets intruded by plutonic suites. More recently, an alternative hypothesis involving vertical tectonics has been suggested to explain that magmatism and metamorphism have been coeval over a large region (Daoudene et al., 2022).

According to different authors (Sawyer and Benn, 1993; Daoudene et al., 2022 among others), the Opatica Subprovince underwent three main deformation events, referred to as D1, D2 and D3 (see also Davis et al., 1995). The D1 event is represented by a penetrative amphibolite-grade, moderately dipping and E-W-trending, foliation (S1) bearing broadly distributed, WSW-ENE-trending mineral and stretching lineations. The fabrics are interpreted to reflect high-temperature regional gneissic foliation and define a metamorphic layering that is axial-planar to intrafolial F1 folds. D2 is characterized by a steeply dipping amphibole-biotite foliation (S2) with associated NNW-SSE stretching lineations. The D2 fabrics are mostly restricted to high-strain zones in contrast to the

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more penetrative D1 fabrics, and the S1 gneissic fabric is verticalized and transposed into S2, forming S1-2 metamorphic layering. Amphiboles and micas 40Ar/39Ar ages measured in both the Opatica Subprovince suggest that exhumation of the latter started at ≥ 2678 Ma and was almost coeval with, or slightly followed, by the uplift and related partial melting of OPB orthogneisses at c. 2668 Ma or earlier (Daoudene et al., 2022). Finally, the youngest deformation event (D3) is more localized than D1-2 and represented by subvertical shear zones and faults, including east-northeast-trending zones with sinistral movement and east and southeast dextral zones. Two (2) major sub-vertical, NW-SE trending shear zones related to the D3 event (the Lucky Strike and Nottaway shears) dissected the FEGB after peak metamorphism (Boily and Dion, 2002, and references therein). D3-related fabric hosts a well-developed, sub-horizontal stretching lineation, indicating that D3 is dominated by strike-slip motions. Conjugate dextral and sinistral transcurrent shearing and faulting probably started at c. 2600 Ma and lasted for c. 100 Ma (Daoudene et al., 2022).

Structurally, Brisson et al. (1997) and then Daoudene et al. (2022) suggested a dome and basin pattern created by a first E-W compression phase followed by the principal deformation in the Assinica segment, a N-S compression phase. The imprint of the second deformation phase is a well-developed axial plane schistosity (E-W) observed in all the units. In the western area, the increase of the regional fabric is associated with the ductile Lucky Strike fault (Benn et al., 1992). Its dextral movement offsets the units.

According to Bernard et al. (2021), the Frotet-Troilus segment of the FEGB is structurally divided into two (2) domains, namely the North and South domains, by the Frotet anticline (Gosselin, 1996). The North domain is predominated by NE-SW to ENE-WSW structures, including the Troilus syncline related to the D1 event. There are also D2 dextral strike-slip faults, as well as longitudinal reverse faults dipping to the northwest. The South domain is structurally more complex in contrast to the North domain. It is predominated by ESE-WNW to SE-NW structures and emphasized by three major synclines, of which the limbs are affected by regional SE-NW to E-W faults. There are also NE-SW folds and reverse faults near the southern boundary of this domain.

Regional metamorphism reaches greenschist facies in the belt’s core, increasing to lower amphibolite grade at the margin and around felsic intrusions (Pearse, 2008).

6.1.4	Mineralized occurrences on the Moblan James Bay Property Group

The Properties host several mineral occurrences and showings (Table 6-1).

These (and other nearby) occurrences highlight the strong potential of the FEGB for (i) Li pegmatites deposits; (ii) Cu-Zn VMS deposits; (iii) Au orogenic quartz-carbonate veins and disseminated sulphide deposits; (iv) Ni-Cu-PGE magmatic sulphide deposits; and (v) Au-Cu porphyry system (e.g. Troilus Gold) (Gosselin, 1996; Frappier-Rivard and Larderaz, 2012; Bernard et al., 2021). These are further discussed under Item 8 (Deposit Types).

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Major mineral districts:
1: Red Lake
2: Confederation Lake
3: Sturgeon Lake
4: Timmins
5: Kirkland Lake
6: Cadillac
7: Noranda
8: Chibougamau
9: Casa Berardi
10: Normétal
MOBLAN Lithium Project
Lake Superior
Cobalt Plate
Sudbury Structure
Huronian
Source: Percival (2007)
Superior Province mosaic map
(multiples data sources)
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PHANEROZOIC
Ph Platform sediments
PROTEROZOIC
Kw Keweenawan
Th Trans-hudson orogen
ARCHEAN
VII Douglas Harbour domain
VI Utsalik domain
V Goudalie domain
IV L. Minto domain
II Tikkerutuk domain
I Inukjuak domain
BS Bienville subprovince
LG La Grande subprovince
OnS Opinaca subprovince
AC Ashuanipi complex
OcS Opatica subprovince
PT Pontiac terrane
AT Abitibi terrane
KU Kapuskasing uplift
WT Wawa terrane
QT Quetico terrane
EWT E. Wabigoon terrane
WWS W. Wabigoon terrane
WRT Winnipeg R. Terrane
ERT English R. terrane
NCS North Caribou superterrane
OSD Oxford-Stull domain
NSS Northern Superior superterrane
MT Marmion terrane
BR Bird R. subprovince
MLD Molson L domain
ILD Island L domain
110°0'0"W
100°0'0"W
90°0'0"W
80°0'0"W
70°0'0"W
60°0'0"W
50°0'0"W
60°0'0"N
50°0'0"N
40°0'0"N
70°0'0"W

Figure 6-1 – Location of the Moblan Lithium Project in the Opatica Subprovince of the Superior Province. Mosaic map from Percival (2007)

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480,000
500,000
520,000
540,000
560,000
5,640,000
5,620,000
5,600,000
N
Lithology (SIGEOM 2022/11/23)
Intrusive felsic rocks
Intermediate intrusive rocks
Mafic intrusive rocks
Ultramafic intrusive rocks
Metamorphic rocks
Sedimentary rocks
Volcanic felsic rocks
Intermediate volcanic rocks
Mafic volcanic rocks
Shear
Regional fault
MOBLAN
Lithium Project
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0
10 km
Projection NAD83 UTM zone 18N

Figure 6-2 – Regional geological map of the Moblan James Bay Property Group

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Table 6-1 – Summary of the mineralized occurrences on the Moblan James Bay Property Group

Property	Occurrence / Deposit	Metals / Minerals	Deposit Type	Highlights
Moblan	Moblan	Li	Lithium pegmatites	MRE 2025 (this report)
	Lac Coulombe-1222	Zn	VMS	2.1% Cu, 3.03% Zn and 43.3 g/t Ag (grab sample); 1.16% Cu, 5.87% Zn and 15 g/t Ag / 0.6 m (DDH #1); 0.33% Cu and 3.43 g/t Ag / 1 m (DDH #2); 0.52% Zn / 0,3 m (DDH #2) (GM 13671). 8042 ppm Cu and 7.5 ppm Ag (sample 30451); 5099 ppm Cu and 4.3 ppm Ag (sample 69878) (GM 64838)
Lac-Albert	NA	NA	NA	NA
Gariteau	NA	NA	NA	NA
Albert-Sud	NA	NA	NA	NA
Lezai-Troilus	Inmet-Diléo	Zn	VMS	6.64% Zn, 0.69% Cu and 21,1 g/t Ag / 0.05 m; 0.83% Zn, 0.55% Cu and 15.2 g/t Ag / 0.25 m; 0.46% Zn, 0.57% Cu and 5.9 g/t Ag / 0.55 m (DDH IN-96-01) (GM 54596)
	MT2	Au	Quartz-carbonate-sulphide veins	10.5 ppm Au, 1200 ppm Cu and 3 ppm Ag (Hole UPG-20-03) (GM 72024)
	CT-17-06	Au	N/D	2.51 g/t Au / 0.94 m (gold mineralization in brecciated rocks) (SIGEOM)
	Lac à la Pluie	Mo	N/D	0.45% Mo and 0.47% Bi (average grade of 56 veins); 2980 ppm Mo (sample #135320) (GM 70084)
	Lac Lezai	Mo	N/D	0.64 to 0.96% MoS2 (grade from 4 grab samples) Mineralization is generally associated with quartz veins (SIGEOM)
Tortigny	Tortigny	Zn	VMS

Historical mineral resource estimate:

1.1 Mt @ 3.65% Zn, 1.78% Cu, 48.51 g/t Ag and 0.35 g/t Au

(Beaufield, NI 43-101; 2014)

The MRE mentioned above is historical and should not be relied upon. It is included in this item for illustrative purposes only. The QP has not completed sufficient work to classify it as current. Neither the QP nor the issuer considers this historical estimate to be current.

	Lac Coulombe-Est	Cu	VMS	0.59% Cu and 4.5 g/t Ag / 0.4 m (DDH C-5) (GM 28168)
	Lac Coulombe	Cu	VMS	4.8% Zn, 0.75% Cu and 15.4 g/t Ag / 1.7

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Property	Occurrence / Deposit	Metals / Minerals	Deposit Type	Highlights
	(Muscocho)			m (DDH No. 1) (GM 13671); 2.73% Zn and 0.13% Cu / 1.43 m (DDH M72-1) (GM 28168); 2.19% Zn, 1% Cu and 21.2 g/t Ag / 4.88 m (DDH M74-3) (GM 30707)
	Chaloneau	Ag	VMS	CH-96-03: 0.55% Cu, 0.25% Zn and 296.6 g/t Ag / 0.7 m; CH-96-02: 0.27% Zn / 2.5 m; CH-96-01: 0.32% Zn / 0.8 m (GM 55449)
	Christiane	Au	Quartz-carbonate-sulphide veins	Trench TRM-98-12: 4.74 g/t Au and 1.7 g/t Au; 4100 ppm Zn, 132 ppb Au and 52.2 g/t Ag / 1 m (GM 56423)
	Lac Chatillon	Ag	VMS	13.75 g/t Ag and 0.27% Zn / 1.8 m and 0.44% Zn and 16.5 g/t Ag / 0.9 m (DDH 1231-98-07). 5700 ppm Zn / 0.7 m in Trench TRM-98-8B (GM 56423)
Regnault	Moblan-Brigitte	Au	Au associated with volcanic rocks	1.9 g/t Ag / 1 m; 642 ppm Cu, 437 ppm Zn and 3.3 g/t Ag / 0.55 m (DDH BG-96-08) (GM 55494)
	Groupe Boulder	Ni	Ni-Cu (±Co ±EGP) Magmatic sulphide	5.25% Cu and 66.7 g/t Ag (grab sample); 2.55% Cu, 1.05% Ni and 0.15% Co (grab sample) (SIGEOM)
	Lac du Crabe Nord	Ag	VMS	11.0 g/t Ag / 1.3 m (GM 67268)
	Lac du Crabe - NE	Cu	VMS	6520 ppm Cu, 1050 ppm Zn and 4.1 g/t Ag / 0.7 m; 7140 ppm Zn, 1530 ppm Cu and 3.4 g/t Ag / 3.8 m (GM 67268)
	Pearl	Zn	VMS	2.99% Zn, 588 ppm Cu and 3,1 g/t Ag (207478); 4562 ppm Zn, 4657 ppm Cu and 8.2 g/t Ag (207479) (GM 52827)
	Lac Chix	Au	Au showing	1.2 g/t Au (sample 35B); 1.9 g/t Au (sample 35C) (SIGEOM)
Larabel	Larabel	Au	Quartz-Carbonates-Sulphides Vein	1.43 g/t Au; 0.24 g/t Au / 0.3 m, 6 g/t Ag / 2.3 m and 0.24% Cu / 0.7 m (DDH UTL-19-03) (GM 71808)
Frotet	Lac Frotet (Baie Ouest)	Cu	Cu-vein	1% Cu and 7797 ppm Zn (surface sample) (SIGEOM)
	Pyrox II Est	Pt-Pd	Magmatic sulphides	100 ppb Au, 510 ppb PGE (410 ppb Pd, 100 ppb Pt) and 890 ppm Cu (672124); 140 ppb Au, 880 ppb PGE (730 ppb Pd, 150 ppb Pt) and 2810 ppm Cu (672125) (GM 58478)
	Lac Frotet-Baie SE	Cu	VMS	0.93% Cu and 2.8 g/t Ag (sample 15B; (ET 84-08). 5744 ppm Cu (grab sample) (GM 53495)
	Lac de Maurès-Est	Cu	Quartz-carbonate-sulphide veins	3.35% Cu, 0.83 g/t Au and 1.25 g/t Ag / 0.15 m (DDH B, unknown reference); 12.55% Cu (grab sample, unknown reference) (SIGEOM); 0.65% Cu, 0.53% Cu, 0.79% Cu and 2.00% Cu (samples

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Property	Occurrence / Deposit	Metals / Minerals	Deposit Type	Highlights
179622, 179623, 1 79624 and 180636) (GM 52492); 11.00% Cu and 50.00 g/t Ag and 3.46% Cu and 13.40 g/t Ag (samples 179626 and 179627) (GM 52492); 0.83% Cu and 5.79 g/t Au (samples 180638) (GM 52492)
De-Maurès	Lac de Maurès-Sud	Ag	VMS	5.00 g/t Ag and 0.23% Cu (sample 21) (DP 87-20)
	Boulder Lake (Zone A)	Zn	N/D	0.95% Zn (sample 207009) (GM 52209)
	Boulder Lake (Zone B)	Zn	N/D	1.17% Zn (sample 178703) (GM 52209)
	Boulder Lake (Zone C)	Au	N/D	4.96 g/t Au and 1.00 g/t Ag (sample 178931) (GM 52209)
	Claudette (Zone A)	Cu	N/D	1.79% Cu and 5.50 g/t Ag and 1.25% Cu and 2.40 g/t Ag (samples 179506 and 192307) (GM 52492)
	Claudette (Zone B)	Cu	N/D	0.73% Cu and 2.60 g/t Ag and 4.79% Cu and 12.80 g/t Ag (samples 179693 and 179694) (GM 52492); 0.53% Cu and 2.20 g/t Ag and 0.58% Cu and 2.20 g/t Ag (samples 179618 and 179666) (GM 52492); 1.48% Cu and 3.70 g/t Ag (sample 179571) (GM 52492). 1.0477% Zn, 0.12% Cu and 0.4 g/t Ag (sample 179694) (GM 52828)
	Claudette (Zone D)	Cu	N/D	0.63% Cu, 0.26% Zn and 4.20 g/t Ag and 0.60% Cu and 14.90 g/t Ag (samples 179583 and 207361) (GM 52492); 1.00% Cu, 0.18% Zn and 3.10 g/t Ag and 0.29% Cu and 1.97 g/t Au (samples 207486 and 207487) (GM 52492)
	Claudette (Zone E)	Cu	N/D	2.32% Cu, 0.53% Zn and 28.50 g/t Ag (sample 207499) (GM 52492)
	Lac Pointeau-NO	Ag	Quartz-carbonate-sulphide veins	5.00 g/t Ag and 680 ppb Au and 4.20 g/t Ag, 0.18% Mo and 750 ppb Au (samples 101 and 100) (DP 87-20)

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6.2	Local and Property Geology

6.2.1	Local geology and structure of the Moblan Property

The geology of the Moblan Property is dominated by a large northeast-southwest trending gabbro (‘mafic intrusive rocks’ in Figure 6-3). Apart from the lithium pegmatite dyke swarms, other important rock units are mafic volcanic rocks, intermediate volcanic rocks, felsic volcanic rocks and, to a lesser extent, metasedimentary rocks. Recently, new drilling data have shown the presence of felsic plutonic rocks to the west of the NE-SW-trending gabbro (‘granodiorite’ and ‘granite’ in Figure 6-3) and local geology has been reviewed in this way (Eglinger, 2023).

Thus, the gabbro is bordered to the northwest by mafic lava flows and a plutonic complex and to the southeast by a volcano-sedimentary sequence of tholeiitic and transitional lavas, volcaniclastic and sedimentary rocks (Figure 6-3). The gabbro is the main host rock for the lithium pegmatites except for the Moleon pegmatites hosted in adjacent mafic volcanic rocks. Geochemical analyses of gabbro (and basalt) samples display rather flat REE patterns with a slightly negative Eu anomaly, suggesting that plagioclase is involved in fractional crystallization. These Mg- and Fe-rich tholeiitic gabbros (sills) and a few basalts with near-flat REE patterns may have formed in a modified oceanic plateau environment, as suggested by Benn and Moyen (2008).

The new felsic plutonic rocks intersected by drilling have been interpreted as an extension to the SW of the Lezai granodiorite pluton. Indeed, they share the same geochemical features with sodic TTG-like signatures, but in contrast to the TTGs, the granodiorites described and analyzed from core samples show a potassic composition (mean value in K2O = 3.5 wt.% whereas it is always <2 wt.% for TTG groups). On the basis of both geochemical and experimental studies, comparable rocks are classically interpreted to be the product of remelting of preexisting TTGs (Benn and Moyen, 2008). These granodiorites are injected by pink granitic dykes sharing the same geochemical characteristics that the late biotite granite geographically widespread described across the Opatica Subprovince. Biotite granites represent relatively smaller volumes than granodiorites and are sometimes associated with barren pegmatites. This suggests late, possibly fluid-present, low-melt-fraction melting of preexisting TTGs and/or granodiorites, as has been proposed by Benn and Moyen (2008). In the Opatica domain, diatexites in tonalitic rocks contain leucosomes that may be correlated with late biotite granite plutons that were emplaced at higher structural levels (Sawyer, 1998; Sawyer and Benn, 1993). This points to a widespread and protracted period of crustal reworking by partial melting.

Several local NE-trending shear zones and faults have been mapped in the area, and some have offset the eastern portion of the Main pegmatites.

6.2.2	Moblan Property mineralization

The Project hosts several lithium pegmatites dykes, which mostly lie within the gabbro unit, close to the surface. Locally, the spodumene zone outcrops as escarpments. A total of 49 different dykes have been documented, modelled and estimated in the 2025 MRE. These pegmatite dykes have been affected by brittle tectonics generating a series of faults. That is why, during the 3D geological modelling and for the purpose of the current MRE, the lithium pegmatites were grouped into three (3) dyke swarms

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(groups or domains): Main, South/Moleon and New South. Each corresponds to a series of stacked dykes of variable thicknesses. The boundaries between the domains are marked by structural discontinuities (Figure 6-3).

The Main, South and New South pegmatites correspond to a group of 27 lithium pegmatite dykes oriented E-W and dipping slightly to the north (N260°/-10°). This swarm extends approximately 2,250 m E-W and 1,400 m N-S (projection on surface). In this group, three (3) dykes have an average intercept length greater than 20 m.

The Moleon pegmatites correspond to a group of 22 lithium pegmatite dykes oriented N-S and dipping steeply to the west (N180°/-60°). This swarm extends approximately 450 m N-S and 750 m E-W. In this group, two (2) dykes have an average intercept length greater than 15 m.

Figure 6-4 summarizes the characteristics of the lithium pegmatites on the Moblan Project included in the 2025 MRE.

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505,500
506,000
506,500
507,000
507,500
508,000
508,500
5,621,000
5,620,500
5,620,000
5,619,500
2025 MRE Pit Shell
Faults
Shear zones
Pegmatite
Granodiorite
Felsic volcanic rocks
Mafic volcanic rocks
Mafic plutonic rocks
Ultramafic plutonic rocks
N
Main Pegmatites
Moleon Pegmatites
South Pegmatites
New South Pegmatites
Moblan property boundary
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Figure 6-3 – Local geological map of the Moblan Property illustrating the lithium pegmatite dyke swarms (Main, South/Moleon and New South)

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Figure 6-4 – Summary of the structural characteristics of the lithium pegmatites on the Moblan Project included in the 2025 MRE

Mineralogical studies on lithium pegmatites were completed in 2011 (Salmon and McDonough, 2011) as part of the initial test program. The samples were six (6) composites from the Main pegmatites. The mineralogy was mainly composed of microcline (KAlSi3O8) (12.7%-18.3%), Na-feldspar (18.2%-31.1%), quartz (37.0%-41.3%), spodumene (9.1%-21.2%) and primary muscovite (KAl2(AlSi3O10)(F,OH2)) (2.7%-5.1%). Recently, some Ta-rich oxides have been described. Electron microprobe analysis of Moblan spodumene from Main pegmatites (LiAlSi2O6) showed that the average lithium content is 7.86 wt.% Li2O. The pegmatites at Moblan hold iron content in various primary and probably secondary mineral phases. The mean value of all pegmatites (from whole-rock analysis with a filter in CaO ≤ 1.0 wt.%) is 0.77 wt.% Fe2O3 (Figure 6-8). In Moblan pegmatites, iron is distributed within spodumene, probably in its crystal lattice, with a mean content of 0.2 wt.% Fe2O3, and within primary muscovite with a mean content of 0.4 wt.% (Maneta and Baker, 2019). Secondary muscovite due to hydrothermal alteration processes leading to pervasive pseudomorphic replacement of spodumene could also be a good candidate to explain the iron content in Moblan pegmatites. The iron content is not dependent on the lithium grade and does not display much variation (Figure 6-8), meaning that spodumene and muscovite can co-exist

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together. Very locally, lepidolite has been described as a product of alteration in pseudomorphs of spodumene and/or in close association with albite, both textures witnessing also late magmato-hydrothermal processes.

The Moblan lithium pegmatites exhibit distinctive internal fabrics showing diverse habits of individual crystals, various orientations of the long axes of crystals and complex spatial segregation of minerals by zonal assemblages. All these features are named to describe the internal zonation of pegmatites (border, wall, aplite, intermediate and core zones) and used to understand their emplacement. These internal fabrics are observable in the drill core (see Figure 6-5, Figure 6-6 and Figure 6-7 for examples of aplitic layering, spodumene-quartz intergrowths, albite or white mica alteration, heterogeneous spodumene habits). The photographs in Figure 6-5 and Figure 6-6 show examples of 1.6% Li2O to 3.0% Li2O mineralization from the Main, South and Moleon pegmatites.

The economic potential of the Moblan Property is for lithium mineralization, but it should be noted that Ta-oxides have been described in two different textural positions: (i) as magmatic Ta mineralization associated with sodic aplite (mainly described for Main pegmatites) and/or as metasomatic Ta mineralization with albite-quartz alteration (mainly described for Moleon pegmatites).

It is also interesting to note that some minor zinc mineralization has been documented (e.g., Lac Coulombe-1222). A minor occurrence is described in Table 6-1 and illustrated in Figure 6-3. The mineralization is hosted by volcaniclastic rocks and predominantly consists of pyrite with minor sphalerite and chalcopyrite.

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A) Main pegmatites with sample grading 3.01% Li2O in DDH 1331-10-40 at ~28m; B) Main pegmatites with sample grading 1.72% Li2O in DDH 1331-10-40 at ~43m. Pegmatite core photographs. Core diameter is 47mm. (QP site visit, March 2022)

Figure 6-5 – Moblan lithium-bearing pegmatites, Main pegmatites

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A) Main pegmatites with sample grading 1.60% Li2O in DDH 1331-10-101 at ~55.5m; B) Moleon pegmatites with section grading 2.06% Li2O over 10.6m in DDH 1331-22-148 from ~143 to 154.5m; C) South pegmatites with section grading 1.62% Li2O over 6.2m in DDH 1331-22-137 from ~45 to 52.5m. Pegmatite core photographs. Core diameter is 47 mm. (QP site visit, March 2022)

Figure 6-6 – Moblan Li-bearing pegmatites, Main, South and Moleon pegmatites

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A) Spodumene crystals showing quartz inclusions interpreted as quartz-spodumene intergrowth in pegmatite with lower lithium values; B) Layered aplite with Ta-oxides; C) Albitization of layered aplite; D) Spodumene-quartz intergrowth in pegmatite; E) Miarolitic cavities; F) Spodumene-quartz intergrowth overprinted by albite; G) Heterogeneous texture with elongated spodumene crystals and reddish potassic alteration (due to the presence of white mica) creating lithium depletion; H) Euhedral spodumene-rich coarse-grained zone. Pegmatite core photographs. Core diameter is 47 mm. (QP site visit, March 2022)

Figure 6-7 – Examples of textural and alteration features in Moblan’s lithium pegmatites

A) Fe2O3 versus Li2O inside pegmatites (filtered at lower than 1 wt.% CaO to prevent contamination from the mafic host rocks; B) Spodumene is variably altered to pseudomorphs with dark green colours that maintain the subhedral habit of primary spodumene. Post-magmatic alteration converts initially white-grey and light green unaltered spodumene into fine-grained secondary muscovite. Pegmatite core photographs. Core diameter is 47 mm.

Figure 6-8 – Iron distribution in Moblan’s lithium pegmatites

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6.3	Deposit Type

The Moblan James Bay Property Group contains multiple styles of mineralization and the potential for several deposit types. The most important is pegmatite-related lithium mineralization. In addition, many volcanogenic, orogenic and magmatic systems are present on the properties.

6.3.1	Pegmatite-Hosted Deposits

Pegmatites are igneous rocks generally of granitic composition and characterized by extremely coarse but variable grain size and specific crystal texture (London, 2018). They are commonly clustered in kilometre-size fields, occur as dykes and/or sills or as lenticular bodies, and intrude country rocks from middle to upper crustal levels. Contact with the host rocks ranges from relatively sharp to progressive, depending on the nature of the host and the depth of their emplacement.

Two distinct models for pegmatitic melt generation are proposed in the literature: (i) products of the end-of-crystallization melts of fractionated granites (differentiation model, Cameron et al., 1949) or (ii) products of low-rate partial melting of metasediments or felsic meta-igneous rocks (anatectic model, Stewart, 1978; Figure 6-9).

In addition, pressure-temperature variations during their formation, combined with the evolution of the composition of the magma, determine the combination of elements found in the pegmatites.

(from Gourcerol et al., 2019; Ballouard et al., 2023)

Figure 6-9 – Geological sections of favourable Li-rich pegmatite setting

Pegmatites can form under various P-T conditions and thus at different depths, representing various classes. Different classifications have been proposed for pegmatites enriched in rare elements. The widely used classification is that of Černý

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and Ercyt (2005). The five defined pegmatite classes are distinguished on the basis of the metamorphic environment of their host rocks (the abyssal class), the mineralogy (the muscovite class), the elemental composition (the rare-element class) and the texture (the miarolitic class).

The trace element signatures of most rare-element pegmatites can be grouped into two distinctive families (Cerný, 1992): one enriched in lithium, cesium and tantalum (LCT) and the other characterized by enrichment in niobium, yttrium and fluorine (NYF). The LCT pegmatites are the result of the crystallization of fluid-rich melts enriched in various amounts of incompatible elements, such as Li, Ta, Sn, Rb, Be, Nb and Cs (Figure 6-10).

(from London, 2014)

Figure 6-10 – P-T forming environment and emplacement processes within a pegmatite group of the LCT pegmatites form along the upper margin of a pluton

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A third family of mixed pegmatites exhibits some mineralogical and chemical characteristics of both groups:

●	Mixed LCT and NYF pegmatites of diverse origins, such as contamination of NYF plutons by digestion of undepleted supracrustal rocks

●	Pegmatites lacking one of the typical chemical components

Although early work indicated a relationship between pegmatite families, granite type and tectonic setting, "significant and widespread exceptions" were noted by Martin and De Vito (2005). Thus, it was suggested that the existence of a strong relationship between pegmatite type and tectonic setting, with compressional (orogenic) settings producing LCT pegmatites and extensional (anorogenic) settings producing NYF pegmatites. In a different scheme, Černý (1992) classified granitic pegmatites into eight genetic types with distinct mineralogical and geochemical compositions:

●	Type 1: Barren biotite-magnetite granitic pegmatite

●	Type 2: Barren pegmatite with plagioclase, microcline (locally graphic), biotite, and tourmaline

●	Type 3: Microcline pegmatite, commonly graphic

●	Type 4: Zoned microcline-albite pegmatite containing muscovite, beryl and tourmaline;

●	Type 5: Zoned albite-microcline pegmatite, commonly metasomatized and enriched / mineralized in lithium, rubidium, cesium, beryllium and tantalum, and rich in boron, phosphorus and fluorine

●	Type 6: Albite pegmatite mineralized in lithium, beryllium, tin and tantalum

●	Type 7: Homogeneous albite-spodumene pegmatite with secondary mineralization in beryllium, tantalum, tin and molybdenum

●	Type 8: Quartz veins with some feldspar and frequent beryl, cassiterite and wolframite occurrences

The Moblan pegmatites have been correctly recognized as part of a lithium-enriched pegmatite dyke swarm belonging to the LCT family and intruded into a gabbro host. They belong to the albite-spodumene subtype (Type 7) with enrichment in cesium (Cs), tantalum (Ta) and rubidium (Rb). This geological model has been appropriately applied since the beginning of exploration and development work on the Moblan Lithium Project.

6.3.2	Volcanogenic Massive Sulphides Deposits

VMS deposits are a product of hydrothermal convection systems in the seafloor that typically formed within extensional tectonic settings (Figure 6-11). Thinned lithosphere and magmatism associated with rifting heated and changed the seawater trapped in the adjacent volcanic strata. Heat-induced water-rock reactions resulted in metal leaching and the formation of hydrothermal convection systems. Long-lived hydrothermal systems ultimately discharge hot, metal-rich hydrothermal fluids from deep-penetrating, synvolcanic faults onto the seafloor or into permeable strata immediately below the seafloor to form VMS deposits. VMS deposits are mined as important sources of zinc, lead, copper, silver and/or gold and may also be endowed with cobalt, tin, selenium, manganese, cadmium, indium, bismuth, tellurium, gallium and germanium. A typical VMS deposit comprises a concordant lens of massive sulphides (greater than 60%

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sulphide minerals), underlain by a discordant stockwork zone typically comprising stockwork veins and stringers of vein-hosted sulphides in a pipe-like body of hydrothermally altered rock. The most abundant sulphide mineral is typically pyrite, followed by pyrrhotite, chalcopyrite, sphalerite and galena.

According to Bernard et al. (2021), VMS is the most representative type of deposit in the Frotet-Troilus segments. They represent major sources of Cu and Zn and significant sources of Au, Ag and Pb. One of the best examples of the VMS is the Tortigny deposit. The mineralization consists of semi-massive to massive lenses located within a sequence of graphitic sediments intercalated between basaltic units of tholeiitic to transitional affinity. Measured and indicated mineral resources amount to 1.098 Mt grading 1.78% Cu, 3.65% Zn, 48.51 g/t Ag and 0.35 g/t Au (llieva et al., 2014). Other VMS occurrences in the Frotet-Troilus segment include Lac Coulombe, Pearl and Claudette.

From Morgan and Schulz (2012).

Figure 6-11 – Types of VMS mineralization and tectonic settings (from Morgan and Schulz, 2012)

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6.3.3	Orogenic Quartz-Carbonate-Sulphide Vein Deposits

Metamorphic belts like the Abitibi greenstone belt or the Frotet-Evans greenstone belt are complex regions where accretion or collisions have added to or thickened the continental crust. Gold-rich deposits can form at all stages of this orogen evolution so that evolving metamorphic belts contain diverse gold deposit types that may be juxtaposed or overprint each other (Figure 6-12).

Most gold deposits in metamorphic terranes are adjacent to first-order, deep-crustal fault zones (e.g., Cadillac–Larder Lake, Porcupine-Destor, Casa Berardi and Sunday Lake (“SLDZ”) in the Abitibi), which show complex structural histories and may extend along strike for hundreds of kilometres, with widths up to a few thousand metres (Bleeker 2015 and Bedeaux et al., 2018). Fluid expulsion from crustal metamorphic dehydration along such zones was driven by episodes of major pressure fluctuations during seismic events.

Gold mineralization formed as simple to complex networks of gold-bearing, laminated quartz-carbonate fault-fill veins in second order and third-order shears and faults, particularly at jogs or changes along the strike of major deformation zones. Mineralization styles vary from stockworks and breccias in shallow, brittle regimes to laminated crack-seal veins and sigmoidal vein arrays in brittle-ductile crustal regions to replacement- and disseminated-type orebodies in deeper ductile environments.

Most orogenic gold deposits occur in greenschist facies rocks, but significant orebodies can be present in lower-grade or higher-grade rocks. The mineralization is syn- to late-deformation and typically post-peak metamorphism (Gaboury, 2019). It is typically associated with iron-carbonate alteration. Gold is largely confined to the quartz-carbonate vein network, but significant amounts may also be present in iron-rich sulphidized wall-rock selvages or silicified sulphide-rich replacement zones. One of the key structural factors for gold emplacement is the late strike-slip movement event that reactivated earlier-formed structures within the orogeny, a condition achieved along the SLDZ.

Gosselin (1996) describes this type of mineralization as being represented by gold-bearing veins of quartz-carbonate and sulphides hosted by various rock types, including lava flows, tuffs and certain intrusives. According to Gosselin (1996), the free gold deposits are classified as such.

Gold orogenic occurrences in the Frotet-Troilus segment include the Christiane, Lac Frotet (Baie Ouest), Lac De Maurès Est and Larabel deposits.

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EPITHERMAL CLAN
Log km
0
1
5
10
PALEOPLACER
HOTSPRING
ADVANCED ARGILLIC
HIGH-SULPHIDATION
LOW SULFIDATION
sea level
Rhyolite dome
ARGILLIC
AU-RICH MASSIVE SULPHIDE (mainly from Hannington et al., 1999)
STOCKWORK-DISSEMINATED AU
SERICITE
BRECCIA-PIPE AU
Carbonate rocks
Permeable Unit
CARLIN TYPE
GREENSTONE VEIN AND SLATE BELT CLANS
PORPHYRY AU
AU MANTO
Dyke
AU SKARN
Stock
Vein
TURBIDITE-HOSTED VEIN
BIF-HOSTED VEIN
Wacke-shale
INTRUSION-RELATED CLAN (mainly from Sillitoe and Bonham, 1990)
Volcanic
GREENSTONE-HOSTED QUARTZ-CARBONATE VEIN DEPOSITS
Iron formation
Shear zone
Granitoid

Note the logarithmic depth scale. Modified from Poulsen et al. (2000).

Figure 6-12 – Types of gold deposits and their inferred deposit clans

6.3.4	Magmatic Sulphide Deposits

Massive sulphide deposits are associated with volcanic flows and related sub-volcanic intrusive bodies. They are broadly divided into two classes based on the style of mineralization and the host rock (Figure 6-13). Mineralization typically exhibits classic sulphide segregation/settling textures grading down-sequence from disseminated to net-textured to massive sulphide. In most productive systems, the thickest accumulation of nickel sulphides occurs at the base of the mafic sequence, where it comes in contact with (and appears to have thermally eroded) the basement volcanic-sedimentary sequence. The metal source is the mafic magma, which was generated by strong partial melting of a sulphur-undersaturated mantle source. The sulphur is derived from sulphide-rich country rocks (e.g., sulphidic argillites or volcanic rocks) when high-temperature mafic magma melts the sulphides. Disseminated sulphide deposits are more commonly associated with sills and dykes that are considered feeders to the mafic volcanic flows, with nickel-to-copper ratios greater than 3:1.

Critical parameters controlling the presence or absence of mineralization include the primary magmatic composition, the availability of a suitable substrate and, most critically, the physical volcanology or magma dynamics in small intrusions.

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From Lesher and Keays (2002).

Figure 6-13 – Types of komatiite-hosted Ni-Cu-PGE mineralization

Ni-Cu-PGE deposits are known to be associated with intrusions and volcanic flows of mafic to ultramafic composition. In the Frotet-Troilus segment, this type of mineralization is mainly represented by the platinum-palladium Pyrox II East and Groupe Boulder showings, discovered in 1997 and 1972, respectively (SIGEOM). The mineralization is hosted by a gabbroic to pyroxenitic sill and consists of disseminated pyrrhotite and chalcopyrite.

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7.	EXPLORATION

7.1	Field Exploration

The Moblan Property is currently the only property known to contain lithium mineral resources. However, the other nine properties either demonstrate potential or contain lithium-bearing pegmatites. If future exploration defines mineral resources on these adjacent Elevra-owned properties, their development could potentially benefit from infrastructure established for the Moblan Property.

Given this exploration potential and the opportunity to leverage future shared infrastructure with the Moblan Property, several exploration programs have recently been conducted on these adjacent properties to evaluate their lithium resource potential. In parallel, additional exploration programs have been carried out on the Moblan Property to further define the geological and structural controls of the mineralized system and to evaluate its proximal extensions.

7.1.1	2022 Work Program - Geochemical and Prospecting Survey

In 2022, Sayona contracted SL Exploration Inc. to conduct and supervise a geochemical and prospecting survey on the Lac Albert and Moblan properties.

The survey on the Lac Albert Property was completed between August 8th and August 16th, 2022. Till samples of 1 kg were collected along the “Route du Nord”, which cuts the Property relatively in its center in an E-W direction. The survey aimed to identify geochemical anomalies in the till and in rock sample data, define where possible sources may be located, define possible targets on the Property, and make recommendations for future work. A total of 69 till samples of 1 kg were collected. The western part was not covered because of the abundance of sand as the first surficial layer and the furthest sections of the Property were considered too far to access by foot. In total, 144 outcrops and boulders were visited, and 92 rock samples were collected (56 samples from boulders and 36 samples from outcrops). The samples were sent to ALS Laboratory in Val d’Or. Most of the geochemical anomalies (blocks & till) for technological metals (Cs, Li, Nb, S, Ta, Y) are located in the eastern part of the Property. Since the glacial flow is from the northeast to the southwest, the source of the anomaly would be up-ice, to the northeast, at an unknown distance. An exploration target has been interpreted on the Property using the dispersion trail of the geochemical anomalies. No relevant base metals or precious metals anomalies were observed from this survey. In order to increase the level of information and to better quantify the natural variability of the different minerals grades, it was recommended to: 1) increase surface geological knowledge by conducting property scale and local mapping and structural study; 2) conduct trenching and exhaustive sampling of every outcrop and; 3) conduct drilling on the most interesting zones to increase geological knowledge and sample distribution (Pelletier et al., 2024).

The survey on the Moblan Property was conducted on August 19, 2022. Till samples of 1 kg and 15 kg were collected along two (2) NW-SE traverses in the western half of the Property. The survey aimed to sample around the Lac Moblan Ouest showing to identify the geochemical signature of a known lithium showing. In total, 7 till samples of 1 kg and 6 C-horizon samples of 15 kg were collected. The 15 kg till samples were hand-panned to produce a heavy mineral concentrate, which was later analyzed by portable XRF by Michel Gauthier. The 1 kg soil samples were sent to ALS Laboratory in Val d’Or

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and a sub-sample was analyzed by portable XRF by Michel Gauthier. All the 1 kg samples were slightly above or below the minimum detection levels for lithium. No 15 kg sample contained anomalous amounts of lithium. Other elements, such as Technological Metals or Rare Earth Elements, did not present significant variation from the mean value, resulting in the absence of interpreted anomaly. Due to the limited scope of the 2022 survey, more soil sampling at a tighter grid up-ice and down-ice of the Lac Moblan Ouest showing was recommended. More sensitive assaying protocols should be used. 15 kg samples could be taken down-ice of the showing for indicator minerals and up-ice as a control group (Pelletier et al., 2024a).

7.1.2	2023 Work Program - Geological and Structural Mapping Program

Sayona contracted Innovexplo to conduct a geological and structural mapping program on the Moblan property from August 28 to September 4, 2023.

2-days of geological transect mapping were completed on the northeastern part of the Moblan Property to identify the possible NE extension of the Moleon dyke system. A total of 10 grab samples were collected and submitted for whole-rock analysis to check if they are metasomatized by hidden pegmatites (Figure 7-1). Structural mapping of the entire Moblan property was also completed to understand the emplacement of the pegmatite dykes (Figure 7-2). 4-days were spent on detailed mapping of the pegmatite dykes outcropping across the Moblan Property to confirm their strike and dip (Figure 7-3). A new structural and geological map was drawn using the data collected and previous information (Figure 6-3; Eglinger, 2023). Following this field visit, two populations of pegmatite were mapped in term of strike and dip. A total of 24 contacts between pegmatite and host rocks were measured with more than 50 structural measurements of brittle and ductile planar fabrics (Figure 7-4). All the pegmatite contacts were used to update the 3D geological model using Leapfrog software. The structural observations and measurements helped understand the complex relationship and geometry between dyke generations (Main and South versus Moleon) and to model the pegmatite solids. All the data collected confirmed that the pegmatite system of Main, South, New South and Moleon is controlled by a large strike-slip shearing corridor, mostly hosted by gabbro.

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505500E
506000E
506500E
507000E
507500E
508000E
508500E
N
5621000N
5620500N
5620000N
5619500N
IE23-16
IE23-17
IE23-18
IE23-19
IE23-20
IE23-21
IE23-22
IE23-23
IE23-12
Grab sample
Lake
Claims block MOBLAN
0
125
250 m
ELEVRA
Prepared by:
NORDA STELO

Figure 7-1 – Sample location map, northeastern part of the Moblan Property (sampling 2023 by InnovExplo)

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505500E
506000E
506500E
507000E
507500E
508000E
508500E
5621000N
5620500N
5620000N
5619500N
N
Foliation-cleavage
Dextral-slip
Sinistral-slip
0
125
250 m
ELEVRA
Prepared by:
NORDA STELO

Figure 7-2 – Structural map showing the ductile and brittle fabrics (data 2023 from InnovExplo)

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UST (spodumene/feldspar mineral lineation)
Strike and dip of pegmatite dykes
0 125 250 m
ELEVRA
Prepared by:
NORDA STELO
505500E
506000E
506500E
507000E
507500E
508000E
508500E
5621000N
5620500N
5620000N
5619500N

Figure 7-3 – Geological map showing the location of measured pegmatite dykes (interpretation 2023-2024 from InnovExplo)

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A) Subhorizontal slickenlines affecting albite-spodumene-(lepidolite) pegmatite (azimuth/plunge: N032/16°) with sinistral kinematics and stereonet showing the projection of the NE-trending strike-slip faults with their slickenlines; B) Sharp contact between Li pegmatite and the host rock and gabbro enclave within the pegmatite. Azimuth and plunge of the unidirectional solidification texture (UST) expressed by spodumene and K-feldspar is represented by the black arrows; C) Stereonet showing the strike and dip of Moleon pegmatites and the azimuth and plunge of the measured UST mineral lineation.

Figure 7-4 – Field observations and structural measurements, Moblan Property

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7.1.3	2024 Work Program

7.1.3.1	Exploration Targeting Program - Moblan and Tortigny Properties

In January 2024, Sayona contracted Vision4K to complete a high-resolution drone magnetic survey over the entire Moblan property and the NW part of the Tortigny property in order to refine the geological map and to target new pegmatites (Figure 7-5). The survey used the AIM-LOWTM technology developed in collaboration with Devbrio Géophysique. The technology using a drone enables measurements close to the ground and rapid data acquisition. The system is linked with a magnetometer to obtain measurements using counting circuit at a frequency of 10 Hz. The navigation software used a GPS system installed on the drone. The survey was designed using line spacing of 50 m and an orientation of N320o for a total of 1,017.2 line- km with a nominal terrain clearance of 21m.

A secondary survey was locally done to increase the level of detail using line spacing of 25 m and an orientation of N320°. A total of 501.4 line-km was flown over a large grid at Moblan and the NW part of Tortigny and 175.16 line-km over a small grid located at Moblan. No tie-lines were needed for both grids.

Figure 7-5 – 2024 Drone magnetic survey (flight lines) – Moblan and Tortigy Properties

Preliminary data processing was carried out by Devbrio Geophysics and the final data processing by Marc Boivin, P.Geo. (Boivin, 2024). The final total magnetic intensity (TMI) data were gridded using a six (6) metres cell size. Figure 7-6 shows the total magnetic field (TMI) map of the 2024 drone magnetic survey. Figure 7-7 shows the

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vertical derivative map of the 2024 drone magnetic survey. Final maps were generated at a scale of 1:10,000 (UTM zone 18N, WGS84 datum) and related geological interpretations are available in Boivin (2024).

506000
507000
508000
509000
510000
511000
5623000
5622000
5621000
5620000
5619000
N
Moblan property boundary
Tortigny property boundary
ELEVRA
Prepared by:
NORDA STELO
TMI
nT
0
0.5
1 km
Projection NAD83 UTM 18N

Figure 7-6 – Total magnetic intensity - TMI– Moblan and Tortigy Properties

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506000
507000
508000
509000
510000
511000
5623000
5622000
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N
ELEVRA
Prepared by:
NORDA STELO
Tortigny property boundary
Moblan property boundary
-2.16 -1.56 -1.22 -0.98 -0.79 -0.52 -0.41 -0.30 -0.20 -0.10 0.01 0.12 0.26 0.46 0.77 1.45
1VD
0 0.5 1 km
Projection NAD83 UTM 18N

Figure 7-7 – First vertical derivative of the total magnetic field - 1VD – Moblan and Tortigy Properties

Later in March 2024, Sayona contracted InnovExplo to provide structural expertise on the Moblan project. Compilation of structural data from various companies that have previously worked on the property and data acquired during a field visit in August 2023 were used to define the deposit- to camp-scale litho-structural patterns and to predict which structures may be associated with the formation of LCT pegmatites and or, constrained the deposit (“hard boundary” in the 3D modelling). Data combined with Sayona’s drill hole database, field observations, SIGEOM and Innovexplo structural measurements, coupled with aeromagnetic data were useful at guiding geological mapping, updating the local geological map and exploration targeting (internal report).

7.1.3.2	Exploration Targeting Program - Regional scale Program

During the summer of 2024, Sayona in conjunction with Innovexplo conducted helicopter-assisted regional exploration program on the Lac Albert, Gariteau, Albert-Sud, Lezai-Troilus, Tortigny, Regnault, Larabel, Frotet and De-Maurès properties. The program was designed to define potential targets for LCT pegmatite exploration. The sampling density was set prior to the exploration program. A total of 1,230 outcrops were mapped and analyzed by the ALS laboratory using sodium peroxide fusion with ICP-MS measurement (Figure 7-8). The ME-MS89LTM method offers measurement at super-trace levels which provides an interesting data set for geochemical vectoring applied to LCT pegmatite exploration. Boulder prospecting was also carried out considering the ice-flow directions Figure 7-9). A total of 210 boulders, mostly pegmatite, were also collected and analyzed using the same method. The database

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was revised and processed using ioGasTM software to cross-check geochemical data with sample descriptions from the field. In addition, more than 450 structural measurements were collected, including ductile planar and linear fabrics, brittle fabrics and vein orientations. The 2024 regional exploration program was successful at defining potential targets for LCT pegmatite exploration and further investigation is recommended to generate new potential targets (internal report).

Figure 7-8 – Outcrop sampling and related lithologies map

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Figure 7-9 – Boulder sampling and related lithologies map

7.1.3.3	Data Compilation

In 2024, Sayona assigned its exploration geologists the responsibility of gathering historical data related to its mining claims, particularly those associated with the Lac Albert Sud, De Maurès and Frotet properties. This initiative was in line with Sayona's strategic goal of identifying potential exploration targets as part of its regional exploration campaign slated for the summer of 2024. The compilation of historical data involves a thorough review and analysis of geological maps, geophysical surveys, and geochemical assays as well as previous field observations. This comprehensive approach allows for the identification of geologically significant anomalies and trends that warrant further investigation. The integration of data from the Ministry’s databases (SIGÉOM and Examine) with Innnovexplo’s expert interpretations provided a robust foundation for exploration planning.

The information derived from this compilation are critical for guiding future exploration activities on De Maurès and Frotet. They provided a strategic basis for designing detailed exploration programs, including drilling campaigns, geophysical surveys, and geochemical sampling. By leveraging historical data and modern exploration techniques, Sayona aimed to enhance its understanding of the mineral potential of the De Maurès and Frotet properties. Little to no historical work reported on the claim blocks was outlined in the report. However, the work reported on neighbouring properties shows the region contained favourable terranes for gold, base metals, and critical minerals (N’Dah et al., 2024).

The authors recommended:

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●	Detailed geological mapping and prospecting of the two claim blocks.

●	Compilation of geophysical data.

●	Re-analyze the 2022 Troilus Gold Corp. till survey for heavy minerals related to lithium exploration.

●	Targeted trenching of high-potential economic areas discovered during fieldwork. able terranes for gold, base metals, and critical minerals.

The Lac Albert South property is in the central domain of the Frotet-Evans volcano-sedimentary belt, which is the second largest Archean greenstone belt in Quebec. The Frotet-Evans volcano-sedimentary belt forms the central terrain of the Opatica subprovince (Hocq, 1994), which is part of the Superior Province of the Canadian Shield. The Frotet-Evans belt hosts several mineralization, some of which are world-class. All documents and information were analyzed and synthesized to extract the most relevant data. All geophysical, geochemical, and structural factors gathered in the mining claim area demonstrated a potential for gold, base metals, rare earth elements, and critical minerals, particularly lithium (N’Dah et al., 2024a).

The authors recommend:

●	Detailed geological mapping of the entire property.

●	Prospection and soil-till sampling program to determine the source of anomalies in Li and Rb and in columbotantalite (Nb-Ta).

●	Induced polarization geophysical survey to locate resistive zones.

●	Targeted stripping in high-potential areas observed during fieldwork.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	125

7.1.3.4	Ground Gravity Surveys – Gariteau and Tortigny Properties

In 2024, Sayona commissioned Abitibi Geophysics to conduct detailed ground gravity surveys over the Gariteau and Lac Coulombe grids of the Moblan Regional Project. The surveys were designed to exploit the density contrast between the relatively dense mafic to ultramafic host rocks and lower-density pegmatites to identify potential buried lithium-bearing pegmatite dykes. Data acquisition was completed between November 6 and December 9, 2024, using Scintrex CG-6 and CG-5 AutoGrav gravimeters with RTK GPS positioning. The Gariteau survey comprised 518 gravity stations on 15 north-south oriented lines, while the Lac Coulombe survey comprised 4,455 stations on 71 lines, both using 50 m line spacing and 20 m station spacing. The survey lines ranged from 1,150 m to 1,550 m in length for both grids.

The gravity data were corrected for drift, tidal effects, free-air, Bouguer, and terrain effects, and processed to generate Bouguer anomaly, residual, and first vertical derivative maps. Three-dimensional unconstrained gravity inversions were also completed to identify subsurface density contrasts. The surveys were designed to exploit the density contrast between the relatively dense mafic to ultramafic host rocks and lower-density pegmatites, with the objective of identifying potential buried lithium-bearing pegmatite dykes.

The interpretation identified several gravity anomalies and low-density bodies that were considered potential pegmatite targets. At Gariteau, the interpretation identified several low-density targets, including Targets 1A, 1B, and 5, which were recommended for drill testing. At Lac Coulombe, 11 potential lithium pegmatite targets were identified based on the integration of gravity inversion results, geology, and structural information. A small pegmatite dyke identified during 2024 geological exploration did not produce a distinct residual gravity anomaly, highlighting the limitations of gravity for detecting small or narrow pegmatites.

The ground gravity survey methodology, processing, inversion, and interpretation are described in Chemam (2025a, 2025b).

7.1.4	2026 Work Program – Heliborne Magnetic and TDEM Surveys

In 2026, Elevra commissioned Prospectair Geosurveys to conduct heliborne magnetic (MAG) and time-domain electromagnetic (TDEM) surveys over the Moblan Regional North (MR-N), South (MR-S), and Central (MR-C) projects in the Troilus Mine area. The surveys were designed to improve the geological and structural interpretation of the project areas and to identify magnetic and electromagnetic responses that could assist in defining exploration targets, including potential sulphide- or graphite-bearing conductors. Data acquisition was completed between May 22 and June 3, 2026, using an Airbus H125 helicopter equipped with a Geometrics G-822A cesium magnetometer and ProspecTEM TDEM system. The surveys comprised 312 line-km over MR-N, 867 line-km over MR-S, and 1,337 line-km over MR-C. All three blocks were surveyed with traverse lines spaced at 73 m and control lines at 750 m. The MR-N and MR-S traverse lines were oriented N090, while the MR-C traverse lines were oriented N000. The average helicopter terrain clearance was approximately 81–82 m, with the magnetic sensor and TDEM receiver located approximately 56–57 m above ground and the transmitter loop at approximately 31–32 m. Average survey speeds ranged from 30.3 to 31.3 m/s.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	126

The magnetic data were corrected for diurnal variations, levelled, and processed to generate Residual Total Magnetic Intensity (TMI), First and Second Vertical Derivatives (FVD and SVD), and Tilt Angle Derivative (TILT) products. The interpretation identified magnetic lineaments and anomalies associated with mafic to ultramafic rocks, as well as structural features such as faults, fractures, and shear zones that may assist in guiding exploration. The TDEM data identified 41 EM anomalies on MR-N and 69 anomalies on each of MR-S and MR-C. On MR-N and MR-S, several EM anomalies correlate with magnetic lineaments and may reflect sulphide- or graphite-bearing conductors, although additional geological and geophysical investigation is required to assess their nature. On MR-C, the identified EM responses were largely attributed to cultural interference from the powerline crossing the block and were therefore not considered reliable exploration targets.

The surveys provided additional information on the geological and structural framework of the three project areas and identified areas for follow-up exploration. The magnetic data can be used to guide geological mapping and exploration, while selected EM anomalies on MR-N and MR-S may be further investigated using ground geophysical methods, prospecting, and geochemical surveys.

The survey acquisition, processing, and interpretation are described in Chemam (2026a, 2026b, 2026c).

7.2	Drilling

7.2.1	Methodology – 2002 to 2018

Information about the drilling procedures before the issuer’s is summarized in Table 7-1 Drill hole logs are available in assessment work reports filed with the Government of Quebec.

Table 7-1 – Moblan Property – Summary of 2002 to 2018 drilling programs

Year / Program	2002	2004	2007	2009	2010	2016	2018
Company	TGW	SOQUEM	Globe Star	SOQUEM	SOQUEM	SOQUEM	Guo Ao
Data type	DDH	Trenches	DDH	Trenches	DDH	DDH	DDH
Count	6	3	12	7	99	10	11
Sample number	204	90	453	142	3,556	427	197
Sample length (m)	202	266	448	419	4,016	511	277
Series
Drilled length (m)	621	151	1,245	307	13,453	1,401	1,460
Core size	NQ	n/a	NQ	n/a	HQ	NQ	NQ
Collar survey	n/a	n/a	n/a	n/a	Paul Roy, land surveyor	Paul Roy, land surveyor	n/a

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	127

Year / Program	2002	2004	2007	2009	2010	2016	2018
Down hole surveys	Acid tests	n/a	Acid tests	n/a	Flexit multishot	EZ-TRAC Reflex, multishot	n/a
Contractors	Chibouga-mau Diamond Drilling Ltd	Entreprises Alain Maltais Inc.	Chibouga-mau Diamond Drilling Ltd	Nord-Fort Inc	Forage La Virole inc.	Forage Hébert Inc.	Chibouga-mau Diamond Drilling Ltd

7.2.2	Methodology – Since 2022

The personnel, supplies and ancillary equipment were provided by FTE Drilling of Sherbrooke (Quebec) for the 2022 winter drilling campaign, Nordik Drilling of Val-d’Or (Quebec) for the 2022 summer-fall drilling campaign, Nordik Drilling and Mikkan Drilling of Chibougamau (Quebec) for the 2023 drilling campaign and by Mikkan Drilling and RJLL Drilling of Rouyn-Noranda (Quebec) for the 2024 drilling campaign.

The eastern part was drilled with a track-based drill rig to adjust to the terrain, whereas the western part had a conventional skid-mounted drill rig.

Drilling used NQ drilling barrels (47.6 mm core diameter). The holes were generally drilled with maximum stabilization using 3-m rounded core barrels with 10" shells. Water-bearing drill holes were obturated with a Van Ruth plug to avoid water contamination.

Drill hole collars were spotted using a hand-held GPS Garmin 64S, and the planned azimuth was indicated using wooden spikes installed with a hand-held compass, corrected to the local magnetic declination (15° west). At the beginning of each drill hole, the strike and dip were surveyed using a Reflex TN-14.

The downhole orientation survey was performed by the drilling company and sent to the geologist for approval. A Reflex EZ-SHOTTM tool was used for the deviation surveys, with single-shot measurements taken every 50 m during drilling. A multi-shot test every 3 m was taken at the end of each drill hole. Azimuth readings where the magnetite content in the host lithology was high were dismissed. In such cases, when possible, an average of the azimuth variation was calculated for the station as a weighted average for the distance from the nearest assumed valid azimuth readings uphole and downhole of the station or the azimuths were flatlined near the end of the drill hole if no valid reading was available downhole.

As per the issuer’s standard procedures, the driller helper placed the core into core boxes at the rig, marking off every 3 m with wooden blocks. Once a box was full, the helper wrapped it in tape. Drillers delivered the core to the issuer’s core logging facility daily by road.

Drill hole casings remained anchored in bedrock to allow future surveying or lengthening and were capped and identified.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	128

7.2.2.1	Collar Surveys

Caouette, Thériault & Renaud, professional surveyors in Chibougamau (Quebec), provided a land surveyor with a GPS base station to survey the collars of the completed drill holes.

7.2.2.2	Logging Procedures

As the core boxes arrived at the core shack from the drill, a technician recorded and verified the meterage in each box. The drill hole number and meterage were reported on an aluminum tag stapled to the core box. Rock Quality Designation (“RQD”) was measured every metre, and the results were entered into an Excel table.

The drill core was aligned according to the marks drawn by the driller at the end of each 3-m drilled interval to indicate the down-hole direction. A geologist or member of the geotechnical staff drew an orientation line along the core. Good confidence was attained when the orientation line joined the driller marks on both sides of the 3-m run.

Geological logging was then performed, and the following features were recorded in Geotic software:

●	Lithology

●	Grain size and texture

●	Rock colour

●	Alteration type and strength

●	Mineralization type and amount

●	Vein type, width and density

●	Structural features (e.g., foliation, shearing, brecciation, faulting)

A geologist used a red marker to indicate sampling intervals. Sampling has been determined on geological characteristics and ranges from between 0.25 m and 2.2 m in length. pegmatite material intersected downhole has been sampled. Digital photographs were taken of marked and tagged core for archival purposes.

Once logged and labelled, samples were sawn in half using a circular rock saw. One half was placed in a plastic bag with the corresponding ID tag for shipment to the laboratory. The other half was stapled to the core box at the end of each sampled interval for reference.

Reference drill cores are temporarily stored at the Moblan camp in outdoor core racks or stacked flat. Once all the assay results have been received, the boxes are transported to the North American Lithium compound at La Corne (Quebec) for permanent storage.

7.2.3	2002 to 2018 Drilling

The distribution and location of the historical drill holes are shown in Figure 7-10.

The pre-issuer drilling and trenching work was mainly carried out on the lithium pegmatite dyke swarms belonging to the Main pegmatite domain. Some drilling was also carried out on the Moleon pegmatites.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	129

506 000
507 000
508 000
509 000
5 621 000
5 620 000
Claim Block MOBLAN
Claim Block TORTIGNY
Pegmatite dykes
Felsic/intermediate volcanic rocks
Mafic/intermediate volcanic rocks
Granite
Granodiorite
Mafic intrusive rocks
Ultramafic/ultrabasic intrusive rocks
Historic Trench
Historic Drill Holes
N
MOBLAN
TORTIGNY
Moleon pegmatites
Main pegmatites
Inter pegmatites
South pegmatites
0
1 km
Projection NAD83 UTM zone 18N
ELEVRA
Prepared by:
NORDA STELO
Oct 02, 2026
127574.001

Figure 7-10 – Surface map showing pre-issuer drill holes and trenches on the Moblan Property

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	130

7.2.4	2022 to 2024 Drilling

7.2.4.1	2022 Winter Drilling Campaign

SOQUEM operated the 2022 winter drilling campaign (Figure 7-11) on behalf of Sayona. It included 39 drill holes for 4,678 m of drill core. The campaign was focused on the deep extension of the Main and Moleon pegmatites. During this program, it was determined that the lithium-bearing pegmatites of the South pegmatites constituted a significant new discovery for the Project. Some drilling also targeted the Inter pegmatites area.

Figure 7-12 presents the collar locations for the 2022 winter campaign. The best intersections are summarized in Table 7-2.

Table 7-2 – 2022 winter drilling highlights – Moblan Property

Target area	Hole ID	From	To	Length	Li2O (%)
Main pegmatites	1331-22-121	87.40	118.90	31.50	1.74
	1331-22-122	101.30	135.80	34.50	1.97
	1331-22-123	103.50	130.50	27.00	1.96
	1331-22-124	113.25	139.00	25.750	1.38
	1331-22-125B	118.30	143.70	25.40	1.62
	1331-22-126	116.00	143.30	27.30	1.12
	1331-22-127	89.90	104.00	14.20	1.42
	1331-22-128	14.30	60.90	46.60	1.33
	1331-22-129	69.00	72.00	3.00	1.23
	1331-22-131	36.50	58.50	22.00	0.56
	1331-22-132	18.00	46.50	28.50	0.63
	1331-22-133	28.50	61.10	32.60	1.78
	1331-22-152	94.10	126.20	32.10	2.00
	1331-22-155	91.50	122.10	30.60	1.52
South pegmatites	1331-22-134	17.60	41.00	23.40	1.69
		53.10	80.20	27.10	1.50
	1331-22-135	3.50	8.50	5.00	1.85
		27.60	62.60	35.00	1.62
	1331-22-136	2.10	8.65	6.55	1.69
		22.00	49.20	27.20	1.53
	1331-22-137	13.10	18.20	5.10	2.16
		45.70	62.00	16.30	1.47
	1331-22-138	26.00	29.40	3.40	1.59
		36.20	52.00	15.80	1.16
	1331-22-139	3.80	47.60	43.80	1.53

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	131

Target area	Hole ID	From	To	Length	Li2O (%)
	1331-22-140	29.00	32.50	3.50	0.95
		57.00	64.00	7.00	1.26
	1331-22-141	14.20	17.70	3.50	1.42
Inter pegmatites	1331-22-153	5.50	13.70	8.20	1.42
		24.60	30.00	5.40	1.53
		45.20	49.70	4.50	1.02
		85.40	96.00	10.60	1.51
	1331-22-154	9.10	16.00	6.90	1.14
		38.10	41.40	3.30	1.41
		85.40	88.80	3.40	1.67
		95.00	113.50	18.50	1.65
		119.30	122.30	3.00	1.25
Moleon pegmatites	1331-22-144	34.70	57.70	23.00	1.79
	1331-22-145	43.90	51.10	7.20	1.09
		81.00	102.20	21.20	1.47
	1331-22-146	102.80	115.30	12.50	1.55
		136.60	162.50	25.80	1.52
	1331-22-147	114.70	119.20	4.50	1.40
		171.90	184.30	12.40	1.55
	1331-22-148	95.20	105.30	10.10	1.54
		133.00	155.60	22.60	1.57
	1331-22-149B	37.60	55.20	17.60	1.60
		76.50	95.80	19.30	1.62
	1331-22-150B	63.30	77.30	14.00	1.93
		85.20	110.80	25.60	1.84
	1331-22-151	4.70	26.20	21.50	1.50
		35.40	39.70	4.30	0.99
		64.50	100.50	36.00	1.59

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	132

A); B); and C); FTE Drilling’s rig in action; D) Winter trail for the 2022 program; and E) Exploration campsite at KM 102 (Route du Nord).

Figure 7-11 – 2022 winter drilling activities and campsite

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	133

506 000
507 000
508 000
509 000
5 621 000
5 620 000
Claim Block MOBLAN
Claim Block TORTIGNY
Pegmatite dykes
Felsic/intermediate volcanic rocks
Mafic/intermediate volcanic rocks
Granite
Granodiorite
Mafic intrusive rocks
Ultramafic/ultrabasic intrusive rocks
SOQUEM Winter 2022 Drill Holes
N
TORTIGNY
Moleon pegmatites
MOBLAN
Main pegmatites
Inter pegmatites
South pegmatites
ELEVRA
Prepared by:
INNOVEXPLO
NORDA STELO
Oct 03, 2025
/ISYAmob5G.126
0
500 Meters
Projection NAD83 UTM zone 18N

Figure 7-12 – Surface map showing the location of the 2022 winter drill holes on the Moblan Property

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	134

7.2.4.2	2022 Summer-Fall Drilling Campaign

The 2022 summer-fall drilling campaign performed by Sayona included 226 drill holes for 33,052 m of drill core. The focus was infill drilling in the Main and Moleon areas and delineation drilling in the South and Inter areas.

Figure 7-13 presents the collar locations for the 2022 summer-fall campaign. The best intersections are summarized in Table 7-3.

Table 7-3 – 2022 summer-fall drilling highlights – Moblan Property

Target area	Hole ID	From	To	Length	Li2O (%)
Main pegmatites	1331-22-157	13.70	43.00	29.30	2.05
	1331-22-161	42.70	60.50	17.80	2.34
	1331-22-173	14.00	29.70	15.70	2.06
	1331-22-179	71.90	93.45	21.55	1.87
	1331-22-202	12.80	40.80	28.00	1.62
	1331-22-211	26.50	50.50	24.00	1.43
	1331-22-310	90.00	126.00	36.00	1.77
	1331-22-311	117.80	133.70	15.90	2.02
	1331-22-312	114.20	133.30	19.10	1.98
	1331-22-347	8.50	35.50	27.00	1.47
	1331-22-348	9.40	40.40	31.00	2.00
	1331-22-353	138.20	162.20	24.00	1.42
South pegmatites	1331-22-223	15.80	68.20	52.40	1.58
	1331-22-224A	28.90	94.90	66.00	1.27
	1331-22-248	34.80	91.00	56.20	1.55
	1331-22-249	30.80	97.10	66.30	1.41
	1331-22-263	125.30	179.30	54.00	1.61
	1331-22-264	51.20	100.50	49.30	1.66
	1331-22-272	35.90	114.90	79.00	1.44
	1331-22-281	30.50	87.80	57.30	1.57
	1331-22-283	28.80	82.20	53.40	1.53
	1331-22-284	59.20	116.20	57.00	1.45
	1331-22-288	39.70	93.50	53.80	1.68
	1331-22-296	38.90	95.90	57.00	1.45
	1331-22-335	130.50	181.90	51.40	1.70
	1331-22-339	44.00	104.00	60.00	1.61
	1331-22-340	51.50	113.50	62.00	1.57
Inter pegmatites	1331-22-207	16.20	46.20	30.00	1.40
	1331-22-305	21.30	44.00	22.70	1.35

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	135

Target area	Hole ID	From	To	Length	Li2O (%)
	1331-22-320	24.00	43.20	19.20	1.61
		248.60	287.60	39.00	1.45
	1331-22-322	286.00	307.20	21.20	1.38
	1331-22-323	219.90	244.10	24.20	1.33
	1331-22-328	29.80	45.50	15.70	1.64
	1331-22-345	70.60	88.20	17.60	1.41
	1331-22-346	124.60	146.70	22.10	1.14
	1331-22-355	116.40	132.80	16.40	1.73

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	136

506 000
507 000
508 000
509 000
5 621 000
5 620 000
Claim Block MOBLAN
Claim Block TORTIGNY
Pegmatite dykes
Felsic/intermediate volcanic rocks
Mafic/intermediate volcanic rocks
Granite
Granodiorite
Mafic intrusive rocks
Ultramafic/ultrabasic intrusive rocks
SAYONA Summer-Fall 2022 Drill Holes
N
MOBLAN
TORTIGNY
Moleon pegmatites
Main pegmatites
Inter pegmatites
South pegmatites
0
500 Meters
Projection NAD83 UTM zone 18N
ELEVRA
Prepared by:
INNOVEXPLO
Oct 03, 2025
/ISYAmob5G.126

Figure 7-13 – Surface map showing the location of the 2022 summer-fall drill holes on the Moblan Property

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	137

7.2.5	2022-2023 Engineering Drilling Programs

7.2.5.1	Metallurgical program

In the summer of 2022, Sayona drilled ten (10) drill holes (1,070 m) with HQ calibre for metallurgical testing. Figure 7-14 shows their locations. The drill holes were not assayed.

7.2.5.2	Geomechanical program

In the fall of 2022, Sayona drilled twelve (12) drill holes for 2,637.55 m for geomechanical characterization. Sayona also surveyed nine (9) other existing holes (1,731 m) with a televiewer device. Figure 7-14 shows their locations. The drill holes were not assayed.

7.2.5.3	East area (Austroid Property) – Condemnation drilling program

After the northwestern condemnation drilling, Sayona completed a new condemnation drilling program in the eastern sector (Figure 7-15), considering new options for locating tailings and surface infrastructure. A total of 49 condemnation holes (9,198 m) were drilled in winter 2023 around and in areas planned for the waste rock and tailings pond and surface infrastructure.

7.2.5.4	West area (Sayona Tortigny Block) – Condemnation drilling program

In 2023, Sayona completed a condemnation drilling program in the northwestern sector, considering new options for locating tailings, waste rock and surface infrastructure (Savard, 2023). A total of 33 condemnation holes were drilled in winter 2023, totaling 5801.2 m of drilling (Figure 7-16). No potential for lithium mineralization or other mineral or metallic substances of interest has been identified in this part of the property. However, some condemnation drilling has defined an area of the property containing pegmatites, mostly barren except one (CD-23-92) located between the proposed Northwest Mine and the Moblan lithium deposit.

The best results obtained in hole CD-23-92 were 1.29% Li2O over 3 m, 0.12 Au g/t over 1.5 m and 0.10% Cu over 0.5 m.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	138

Claim Block MOBLAN
Claim Block TORTIGNY
Pegmatite dykes
Felsic/intermediate volcanic rocks
Mafic/intermediate volcanic rocks
Granite
Granodiorite
Mafic intrusive rocks
Ultramafic/ultrabasic intrusive rocks
SAYONA Geotechnical Drill holes
SAYONA Metallurgical Drill holes
505 000
506 000
507 000
508 000
509 000
510 000
511 000
5 622 000
5 621 000
5 620 000
5 619 000
N
MOBLAN
TORTIGNY
Moleon pegmatites
Main pegmatites
Inter pegmatites
South pegmatites
0
1 Kilometers
Projection NAD83 UTM zone 18N
ELEVRA
Prepared by:
INNOVEXPLO
Oct 03, 2025
/ISYAmob5G.126

Figure 7-14 – Surface map showing the location of the metallurgical and geotechnical drill holes on the Moblan Property

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	139

Claim Block MOBLAN
Claim Block TORTIGNY
Pegmatite dykes
Felsic/intermediate volcanic rocks
Mafic/intermediate volcanic rocks
Granite
Granodiorite
Mafic intrusive rocks
Ultramafic/ultrabasic intrusive rocks
Metamorphic rocks
Condemnation Drill holes 2018
Condemnation Drill holes 2023
504 000
505 000
506 000
507 000
508 000
509 000
510 000
5 622 000
5 621 000
5 620 000
5 619 000
N
TORTIGNY
MOBLAN
Moleon pegmatites
Main pegmatites
Inter pegmatites
South pegmatites
0
1 Kilometers
Projection NAD83 UTM zone 18N
ELEVRA
Prepared by:
INNOVEXPLO
Oct 03, 2025
/ISYAmob5G.126

Figure 7-15 – Surface map showing the location of the condemnation drill holes in the western sector of the Moblan Property

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	140

506 000
507 000
508 000
509 000
510 000
511 000
5 622 000
5 621 000
5 620 000
5 619 000
Claim Block MOBLAN
Claim Block TORTIGNY
Pegmatite dykes
Felsic/intermediate volcanic rocks
Mafic/intermediate volcanic rocks
Granite
Granodiorite
Mafic intrusive rocks
Ultramafic/ultrabasic intrusive rocks
Condemnation Drill holes 2023
TORTIGNY
MOBLAN
Moleon pegmatites
Main pegmatites
Inter pegmatites
South pegmatites
0
1 Kilometers
Projection NAD83 UTM zone 18N
ELEVRA
Prepared by:
INNOVEXPLO
Oct 03, 2025
/ISYAmob5G.126

Figure 7-16 – Surface map showing the location of the condemnation drill holes in the eastern sector of the Moblan Property

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	141

7.2.6	2023 Drilling Program

The Sayona 2023 exploration drilling program aimed at testing extensions to mineralisation and providing in-fill data for upgrading resource categories. A total of 288 holes measuring totaling 60,944 m were drilled and completed on 28 September 2023. An average of three (3) mobile drill rigs and four (4) helicopter drill rigs were used each month to complete the program. The drilling results suggest a connection between the Main, South, New South, and Moleon sectors, indicating a single, extensive lithium mineralised system. The footprint of Moblan mineralised system now extends over ~2.3km E-W, ~1.2km N-S and to depth of ~450m from surface and bounded by a NE-trending shear zone in the west.

Figure 7-17 presents the collar locations for the 2023 campaign. The best intersections are summarized in Table 7-4.

Table 7-4 – 2023 drilling highlights – Moblan Property

Target area	Hole ID	From	To	Length	Li2O (%)
Inter pegmatites	1331-23-396	104.20	151.00	46.80	1.40
	1331-23-406	80.80	121.80	41.00	1.66
	1331-23-407	92.30	137.20	44.90	1.61
	1331-23-408 And And	37.40	48.00	10.60	0.90
		94.00	106.30	12.30	0.94
		136.50	189.00	52.50	1.50
	1331-23-409	117.00	170.10	53.10	1.74
	1331-23-416	119.90	162.60	42.70	1.42
	1331-23-419	120.00	156.60	36.60	1.71
	1331-23-422	203.50	250.90	47.40	1.77
	1331-23-423	11.40	81.80	70.40	1.41
	1331-23-424 And	15.20	59.60	44.40	1.55
		207.30	241.30	34.00	2.09
	1331-23-428	123.90	160.70	36.80	1.76
	1331-23-430	154.20	209.60	55.60	1.80
	1331-23-431	134.00	186.60	52.60	1.50
	1331-23-433	132.50	185.00	52.50	1.68
	1331-23-452	230.00	268.00	38.00	1.75
	1331-23-454	98.20	138.20	40.00	1.81
	1331-23-461	250.15	294.90	44.75	1.41
	1331-23-461A	196.40	227.20	30.80	1.21
	1331-23-463A	217.60	234.60	17.00	1.55
	1331-23-468	159.80	171.70	11.90	1.33
	1331-23-478	114.10	168.30	54.20	1.54

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	142

Target area	Hole ID	From	To	Length	Li2O (%)
	1331-23-479	109.90	153.20	43.30	1.29
	1331-23-482 And And And	66.60	81.60	15.00	1.59
		88.10	107.10	19.00	1.37
		137.50	148.50	11.00	1.44
		155.50	186.20	30.70	0.78
	1331-23-503	143.30	193.00	49.70	1.61
	1331-23-513	291.50	336.50	45.00	1.17
	1331-23-514	32.45	53.90	21.45	1.25
	1331-23-515	206.20	248.00	41.80	1.44
	1331-23-516	253.00	293.00	40.00	1.37
	1331-23-521	204.00	235.00	31.00	1.00
	1331-23-577	195.90	225.00	29.10	1.24
	1331-23-650	310.90	323.90	13.00	2.12
South and New South Pegmatites	1331-23-485A	61.30	77.00	15.70	2.37
	1331-23-471	54.10	105.50	51.40	1.34
	1331-23-477	105.50	159.50	54.00	1.28
	1331-23-537	130.50	171.20	40.70	1.52
	1331-23-608	94.70	127.00	32.30	1.25
	1331-23-617	56.20	88.00	31.80	1.26
	1331-23-677	53.00	70.00	17.00	1.55
	1331-23-678	38.00	77.55	39.55	1.63
	1331-23-679	51.50	129.70	78.20	1.55
	1331-23-684	41.15	98.20	57.05	1.48
Moleon and East Moleon pegmatites	1331-23-552	158.80	189.00	30.20	1.73
	1331-23-582	214.00	258.25	44.25	1.29
	1331-23-583A	176.80	219.55	42.75	1.85
	1331-23-584	181.95	218.80	36.85	1.77
	1331-23-585	139.90	183.80	43.90	1.66
	1331-23-586	186.40	212.00	25.60	1.50
	1331-23-688	116.00	134.70	18.70	1.44
		153.10	168.20	15.10	1.68
		206.90	229.50	22.60	1.67
	1331-23-689	81.05	126.00	44.95	1.56
		197.35	244.10	46.75	1.49
	1331-23-691	135.50	151.85	16.35	1.70
		246.00	270.00	24.00	1.23
	1331-23-692	70.90	88.10	17.20	1.74

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	143

Target area	Hole ID	From	To	Length	Li2O (%)
Main Pegmatites	1331-23-541	161.10	176.00	14.90	1.74

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	144

506 000
507 000
508 000
509 000
5 621 000
5 620 000
5 619 000
N
Claim Block MOBLAN
Claim Block TORTIGNY
Pegmatite dykes
Felsic/intermediate volcanic rocks
Mafic/intermediate volcanic rocks
Granite
Granodiorite
Mafic intrusive rocks
Ultramafic/ultrabasic intrusive rocks
SAYONA 2023 Drillholes
MOBLAN
TORTIGNY
Moleon pegmatites
Main pegmatites
South pegmatites
New South pegmatites
0
500 Meters
Projection NAD83 UTM zone 18N
ELEVRA
Prepared by:
INNOVEXPLO
Oct 03, 2025
/ISYAmob5G.126

Figure 7-17 – Surface map showing the location of the 2023 drill holes on the Moblan Property

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	145

7.2.7	2024 Drilling Program

The Sayona 2024 drilling program was designed mainly to collect in-fill data. A total of 76,202 m was drilled in 281 holes (including 29 extensions of hole for 6,362 m). The results supported the potential conversion of some Inferred resources to the Indicated or Measured category within the MRE pit shells. Drilling has also intersected multiple zones of high-grade lithium mineralisation outside the 2024 MRE pit shells. Figure 7-18 presents the collar locations for the 2024 campaign. The best intersections are summarized in Table 7-5.

Table 7-5 – 2024 drilling highlights

Target area	Hole ID	From	To	Length	Li2O (%)
South Area (outside MRE 2024 pit shell)	SYN-24-0871	117.55	154.70	37.15	1.53
	SYN-24-0820	180.80	199.70	18.90	2.94
	SYN-24-0863	144.50	182.00	37.50	1.64
	SYN-24-0865	107.00	150.60	43.60	1.75
	SYN-24-0867	113.55	139.90	26.35	1.66
	SYN-24-0868	107.45	129.00	21.55	1.69
	SYN-24-0870	126.25	172.55	46.30	1.72
	SYN-24-0864	116.40	141.00	24.60	1.74
	SYN-24-0925	99.10	136.00	36.90	1.33
Main Area (outside MRE 2024 pit shell)	SYN-24-0700	120.10	142.20	22.10	1.57
	SYN-24-0749	144.45	164.40	19.95	1.74
	SYN-24-0734	341.30	371.25	29.95	1.34
	SYN-24-0779	252.70	274.90	22.20	1.39
	SYN-24-0780	239.00	289.35	50.35	1.80
	SYN-24-0795	280.50	300.00	19.50	1.68
	SYN-24-0796	288.50	320.00	31.50	1.75
	SYN-24-0810	277.30	360.10	82.80	1.35
	1331-16-115ext	391.60	412.35	20.75	1.67
	1331-22-173ext	291.45	309.25	17.80	1.75
	1331-22-179ext	351.55	375.80	24.25	1.43
	1331-22-185ext	270.70	308.75	38.05	1.85
	SYN-24-0883	237.80	268.00	30.20	1.44
	SYN-24-0896	206.70	240.10	33.40	2.15
	SYN-24-0920	243.60	275.00	31.40	1.92
	SYN-24-0929	246.45	271.30	24.85	2.21
Inter Area (outside MRE 2024	SYN-24-0764	188.50	216.20	27.70	1.78
	SYN-24-0765	12.00	34.65	22.65	1.59

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	146

Target area	Hole ID	From	To	Length	Li2O (%)
pit shell)		224.00	245.15	21.15	1.66
	SYN-24-0766	176.05	202.00	25.95	1.66
	SYN-24-0767	246.65	271.85	25.20	1.62
	SYN-24-0772	146.15	179.00	32.85	1.22
	SYN-24-0812	230.60	262.30	31.70	1.21
	SYN-24-0829	163.70	189.55	25.85	1.75
	SYN-24-0831	158.00	199.60	41.60	1.99
	SYN-24-0846	143.00	184.65	41.65	1.74
	SYN-24-0705	130.40	154.00	23.60	1.37
		163.50	189.75	26.25	1.91
	SYN-24-0708	159.80	184.85	25.05	1.53
	SYN-24-0709	212.70	252.75	40.05	1.73
	SYN-24-0729	156.80	205.10	48.30	0.87
	SYN-24-0730	219.50	268.25	48.75	1.90
	SYN-24-0768	296.30	320.65	24.35	2.20
	SYN-24-0777	237.15	277.95	40.80	1.61
	SYN-24-0783	214.50	238.90	24.40	1.96
	SYN-24-0787	289.20	335.00	45.80	1.48
	SYN-24-0798	144.75	187.20	42.45	1.67
		226.10	242.30	16.20	2.02
	SYN-24-0808	241.75	276.00	34.25	1.65
	SYN-24-0813	221.60	255.00	33.40	1.30
	SYN-24-0828	225.10	259.70	34.60	1.56
	SYN-24-0839	161.15	185.85	24.70	1.93
	SYN-24-0840	228.55	261.25	32.70	1.57
	SYN-24-0928	172.90	211.60	38.70	1.53
	SYN-24-0731	295.25	324.10	28.85	1.46
	SYN-24-0736-ext	308.65	343.45	34.80	1.64
	SYN-24-0832	308.60	333.55	24.95	1.55
	SYN-24-0837	271.00	293.10	22.10	1.46
		316.60	376.15	59.55	1.46
		391.00	429.00	38.00	1.28
	SYN-24-0889A	224.95	259.00	34.05	2.01
		315.65	339.15	23.50	1.47
	SYN-24-0894	310.25	356.40	46.15	1.36
		379.25	409.35	30.10	1.26

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	147

Target area	Hole ID	From	To	Length	Li2O (%)
	SYN-24-0898-ext	404.15	423.30	19.15	2.31
	SYN-24-0903	185.10	226.10	41.00	1.69
	SYN-24-0907	230.65	266.05	35.40	1.35
	SYN-24-0939	366.15	398.40	32.25	1.59
Moleon Area (outside MRE 2024 pit shell)	SYN-24-0724	59.90	103.05	43.15	1.59
	SYN-24-0762	140.90	161.60	20.70	2.13
	SYN-24-0712	240.35	266.60	26.25	2.25
	SYN-24-0720	190.85	241.20	50.35	1.54
	SYN-24-0721	227.50	258.10	30.60	1.79
	SYN-24-0722	173.30	195.35	22.05	1.95
	SYN-24-0887	132.15	148.50	16.35	1.78
		200.90	227.65	26.75	1.82
Potential Resources Upgrade (within MRE 2024 pit shell)	SYN-24-0818	111.65	149.30	37.65	1.69
	SYN-24-0822	108.90	135.65	26.75	1.75
	SYN-24-0858	52.15	115.45	63.30	1.49
	SYN-24-0865	36.00	48.55	12.55	2.02
	SYN-24-0698	136.55	157.45	20.90	2.01
	SYN-24-0704	92.80	118.80	26.00	1.64
	SYN-24-0776	97.40	120.10	22.70	1.72
		240.00	293.45	53.45	1.96
	SYN-24-0779	109.55	132.70	23.15	1.77
	SYN-24-0882	102.40	151.20	48.80	1.59
		273.75	334.40	60.65	1.87
	SYN-24-0760A	149.50	190.60	41.10	1.22
	SYN-24-0782	179.50	211.80	32.30	1.37
	SYN-24-0783	160.35	173.40	13.05	2.45
	SYN-24-0784	115.75	135.15	19.40	1.74
	SYN-24-0787	90.70	116.15	25.45	1.66
		150.40	169.75	19.35	1.80
		258.95	279.75	20.80	1.85
	SYN-24-0721	154.10	185.60	31.50	1.69
	SYN-24-0723	142.05	176.75	34.70	1.76
	SYN-24-0725	69.35	93.30	23.95	1.89
		137.65	159.90	22.25	1.94
	SYN-24-0726	9.95	33.70	23.75	1.94
	SYN-24-0763	82.40	109.95	27.55	1.77

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	148

Target area	Hole ID	From	To	Length	Li2O (%)
	SYN-24-0844	169.30	204.65	35.35	1.82
	SYN-24-0852	67.50	128.25	60.75	1.82
	SYN-24-0854	34.25	89.05	54.80	1.62
	SYN-24-0859	11.10	33.25	22.15	1.71
	SYN-24-0866	11.80	36.35	24.55	1.82
	SYN-24-0933	36.10	57.15	21.05	2.27
	SYN-24-0832	29.55	71.80	42.25	1.64
		279.45	303.80	24.35	1.69
		247.50	272.80	25.30	1.72
	SYN-24-0834	126.05	158.60	32.55	1.83
		226.40	282.90	56.50	1.47
	SYN-24-0835	202.85	225.90	23.05	1.51
	SYN-24-0837	24.75	60.95	36.20	1.50
	SYN-24-0860	185.45	213.30	27.85	1.53
	SYN-24-0877	174.85	205.00	30.15	1.59
	SYN-24-0878	236.55	253.40	16.85	1.97
		256.10	281.70	25.60	1.31
	SYN-24-0879	88.30	106.70	18.40	1.99
	SYN-24-0881A	190.45	209.95	19.50	1.93
	SYN-24-0884	151.55	194.70	43.15	1.44
	SYN-24-0890	214.40	234.30	19.90	1.64
	SYN-24-0891	209.60	265.25	55.65	1.75
	SYN-24-0892	208.70	229.55	20.85	1.76
	SYN-24-0899	70.45	93.15	22.70	2.06
	SYN-24-0939	38.25	87.00	48.75	1.66
		225.05	248.90	23.85	2.47

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	149

506 000
507 000
508 000
509 000
N
Claim Block MOBLAN
Claim Block TORTIGNY
Pegmatite dykes
Felsic/intermediate volcanic rocks
Mafic/intermediate volcanic rocks
Granite
Granodiorite
Mafic intrusive rocks
Ultramafic/ultrabasic intrusive rocks
SAYONA 2024 Drillholes
5 621 000
5 620 000
TORTIGNY
Moleon pegmatites
MOBLAN
Main pegmatites
Inter pegmatites
South pegmatites
0
500 Meters
Projection NAD83 UTM zone 18N
ELEVRA
Prepared by:
INNOVEXPLO
Oct 03, 2025
/ISYAmob5G.126

Figure 7-18 – Surface map showing the location of the 2024 drill holes on the Moblan Property

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	150

8.	SAMPLE PREPARATION, ANALYSES AND SECURITY

This item describes the issuer’s sample preparation, analysis and security procedures for the diamond drill programs on the Moblan Lithium Project. The QP reviewed the quality assurance/quality control (“QA/QC”) procedures and results.

While not explicitly documented in this item, the issuer’s sample preparation, analysis and security procedures for the diamond drill programs completed on the Project are similar to the approach used on the Moblan Property by SOQUEM when it was the project operator.

8.1	Site Sample Preparation Methods and Security

This section discusses the issuer’s sample preparation procedures for the 2022, 2023 and 2024 diamond drilling programs on the Moblan Lithium Project. The issuer’s geology team provided the information presented below. For the purpose of this discussion, the drilling programs are divided as follows:

●	2022 Winter campaign: February 2 to April 11, 2022 (SOQUEM)

●	2022 Summer-Fall campaign: June 1 to November 3, 2022 (Sayona)

●	2022 Fall campaign: November 4 to December 29, 2022 (Sayona)

●	2023 Winter-fall campaign: January 9 to September 29 (Sayona)

●	2024 Summer-Fall campaign: July 23 to December 8, 2024 (Sayona)

8.1.1	Core Handling, Sampling, and Security

The drill core was boxed and sealed at the drill rigs and delivered daily by road to the logging facility, where a technician would take over the core handling.

During the 2022 Winter campaign, completed by SOQUEM, core boxes were palleted and transported to SOQUEM’s facilities in Chibougamau for logging.

During Sayona campaigns, core boxes were logged directly at an exploration camp at the Project (Moblan Property) and sampling was conducted at Service MNG in Val-d’Or and at Services Technominex in Rouyn-Noranda.

The drill core was logged and sampled by experienced geologists or by a geologist-in-training under the supervision of a qualified geologist. A geologist marked the samples by placing a unique ID tag at the end of each core sample interval. Core sample lengths vary from 0.5 m to 1.5 m, and sample contacts respect lithological contacts and changes in the appearance of mineralization or alteration (type and/or strength). Digital photographs of the marked and tagged core were taken for archival purposes. The core boxes were then palleted and sent to an external workshop for sampling. During sampling, a technician sawed each marked sample in half lengthwise. One-half of the core was placed in a plastic bag along with a detached portion of the unique bar-coded sample tag. The other half of the core was returned to the core box, and the remaining tag portion was stapled to the box. The core boxes were stockpiled or stored in outdoor core racks for future reference before being sent to the issuer’s site in La Corne, Quebec, for safekeeping. The storage of pulp and rejects is at the warehouse in Amos.

According to the geologist’s instructions, QA/QC samples are prepared and bagged ahead of time by core shack personnel and batched at the core shack.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	151

For the 2022 Winter campaign, samples were submitted to AGAT Laboratories (“AGAT”) in Val-d’Or for sample preparation and analyzed at their Mississauga laboratory in Ontario. For the 2022 Summer-Fall to 2024 Summer-Fall campaign, samples were submitted to ALS Laboratories (“ALS”) in Rouyn-Noranda for sample preparation and analyzed at their Vancouver laboratory in British Columbia.

8.1.2	Laboratory accreditation and certification

Both laboratories (AGAT and ALS) have received ISO/IEC 17025 accreditation through the Standards Council of Canada. View details about accreditation through AGAT website (https://agatlabs.com/about/quality-accreditation/accreditation/) and ALS website (https://www.alsglobal.com/geochemistry/qc-and-assurance). They are all independent of the issuer and have no interests in the Property.

8.2	Laboratory Sample Preparation Methods and Analytical Procedures

AGAT

●	Samples are sorted, bar-coded and logged into the laboratory tracking program.

●	Each sample is dried and weighed, and the entire sample is crushed to 75% passing 2 mm. A split of up to 250 g is taken using a riffle splitter and pulverized to better than 85% passing 75 μm.

●	Lithium analysis (method 201-378) was performed using sodium peroxide fusion followed by ICP-OES with ICP-MS finish.

●	Base metal analysis was performed using four-acid digestion with ICP-OES.

●	Gold analysis (method 202-551) was performed by FA with AA on 30 g pulps. The method’s reporting range is 0.002 to 10 g/t.

●	Assay results are provided on Excel spreadsheets, and the official certificate (sealed and signed) is provided as a PDF.

●	The pulverized pulp is placed in kraft sample bags, and the un-pulverized portions are returned to the original sample bags.

●	The laboratory sent the remainder of the crushed samples (rejects) and pulverized pulps back to SOQUEM for storage once the QA/QC review was completed.

ALS

●	Samples are sorted, bar-coded and logged into the laboratory tracking program.

●	Each sample is dried and weighed, and the entire sample is crushed to 70% passing 2 mm. A split of up to 250 g is taken using a riffle splitter and pulverized to better than 85% passing 75 μm.

●	Lithium analysis was performed using borate lithium fusion with ICP-AES (ME-MS81) finish.

●	Base metal analysis was performed using four-acid digestion with ICP-AES finish.

●	Gold analysis (method 202-551) was performed by FA with AA on 30 g pulps. The method’s reporting range is 0.002 to 10 g/t.

●	Assay results are provided on Excel spreadsheets, and the official certificate (sealed and signed) is provided as a PDF.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	152

●	The pulverized pulp is placed in kraft sample bags, and the un-pulverized portions are returned to the original sample bags.

●	The laboratory sent the remainder of the crushed samples (rejects) and pulverized pulps to the issuer for storage.

8.3	Quality Control and Quality Assurance Programs

The issuer’s quality assurance and quality control (“QA/QC”) program for drill core includes the insertion of blanks, standards (CRM) and duplicates in the sample stream of core samples. These were sent for lithium analysis as an analytical check for laboratory batches.

During the 2022 Winter campaign, SOQUEM inserted one (1) standard and one (1) blank sample of barren rock into each group of 25 samples. SOQUEM also inserted one field duplicate (quarter-core split) every 50 samples.

Since June 2022, the issuer inserted one (1) standard and one (1) blank sample of barren rock into each group of 20 samples; The issuer did not use duplicates for the Summer-Fall 2022 campaign; the insertion of one duplicate in each group of 20 samples started in 2023. About 10% of the samples were control samples in the sampling and assaying process.

Geologists were responsible for the QA/QC program and database compilation. Upon receiving the analytical results, they extracted the results for blanks and standards to compare against the expected values. If QA/QC acceptability was achieved for the analytical batch, the data were entered into the project database; if not, the batch (or a portion) was retested. However, from November 2022 to June 2023, the issuer carried out no QAQC monitoring, but data collection continued. From July to December 2024, the geologists working for the issuer or Laurentia were responsible for the QA/QC program and the compilation of the database. InnovExplo was commissioned to compile and summarize the QA/QC follow-up work.

8.3.1	Certified Reference Materials (Standards)

Accuracy was monitored by inserting one (1) CRM sample for every 20 samples submitted by the issuer or every 25 samples submitted by SOQUEM. The standards were obtained from OREAS (based in Melbourne, Australia). The definition of a QC failure is when an assay result for a standard falls outside three standard deviations (“3SD”) (using the SD value on the OREAS certificate).

In the event of a result outside 3SD (outliers and gross outliers), the issuer took actions to explain the cause of the abnormal value (e.g., entry/submission error by the logging geologist or technician, sample swap by the laboratory). When no satisfactory explanation could be found, the failed sample sequence was re-run.

Since 2022, a total of 3,606 standards were inserted in the sample stream of core samples. Four (4) different CRMs ranging from 0.496% Li2O and 5.76% Li2O and a two (2) CRM for base metal validation were used.

107 gross outliers were likely caused by entry/submission errors by the logging geologist or sample swaps at the laboratory, as the results reflect the values of other CRMs. These values were corrected in the database.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	153

90 outliers above 3SD were isolated and seem to be unexplained cases not part of failure trends. These values were re-assayed. The assay results returned within the standards and were corrected in the database.

Since January 2025, Sayona has added a new standard, Oreas 751, to replace Oreas 999. The Oreas 999 has been out of use since November 2024. The issue with Oreas 999 was that the value of the CRM was above the higher detection limit permitted by the assaying method. 10% of the Oreas 999 were re-evaluated using the Oreas 752 standard, and all results returned within acceptable standards.

Table 8-1 documents the results of the CRMs. Figure 8-1 shows an example of a control chart. A similar control chart was prepared for each CRM to visualize the analytical concentration value over time.

The CRM results suggest a weak (immaterial) analytical bias at both laboratories. The QP is of the opinion that this weak bias does not adversely affect the overall confidence in the assays. The overall precision is within industry standards.

The QP believes that the results of the CRMs used during the 2022 to 2024 drilling campaigns are reliable and valid.

Table 8-1 – Results of standards used during the 2022 to 2024 drilling campaigns

CRM	CRM Value Au (ppm)	CRM Value Zn (%)	CRM Value Li2O (%)	Quantity Inserted	Accuracy (%)	Precision (%)	Outliers	Passing QC (%)	Comment
OREAS-233	1.055			157	-0.1	2.4	2	98.72
OREAS-630b		1.11		166	1.3	1.2	10	93.97
OREAS-750			0.496	1054	0.7	1.8	28	97.34
OREAS-752			1.52	1830	0.8	1.8	41	97.76
OREAS-753			2.19	347	-1.4	1.6	9	97.4
OREAS-999			5.76	52	-6.6	0	52	0	Above LOD

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Figure 8-1 – Control chart for standard OREA-750

8.3.2	Blanks

Contamination was monitored by the issuer’s routine insertion of one (1) barren sample (blank) for every 20 to 25 samples submitted to the laboratory. The blank undergoes the same sample preparation and analytical procedures as the core samples. The blanks were derived from barren rock (crushed quartzite or decorative white quartz).

A total of 768 results for blanks were received between January and Octobre 2022. During SOQUEM’s Winter campaign, only one (1) blank returned an anomalous value, which was considered contamination, and the entire batch was reprocessed. During the Sayona’s Summer-Fall campaign, three (3) blanks returned an anomalous value. The four (4) anomalous values were likely caused by entry/submission error the logging geologist or sample swaps at the laboratory, as the result reflect the value of CRM or sample. These values were corrected in the database.

A total of 774 results for blanks were received after the 2023 MRE (November 2022 to September 2023). There were small traces of lithium in the material used as a blank at Moblan. Looking at the QA/QC graph, a significant amount of data falls between 50 and 70 ppm Li, so it was proposed to use a threshold of 7 times the detection limit (70 ppm Li) to determine the rejection criterion for QAQC blanks. This implies a limit of 0.015% Li2O, which has no impact on resource estimation. During this period, five (5) blanks returned anomalous values, which are considered contamination. Consequently, 20 samples, including the blank, were reprocessed.

A total of 581 results for blanks were received after the MRE 2024 (October 2023 to March 2024). Six (6) blanks returned an anomalous value. Two (2) anomalous values were likely caused by entry/submission error the logging geologist or sample swaps at

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the laboratory, as the result reflect the value of CRM or sample. These values were corrected in the database. Four (4) blanks returned an anomalous value, which were ruled out as contamination. 37 samples were re-assayed and corrected in the database. Two (2) blanks returned a value above 70 ppm, but as all surrounding samples gave similar results on re-analysis, the results were accepted.

A total of 2,918 results for blanks were received for Summer-Winter 2024 (October 2024 to March 2025). Eleven (11) blanks returned an anomalous value. Five (5) anomalous values were likely caused by entry/submission errors the logging geologist or sample swaps at the laboratory, as the results reflect the value of CRM or sample. These values were corrected in the database. Five (5) blanks returned an anomalous value, which were ruled out as contamination. These have been reprocessed (blank, 10 samples before and after). Three (3) blanks were re-assayed and corrected in the database. Two (2) blanks returned a value above 70 ppm, but as all surrounding samples gave similar results on re-analysis, the results are accepted.

The QP is of the opinion that the QC results for the blanks used during the 2022 to 2024 drilling program are reliable and valid.

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Blank Li Assays Result (Sayona) - Drilling Program
Li (ppm)
300
250
200
150
100
50
0
2022
2023
2024
2025

Figure 8-2 - Chart illustrating blank results during the 2022 to 2024 drilling campaigns

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8.3.3	Duplicate Samples

The QA/QC procedure included quarter-core duplicate samples to assess the homogeneity of the mineralization within individual intervals of sampled drill core. Field duplicate assays were inserted at the rate of one (1) for every 50 samples (SOQUEM) or one (1) for every 20 samples (issuer).

Since 2022, a total of 2,525 standards were inserted in the sample stream (Figure 8-3). The linear regression of the field duplicate results compared to the original sample results shows a good reproducibility of analyses with a coefficient of determination (R2) to 0.99 and good accuracy as monitored by the linear regression line (between the 10% tolerance limit). This reflects a homogeneous distribution of lithium with no nugget effect. This confirms that the sample size (weight) is adequate for the Moblan deposit.

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Figure 8-3 – Chart detailing the reproducibility of the results (field duplicates vs original samples) for the 2022 to 2024 drilling campaigns

8.4	Conclusion

The statistical analysis of the QA/QC data did not identify any significant analytical issues. The QP is of the opinion that the sample preparation, analysis, QA/QC and security protocols used during the drilling programs on the Project (Moblan deposit) follow generally accepted industry standards and that the data is valid and of sufficient quality to be used for mineral resource estimation purposes.

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9.	DATA VERIFICATION

This item covers data verification for the diamond drill hole database provided by the issuer for the 2025 MRE. The close-out date is March 24, 2025.

Data verification included visits to the Project and an independent review of the data for selected drill holes (surveyor certificates, assay certificates, QA/QC program and results, downhole surveys, lithologies and structures).

9.1	Site Visit

The QPs site visits were performed by:

●	Alain Carrier (P.Geo.) on March 30, 2022; April 4 and 6, 2022 and June 16, 2025.

●	Marina Iund (P.Geo.) on June 03, 2025

●	Andrew Siemon (P. Eng), on August 1, 2023

●	Simon Boudreau (P. Eng), on August 1, 2023

They were accompanied by Carl Corriveau, the issuer’s Vice-President of Exploration.

The QPs visited the Project by driving along Chibougamau’s 3e Rue and provincial highway 167 for approximately 20 km until reaching the Route du Nord, an all-season gravel highway, then heading north-northwest until Km 112, where a forestry road turned south and can be followed for 2 km to the centre of the Project.

During the visit, the QPs toured the parts of the Project relevant to their area of expertise. The main objectives of these visits were to:

●	Understand the land topography, access points and natural features of the project site

●	Understand the existing hydrographic network on the site (watercourses, lakes, etc.)

●	Observe rock outcrops and drill core samples

●	Field validation of drill collar locations

●	Identification of existing borrow pits and future site and their location

●	Identify potential sites for future structures and discuss them

●	Identify all access roads to the site

●	Use the collected data to guide detailed project planning and site preparation

9.1.1	Drill hole locations

Collar position coordinates and azimuths are presented in the database using the UTM system (NAD 83, Zone 18).

Caouette, Thériault & Renaud, professional surveyors in Chibougamau (Quebec), provided a land surveyor with a GPS base station to survey the collars of the completed drill holes.

Most of the casings were left in place with an identification tag.

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Data verification included field validation of drill collar locations. The collars were easily found with a handheld GPS. They were visible and adequately identified. The coordinates of 24 surface holes were confirmed by the authors using a handheld GPS (Figure 9-1) then compared to the database. All results had acceptable precision.

The collar locations in the databases are considered adequate and reliable.

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A
B
Note
Position
18 U 0506931
UTM 5620393
488 m
Carte
GARMIN
0696
C
S 2
133I22
175
D
18 U 0506902
UTM 5620498
483 m
GARMIN

Photographs from QP’s field validation work: A) Outcrop with pluri-centimetric spodumene crystals; B) Collar identification of hole SYN-24-696; C.) Collar location of hole 1331-22-175; D) Collar location of hole 1331-23-398

Figure 9-1 – QP field validation

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9.1.2	Core Review

On March 30, 2022, the QP Alain Carrier examined core intervals from previous and ongoing drilling programs at SOQUEM’s office and core facilities in Chibougamau (Quebec). Technical and geological discussions about the lithium mineralization on the Project were held with SOQUEM and Sayona representatives. The discussions also covered the protocols and procedures used by SOQUEM during previous drilling programs and for the 2022 Winter drilling program (i.e., data acquisition, QA/QC, database management, etc.).

The QP examined mineralized intervals of witness half-core from three (3) holes from the 2010 Program (holes 1331-10-40, 1331-10-101 and 1331-10-104). All core boxes were labelled and properly stored. Sample tags were still present in the boxes. It was possible to validate sample numbers, confirm the presence of lithium mineralization (i.e., pegmatite dykes, spodumene) by comparing the intervals against the lithium assay results from the laboratory, and check the final geological logs against the core witness. Six (6) other holes from the Winter Program (holes 1331-22-122, 1331-22-134, 1331-22-135, 1331-22-136, 1331-22-137 and 1331-22-142) were also reviewed for their geological description and for validating the occurrence of pegmatite and spodumene (sampling and analysis not yet completed at that time). A fourth hole from the Winter Program (hole 1331-22-148) was reviewed onsite (quick log stage).

The QP observed significant (multi-metric) thicknesses of spodumene pegmatite dykes from the Moblan Main, South and Moleon pegmatites mineral resource areas. Figure 9-2 shows some examples of these mineralized dykes with lithium values of 1.06 to 2.95% Li2O and a section averaging 2.46% Li2O over 15 m in holes 1331-122-22.

For this report, additional core review from 2024 drilling program was conducted by Alain Carrier on June 16th, 2025, accompanied by Carl Corriveau and Ehouman N’Dah, respectively Vice-President Exploration and senior geologist representing the issuer. The drill core review was completed at the issuer’s core storage facilities located at the North American Lithium (NAL) mine site in Barraute, Quebec. This review included an inspection of the drill core stored in racks (some on pallets) and an assessment of the procedures used to store and identify the core boxes

The author examined Li2O mineralized intervals of witness core from five (5) drill holes from the 2024 program (SYN-24-075, SYN-24-0810, SYN-24-0870, SYN-24-0878 an SYN-24-0882). All core boxes were labelled and properly stored. Sample tags were still present in the boxes, and it was possible to validate sample numbers and confirm the presence of numerous pegmatite intervals and spodumene mineralization correlating with Li2O assay results in the reference half-core samples. The nature of the contacts between the pegmatite’s dykes and their host rock (core angle), their widths and continuity have been confirmed.

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Photographs from the QP’s drill core review in March 2022: A) Main domain in hole 1331-10-40: pegmatite samples grading at 1.06%, 1.16% and 1.72% Li2O at ~42m; B) Main domain in hole 1331-22-122: pegmatite samples grading 1.36%, 2.95% and 1.99% Li2O at ~109m; C) Main domain in hole 1331-22-122: pegmatite interval averaging 2.46% Li2O over 15 m from ~120.5 to 128 m; D) Main domain in hole 1331-22-122, pegmatite grading > 2% Li2O from ~115.5 to 124.5 m. Core diameter is 47 mm.

Figure 9-2 – QP drill core review of lithium pegmatites (Main Dyke domain) in holes 1331-10-40 and 1331-22-122

9.2	Drill Hole Database

The QP considers the 2025 MRE database to be of good overall quality, valid and reliable.

9.3	Drill Hole Locations

Drill hole collars were professionally surveyed using an RTK system or a Total Station unit. The issuer provided the QP with the surveyor’s certificates, or they obtained the information from historical assessment reports (for some historical (pre-2020) holes). The collar survey information was verified. Drill hole collars were also compared against the Lidar surface. The field verification included field checks of collar locations using a handheld GPS. No discrepancies were found.

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9.4	Downhole Survey

Downhole surveys (using single-shot and multi-shot instruments by Reflex or Flexit) were conducted on most surface holes. The survey information was verified using the raw files recorded from the survey tools, if available, or the original drill logs in assessment reports (for some historical (pre-2022) holes). No discrepancies were found. The verification also included a check of all the drill hole traces in 3D for irregular deviations. Minor errors of the type normally encountered were identified, investigated and corrected.

9.5	Assays

The QP had access to the assay certificates for all historical and recent drill holes in the 2025 MRE database. The assays recorded in the database were compared to the original certificates provided by the laboratory. No errors or discrepancies were found.

9.6	Independent Resampling

On April 4 and 6, 2022, QP Alain Carrier prepared for analysis six (6) lithium-bearing drill core intervals collected from four (4) holes during the QP’s site visit. He prepared them at Services MNG’s facilities in Val-d’Or (Quebec).

Drill core intervals were cut by rock saw, and the QA/QC standard was prepared by Services MNG technicians under the QP’s supervision. The QP did the sample handling, bagging, numbering and QA/QC sample insertion. He also delivered the samples to the ALS laboratory in Val-d’Or.

The ALS analytical procedures have the following codes and descriptions:

●	Li-OG63 – Ore Grade Li – 4ACID

●	ME-OG62o – Ore Grade open beaker – ICPAES

●	ME-ICP06 – Whole Rock Package – ICP-AES

●	OA-GRA05 – Loss on Ignition at 1000C

●	TOT-ICP-06 – Total Calculation for ICP06

●	ME-MS81 – Lithium Borate Fusion ICP-MS

●	ME-4ACD81 – Base Metals by 4-acid dig

The multi-element analysis comprised: Ag, As, Cd, Co, Cu, Li, Mo, Ni, Pb, Sc, Tl, Zn, Li, SiO2, Al2O3, Fe2O3, CaO, MgO, Na2O, K2O, Cr2O3, TiO2, MnO, P2O5, SrO, BaO, LOI, Total, Ba, Ce, Cr, Cs, Dy, Er, Eu, Ga, Gd, Hf, Ho, La, Lu, Nb, Nd, Pr, Rb, Sc, Sm, Sn, Sr, Ta, Tb, Th, Ti, Tm, U, V, W, Y, Yb and Zr.

The results of the multi-element analysis appear on ALS Canada Ltd’s certificate No. VO22119051, dated June 30, 2022.

A comparison between the Li2O results for original and duplicate samples is presented in Table 9-1 and Figure 9-3. The results of the QP’s independent re-sampling program are considered satisfactory.

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Table 9-1 – Results from the QP’s independent re-sampling program

Drill hole	Sample interval (m)			Original sample		Duplicate sample
	From	To	Length	Sample No.	Li2O (%)	Li2O (%)	Sample No.
1331-22-134	28.5	30.0	1.5	E6221576	2.450	2.056	W035161
1331-22-135	39.5	41.0	1.5	E6221836	2.320	2.153	W035162
1331-22-136	4.3	5.8	1.5	E6221864	1.720	1.694	W035163
1331-22-122	114.8	116.3	1.5	E6221143	1.840	1.692	W035164
	129.8	131.3	1.5	E6221154	2.630	3.240	W035165
	125.3	126.8	1.5	E6221151	2.200	2.518	W035166
Standard	na	na	na	OREAS 750	0.490	0.512	W035167
Average (*)					1.950	1.981
Minimum (*)					0.490	0.512
Maximum (*)					2.630	3.240
Correlation coefficient (*)					0.806

☐	(*) Exclusive of standards.
☐	Conversion factor from Li (%) to Li2O (%) x 2.1525

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Figure 9-3 – Scatterplot diagram – Li2O (%) grades of original versus duplicate samples

9.7	Conclusion

Based on the site visit observations, verifications and on the discussions with the Issuers’ key representatives, the QPs concluded that reasonable exploration and definition drilling procedures are in place. There were no limitations on, or failure to conduct, the data verification for this report. The protocols and procedures used to collect and generate the data are in accordance with industry standards and the data have been accurately transcribed from the original source in the 2025 MRE database.

Overall, the Authors are of the opinion that the data verification process demonstrates the validity of the data and protocols for the Project. The Authors consider the database for the Project to be valid and of sufficient quality to be used for the 2025 MRE.

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10.	MINERAL PROCESSING AND METALLURGICAL TESTING

The following metallurgical testwork section summarizes prior work undertaken by the previous owner and reported in an internal feasibility study, along with the recent test programs conducted by Sayona in 2022 and 2023.

10.1	Sample Representation

A series of sampling campaigns have been undertaken over the years to produce material to test the viability of an Ore Sorting, Dense Media Separation (“DMS”) and Flotation flowsheet for recovering lithium in the form of spodumene concentrate.

Sayona reported the 2018 work in the April 2023 ASX publication (Sayona, 2023) and technical report (SGS, 2019). The testwork from 2018 was reviewed to establish and guide the 2022 test program. The heavy liquid separation (“HLS”) results from the 2018 work have been included in this report for information only. All other results/data were removed as the samples were from a smaller portion of the mine plan and had been previously reported. Given that the more recent test program of 2022-2023 includes the same ore zones as the earlier work, in addition to the newer ore zones, the results have been superseded.

The recent testwork campaign used samples drilled by Sayona since 2022. These samples from 2022 to 2023, were used to generate the following:

●	Phase 1: LG1, MG, HG, NZ1, NZ2, NZ3, NZ4, NZ5

●	Phase 2: LG2, LG3, NT1, NT2, ML1, ML2

●	Bulk Outcrop (Ore Sorting)

The distribution for drill holes and sample locations for the 2022-2023 samples are shown in Figure 10-1 and Figure 10-2.

The sampled zones are:

●	Main and South zone (MG, NZ1to NZ5, LG1, LG2, LG3 and HG)

●	Intermediate zones (NT1, NT2)

●	Moleon zone (ML1 and ML2)

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Figure 10-1 – Composite sample distribution (3D)

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Figure 10-2 – Composite sample distribution (Elevation)

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10.2	Phase 1 Compositing

The testwork samples were composited from Met Drill Holes 1 to 10 (HQ core) to produce the following composites: LG1, MG, HG and NZ1 during Phase 1.

The composites targeted different zones of the Main Domain for Low Grade (LG1), Medium Grade (MG) and High Grade (HG) material to replicate the grades obtained in previous NQ exploration holes. Additional samples from the New Zone (NZ or NZ1; see Figure 10-1 for drill locations) were included in the test campaign, as these infill holes fall within the current resource area.

From the preliminary work on NZ1 material, it was noted that the grades were higher than the proposed mine plan, so additional drill core samples were selected to generate material that straddled the mine grade. These composites were labelled NZ2, NZ3, NZ4 and NZ5.

The sampling procedure for the first phase of compositing (LG1, MG, HG, NZ1, NZ2, NZ3, NZ4 and NZ5) produced a composite that consisted of full pegmatite intervals (no dilution, i.e. stopping at the break closest to the contact) combined to make the respective blend. This was then done for the gabbro/host rock, where 5 to 10 m on either side of the respective pegmatite zones were selected across multiple drill holes.

The drill hole footages for sample composites for the Phase 1 testwork are summarized in Table 10-1 through to Table 10-3.

The grades of the Phase 1 samples in relation to the updated (April 2023) mine plan did not reflect the required operational range, with the new mine plan moving to a lower contained lithium grade and higher contained iron grade. Therefore, Sayona instigated a second phase of work to straddle the mine plan grade variability and include the new ore zone, the Moleon extension.

10.3	Phase 2 Compositing

Additional work was undertaken in a second phase of testing, which looked specifically at generating samples from lower-grade ore zones and the Moleon extension, including the shoulder of the associated ore zones.

LG2, LG3, NT1, NT2, ML1 and ML2 were composited from different intervals in different drill holes to produce target-grade material from the target zone. Details are provided in Table 10-4 to Table 10-9.

10.4	Surface Sampling

Surface sampling (Bulk Sample – 2022) was undertaken to carry out a series of test programs to investigate ore sorting and the physical characterization of material and a pilot program to produce spodumene concentrate for downstream testing and samples for third-party evaluations. A photograph of the outcrop where the samples were collected, taken before trenching in 2022, is shown in Figure 10-3.

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Figure 10-3 – Surface sample locations on Outcrop #1

10.5	Variability Composite Samples Drill Hole Details – Phase 1

The drill core of pegmatite and dilution (gabbro/basalt) samples were sent to SGS, where they were composited. SGS also blended material to study dilution ratios of 2% through to 10% at the request of the design team. Further review will be required if the mining strategy changes during development, specifically if the dilution ratios increase. Refer to the head grade analysis regarding the dilution impact on process grades, Section 10.7.1.

The first set of tests looked at the variability sample composites in the Main, South, Inter and Moleon zones, and a secondary series examined them as infill samples to confirm that metallurgical responses were comparable across the new (April 2023) proposed mine plan.

Table 10-1 – Composite sample drill hole data (2022) – 1st phase

Sample Composite	Drill holes	From (m)	To (m)	Interval (m)	Lithology	Type
HG Pegmatite	MET 1	31.1	72.8	41.7	Pegmatite	HG
	MET 2	33.2	78.5	45.3	Pegmatite	HG
MG Pegmatite	MET 7	31.2	69.7	38.5	Pegmatite	MG
	MET 7	92.0	97.7	5.7	Pegmatite	MG
	MET 8	4.5	66.1	61.6	Pegmatite	MG
	MET 8	86.4	89.0	2.6	Pegmatite	MG
LG 1 Pegmatite	MET 3	41.3	92.0	50.7	Pegmatite	LG 1
	MET 4	43.5	87.3	43.8	Pegmatite	LG 1
	MET 5	42.0	90.0	48.0	Pegmatite	LG 1
	MET 6	45.0	94.5	49.5	Pegmatite	LG 1

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Sample Composite	Drill holes	From (m)	To (m)	Interval (m)	Lithology	Type
NZ1 Pegmatite	MET 9	1.0	8.4	7.4	Pegmatite	NZ1
	MET 9	21.3	49.5	28.2	Pegmatite	NZ1
	MET 10	3.0	8.5	5.5	Pegmatite	NZ1
	MET 10	21.3	49.5	28.2	Pegmatite	NZ1

The gabbro composites were generated based on the following footages (Table 10-2), composited and then blended at various ratios as noted within this report.

Table 10-2 – Composite sample drill hole data (2022) – 1st phase Gabbro

Sample Composite	Drill hole ID	From (m)	To (m)	Interval (m)	Lithology	Type
HG adjacent waste	MET 1	3.0	28.5	25.5	Gabbro	HG
	MET 1	28.5	31.1	2.6	Gabbro	HG
	MET 1	72.8	102.0	29.2	Gabbro	HG
	MET 2	17.0	33.2	16.2	Gabbro	HG
	MET 2	78.5	120.0	41.5	Gabbro	HG
MG Adjacent Waste	MET 7	0.0	31.2	31.2	Gabbro	MG
	MET 7	69.7	92.0	22.3	Gabbro	MG
	MET 8	66.1	86.4	20.3	Gabbro	MG
LG1 adjacent waste	MET 3	1.5	41.3	39.8	Gabbro	LG 1
	MET 3	92.0	117.0	25.0	Gabbro	LG 1
	MET 4	0.0	43.5	43.5	Gabbro	LG 1
	MET 4	87.3	128.6	41.3	Gabbro	LG 1
	MET 5	6.0	42.0	36.0	Gabbro	LG 1
	MET 5	90.0	120.0	30.0	Gabbro	LG 1
	MET 6	1.2	45.0	43.8	Gabbro	LG 1
	MET 6	94.5	132.0	37.5	Gabbro	LG 1
NZ1 adjacent waste	MET 9	8.4	21.3	12.9	Gabbro	NZ1
	MET 9	49.5	60.0	10.5	Gabbro	NZ1
	MET 10	8.5	21.3	12.8	Gabbro	NZ1
	MET 10	49.5	57.0	7.5	Gabbro	NZ1

The distribution for the additional NZ South zone composites is presented in Figure 10-1.

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Table 10-3 – Composite sample drill hole data (2022) NZ (2-5)

Sample Composite – Li2O	Drill hole ID	From (m)	To (m)	Interval (m)	Lithology	Domain
NZ2 – 1.00	1331-22-249	25.3 29.8	38.8 127.2	13.5 87.5	I1G	South
NZ3 – 0.70	1331-22-260	41.1	86.1	45.0	I1G	South
NZ4 – 1.28	1331-22-281	26.0	109.7	83.7	I1G	South
NZ5 – 1.12	1331-22-296	34.4	108	73.6	I1G	South

10.6	Variability Composite Samples – Drill Hole Details – Phase 2

Additional drill hole intervals were used to make “new composites” as the ore zone was further defined or expanded (Phase 2). These composites were then rolled into the test program to incorporate these newer zones and generate additional variability data for lithium recovery. Details are provided in Table 10-4 to Table 10-9.

The work included generating additional data to infill the original ore zones already identified and then expand into the newer zones generally located at depth.

These composites were identified as:

●	LG2, LG3, NT1, NT2, ML1, and ML2

Table 10-4 – Composite sample drill hole data (2022) – 2nd phase LG2

Sample Composite LG2	Drill hole ID	From (m)	To (m)	Interval (m)	Lithology	Domain/Type
LG 2	1331-22-157	11.1 62	12.0 63.5	0.9 1.5	I1G	Main
	1331-22-163	81	82	1.0	I1G	Main
	1331-22-167	27.6	28.3	0.7	I1G	Main
	1331-22-168	112.9	113.9	1.0	I1G	Main
	1331-22-169	114.9	115.9	1.0	I1G	Main
	1331-22-170	5.5 24.7 125.7	6.5 25.8 126.7	1.0 1.1 1.0	I1G	Main
	1331-22-171	69.2	70.2	1.0	I1G	Main
	1331-22-172	52.7	53.7	1.0	I1G	Main
	1331-22-173	140.2	141	0.8	I1G	Main
	1331-22-174	84.2	85.2	1.0	I1G	Main
	1331-22-177	104.5	105.5	1.0	I1G	Main
	1331-22-180	129.1 160.8	130.1 161.8	1.0 1.0	I1G	Main
	1331-22-181	111.5 116.5	112.5 117.5	1.0 1.0	I1G	Main
	1331-22-182	68.4	69.4	1.0	I1G	Main

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Sample Composite LG2	Drill hole ID	From (m)	To (m)	Interval (m)	Lithology	Domain/Type
	1331-22-184	97.8	99		I1G	Main
	1331-22-206	50.8 97.1	51.8 98.2	1.0 1.1	I1G	Main
	1331-22-207	60.8	61.5	0.7	I1G	Main
	1331-22-211	34.5	35.5	1.0	I1G	Main
	1331-22-291	101.3	102.3	1.0	I1G	Main
	1331-22-295	67	69	2.0	I1G	Main
	1331-22-311	124.75	126.75	2.0	I1G	Main
	1331-22-312	123	124	1.0	I1G	Main
	1331-22-316	141.2	142.2	1.0	I1G	Main
	1331-22-327	8.5 125 138.2	9.8 126 139.2	1.3 1.0 1.0	I1G	Main
	1331-22-328	29.8 41.8	30.8 42.8	1.0 1.0	I1G	Main
	1331-22-336	30.3 70.0	31 71	1.0 1.0	I1G	Main
	1331-22-349	42.1	43.1	1.0	I1G	Main
	1331-22-355	15 31.9 64	15.5 33.0 65	0.5 1.1 1.0	I1G	Main

Table 10-5 – Composite sample drill hole data (2022) - LG3

Sample Composite LG3	Drill hole ID	From (m)	To (m)	Interval (m)	Lithology	Domain/Type
LG 3	1331-22-197	50	51	1.0	I1G	South
	1331-22-199	37.5	38.5		I1G	South
	1331-22-200	29.4 46.1 49.1	30.4 47.1 50.1	1.0 1.0 1.0	I1G	South
	1331-22-214	21	22	1.0	I1G	South
	1331-22-216	13.7 19.7 27.7	14.7 20.7 28.1	1.0 1.0 1.0	I1G	South
	1331-22-218	55.7	56.7	1.0	I1G	South
	1331-22-220	13.9	14.9		I1G	South
	1331-22-221	60.2 67.4	61.2 68.4	1.0 1.0	I1G	South
	1331-22-231	41.7 44.7 46.7	42.7 45.7 47.7	1.0 1.0 1.0	I1G	South

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Sample Composite LG3	Drill hole ID	From (m)	To (m)	Interval (m)	Lithology	Domain/Type
		64.7 68.7 77.7	62.7 59.7 78.7	1.0 1.0 1.0
	1331-22-232	59.7	60.7	1.0	I1G	South
	1331-22-245	43.25 51.25	44.25 52.25	1.0 1.0	I1G; gtg	South
	1331-22-246	35.6	36.6	1.0	I1G; grg	South
	1331-22-252	55.3 64.3 72.3	56.3 65.3 73.3	1.0 1.0 1.0	I1G	South
	1331-22-268	49.8 72.8 86.9	50.8 73.8 87.9	1.0 1.0 1.0	I1G	South
	1331-22-269	35.45 129.85	36.45 130.85	1.0 1.0	I1G	South
	1331-22-270	111	112	1.0	I1G	South
	1331-22-272	83.9 87.9	84.9 88.9	1.0 1.0	I1G	South
	1331-22-273	79.75 85.75 91.75 95.75	80.75 86.75 92.75 96.75	1.0 1.0 1.0 1.0	I1G	South
	1331-22-283	31.8 81.15	32.8 82.2	1.0 1.05	I1G	South

Table 10-6 – Composite sample drill hole data (2023) – NT1

Sample Composite- NT1	Drill hole ID	From (m)	To (m)	Interval (m)	Lithology	Domain/Type
NT1	1331-22-172	323 333.8	324 334.6	1.0 0.8	I1G	Inter
	1331-22-173	58.9 61.7 78.8 156.5	59.9 62.4 79.7 157.5	1.0 0.7 0.9 1.0	I1G	Inter
	1331-22-174	48.6	49.2		I1G	Inter
	1331-22-193	36.8 145.1	37.8 145.7	1.0 1.0	I1G	Inter
	1331-22-194	81.2	82.2		I1G	Inter
	1331-22-195A	19.5 28.0 123.8	20.5 29.3 124.8	1.0 1.0 1.0	I1G	Inter
	1331-22-210	52	53	1.0	I1G	Inter
	1331-22-263	166.3	167.3		I1G	Inter

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Sample Composite- NT1	Drill hole ID	From (m)	To (m)	Interval (m)	Lithology	Domain/Type
	1331-22-305	230	231		I1G	Inter
	1331-22-320	144.2 273.6 285.4	145.8 274.6 287.4	1.6 1.0 2.0	I1G	Inter
	1331-22-321	139.8 185.1 262.4 274.2	141 186.1 263.0 275.2	1.2 1.0 0.6 1.0	I1G	Inter
	1331-22-322	294.1 326	295.1 326.8		I1G	Inter
	1331-22-327	47.0 49.7 108.9 134.2 195.7 201.7 220.2 280.6 284.8	47.8 50.4 109.9 135.2 196.7 202.4 222.2 281.6 285.8	0.8 0.7 1.0 1.0 1.0 0.7 2.0 1.0 1.0	I1G	Inter
	1331-22-328	124.5 153.4 182.4 189.4 264	125.5 154.4 184.4 190.4 265	1.0 1.0 2.0 1.0 1.0	I1G	Inter
	1331-22-336	171.0 224.1	172.0 225.1	1.0 1.0	I1G	Inter
	1331-22-345	78.6 179.4	79.6 180.4	1.0 1.0	I1G	Inter
	1331-22-346	134.4 136.4 143.8	135.4 137.4 144.8	1.0 1.0 1.0	I1G	Inter
	1331-22-355	148.1 163.1 210.7 273	149.1 164.1 211.6 274	1.0 1.0 1.0 1.0	I1G	Inter

Table 10-7 – Composite sample drill hole data (2023) – NT2

Sample Composite – NT2	Drill hole ID	From (m)	To (m)	Interval (m)	Lithology	Domain/Type
NT2	1331-22-193	32.8	33.8	1	I1G	Inter
		118.2	119.2	1	I1G	Inter
	1331-22-194	31.2	32.2	1	I1G	Inter
	1331-22-195A	31.6	32.6	1	I1G	Inter
		33.6	34.5	0.9	I1G	Inter
		34.9	35.6	0.7	I1G	Inter

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Sample Composite – NT2	Drill hole ID	From (m)	To (m)	Interval (m)	Lithology	Domain/Type
		81.5	82.5	1	I1G	Inter
	1331-22-210	48	49	1	I1G	Inter
		56	56.6	0.6	I1G	Inter
		110.5	111.5	1	I1G	Inter
		117.5	118.5	1	I1G	Inter
	1331-22-263	128.3	129.3	1	I1G	Inter
		148.3	149.3	1	I1G	Inter
		160.3	161.3	1	I1G	Inter
		178.3	179.3	1	I1G	Inter
		198.9	199.9	1	I1G	Inter
	1331-22-321	29.2	29.8	0.6	I1G	Inter
		73.4	74.2	0.8	I1G	Inter
		113.6	114.4	0.8	I1G	Inter
		231.6	232.6	1	I1G	Inter
		235.6	236.6	1	I1G	Inter
		275.2	276.2	1	I1G	Inter
		304.9	305.4	0.5	I1G	Inter
	1331-22-322	150.4	151.4	1	I1G	Inter
		198	199	1	I1G	Inter
		315.2	316.2	1	I1G	Inter
	1331-22-323	225.1	226.1	1	I1G	Inter
		230.1	231.1	1	I1G	Inter
		239.1	240.1	1	I1G	Inter
	1331-22-305	195.5	196.5	1	I1G	Inter
		236.8	237.8	1	I1G	Inter
		249.8	251.4	1.6	I1G	Inter
		270	272	2	I1G	Inter
	1331-22-320	258.6	259.6	1	I1G	Inter
		275.6	276.6	1	I1G	Inter
	1331-22-328	141.4	142.4	1	I1G	Inter
		151.4	152.4	1	I1G	Inter
		181.4	182.4	1	I1G	Inter
		262	264	2	I1G	Inter
	1331-22-345	204.4	205.4	1	I1G	Inter
	1331-22-346	138.4	139.4	1	I1G	Inter
		140.4	141.1	0.7	I1G	Inter
	1331-22-355	131.9	132.8	0.9	I1G	Inter

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Sample Composite – NT2	Drill hole ID	From (m)	To (m)	Interval (m)	Lithology	Domain/Type
		139.6	140.4	0.8	I1G	Inter
		151.1	152.1	1	I1G	Inter
		203.7	204.7	1	I1G	Inter
		209.7	210.7	1	I1G	Inter
		280	281	1	I1G	Inter

Table 10-8 – Composite sample drill hole data (2022)

Sample Composite – ML1	Drill hole ID	From (m)	To (m)	Interval (m)	Lithology	Domain/Type
ML1	1331-22-144	52.5	54	1.5	I1G	Inter
	1331-22-145	43.9	46.6	2.7	I1G	Inter
		47.3	48.7	1.4	I1G	Inter
		86.6	87.5	0.9	I1G	Inter
		92.1	93.3	1.2	I1G	Inter
	1331-22-146	140.4	141.9	1.5	I1G	Inter
		157.5	159	1.5	I1G	Inter
		166.4	169	2.6	I1G	Inter
	1331-22-147	117.7	119.2	1.5	I1G	Inter
	1331-22-148	95.2	96.5	1.3	I1G	Inter
		104.5	105.3	0.8	I1G	Inter
		108	109.45	1.45	I1G	Inter
		140.9	141.6	0.7	I1G	Inter
	1331-22-149B	58.8	59.8	1	I1G	Inter
		76.5	78	1.5	I1G	Inter
		91.5	93	1.5	I1G	Inter
	1331-22-151	21	22	1	I1G	Inter
		38	39.7	1.7	I1G	Inter
		70.5	71.5	1	I1G	Inter
		72.5	73.5	1	I1G	Inter
	1331-22-190	104.3	105.3	1	I1G	Inter
	1331-22-191	153.8	154.8	1	I1G	Inter
		72.5	73.5	1	I1G	Inter
		121.8	122.8	1	I1G	Inter
		24.1	25.1	1	I1G	Inter
		154.8	155.8	1	I1G	Inter
		120.8	121.8	1	I1G	Inter

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Sample Composite – ML1	Drill hole ID	From (m)	To (m)	Interval (m)	Lithology	Domain/Type
		59.1	60.1	1	I1G	Inter
		52.1	53.1	1	I1G	Inter
		43.1	44.1	1	I1G	Inter
	1331-22-192	93.2	94.2	1	I1G	Inter
		156.1	157.1	1	I1G	Inter
		104.2	105.2	1	I1G	Inter

Table 10-9 – Composite sample drill hole data (2022)

Sample Composite – ML2	Drill hole ID	From (m)	To (m)	Interval (m)	Lithology	Domain/Type
ML2	1331-22-144	55	56.3	1.3	I1G	Inter
	1331-22-145	50	51.1	1.1	I1G	Inter
		81	82.3	1.3	I1G	Inter
		90.1	91.1	1.0	I1G	Inter
	1331-22-146	112	113	1.0	I1G	Inter
		114	115.3	1.3	I1G	Inter
	1331-22-147	114.7	116.2	1.5	I1G	Inter
		171.9	173	1.1	I1G	Inter
	1331-22-148	133	135.4	2.4	I1G	Inter
		153.2	154.6	1.4	I1G	Inter
	1331-22-149B	37.6	40	2.4	I1G	Inter
		84	85.5	1.5	I1G	Inter
	1331-22-151	12	15	3.0	I1G	Inter
		16.5	18	1.5	I1G	Inter
		82.5	85.5	3.0	I1G	Inter
		88.5	90	1.5	I1G	Inter
		93	94.5	1.5	I1G	Inter
	1331-22-183	35.2	37.1	1.9	I1G	Inter
	1331-22-190	89.3	91.3	2.0	I1G	Inter
		96.3	98.3	2.0	I1G	Inter
		100.3	101.3	1.0	I1G	Inter
	1331-22-191	36.1	37.1	1.0	I1G	Inter
		68.5	71.5	3.0	I1G	Inter
		82	82.6	0.6	I1G	Inter
		127.8	130.8	3.0	I1G	Inter
		134.8	135.8	1.0	I1G	Inter

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Sample Composite – ML2	Drill hole ID	From (m)	To (m)	Interval (m)	Lithology	Domain/Type
		136.8	137.8	1.0	I1G	Inter
		141.8	142.8	1.0	I1G	Inter
		144.8	145.8	1.0	I1G	Inter
	1331-22-192	108.2	109.2	1.0	I1G	Inter
		138.1	139.1	1.0	I1G	Inter
		144.1	145.1	1.0	I1G	Inter
		146.1	147.1	1.0	I1G	Inter
		144.1	145.1	1.0	I1G	Inter

10.7	Testwork Scope for Spodumene Concentrator

The operation is looking to upgrade spodumene to a final concentrate grading 6.0% Li2O and < 1.4% Fe2O3.

The main objectives of the bench-scale and pilot testwork were to establish the required design parameters and process steps and determine any limitations to the proposed flowsheet for treating the various composites.

Sections 10.2 through 10.4 detail how the recent composites were compiled.

A portion (44 t) of the surface sample was sent to SGS to run a pilot program, where it was processed based on the proposed flowsheet to produce >5t of concentrate. Another portion of this bulk composite was used to test the ore sorting technology, and then a portion was piloted to produce a concentrate sample of sufficient quantity to undertake testing of the major-size equipment in the flowsheet, as required, and to provide concentrate samples to third-party prospective buyers.

10.7.1	Surface sample: 1st and 2nd phase composite sample head grade variability

The grade of the tested ore zones ranged from 0.8 to 1.77 %Li2O, which straddles the mine grade. The grade of the host rock used for the dilution evaluation (Table 10-10) ranged from 0.26 to 0.58% Li2O, which gave some confidence that the testwork included some lithium-bearing shoulder material.

There is some concern that there may be periods during mining when more transitional material will be present, which grades closer to mine grade but is unrecoverable due to the lithology. This will be evaluated during the project development as the mining strategy is better understood.

The grades of the various 2022-2023 composites are summarized in Table 10-11 to Table 10-13. Figure 13.4 presents the sample data available for interpretation, with each point representing composite test data.

Note that the HG, MG, ML 1-2, NT1 and LG 1 to 3 pegmatite samples have a very low Fe2O3 to Li2O ratio (<0.7), which is considered amenable to processing when undiluted. This means there will be periods when no ore sorting is required while still maintaining the design recovery and concentrate grades (refer to Section 10.17). Any dilution, either

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internal or from mining methods, that generates grades above that ratio will require ore sorting or a design basis change (i.e., recovery or concentrate grade).

The samples of ore and “dilution” material provide a good range of grade variability, as previously stated, and the ore zones are considered very thick, so there should be an opportunity to stockpile highly diluted material on the ROM and blend it with less diluted material.

Further validation by undertaking lithology audits and drill core reviews as the project progresses will allow for an improved operational strategy to be developed to better align mining and process design parameters.

Table 10-10 – Composite variations (ore and host rock transition)

Composite	Min	Max
Ore Zone – Lithia Grade (Li2O)	0.80	1.77
Host Rock Zone* – Lithia Grade (Li2O)	0.26	0.58

*Dilution Material

Table 10-11 – Composite head grade (2022 test data calculation)

Composite	Li	Li2O	SiO2	Al2O3	Fe2O3	MgO	CaO
HG 2022	0.82	1.77	74.2	16.2	0.49	0.03	0.21
MG 2022	0.76	1.64	75.1	15.4	0.36	0.03	0.23
LG 1 2022	0.60	1.29	74.3	15.6	0.6	0.13	0.25
LG2 Peg	0.50	1.08	74.1	15.8	0.64	0.1	0.28
LG2 Dilution	0.12	0.26	55.1	12.3	13.9	4.15	8.11
LG3 Peg	0.47	1.01	74.5	15.6	0.64	0.09	0.38
LG3 Dilution	0.19	0.41	48.3	14.8	12.1	8.26	9.98
NT1 Peg	0.37	0.80	74.1	15.5	0.56	0.08	0.36
NT1 Dilution	0.14	0.30	51	13.2	14.7	5.86	8.98
NT2 Peg	0.52	1.12	73.8	15.9	0.58	0.08	0.4
NT2 Dilution	0.26	0.56	49.7	13.7	14.3	6.43	9.15
ML1 Peg	0.51	1.10	73.8	15.9	0.49	0.06	0.32
ML1 Dilution	0.27	0.58	50.2	13.8	12	9.36	8.31
ML2 Peg	0.67	1.44	74.2	15.9	0.54	0.07	0.35
ML2 Dilution	0.12	0.26	50.2	13.6	11.7	8.56	11.5
LG2 Comp 2%	0.48	1.03	74.2	15.8	0.89	0.18	0.43
LG2 Comp 5%	0.48	1.03	73	15.5	1.41	0.32	0.7
LG3 Comp 2%	0.46	0.99	73.8	15.6	0.87	0.24	0.55
LG3 Comp 5%	0.47	1.01	72.8	15.6	1.26	0.52	0.89
NT1 Comp 2%	0.39	0.84	73.5	15.4	0.84	0.2	0.53

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Composite	Li	Li2O	SiO2	Al2O3	Fe2O3	MgO	CaO
NT1 Comp 5%	0.35	0.75	73.4	15.3	1.26	0.36	0.77
NT2 Comp 2%	0.47	1.01	74.9	16	0.89	0.21	0.58
ML1 Comp 2%	0.49	1.05	73.9	15.6	0.74	0.23	0.48
ML1 Comp 5%	0.46	0.99	72.8	15.7	1.2	0.58	0.79
ML2 Comp 2%	0.67	1.44	73.2	16	0.82	0.25	0.57

Table 10-12 – Composite head grade (2022 test data calculation)

Composite	Na2O	K2O	TiO2	P2O5	MnO	Cr2O3	V2O5
HG 2022	2.98	3.06	< 0.01	0.02	0.06	0.03	< 0.01
MG 2022	3.35	2.35	0.01	0.03	0.07	< 0.01	< 0.01
LG1 2022	3.05	3.58	< 0.01	0.03	0.07	0.02	< 0.01
LG2 Peg	4.41	2.64	< 0.01	0.03	0.12	0.03	< 0.01
LG2 Dilution	2.07	0.5	1.6	0.15	0.21	< 0.01	0.07
LG3 Peg	4.2	2.73	< 0.01	0.02	0.07	0.02	< 0.01
LG3 Dilution	1.18	0.82	0.79	0.14	0.21	0.04	0.04
NT1 Peg	5.03	2.35	< 0.01	0.04	0.15	0.02	< 0.01
NT1 Dilution	2.06	0.59	1.56	0.14	0.23	0.02	0.07
NT2 Peg	4.34	2.55	0.01	0.04	0.15	0.03	< 0.01
NT2 Dilution	1.26	0.64	1.37	0.14	0.22	0.01	0.05
ML1 Peg	4.12	2.93	< 0.01	0.04	0.08	0.03	< 0.01
ML1 Dilution	1.64	0.66	0.81	0.07	0.19	0.06	0.04
ML2 Peg	3.83	2.61	< 0.01	0.04	0.09	0.03	< 0.01
ML2 Dilution	1.34	0.38	0.65	0.12	0.2	0.07	0.03
LG2 Comp 2%	4.34	2.59	0.04	0.04	0.11	0.03	< 0.01
LG2 Comp 5%	4.29	2.57	0.1	0.04	0.12	0.04	< 0.01
LG3 Comp 2%	4.11	2.79	0.01	0.02	0.07	0.03	< 0.01
LG3 Comp 5%	3.98	2.67	0.05	0.03	0.07	0.04	0.01
NT1 Comp 2%	4.91	2.29	0.03	0.03	0.16	0.03	< 0.01
NT1 Comp 5%	4.91	2.23	0.09	0.04	0.16	0.03	< 0.01
NT2 Comp 2%	4.31	2.52	0.04	0.03	0.15	0.03	< 0.01
ML1 Comp 2%	4.12	2.87	0.02	0.04	0.09	0.03	< 0.01
ML1 Comp 5%	4.01	2.74	0.06	0.04	0.08	0.03	< 0.01
ML2 Comp 2%	3.68	2.54	0.02	0.04	0.1	0.03	< 0.01

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Table 10-13 – Composite head grade (2022 test data calculation)

Composite	LOI	Sum	Ta2O5 g/t	Nb2O5 g/t	SnO2 g/t	U3O8 g/t	ThO2 g/t
HG 2022	0.58	97.9	48	64	< 30	< 0.5	0.9
MG 2022	0.73	97.6	55	91	< 30	1.8	3
LG1 2022	0.83	98.5	52	116	< 30	1.3	7.6
LG2 Peg	0.67	98.8	-	-	-	-	-
LG2 Dilution	1.23	99.5	-	-	-	-	-
LG3 Peg	0.93	99.2	-	-	-	-	-
LG3 Dilution	2.99	99.7	-	-	-	-	-
NT1 Peg	1	99.2	-	-	-	-	-
NT1 Dilution	1.62	100	-	-	-	-	-
NT2 Peg	0.85	98.7	-	-	-	-	-
NT2 Dilution	1.87	98.8	-	-	-	-	-
ML1 Peg	0.95	98.7	-	-	-	-	-
ML1 Dilution	2.45	99.6	-	-	-	-	-
ML2 Peg	0.82	98.5	-	-	-	-	-
ML2 Dilution	1.73	100.1	-	-	-	-	-
LG2 Comp 2%	0.81	99.5	-	-	-	-	-
LG2 Comp 5%	0.91	99	-	-	-	-	-
LG3 Comp 2%	0.96	99	-	-	-	-	-
LG3 Comp 5%	1.03	99	-	-	-	-	-
NT1 Comp 2%	0.86	98.8	-	-	-	-	-
NT1 Comp 5%	0.87	99.5	-	-	-	-	-
NT2 Comp 2%	0.75	100.5	-	-	-	-	-
ML1 Comp 2%	0.74	98.9	-	-	-	-	-
ML1 Comp 5%	0.86	98.9	-	-	-	-	-
ML2 Comp 2%	0.89	98.1	-	-	-	-	-

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Figure 10-4 – Distribution of Phase 1 and Phase 2 variability composites

10.7.2	Sample mineralogy variability

Mineralogical studies on lithium pegmatites from the Main Domain were completed in 2011 (Salmon and McDonough, 2011).

The mineralogy of the samples for the testwork program mainly consisted of:

●	Microcline (K-Feldspar)

●	Na-feldspar

●	Quartz

●	Spodumene

●	Muscovite

The 2022-2023 samples generally aligned with this mineralogical summary, and the MG composite and LG, NT, ML and NZ pegmatite and contact host rock (Dilution/Gabbro material) samples were evaluated. A mineralogy evaluation of the samples tested identified trace amounts of petalite (Table 10-14 to Table 10-17). If present, Li2O recoveries are impacted negatively, as petalite is a lithium-bearing mineral that is not recoverable through conventional spodumene DMS circuits. Based on the results, the trace petalite does not impact recovery significantly and is considered in the reported data.

Table 10-14 and Table 10-15 present the sample mineralogy results.

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Table 10-14 – Composite mineralogy (2022)

Resource Component %	MG wt %	MG Gabbro wt %	LG2 Peg wt %	LG2 Dilution wt %	LG3 Peg wt %	LG3 Dilution wt %	NT1 Peg wt %	NT1 Dilution wt %
Plagioclase, Albite	29.1	27.5	38.2	20.1	37.0	17.3	46.3	16.6
Magnesiohornblende	-	56.6	-	35.7	-	33.9	-	47.5
Quartz	33.4	5.5	29.9	13.9	30.8	8.6	28.0	7.4
Spodumene	20.1	1.0	13.5	-	12.4	-	9.9	-
Potassium-Feldspar	11.6	1.0	10.3	-	9.2	3.2	10.9	-
Anorthite	1.2	-	Not in sweep	Not in sweep	Not in sweep	Not in sweep	Not in sweep	Not in sweep
Holmquistite			-	8.2	-	11.7	-	5.0
Muscovite	3.2	-	6.7	2.4	9.4	-	4.3	4.9
Chlorite	-	2.7	-	2.0	-	6.9	-	5.1
Pyroxene	-	1.6	-	6.5	-	2.9	-	4.4
Epidote	-	-	-	7.0	-	11.7	-	3.4
Biotite	-	-	1.0	2.3	0.9	3.1	0.5	-
Rutile	-	0.4	-	1.0	-	0.7	-	0.5
Titanite	-	-	-	-	-	-	-	1.8
Petalite	0.8	-	-	-	-	-	-	2.4
Ilmenite	-	2.7	-	0.8	-	-	-	0.6
Magnetite	0.1	0.6	0.3	-	0.4	-	0.2	-
Beryl	-	-	-	-	0.1	-	-	-
Fluorapatite	-	0.4	Not in sweep	Not in sweep	Not in sweep	Not in sweep	Not in sweep	Not in sweep
Calcite			-	-	-	-	-	0.3
TOTAL	100	100	100	100	100	100	100	100

* Values below 2% have low confidence due to the semi-quantitative XRD techniques applied

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Table 10-15 – Composite mineralogy (2022)

Resource Component %	NT2 Peg wt %	NT2 Dilution wt %	ML1 Peg wt %	ML1 Dilution wt %	ML2 Peg wt %	ML2 Dilution wt %
Plagioclase, Albite	37.8	16.5	36.4	17.4	33.4	11.0
Magnesiohornblende	-	37.4	-	26.6	-	49.9
Quartz	31.1	7.3	31.3	5.0	30.5	5.1
Spodumene	13.1	-	13.3	-	18.1	-
Potassium-Feldspar	9.4	3.0	11.0	1.9	9.7	-
Anorthite	Not in sweep	Not in sweep	Not in sweep	Not in sweep	Not in sweep	Not in sweep
Holmquistite	-	15.0	-	15.8	-	6.7
Muscovite	7.8	-	7.9	-	8.0	3.1
Chlorite	-	7.7	-	16.0	-	4.8
Pyroxene	-	6.1	-	9.9	-	11.5
Epidote	-	4.2	-	2.4	-	7.2
Biotite	0.8	1.4	-	3.5	-	-
Rutile	-	1.2	-	-	-	0.6
Titanite	-	-	-	1.6	-	-
Petalite	-	-	-	-	-	-
Ilmenite	-	-	-	-	-	-
Magnetite	-	-	0.2	-	-	-
Beryl	-	-	-	-	0.3	-
Fluorapatite	Not in sweep	Not in sweep	Not in sweep	Not in sweep	Not in sweep	Not in sweep
Calcite	-	-	-	-	-	-
TOTAL	100	100	100	100	100	100

* Values below 2% have low confidence due to the semi-quantitative XRD techniques applied

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Table 10-16 – Composite mineralogy (2022)

Resource Component %	LG1	HG	NZ1	NZ2	NZ3	NZ4	NZ5
Magnesiohornblende	-	-	-	-	-	1.8	-
Plagioclase, Albite	25.6	27	31.1	30.9	28	27.7	27.7
Quartz	27.3	30.1	32.6	33.6	33.2	32.9	34.3
Spodumene	24.9	16.8	19.4	10.7	17.2	16.3	19.5
Muscovite	6.3	7.4	7.2	9.8	9.7	9.6	8.8
Microcline	15.9	18	9.3	13.3	10.1	7.9	8.8
Epidote	-	-	-	-	-	-	-
Chlorite	-	-	-	-	-	-	-
Diopside	-	-	-	1.1	1.1	-	-
Holmquistite	-	-	-	-	-	-	-
Titanite	-	-	-	-	-	-	-
Biotite	-	-	-	-	-	1.4	-
Fluorapatite	-	-	-	0.3	0.2	1	0.6
Rutile	-	-	-	-	-	-	-
Cookeite	-	-	-	-	-	1	-
Pyrrhotite	-	-	-	0.3	0.3	-	-
Pyrite	-	-	-	-	-	0.5	0.1
Hematite	-	-	-	-	-	-	0.1
Rhodochrosite	-	-	-	-	-	-	-
Petalite	-	0.7	0.5	-	-	-	-
Ilmenite	-	-	-	-	-	-	-
Pyroxene	-	-	-	-	-	-	-
Epidote	-	-	-	-	-	-	-
TOTAL	100	100	100	100	100		100

* Values below 2% have low confidence due to the semi-quantitative XRD techniques applied

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Table 10-17 – Composite mineralogy (2022)

Resource Component %	LG1 Gabbro	HG Gabbro	NZ1 Gabbro	NZ2 Gabbro	NZ3 Gabbro	NZ4 Gabbro	NZ5 Gabbro
Magnesiohornblende	63.1	72.4	54.4	62.6	60.3	43	54.4
Plagioclase, Albite	21.2	16.6	26.8	17.4	19	18.4	19.9
Quartz	6.6	2.6	4.2	2.5	2.2	2.9	2.8
Spodumene	-	-	-	0.8	1.9	2.2	1.5
Muscovite	-	1.2	1.5	0.6	-	7.2	3
Microcline	1.1	1	1.3	1.8	1.8	-	-
Epidote	2.4	2.1	2.9	5.9	3.9	9.5	5.8
Chlorite	2.7	2.3	3.2	5	4.4	6.8	6.2
Diopside	-	-	-	1.3	1.3	3.7	3.5
Holmquistite	-	-	4.3	0.5	2.9	2.5	1.1
Titanite	-	-	-	1.3	1.4	0.7	1.8
Biotite	-	-	-	-	-	2.4	-
Fluorapatite	-	-	-	-	-	-	-
Rutile	-	-	-	0.3	0.4	0.4	-
Cookeite	-	-	-	-	-	-	-
Pyrrhotite	-	-	-	-	-	-	-
Pyrite	-	-	-	-	-	-	-
Hematite	-	-	-	-	0.5	-	-
Rhodochrosite	-	-	-	-	-	0.3	-
Petalite	-	-	-	-	-	-	-
Ilmenite	1.3	0.5	0.4	-	-	-	-
Pyroxene	1.5	1.3	0.9	-	-	-	-
Epidote	2.4	2.1	2.9	-	-	-	-

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Resource Component %	LG1 Gabbro	HG Gabbro	NZ1 Gabbro	NZ2 Gabbro	NZ3 Gabbro	NZ4 Gabbro	NZ5 Gabbro
TOTAL	100	100	100	100	100		100

* Values below 2% have low confidence due to the semi-quantitative XRD techniques applied

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10.7.3	2022 composite testwork

A series of tests investigating the impact of dilution was undertaken on the MG 2022 composite.

The MG (1.64%Li2O) undiluted composite was selected for most of the 2022 preliminary work to set parameters for the 2022-2023 variability test program.

The composites in Phase 1 were generated from samples with the following grades (as received, undiluted): HG (1.77%Li2O), LG1 (1.29%Li2O) and NZ (1.56% Li2O). The composites were tested to generate the lithium recovery curves used for the project. The Phase 2 composites continued this evaluation as the mine plan was further defined and optimized to ensure sufficient data across the “expected” mine grades.

The scope for 2022 was to undertake testwork which investigated the following:

●	Impact of blending material at various dilution concentrations with a gabbro host rock sample to replicate different potential mine dilution scenarios.

●	Physical characterizations of the material, grindability and abrasion

●	Mineralogy of the pegmatites and host rock

●	Impact of crush size on lithia separation in DMS

●	Impact of ore sorting if excessive dilution occurs

●	Impact of HLS and DMS SG on lithia recovery

●	Magnetic separation requirements to reduce the iron content of concentrates

●	Flotation regime performance for spodumene recovery

The evaluation was primarily carried out on the 2%–5% dilution composite generated for the 2022 test program. Blending high-grade ore zones with gabbro waste did not necessarily reflect as closely the impact of transitional zones, especially if there was minimal lithia grade in the host gabbro used.

10.8	Comminution Test Results

Various tests were undertaken on a range of samples, specifically those with a sufficient proportion of “large” particles to meet the test procedure requirements.

A Ball Mill grind test was undertaken on the flotation feed in 2018 to determine the Ball Mill Work Index. It is agreed that this sample would more closely represent the material the unit would be fed, as the DMS removes a large portion of the “competent silicates using data based on a DMS feed sample test, which may oversize a grinding unit. The results aligned with the 2011-2012 work, so it appears that ore competency is comparable even with only the finer fractions and DMS middling in the sample, compared to the whole feed.

A summary of all current comminution test results is shown in Table 10-18, including additional data generated during the 2022-2023 test program. The results across the ore zones and shoulder material range from 13.3–15.2 kWh/tonne.

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Table 10-18 – Comminution test data (2011-2023)

Sample	Test Program	Bond Impact Test (kWh/t)	Bond Ball Mill Work Index, BWI (kWh/t)*	Bond Rod Mill Work Index, RWI (kWh/t)	Abrasion Index, Ai (g)
East Domain Comp	2011-2012	-	14.0	11.8	-
West Domain Comp	2011-2012	-	13.3	10.6	-
Central Domain Comp	2011-2012	-	-	11.0	-
Master Composite	2018	-	-	-	0.592
Flotation Feed	2018	-	15.2	-	-
New Ore Zone – NZ1 Pegmatite	2022	13.0	-	-	0.556
MG Pegmatite	2022	13.9	15.1	-	0.516
LG1 Pegmatite	2022	13.7		-	0.581
HG Pegmatite	2022	12.6	14.0	-	0.554
MG Gabbro	2022	-	13.8	-	-
NZ2 Pegmatite	2022	-	14.2	-	0.616
NZ3 Pegmatite	2022	-	13.4	-	0.526
NZ4 Pegmatite	2022	-	14.9	-	0.695
NZ5 Pegmatite	2022	-	13.7	-	0.567
Closing screen aperture 48M (297µm)

10.9	Proposed Flowsheet

The test program undertaken in 2022 followed the conceptual flowsheet as presented in Figure 10-5. This flowsheet was developed based on the mineralogical evaluation of the resource, the evaluations of earlier test programs, and the experience of the technical team for similar lithium projects in the area.

Sayona operates a spodumene concentrator facility in the same region as Moblan, which is flotation only. This supports the assumption that the technology will work for spodumene production. The use of DMS has been prevalent worldwide for hard rock orebodies, and the technology is well understood. Ore sorting is finding a footing with installations going in at Sayona’s NAL operation and the Pilgangoora Project in Australia.

The flowsheet being proposed can be correlated to several operational plants. They include but are not limited to the following operations, which use some or all of the proposed technologies:

●	Australia (Greenbushes, Mt Cattlin, Mt Marion, Pilgangoora and Bald Hill),

●	Brazil (Mibra),

●	Canada (Bernic Lake), North American Lithium (Full Flotation)

●	China (Sichuan Aba, Maerkang, Jiajika),

●	United States (Kings Mountain), and

●	Zimbabwe (Bikita)

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Figure 10-5 – Moblan conceptual flowsheet

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10.10	Ore Sorting (TOMRA and Steinert 2022)

Sayona undertook an ore sorting test program at TOMRA and Steinert, both reputable equipment vendors, on an outcrop bulk sample diluted with 15% dilution material excavated from the same area. The Tomra test program evaluated the XRT system in both an ore eject and gangue eject set-up. The XRT gangue eject results (unless otherwise noted) are summarized in Table 10-19 and show that with a nominal 30-40% mass pull and less than 10% Li2O loss, the iron (Fe2O3) is reduced to a nominal 0.5-0.75% grade, with >85% of the iron removed.

There was a variation in the feed grade analysis that cannot be accounted for. However, because the results were all analyzed at the same time, it is considered that the correlation of the deportment holds true.

Table 10-19 – Ore sorting results (bulk sample)

Vendor/Size	Sample	Mass Retained%	Li2O Assay (%)		Fe2O3 Assay (%)
			Recovery	Grade	Recovery	Grade
Steinert	Feed	100	100	1.21	100	2.80
+38-75mm*	Test #1	68	90	1.74	13	0.46
+38-75mm*	Test #2	76	95	1.66	14	0.46
+38-75mm*	Test #3	81	96	1.55	15	0.45
+12-50mm	Test #4	60	91	1.59	12	0.69
+12-50mm	Test #5	68	94	1.46	14	0.75
+12-50mm	Test #6	75	96	1.36	16	0.74
+12-38mm	Test #7	82	96	1.49	19	0.56
+12-38mm	Test #8	72	94	1.66	13	0.44
+12-38mm	Test #9	63	89	1.79	11	0.42
Tomra	Feed	100	100	1.31	100	2.90
+12-25mm	Test #1	85	94	1.35	26	1.00
+12-25mm	Test #2	80	94	1.48	25	0.81
+25-75mm	Test #3	86	96	1.58	24	0.71
+25-75mm	Test #4	79	95	1.64	22	0.90
*Test run with product ejected not gangue, as per all other tests, both Steinert and Tomra

The work concluded that the material can be upgraded following an ore sorting step that removes a significant portion of the iron, with <5% lithia loss. Further work is recommended on material at depth.

Figure 10-6 and Figure 10-7 show the iron rejection achieved at the various mass pulls, and this has been applied to generate the global recovery basis. The results include the data from the “-75+12mm” split between coarse (+25-75mm) and fine (+12-25mm) particle distribution and at +12mm-50mm. The results were comparable across all crush sizes, indicating that crush size variability is unlikely to impact the ore sorting performance in relation to Li2O recovery. The lithium losses correlated more closely with

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mass rejection; hence, the crusher circuit can be designed more for equipment limitations over metallurgical responses.

Figure 10-6 – Coarse ore sorting iron rejection, Li loss vs mass rejection Curve

Figure 10-7 – Fine ore sorting iron rejection, Li loss vs mass rejection curve

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The percent iron removed versus the mass rejection was very good, showing good liberation and very little “Li/Fe composites being present”. Some of this correlation could be attributed to the fact that the sample was made with a dilution component to stay within lithium head grade targets.

The lithium losses from the trendline ranged from 4 to 8%, with respective mass pulls of 15% and 40%, which equated to an iron rejection of around 80%, as per Figure 10-8 and Figure 10-9.

Figure 10-8 – Coarse ore sorting lithium loss vs mass rejection

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Figure 10-9 – Fine ore sorting lithium loss vs iron rejection curve

The fact that the curve in Figure 10-9 shows lithium losses below the 1:1 line means there is good liberation in the sample tested. If the unit is operated correctly, sufficient iron can be removed without losing too much lithium. The flowsheet has incorporated ore sorting to rely on this phenomenon, given that the sample tested was taken at a pegmatite/host rock intersection. However, predicting performance over the mine life is difficult as this contact zone may not represent the contact zones across the whole ore body.

It is known that reducing the iron content in the DMS/flotation feed would lead to an improvement in the final concentrate, as the flotation stage generally upgrades iron on a similar trend as the spodumene, so improving that ratio prior to DMS will improve plant performance.

Further work evaluating lower grades at the transition/shoulder material is proposed and will be progressed as the project develops.

10.11	Reflux Classification

Sayona undertook a test program on the Reflux Classifier at Nagrom (Western Australia) to remove a portion of the mica material from the feed prior to DMS. The LG1 and NZ2 samples were selected because they contain some of the highest concentrations of mica.

The results indicated that with a mass pull of 1.6-7.2%, a 0.5-2.3% Li2O loss occurred while removing 3.0-12.2%Fe2O3 and 6.8-15.6% K2O (Table 10-20).

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Table 10-20 – Mica/slimes removal via reflux classification

Sample	Flowrate	Column Dia	Mass Yield	Li2O Loss	Fe2O3 Dist	K2O Dist
	L/h	mm	%	%	%	%
LG Comp 2% -3.3+0.85mm Batch RC	2520	60	4.4	1.6	11.5	6.8
LG Comp 2% -6.3+3.3mm Batch RC	4080	60	8.2	3.5	5.5	13.4
NZ2 Comp 2% -3.3+0.85mm Batch RC	2640	60	8.8	2.0	8.7	14.0
PP Comp 2% -3.3+1mm Batch RC	2640	60	12.9	4.5	15.9	15.6
Design Basis*			5.0	5.0	20

* Set at 20% of reflux recoverable material, which equated to a nominal 5% global to align with Fe2O3 assay results weighted to Li2O grade.

The overall mica separation was marginal and very difficult to quantify via analysis due to mica being in many forms. For the basis of design, a nominal 20% of the possible iron deportment was applied, which equated to a nominal 5% mass yield, 5% Li2O loss (assumed no dilution) and 5% Fe2O3 global removal (as some of the iron is present in other non-mica components).

From a metallurgical perspective, there is only a small value for including a reflux classifier. But from an operational perspective, removing the mica early in the flowsheet reduces potential downtime caused by screen blinding within the DMS circuit, and operations consider that removing mica improves DMS operability.

10.12	HLS Test Program Flowsheet (SGS 2011-2023)

The HLS test program flowsheet tested in 2011 is as per Figure 10-10. Work undertaken in 2018-2023 generally followed a similar flowsheet. The results incorporate the data from earlier work to generate the trends shown.

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Heavy Liquid Test 2A
Feed: East Zone Sample
+¼" (6.35 mm)
- 0.5 mm
-6.35 +0.5 mm
HL #1
SG 3.00 g/cm^3
Feed
Sink
Float
HL #2
SG 2.95 g/cm^3
Feed
Sink
Float
HL#3
SG 2.70 g/cm^3
Feed
Sink
Float
5
Sink
Mag Separator
Mag
Mids
Non-Mag
1
2
3
4
Mag Separator
HL #4
SG 2.65 g/cm^3
Sink
Feed
Float
6
7
8

Product Legend	
1	3.0 Sink -1/4" +35M MAG, Gangue
2	3.0 Sink -1/4" +35M NON-MAG, Li Conc.
3	2.95 Sink -1/4"+35M MAG, Gangue
4	2.95 Sink -1/4"+35M NON-MAG, Li Conc.
5	2.7 Sink -1/4" +35M, Flotation Feed
6	2.65 Sink -1/4" +35M, Silicate Gangue
7	2.65 Float -1/4"+35M, Silicate Gangue
8	-35M Frac. from -1/4" Crush, Flotation Feed

Figure 10-10 – HLS test program (SGS report 2012)

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10.12.1	Heavy liquid separation (HLS) (2012-2022)

The HLS testwork results are consolidated into Figure 10-11, with data extracted from the 2012 testwork included, to show that the 2022-2023 test program flowsheet is aligned, even for the new ore zones. The curves for lithia recovery versus lithia feed (Figure 10-11) were compared across the various test programs. The results show a good correlation with sufficient spread in lithium grades to support the design basis.

Figure 10-11 – Lithia data HLS test program (2012-2022)

The lithia feed grade increases post-ore sorting due to the removal of mass, which is predominantly high in iron/silica, while the iron grade is reduced because a portion of iron-rich compounds has been selectively removed. This then increases the number of tests that have DMS feed grades that calculate back to lower than the mine plan Li2O grade, and Figure 10-12 shows that there are now some data points that reflect the higher mine feed Fe2O3 grade when back-calculated from the ore sorting product. These inclusions provide more data points for interpretation to validate the proposed flowsheet.

Further work is recommended, specifically focusing on ore sorting and the downstream impact on the lithium concentrator flowsheet at ROM grades above mine Fe2O3 grades.

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Figure 10-12 – Impact of Fe2O3 on sinks Li2O grade HLS test program (2012-2022)

The HLS data set generated in the 2012, 2018 and 2022-2023 test campaigns showed that a 5.15% Li2O concentrate can be produced with no magnetic separation included. The more recent work produced a grade of 5.5% Li2O with the potential to upgrade to 5.9% Li2O.

10.12.2	Impact of crush size

The impact of the crush size was checked at various stages of the program. The 2011 test program, which included a magnetic removal step, does bias the data, but if the magnetic recovery performance is excluded (back-calculated), then the HLS separation indicates that the finer the crush, the better the upgrade and recovery achieved (as presented in Table 10-21 and Figure 10-13) for a target concentrate lithia grade of 6.0%. With the 2022-2023 test program, the results also confirmed that crushing to the 6mm range did show some improvement in recovery at SG >2.90 but had minimal impact at the lower SG cut points. Although a coarser crush could be considered, the liberation is insufficient at the higher SG, so a size reduction step would be required to maintain the proposed grade and recovery. The lower crush size (6.0mm) was selected for design purposes as it was considered more economical.

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Table 10-21 – HLS SC6 vs crush size (testwork 2012-2018)

Crush Size	HLS SG	Weight %	Assays (%)		Distribution (%)
			Li2O	Fe2O3	Li	Fe2O3
-6.3mm+0.85mm (MG Comp)	2.9	24.6	6.0	0.5	83.2	23.3
-9.5mm+0.85mm (MG Comp)	2.9	18.8	6.0	0.4	64.6	19.7
-12.5mm+0.85mm (MG Comp)	2.9	19.1	6.0	0.5	66.4	19.0
-15mm+0.85mm (MG Comp)	3.0	14.4	6.0	0.7	53.7	18.2
-9.5mm+0.85mm + 5% Diln (MG Comp)	2.9	18.5	6.0	0.4	69.8	5.6
-12.5mm (2012) – Mag	2.95	19.1	2.6	10.6	38.2	70.8
-3.36mm (2012) – Mag	2.95	23.1	3.3	8.3	58.5	66.0
-12.5mm (2012) – Non Mag	2.95	7.0	6.3	0.9	34.8	2.2
-3.36mm (2012) – Non Mag	2.95	11.5	6.1	0.7	51.9	2.7

Figure 10-13 – Impact of crush size on HLS recovery 2022 test program

10.12.3	Impact of HLS SG

A series of tests at various feed grades was undertaken to evaluate the impact on lithia recovery and final concentrate grade for the proposed crush size.

The composites used were the LG1, HG and MG generated during the 2022 test program (Figure 10-14).

The results identified the SG variability for the sample composites, showing that the LG and HG composites required an SG of >3.00 to achieve the target of 6.0% Li2O,

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whereas MG achieved the grade at 2.85. Although the lithia may achieve grade, the contained iron may cause the concentrate to incur a penalty or make it unsaleable. Hence, magnetic separation circuits are included across the processes.

Figure 10-14 – Impact of SG on HLS recovery and concentrate grade post magnetic separation (test program 2022)

10.12.4	Impact of dilution/feed grade

The impact of dilution with the host gabbro rock was investigated, considering the current proposed flowsheet.

The HLS lithia distribution results from the testwork were compiled and presented in Table 10-23. The results of the 2022 MG sample trended with the 2012 and 2018 test program results, as shown in Figure 10-15.

The middlings, material falling between an SG of 2.65 to 2.90 (2012 tests were at 2.95), and the sinks, material with SG >2.90 (2.95 for 2012), both aligned with earlier work. Any variations are within procedural tolerances and thus do not impact the interpretations of earlier work.

With the lithium deport presented, the impact on the design would be that with decreasing feed grade to the DMS circuit, the mass of middlings deported to the middlings retreatment circuit would be higher until a plant limitation is reached.

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Figure 10-15 – HLS lithia distribution in relation to feed grade

Figure 10-15 highlights the spread of the responses for the various samples tested over the 10 years for the proposed flowsheet. The proposed plant design could handle the variation based on the observed lithium deportment if DMS feed grades fall within the ranges shown.

Table 10-22 – HLS SGS test results (2022-2023)

HLS Test	SG	Li2O Grade (%)	Fe2O3 Grade (%)	Mass %	Li2O Grade (%)	Fe2O3 Grade (%)	Li2O Dist’n+	Fe2O3 Dist’n+
Sample		Feed Grade		Total Concentrate (Sinks)
MG 2%	2.85	1.59	0.76	17.74	6.0	0.4	66.9	9.1
MG 5%	2.85	1.55	1.29	22.60	4.6	2.9	67.8	50.5
HG	2.85	1.69	0.87	14.89	5.7	2.3	50.3	40.3
PP comp -3.3+1mm	2.85	1.67	0.54	19.12	6.2	0.4	71.5	13.2
PP comp -6.3+3.3mm	2.85	2.00	0.39	15.19	6.0	0.4	45.6	14.8
PP comp	2.85	1.88	0.38	18.35	6.3	0.4	61.1	18.3
LG2 2%	2.96	1.42	1.01	12.24	6.0	0.4	51.6	5.1
LG3 2%	2.96	1.00	0.69	5.92	4.7	3.4	27.6	29.4
ML1 2%	2.91	1.09	0.65	9.07	6.0	0.6	50.1	7.7
ML2 2%	2.95	1.25	0.58	4.91	6.0	0.6	23.5	4.9

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HLS Test	SG	Li2O Grade (%)	Fe2O3 Grade (%)	Mass %	Li2O Grade (%)	Fe2O3 Grade (%)	Li2O Dist’n+	Fe2O3 Dist’n+
NT1 2%	2.97	0.84	1.01	2.12	6.0	0.7	15.1	1.5
NT2 2%	2.96	1.02	0.63	4.97	6.0	0.6	29.4	4.8
NZ2 2%	2.96	0.91	0.63	7.83	6.0	0.7	51.7	9.2
NZ3 2%	2.96	1.53	0.70	12.36	6.0	0.6	48.4	10.2
NZ4 2%	2.96	1.46	1.00	10.66	6.0	0.4	92.6	10.0
NZ5 2%	2.96	1.53	0.50	14.40	6.0	0.5	56.6	13.3
LG2 5%	2.96	0.91	0.77	4.34	6.0	0.7	28.5	3.9
LG3 5%	2.96	1.01	0.81	3.70	6.0	0.6	22.0	2.8
ML1 5%	2.97	1.01	0.71	4.58	6.0	0.7	27.3	4.5
NT1 5%	2.97	0.72	0.72	1.62	6.0	0.6	13.4	1.4

10.12.5	Impact of iron feed grade

The impact of iron feed grade was consolidated across all HLS test programs run during 2012, 2018 and 2022-2023. The samples historically tested had very little dilution; hence, the curves may not be representative of a typical diluted feed. The results are presented in Figure 10-16 and Figure 10-17.

Figure 10-16 – Impact of Fe2O3 feed grade – a) Sinks Fe2O3 grade

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Figure 10-17 – Impact of Fe2O3 feed grade – b) Sinks Li2O grade

Overall, the reported HLS test results showed that to achieve a concentrate lithia grade of 6.0%, an Fe2O3 feed grade of <0.6% is required when no magnetic separation is considered.

The results also indicate that with a magnetic separation step included in the HLS circuit, the iron content can increase to a nominal 1.2% Fe2O3 and meet the proposed iron (Fe2O3) concentration limit in the concentrate of <1.4%. However, based on the limited data, there is a risk that the lithia contained in the concentrates at these higher iron feed concentrations may drop below the target specification of 6.0%.

The data also indicates that the dilution impact will be significant, with a dilution of less than 2% needed if no magnetic separation was considered and nominally 5% with magnetic separation but no ore sorting. It is considered that 5% dilution during mining is a very optimistic number, with 10% or higher generally being applied, hence the inclusion of ore sorting.

10.13	Dense Media Separation (SGS 2022)

The DMS testwork was performed on LG1, MG, HG and NZ1, with 2% dilution composite samples treating the coarse (- 6.3 mm / +3.3 mm) and fine (-3.3 mm / +1.0 mm) size fractions separately. Each size fraction underwent two DMS passes for gangue rejection and concentrate production (Figure 10-18).

The first pass was operated at a lower media density to reject silicate gangue minerals (SG of 2.65). The first pass sink product was repassed through the DMS at a higher density cut-point to produce spodumene concentrate before further upgrade through magnetic separation. The cut-points for the second pass were based on interpolated

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HLS data for the production of 6% Li2O spodumene concentrate, accounting for further magnetic separation. Dry magnetic separation was performed on the concentrate to reject iron-bearing minerals.

The DMS data for the feeds tested confirm good separation is achieved, with results trending with the previous historical testwork (Figure 10-19 and Figure 10-20). This further confirms the need to remove iron from the process wherever practical.

Figure 10-18 – DMS separation test program flowsheet (magnetic separation on concentrate) (SGS 2022)

In terms of lithia recovery, the DMS test program produced combined coarse and fine concentrates that were generally within 10% of the target 6.0% lithia but contained Fe2O3 at grades exceeding the target of <1.5% Fe2O3, as shown in

Table 10-23 – DMS Plant (2022 SGS)

DMS Test	Sample	Li2O Grade (%)	Fe2O3 Grade (%)	Mass %	Li2O Grade (%)	Fe2O3 Grade (%)	Li2O Dist’n+	Fe2O3 Dist’n+
		Feed Grade		1st Stage Sink

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DMS Test	Sample	Li2O Grade (%)	Fe2O3 Grade (%)	Mass %	Li2O Grade (%)	Fe2O3 Grade (%)	Li2O Dist’n+	Fe2O3 Dist’n+
Coarse	LG1 Comp 2%	1.55	0.73	50.6	2.99	1.20	97.8	83.1
Fines	LG1 Comp 2%	1.52	0.68	47.2	3.15	1.28	97.9	89.1
Coarse	MG Comp 2%	1.68	0.74	57.9	2.84	1.14	97.7	89.2
Fines	MG Comp 2%	1.66	0.75	45.7	3.53	1.39	97.4	84.8
Coarse	HG Comp 2%	1.81	0.68	51.9	3.39	1.12	97.3	85.1
Fines	HG Comp 2%	1.85	0.74	53.8	3.37	1.20	98.0	87.5
Coarse	NZ1 Comp 2%	1.63	0.66	58.6	2.73	0.95	98.2	84.3
Fines	NZ1 Comp 2%	1.61	0.71	48.2	3.26	1.24	97.7	84.0
		Feed Grade		2nd Stage Sink
Coarse	LG1 Comp 2%	2.99	1.20	21.4	5.47	2.31	39.1	41.2
Fines	LG1 Comp 2%	3.15	1.28	32.9	5.85	1.84	61.1	47.2
Coarse	MG Comp 2%	2.84	1.14	40.5	5.32	1.77	76.0	62.9
Fines	MG Comp 2%	3.53	1.39	49.2	5.96	1.81	82.9	64.0
Coarse	HG Comp 2%	3.39	1.12	27.3	5.99	2.00	48.2	49.0
Fines	HG Comp 2%	3.37	1.20	36.7	6.27	1.84	68.4	56.2
Coarse	NZ1 Comp 2%	2.73	0.95	20.7	5.78	1.90	43.8	41.4
Fines	NZ1 Comp 2%	3.26	1.24	27.9	6.00	1.89	51.4	42.7
		Feed Grade		DMS Total
Coarse	LG1 Comp 2%	1.55	0.73	10.8	5.47	2.31	38.2	34.2
Fines	LG1 Comp 2%	1.52	0.68	15.6	5.85	1.84	59.9	42.1
Coarse	MG Comp 2%	1.68	0.74	23.4	5.32	1.77	74.2	56.1
Fines	MG Comp 2%	1.66	0.75	22.5	5.96	1.81	80.7	54.3
Coarse	HG Comp 2%	1.81	0.68	14.2	5.99	2.00	46.9	41.7
Fines	HG Comp 2%	1.85	0.74	19.8	6.27	1.84	67.0	49.2
Coarse	NZ1 Comp 2%	1.63	0.66	12.1	5.78	1.90	43.0	34.9
Fines	NZ1 Comp 2%	1.61	0.71	13.5	6.00	1.89	50.2	35.9
Coarse	LG1 Comp 2%	1.55	0.73	10.8	5.47	2.31	38.2	34.2

Table 10-23 data also indicates the requirements for the treatment of the middling to recover additional lithia to improve the global recovery. The overall DMS recovery performance trended with the HLS data, though nominally 2-3% lower, as presented in Figure 10-19 and enhanced in Figure 10-21. The performance was nominally 50% global recovery being achieved near mine grade and 54% if ore sorting was included in the design. Based on a mine Li2O feed grade of 1.35% and no ore sorting upgrade, the DMS recovery could drop to a nominal 48% post-magnetic separation.

Figure 10-20 shows the impact of iron (Fe2O3) feed grade to the DMS circuit on the spodumene concentrate grade with and without magnetic separation. Based on the data available, the concentrate grade is not achieved for the same DMS recovery and mass pull if there is no ore sorting and magnetic separation within the design. Even with

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ore sorting and magnetic separation, the plant may not achieve the design concentrate grades at iron feed grades >1.1%Fe2O3.

Figure 10-21 shows the performance of the DMS response in relation to the HLS is nominally 2.0-3.5% lower, which aligns with the historical database. The DMS recovery curve used was generated from the DMS testwork. As previously stated, the performance is based on an average across the various composites tested.

Figure 10-19 – DMS data compared with HLS trends (2022)

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Figure 10-20 – DMS data compared with HLS data (2022)

Figure 10-21 – DMS data compared with HLS data (2022) (extract from Figure 10-19)

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10.14	Magnetic Separation (SGS 2022)

The magnetic response impacted by dilution was evaluated on the MG composite sample generated and tested during the 2022 test program. This evaluation was to test the robustness of the proposed flowsheet as the mine moved through the various ore zones or during periods of higher dilution.

The performance of magnetic separation on lithia upgrade and iron removal on the final concentrates is presented in Figure 10-22. and Figure 10-23. Results show a trend, though not having a very strong correlation, for lithia recovery to have higher losses with increasing lithia content in the DMS feed, but there is generally also a higher portion of iron removed.

Figure 10-22 – Lithia / iron grade in relation to iron (Fe2O3) in feed grade

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Figure 10-23 – Lithia loss / iron removal to magnetics in relation to DMS feed grade (Li2O%)

10.15	Mica and Spodumene Flotation (SGS 2011-2022)

The mica and spodumene flotation test program evaluated the performance of non-magnetic fines and DMS middling streams to produce spodumene concentrate. Batch flotation tests were undertaken on samples from variability samples across the Main and South domains (MG, NZ1to NZ5, LG1, LG2 and HG), with the Intermediate zones (NT1, NT2) and Moleon (ML1 and ML2).

The sequence of testing was generally a magnetic separation step, desliming step, mica flotation and then spodumene flotation with multiple cleaner steps. This section predominantly discusses the flotation aspects of the test program.

10.15.1	Batch tests

Samples were stage-ground to -300µm and underwent desliming, magnetic separation, mica flotation, scrubbing and de-sliming prior to high-density and high-intensity conditioning for spodumene flotation.

The correlation of iron in the flotation feed and mica concentration on the MG sample (generated in 2022) and 2023 variability samples (2023 Other) are shown in Figure 10-24. The results between the two data sets were a function of the test procedure undertaken, with an improved magnetic separation being undertaken prior to the flotation step in the later series.

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Figure 10-24 – Relationship of Fe grade in mica feed on concentrate grades and mica con mass pull

The impact of undertaking magnetic separation prior to flotation did reduce the iron grades in the feed, hence iron concentration feeding spodumene flotation (Figure 10-25). The results indicate that with an increasing Fe grade, which accounts for some of the mica value, the mass pull generally increases.

A series of flotation tests were undertaken to evaluate the impact of the magnetic separation effectiveness by applying two different magnetic separation techniques: Hand Magnet (non-mechanical magnet, low intensity) and WHIMS unit (Wet High Intensity).

The results show that with increasing iron:lithium concentration in the feed, the ratio in the mica discharge also increased, though at a lesser ratio, with a ratio of approximately 1.5 reduction occurring. The samples that went through a more intense magnetic separation step prior to flotation generally achieved a higher portion of Fe removal from the flotation feed sample, with the majority of these flotation tests showing a ratio of >1.5 times reduction in iron compared to the feed assays (Figure 10-26). This aligns with the proposed flowsheet of WHIMS integration prior to flotation.

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Figure 10-25 – 2022 bench test (MG sample) – mica flotation data

Figure 10-26 – 2022 bench test (MG sample) – mica flotation Fe:Li ratio

The results show that a portion of the mica (iron) was removed with a reduction in the contained iron in the mica flotation tail, as shown in Figure 10-26.

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10.15.2	Batch tests – spodumene circuit

The spodumene results trended well, with the majority of the tests undertaken since 2012 achieving >5.5% contained lithia in the final concentrates. The results that fall below the target grade were from variability testing results around flotation parameters.

The 2022 MG samples generally applied a more stringent protocol with the focus being more on reagent consumption, flotation performance with lower grades and pH control adjustments, and included a magnetic separation step.

A series of Lock Cycle tests and whole ore tests fell within the range of the earlier work and MG sample scope.

In 2023, an infill test program, composites LG3, LG3, NT1, NT2, ML1 and ML2 with 2% to 5% dilution confirmed that the flotation performance would generally produce a concentrate of greater than 5.5% Li2O with feed grades ranging from 1.1 to 1.7% Li2O, as shown in Figure 10-27.

Figure 10-27 – 2022 bench test (MG sample) – spodumene flotation Li upgrade

The 2023 composites showed a good correlation between DMS feed grade and Flotation Feed grade, with a slight upgrade noted (Figure 10-28). The concentrate generated was >5.5% lithia across all samples tested with >1.0% Li2O feed grade.

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Figure 10-28 – 2023 bench test (infill sample) – spodumene flotation Li2O data

The grade recovery curve across the flotation circuit aligns with most flotation performance expectations, with a drop in recovery observed with increasing concentrate grades. The high-grade feeds tended to show less of an impact, as shown in Figure 10-29.

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Note:

☐	Low <1.3% Li2O,

☐	Med 1.6% Li2O >X>1.3% Li2O,

☐	High >1.6% Li2O)

Figure 10-29 – Spodumene flotation–grade recovery curve with DMS feed grades

The lithia grades were achieved, but the flotation, as expected, generally produced a concentrate with a higher Fe grade. This further supports the flowsheet having an iron removal step prior to spodumene flotation (Figure 10-30).

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Figure 10-30 – Spodumene flotation – impact of iron grade with/without magnetic separation

Figure 10-31 shows that if an iron (Fe2O3) grade less than 1.5% is required in the final concentrate, and no additional separation process is proposed, then the iron grade feeding the flotation circuit should not exceed 0.5% Fe2O3.

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Figure 10-31 – Spodumene flotation – impact of iron grade (<1.0% in float feed)

Overall, the flotation performance averaged the recoveries and grades presented in Table 10-24. These tests were run on the DMS middling and combined ultrafine tails, composited on a weighted average.

Table 10-24 – Flotation test average summary (MG sample – 2022 SGS)

Mag Step	DMS Test	Test Program	Feed Grade		Flotation Concentrate
	MG Composite*		Li2O Grade (%)	Fe2O3 Grade (%)	Mass %	Li2O Grade (%)	Fe2O3 Grade (%)	Li2O Distrib.	Fe2O3 Distrib.
Hand Magnet	Mica	2022	1.31	0.90	10.5	0.9	6.34	7.3	24.4
	Spodumene+	2022	1.4	0.65	15.9	6.1	2.1	77.2	29.5
WHIMS	Mica	2022	1.24	0.46	8.5	1.0	5.8	7.8	15.5
	Spodumene+	2022	1.3	0.29	12.4	5.8	0.5	67.0	6.8

* Includes DMS middlings and ultrafines composite
+ Scavenger 2nd stage cleaner concentrate

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8.0
7.5
7.0
6.5
6.0
5.5
5.0
4.5
4.0
3.5
3.0
85.0
80.0
75.0
70.0
65.0
60.0
1.00
1.10
1.20
1.30
1.40
1.50
Final Flotation Concentrate Lithia Grade (% Li2O)
Li2O Recovery (%)
2022 FFd Lithia Grade (% Li2O)
2022 MG
2022 MG Recovery
Linear (2022 MG Recovery)

8.0
7.5
7.0
6.5
6.0
5.5
5.0
4.5
4.0
3.5
3.0
85.0
80.0
75.0
70.0
65.0
60.0
1.0
1.1
1.2
1.3
1.4
1.5
1.6
1.7
Final Flotation Concentrate Lithia Grade (% Li2O)
Li2O Recovery (%)
2022 FFd Lithia Grade (% Li2O)
Infill Series
In Fill Recovery
Linear (Infill Series)
Linear (In Fill Recovery)

Figure 10-32 – Spodumene flotation – impact of lithia grade on concentrate grade and recovery (with mag sep performed)

The results show that even with magnetic separation, the concentrate grade achieves the 6.0% lithia target, with the average flotation results achieving this target, refer to

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Figure 10-32. Applying the average, the flotation circuit may achieve 75% recovery at >6% lithia grade, provided the Li2O feed grade is >1.15% for the MG sample but over 1.4% for the Infill series of composites.

A series of tests on the composites were undertaken with the standard flotation regime, which had been developed from 20+ tests, investigating:

●	Collector addition type and rate

●	Conditioning and collector rate

●	Spodumene flotation after using different Mica flotation collector

The results from the test program confirmed that a lithia recovery of over 75% with a concentrate grade of >6.0% for all ore variability composites available at the time of reporting could be achieved, refer to Figure 10-33. The composites reviewed are:

●	MG1, LG1, NZ1, HG, and MG+5% dilution, NZ+5% dilution, HG+ 5% dilution, LG+5% Dilution.

●	As previously noted, the NT1, NT2, ML1 and ML2 composites did not achieve a concentrate grade of over 6.0% after magnetic separation. With a nominal 5.6% recorded as the minimum, and provided the DMS grade is > 6.3%, then there is a potential for the combined grade to achieve 6.0%.

Figure 10-33 – Spodumene flotation – variability composites results

10.15.3	Locked-cycle flotation tests

Flotation locked-cycle tests (“LCT”) have been undertaken on the LG1 2%, MG 2%, HG 2%, NZ1 2% and PP 2022 composites at the time of reporting.

The locked cycle test consisted of undertaking the full DMS Mica Removal flowsheet to generate sufficient flotation feed for the spodumene flotation test program. This included DMS feed preparation, coarse and fines DMS separation, with the middlings generated combined with the fines at the design mass ratios. The material was then ground and deslimed, then fed through mica flotation, with the mica tails then going through the locked cycle test program.

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The results from the locked cycle test confirm that a 6% Li2O grade can be achieved for all samples with a mass pull between 20-30%. The flotation recovery to achieve the concentrate grade of 6% is >83% across the composites tested. The pilot results also aligned with the trends and achieved the design basis (Figure 10-34 and Figure 10-35).

The lower grade samples tested in the more recent bench test program do not align with this outcome with lower concentrate grades achieved. Although no LCT had been undertaken on these materials at the time of reporting, the results from the other samples aligned well with the bench work for the same composites tested in parallel. It can be reasonably assumed that the bench test results could be applied with confidence and that results could be within analytical and operational tolerances at a larger scale.

Figure 10-34 – Spodumene flotation composites– locked cycle results

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Figure 10-35 – Spodumene flotation composites– locked cycle results

10.15.4	Thickening

Thickening testwork was undertaken by a reputable vendor (Pocock) on the MG composite samples Flotation tails, the LG1 DMS fines, and a final concentrate composite combined from both samples, with results ranging from 2.92-6.8 m3/m2.h to 0.043-0.059 m2/MTPD. The results are summarized in Table 10-25.

Table 10-25 – Thickening test summary

Sample ID	Feed Well Density	Settling Data	Net Feed Loading
Units	%w/w	m2/MTPD	m3/m2.h
LG Composite 2% - Fines DMS	30.2	0.125*	4.88
LG Composite 2% - Fines DMS	10.2	0.043	6.96
MG Flotation Tails	25.5	0.125*	3.70
MG Flotation Tails	10.5	0.059	5.84
Concentrate	15.4	0.125*	5.90
* Set based on industry standards for applications

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10.16	Filtration

Filtration testwork was undertaken by a reputable vendor (Pocock) on the MG and LG1 composites and a composited concentrate sample from the test program, with results ranging from 102.4-136.8 MTPD/m3 to 120.3-158.3 dry kg/m2.h, respectively. The results are summarized in Table 10-26.

Table 10-26 – Filtration test summary

Sample ID	Feed Density	Cloth Type	Area Basis Prod Rate	Volumetric Basis Prod Rate	Cycle Time
Units	%w/w		dry kg/m2.h	MTPD/m3	min
LG2% - DMS Fines	9.4	8-10cfm/ft2 mono-multi PP	133.9	114	11
LG2% - DMS Fines	68	8-10cfm/ft2 mono-multi PP	154.0	136.8	11.25
MG Composite – Tail	9.9	8-10cfm/ft2 mono-multi PP	120.3	102.4	11
MG Composite – Tail	65	8-10cfm/ft2 mono-multi PP	129.2	114.5	11.25
Concentrate	15.0	8-10cfm/ft2 mono-multi PP	158.3	134.8	11
Concentrate	68.6	8-10cfm/ft2 mono-multi PP	153	134.0	11.25

Unit Area (m2/MTPD) includes a 1.25 scale-up factor, Rise rate (m3/m2.h) includes a 0.5 scale-up factor

10.17	Recovery Calculation

The recovery curve has been compiled from composite samples available at the time of reporting, which covered the spread of the mine plant feed grade variability (Figure 10-36).

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Figure 10-36 – Spodumene global recovery curve composite head grade variability

Figure 10-36 presents the distribution of the variability samples tested and used for generating the global recovery curves and how they relate to the minimum and maximum mine grade data. Lithia grades present a good spread, and the inclusion of ore sorting helps bring iron oxide grades closer to design data, but there are still process risks which could be reduced with further infill evaluations.

10.18	Recovery Assumption

The recovery assumptions made for economic evaluation were applied across the proposed mine plan. The testwork confirmed that the impact of increasing iron during the mine life is manageable through the ore sorting circuit, provided the circuit performs similarly to the bulk sample tested for all ore zones.

The assumption is that the major composite zones tested more rigorously reflect the other ore zones still in progress and that if mine dilution changes, then the process response is comparable, and ore sorting will smooth out the iron grade variability.

A recovery curve was developed based on the unit operation responses averaged as a whole ore zone with no proportional weighting of different zones (each composite reflects) in the feed. During the project’s next phase, an investigation into the level of granularity required should be considered.

DMS data were used where available as those tests are done on bulk samples, so they are considered more reflective of commercial facility performance. HLS data was used to support the interpretation and consider the impact of lower feed grades. As more DMS bulk work is undertaken, these lower-grade zones will continue to be evaluated, and their impact on recovery will be identified.

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Flotation response was evaluated using the LCT data, which is considered to account for flotation variability that occurs when undertaking single-cell test programs. The composites used were MG, HG, LG and NZ with 2% dilution, which have lithia grades of >1.4%, to err on the high side for performance interpretation.

Magnetic separation was based on the “least effective performance” of the Longi Wet Magnetic Belt Separator test program. The Wet Belt Separator technology is proposed for the commercial plant, providing a good indication of potential performance.

A recovery curve has been generated (Figure 10-37) based on the available data, as detailed in Item 14. The spread of lithia and iron grade in the mine plan and the “predicted” recoveries for those spreads are summarized in Table 10-28.

Figure 10-37 – Calculation curve based on recovery model

In conclusion, the LOM lithium recovery has been calculated to be 74.7%, with 6.1% spodumene (Li2O) concentrate. This was calculated based on the testwork results and aligned to the design process plant feed grade of 1.36% lithium with 1.47% Fe2O3.

Table 10-27 – Mine grade (2023) – unweighted (unless noted)

Description	Li2O	Fe2O3	Li Rec* (%)
Mine Grade 1-5 yr-
Min	1.25	1.07	76.6
Average	1.45	1.37	75.9
Max	1.66	1.74	75.2
Mine Grade 6-10 yr

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Description	Li2O	Fe2O3	Li Rec* (%)
Min	1.25	1.53	73.9
Average	1.36	1.56	74.5
Max	1.50	1.57	75.2
Mine Grade 11-15yr
Min	1.30	1.33	75.4
Average	1.35	1.56	74.4
Max	1.43	1.87	73.3
Mine Grade 16-19yr
Min	1.10	1.29	74.3
Average	1.22	1.48	74.0
Max	1.30	1.87	72.3
Life of Mine
Min	1.10	1.07	75.7
Average (Weighted)	1.36	1.47	74.7
Max	1.66	1.87	74.6

*Recovery Formula: Rec % = -7.2686 x (Fe2O3 Head Grade / Li2O Head Grade) + 82.802

The recovery calculation applied the following data sources:

●	Based on the bulk sample and applied across all ore types, the ore sorting calculation was 3% Li2O loss.

●	The Mica reflux classifier generated a nominal 1.8% Li2O loss applied to all composites. The main driver was particle size distribution on the limited sample tested. An evaluation of Fe2O3 deportment was undertaken. Due to minimal mass deportment, it did not impact the Fe2O3 in the final concentrate, so was kept at 20% deportment of the reflux feed to the overflow, though <5% could occur.

●	DMS lithium losses were based on the larger scale bulk testing, with HLS being used to establish the initial operating density parameters. The split was determined based on a grade recovery curve across all the composites tested using this procedure.

●	Magnetic separation was based on the Longi wet belt system recovery average and applied across all ore types.

●	Desliming deportment was based on the Pilot Plant test data.

●	Magnetic separation recovery average in the flotation circuit was based on the dry magnetic data generated during the flotation test program across the variability composites, as noted below.

Flotation performance has been based on the full suite of pilot and bench test programs for the composites (HG, HG 2%, LG1, LG1 2%, MG1 2%, MG1 5%, NZ1, NZ2, NZ3, NZ4, NZ5, PP comp, NT1 2% and ML1 2%).

The recovery trends are presented in Figure 10-38 and generally show that the majority of the Li2O losses are within the slimes and flotation tailings, ranging from 2.3%–9.01% and 0.26%–11.6%, respectively.

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The global recovery for the circuit has been calculated based on the selection of the following:

●	High Lithia

●	Low Lithia

●	High Iron

●	Low Iron

Table 10-28 – Global recovery summary

Mine Grade ID	Li2O Grade (%)	Fe2O3 Grade (%)	Mass %	Li2O Grade (%)	Fe2O3 Grade (%)	Li2O Dist’n+	Fe2O3 Dist’n+
	Feed Grade		Global Recovery (%)
Design (LOM)	1.36	1.47	16.5	6.1	0.8	74.7	8.8
High Li2O	1.66	1.12	20.8	6.2	0.8	77.9	15.2
Low Li2O	1.10	1.49	14.5	5.6	0.9	73.0	8.8
High Fe2O3	1.30	1.87	15.4	6.0	0.8	72.3	7.0
Low Fe2O3	1.54	1.07	19.9	6.0	0.8	77.7	14.0
+ Distribution: Li2O Rec % = -7.2686 x (Fe2O3 Head Grade / Li2O Head Grade) + 82.802

The concentrate grades and Li2O recovery across the range of feed grades from 5.6%–6.2% Li2O and 71.7%–78.2%, respectively.

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Figure 10-38 – Spodumene recovery loss variability

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10.19	Conclusions and Testwork Recommendations

The design basis outlined below has been proposed to achieve the reported nominal recoveries. The limitations to the proposed design basis for the ores tested and future testwork recommendations are also detailed below.

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a)	The current proposed flowsheet, with 5% ROM dilution, should produce a final concentrate Li2O grade 6.0% with Fe2O3 < 1.4% when feed grades align with the average LOM Grade of 1.36% Li2O. This is possible by implementing ore sorting to provide a wet plant feed grade Fe2O3 content of < 1.0%.
b)	With ore-sorting included and considering the limitation of 1.5% Fe2O3 in the spodumene concentrate, it is estimated that up to 6.5% host rock dilution in the ROM feed could still be processed and achieve the target grade noted. Based on the host rock grades tested to date.
c)	Multiple mica removal steps are included in the design, with the reflux classifier, a mica flotation stage, in conjunction with two desliming stages following attritioning/scrubbing processes. These steps remove small mass fractions of micas, which, although not metallurgically significant, lead to improved DMS and flotation operability/performance.
d)	DMS target SG of 2.90 aligned with the HLS testwork result of SG 2.95. Recoveries based on a 1.7% Li2O head grade are nominally 67%. The recovery for a Li2O DMS feed grade of 1.1% was calculated to be nominally 47% due to limited testwork results being available at the time of reporting.
e)	Low-grade feed may not reach the target 6.0% concentrate grade without significant Li2O losses at feed grades of <1.3% Li2O.
f)	The recommendation is to consider planning for a lower concentrate grade option in the design for periods when ROM feed grades fluctuate low.
g)	Magnetic separation performed well. Additional work on the coarse fraction DMS is recommended to confirm recovery expectations from the current commercially available equipment. The evaluation to date considered the performance on “fines” samples and will be comparable to a coarse DMS concentrate sample.
h)	Mica flotation, followed by spodumene flotation, would achieve the proposed concentrate grade by including magnetic separation in the design. The flotation results generally performed better if the magnetic separation was undertaken prior to flotation, compared to undertaking flotation and then magnetically separating the concentrates generated in the laboratory test. Operationally, post-flotation magnetic separation is challenging due to the negative impact of flotation reagents on the streams being processed.

i)	Spodumene flotation conditions and reagent parameters appear well understood, with consistent results across multiple individual tests.

j)	For grades greater than the average LOM grade, the circuit should achieve 75% recovery and produce >6% lithia grade, provided magnetic separation performs to expectations.

k)	Testwork was requested and undertaken on composites that contain a lower lithia feed grade and varying iron grades to straddle the proposed mine grade. Further work as the mine plan gets more detailed is under consideration to mitigate the impact of low-grade pockets through better understanding and temporal distribution, leading to better blending strategies being developed.
l)	A global recovery, on samples tested to date, of 75% for feeds with up to 6% dilution was achieved with the current flowsheet to produce a 6% Li2O concentrate with <1.5% Fe2O3.

m)	Additional testing on the updated mine plan grades with low Li2O and high Fe2O3 to confirm that ore sorting yields the products as calculated is undertaken. Once completed, additional testing on the ore-sorted products is recommended to confirm that recoveries are comparable with the current flowsheet design.

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11.	MINERAL RESOURCE ESTIMATES

The current Mineral Resources Estimate for the Moblan Lithium Project (the “2025 MRE”) was prepared by QPs Marina Iund (P.Geo.), Alain Carrier (P.Geo.) and Simon Boudreau (P.Eng.) of InnovExplo - member of Norda Stelo inc. and Ryan Cunningham (P. Eng) of Primero Group Americas, using all available information.

The close-out date for the resource database is March 24, 2025.

The effective date of the estimate is June 12, 2025.

The 2025 MRE follows S-K 1300.

11.1	Methodology

The resource area of the Project covers a strike length of 2,600 m, a width of 1,600 m and a maximum depth of 550 m below the surface.

The estimation relied on diamond drill holes (“DDHs”) drilled between 2002 and 2024, trenches sampled between 2004 and 2009, and a litho-structural model constructed using Leapfrog Geo software v.2024.1 (“Leapfrog”).

Leapfrog was used to model the lithologies and mineralized pegmatite dykes. The estimation, which consisted of 3D block modelling and grade interpolation, was performed with the Edge Extension (“Edge”) of Leapfrog. The statistical studies and variography were completed using Snowden Supervisor v.8.14 (“Supervisor”) and Microsoft Excel.

The main steps in the methodology were as follows:

●	Compile and validate the database for the diamond drill holes used in the mineral resource estimate (the “resource database”).

●	Model the bedrock surface and fault surfaces and interpret the lithologies and the mineralized pegmatite dykes (estimation domains) using lithological information and metal contents.

●	Generate drill hole intercepts and composites for each mineralized zone.

●	Perform basic statistics.

●	Perform geostatistical analysis, including variography.

●	Perform block modelling and grade interpolation.

●	Validate the block model.

●	Establish mineral resource classification criteria and clipping areas to classify the resources.

●	Ensure the mineral resources have ‘reasonable prospects for economic extraction’ (“RPEEE” under S-K 1300), select appropriate cut-off grades and produce ‘mineral resource level’ optimized pit shells to constrain the resources.

●	Generate a mineral resource statement.

11.2	Drill Hole Database

A single resource database covers the entire deposit. The close-out date is March 24, 2025. It includes the data from 1,085 surface drill holes and 10 surface trenches. The resource database was established in UTM coordinates (NAD 83 Zone 18). A subset of drill holes was used to create the database (Figure 11-1).

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The resource database includes the following types of information: collar survey data, deviation survey data, assay intervals and results, lithological, alteration, mineralization and structural descriptions, RQD values and density measurements.

The resource database covers the strike length of the mineral resource area at variable spacings, ranging mainly from 10 m to 50 m.

In addition to raw data tables, the resource database includes tables of calculated DDH composites, wireframe solid intersections required for the statistical evaluation and mineral resource block modelling.

Figure 11-1 – Surface plan view of the deposit showing the validated diamond drill holes used for the 2025 MRE

11.3	Mineralization Model (Definition and Interpretation of Estimation Domains)

The QPs build the mineralization and lithological models for the Moblan deposit in Leapfrog using implicit modelling techniques and the resource database as the primary source of information (assays, lithological units, and mineralization). The Project mineralization model comprises 49 lithium pegmatite dykes grouped into three (3) domains (see Section 7.2.2 – Moblan Property Mineralization). These dykes were modelled using the lithological information intersected in the drill holes and surface trenches of the resource database. They were modelled without a minimum thickness (true thickness of the mineralization) and are therefore undiluted. Figure 11-2 shows the Moblan deposit model with colour-coded pegmatite domains.

The boundaries between the Main, South/Moleon and New South domains were determined by their attitudes (direction and dip) and geological continuity (number and thickness of the dykes) from section to section. The boundaries between the domains are marked and could be explained by structural discontinuities (e.g. local faults).

The Main, South and New South pegmatites correspond to a group of 27 lithium pegmatite dykes oriented E-W and dipping slightly to the north (N260°/-10°). This

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swarm extends approximately 2,250 m E-W and 1,400 m N-S (projection on surface). In this group, three (3) dykes have an average intercept length greater than 10 m.

The Moleon pegmatites correspond to a group of 22 lithium pegmatite dykes oriented N-S and dipping steeply to the west (N180°/-60°). This swarm extends approximately 450 m N-S and 750 m E-W. In this group, two (2) dykes have an average intercept length greater than 10 m.

The individual pegmatite dykes in the model were used as hard boundaries for limiting the interpolation domains.

The lithological units hosting the lithium pegmatite dykes were also modelled, comprising gabbro, volcanics, rhyolite and metasediments.

Figure 11-2 – Views looking north (above) and down (below) of the mineralization model for the Moblan deposit

11.4	Other 3D Surfaces (Topography and Overburden)

Individual 3D surfaces were created to define the surface topography and overburden/bedrock contact. The topography surface was built from the Government of

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Quebec’s (MRNF) free 2016 Lidar data with a resolution of approximately 2 m. The overburden-bedrock contact surface was modelled using logged overburden intervals and was used to clip the 3D-modelled dykes and lithological units.

11.5	Statistical Analysis and Compositing

Basic univariate statistics were completed on the grouped Main, South, Moleon and New South pegmatites. After performing the statistical analysis, it was decided that high grades would not be capped, considering the low coefficient of variation for each domain and the absence of grade outliers.

The lithium assays in the resource database were composited to 1.0-m lengths for each mineralization zone and dilution block to minimize any bias introduced by variable sample lengths. The composite length considers the thickness of the mineralized structures, the proposed block size and the original sample lengths. Tails less than 0.5 m were distributed equally. A grade of 0.00% Li2O was assigned to any intervals purposefully not sampled by the logging geologist. A total of 43,222 composites were generated for the Project.

Table 11-1 shows the basic statistics for raw assays and composites grouped by pegmatite domain.

Table 11-1 – Basic statistics for the raw assays and composites

Lithium pegmatites	Raw assays					Composites
	Count	Mean	Median	Max	CoV	Count	Mean	Median	Max	CoV
Main	12,557	0.98	0.58	5.43	1.08	11,711	0.98	0.75	4.93	0.99
South	21,984	0.93	0.63	5.38	1.03	18,633	0.93	0.75	4.98	0.94
Moleon	3,417	0.96	0.73	4.80	0.98	3,050	0.97	0.90	3.80	0.90
New South	11,522	0.91	0.63	5.38	1.02	9,828	0.92	0.74	4.98	0.94
Total	49,480	0.94	0.62	5.35	1.04	43,222	0.94	0.76	4.89	0.95

11.6	Density

Densities were determined by standard water immersion methods on whole-core samples. The resource database contains 5,770 bulk density measurements of pegmatite, mafic volcanic and gabbro samples.

For the pegmatite dykes, a linear regression was developed between standard gravity (“SG”) and lithium grade (% Li2O). The density measurements on 2,535 samples from pegmatite dykes were compared to their corresponding Li2O values. A correlation coefficient of 0.86 shows good correspondence between density and Li2O. The equivalent mathematical function is SG = 0.0604*% Li2O + 2.61, which was used to determine the density values of each block inside the pegmatite once the Li2O content was interpolated. The graphical representation of the relationship is shown in Figure 11-3.

Mean density values were used for the others modelled geological units (Table 11-2). For the granodiorite and the overburden, as no results were available, the QPs applied

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theoretical values of 2.72 g/cm3 and 2.00 g/cm3 respectively, to blocks falling inside that unit.

Table 11-2 – Specific gravity by lithology

Unit	Count	Mean
Mafic plutonic rocks	2,355	2.99
Sediments	244	2.76
Volcanics	321	2.92

Figure 11-3 – Graphical representation of the relationship between SG (g/cm3) and Li2O (%)

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11.7	Block Model

A block model was created to cover the deposit. The orientations of the modelled lithium pegmatite dykes are mainly either east-west (Main, South and New South) or north-south (Moleon), so the QPs used an unrotated sub-block model (octree type) in Edge. The mineralization and lithological models were used as sub-blocking triggers.

The origin of the block model is the upper-left corner. Block dimensions reflect the average spacing between drill holes, the thickness of modelled lithium pegmatite dykes and plausible mining methods.

Table 11-3 shows the properties of the block model.

Table 11-3 – Block model properties

Description	X	Y	Z
Block Model Origin (UTM NAD 83 Zone 18)	505,860	5,619,250	600
Rotation Angle	None	None	None
Parent Block Dimension	5.00 m	5.00 m	5.00 m
Number of Parent Blocks	520	317	140
Minimum Sub-block Dimension	1.25 m	1.25 m	1.25 m

11.8	Variography

A 3D directional variography study on composited Li2O assay data was carried out in Supervisor for each of the four (4) lithium pegmatite dyke domains (Main, South, New South and Moleon). The 3D directional-specific investigations on the dyke domains yielded best-fit models along orientations that correspond to each domain’s mean strike and dip.

The variogram model parameters for each dyke domain are presented in Table 11-4, and variogram models for the Li2O grades in the Main domain are shown in Figure 11-4.

Table 11-4 – Variogram Model Parameters

Area	Structure	Contribution	Model	R1 (m)	R2 (m)	R3 (m)	Dip Az (°)	Dip (°)	Pitch (°)
Main	V0	0.10	Sph	-	-	-	-	-	-
	V1	0.50	Sph	65	45	10	345	20	170
	V2	0.40	Sph	160	160	30	345	20	170
South	V0	0.10	Sph	-	-	-	-	-	-
	V1	0.45	Sph	20	20	10	0	0	135
	V2	0.45	Sph	90	90	30	0	0	135
New South	V0	0.10	Sph	-	-	-	-	-	-
	V1	0.30	Sph	50	35	25	345	5	170
	V2	0.60	Sph	160	160	30	345	5	170
Moleon	V0	0.10	Sph	-	-	-	-	-	-

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Area	Structure	Contribution	Model	R1 (m)	R2 (m)	R3 (m)	Dip Az (°)	Dip (°)	Pitch (°)
	V1	0.45	Sph	40	40	10	270	60	160
	V2	0.45	Sph	150	150	20	270	60	160

Figure 11-4 – Variograms for the Main lithium pegmatite dykes

11.9	Search Ellipsoids and Grade Interpolation

The interpolation profiles were customized for each lithium pegmatite dykes and used as interpolation domains with hard boundaries.

Three (3) sets of search ellipsoids (first, second and third search passes) were built from the variogram analysis, corresponding to 0.5x, 1.0x and 2.0x the ranges obtained from the variography study (Figure 11-5).

A three-pass strategy was used with the capped composites; the variography study provided the parameters for interpolating the grade model using the composites. Different composite parameters were used for thick and narrow pegmatite dykes (average drill hole intersects greater than 15 m). In Edge, the interpolation inside each domain was run on point datasets corresponding to the mid-points of the composite intervals.

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3D directional-specific search ellipsoids were guided by the mid-planes of each lithium pegmatite dyke for an anisotropic search.

The ordinary kriging (“OK”) method was selected for the final resource estimation as it better honours the grade distribution for this type of deposit.

The parameters for the grade estimation specific to Edge are summarized in Table 11-5.

Table 11-5 – Estimation Parameters

Lithium Pegmatite Domain	Pass	Ellipsoid	Composite Parameters			Edge Orientation			Ranges
			Min Comp	Max Comp	Max/ DH	Dip (°)	Dir (°)	Pitch (°)	R1 (m)	R2 (m)	R3 (m)

Main	1	0.5 x vario. ranges	13 (5)	24 (8)	6 (2)	Anisotropic search guided by mid-planes of each lithium pegmatite dykes		135	45	45	15
	2	1.0 x vario. ranges	13 (5)	24 (8)	6 (2)				90	90	30
	3	2.0 x vario. ranges	4 (2)	24 (8)	N/A				180	180	60
South	1	0.5 x vario. ranges	13 (5)	24 (8)	6 (2)	Anisotropic search guided by mid-planes of each lithium pegmatite dykes		170	80	80	15
	2	1.0 x vario. ranges	13 (5)	24 (8)	6 (2)				160	160	30
	3	2.0 x vario. ranges	4 (2)	24 (8)	N/A				320	320	60
New South	1	0.5 x vario. ranges	13 (5)	24 (8)	6 (2)	Anisotropic search guided by mid-planes of each lithium pegmatite dykes		170	80	80	15
	2	1.0 x vario. ranges	13 (5)	24 (8)	6 (2)				160	160	30
	3	2.0 x vario. ranges	4 (2)	24 (8)	N/A				320	320	60
Moleon	1	0.5 x vario. ranges	13 (5)	24 (8)	6 (2)	Anisotropic search guided by mid-planes of each lithium pegmatite dykes		160	75	75	10
	2	1.0 x vario. ranges	13 (5)	24 (8)	6 (2)				150	150	20
	3	2.0 x vario. ranges	4 (2)	24 (8)	N/A				300	300	40

Numbers between parenthesis in the “Composite Parameters” columns correspond to parameters for narrow pegmatite dykes (average drill hole intersects of less than 15 m)

11.10	Block Model Validation

The choices of parameters and approaches were peer-reviewed throughout the resource estimation process.

The QPs performed visual and statistical validations to ensure that the final resource block model was consistent with the primary data.

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The volume from blocks for each rock code was compared with the volumes of their respective 3D wireframe model. The volume comparison did not identify any issues.

Block model grades, composite grades, and assays were visually compared on sections, plans and longitudinal views for densely and sparsely drilled areas. No significant differences were observed. A generally good match was noted in the grade distribution without excessive smoothing in the block model (Figure 11-5 shows interpolation blocks inside Peg1 from the Main Lithium Pegmatites compared to the composites).

ID2 and Nearest-Neighbor (“NN”) models were produced to check for local bias in the models. The trend and local variation of the estimated OK and ID2 models were statistically compared to the NN model and composite data using swath plots in three (3) directions (sections along the X, Y and Z axes) for blocks interpolated by the first and second pass (the example in Figure 11-6 shows swath plots along the X-axis). The comparison between composite and block grade distribution did not identify any significant issues.

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Figure 11-5 – Visual validation comparing search ellipses, drill hole composites and block model grade values (example of Peg1)

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Validation Trend Plot
10m X
Declustered Mean
Estimate Mean
LI2O_FIN_OK [Regularised BM_Moblan_2025.csv]
Density: 1
LI2O_pc_Final_calcul Average Grade
Number of Samples
Slice Centroid (m X)
0.0
0.2
0.4
0.6
0.8
1.0
1.2
1.4
1.6
506000
506400
506800
507200
507600
508000
0
100
200
300
400
500
600
700
800

Figure 11-6 – Swath plot comparison of block estimates along the X-axis

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11.11	Economic Parameters and Cut-off Grade

Specific extraction methods were used to establish a reasonable cut-off grade (“COG”) for the deposit.

The COG must be evaluated regularly in light of prevailing market conditions and other factors, such as gold price, exchange rate, mining method, related costs, etc. Mineral resources must satisfy the requirement of ’reasonable prospects of eventual economic extraction’ (“RPEEE”) under S-K 1300.

The Mineral Resource Estimate has been reported within a conceptual pit shell optimised at US$1550/t of 6% Li2O concentrate. Sayona has relied upon the Q1 2025 price forecast from consultancy Benchmark Mineral Intelligence (BMI) to assess pricing assumption for the spodumene price. Due to processing assumptions from the 2024 DFS, the selected COG for the MRE is 0.55% Li2O. Other parameters and assumptions are presented in Table 11-6.

The Whittle pit shells constraining the 2025 MRE have a bedrock slope angle of 56° and an overburden slope angle of 18°. The property boundary was used as a limit during optimization.

Table 11-6 – Input parameters used to calculate the cut-off grade for the open pit base case

Parameter	Value	Unit
Price	1,550	US$/t Conc 6% Li2O
Royalty	2.00%
Exchange rate	1.35	USD:CAD
Processing Costs	28.65	CA$/t processed
Transport Costs	140.48	CA$/t conc
Metallurgical Recovery Li2O	74.70%
G&A Costs	25.91	CA$/t processed
Mining Cost – Mineralized Material	13.00	CA$/t mined
Mining Cost – Waste Material	12.75	CA$/t mined
Mining Cost – Overburden	11.64	CA$/t mined

11.12	Mineral Resource Classification

The 2025 MRE comprises measured, indicated, and inferred mineral resources (Figure 11-7). The categories were prepared using a script in Edge. The resulting classifications were subsequently refined using a series of outline rings (clipping boundaries) to locally upgrade or downgrade blocks. The QPs consider this a necessary step to homogenize the mineral resource volumes in each category and avoid including isolated blocks.

The classification takes into account the following criteria:

●	Interpolation pass;

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●	Distance to closest information;

●	Number of drill holes used to estimate the block’s grade.

The measured category was assigned to blocks estimated in the first and second pass, with reasonable geological and grade continuity, with a minimum of three (3) drill holes in areas where the minimum distance from a drill hole is less than 15 m.

The indicated category was assigned to blocks estimated in the first and second pass, with reasonable geological and grade continuity, with a minimum of three (3) drill holes in areas where the minimum distance from a drill hole is less than 30 m.

The inferred category was assigned to blocks estimated in the first and second pass, with reasonable geological and grade continuity, with a minimum of two (2) drill holes in areas where the minimum distance from a drill hole is less than 50 m.

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Figure 11-7 – Views, looking north (above) and down (below), showing the classification of the mineral resources constrained by the optimized pit shells

11.13	Mineral Resources Estimate

The QPs consider the 2025 MRE reliable and based on quality data, reasonable assumptions and parameters that follow S-K 1300.

The QPs have classified the mineral resources in the 2025 MRE as Measured, Indicated and Inferred based on data density, search ellipse criteria, drill hole spacing and interpolation parameters. The QPs also believe the RPEE requirement has been

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met by having mineral resources constrained by optimized pit shells and applying a cut-off grade based on reasonable inputs amenable to a potential in-pit extraction scenario.

Table 11-7 displays the results of the 2025 MRE at a cut-off grade of 0.55% Li2O for a potential in-pit extraction scenario.

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Table 11-7 – Moblan Lithium Project – 2025 Mineral Resources Estimate

Classification	Measured		Indicated		Measured + Indicated		Inferred
Lithium pegmatites	Tonnes	Li2O %	Tonnes	Li2O %	Tonnes	Li2O %	Tonnes	Li2O %
Main	5,813,000	1.54	18,532,000	1.21	24,345,000	1.29	2,599,000	1.09
South	454,000	1.03	53,945,000	1.17	54,399,000	1.16	5,199,000	1.06
New South			22,613,000	1.21	22,613,000	1.21	3,601,000	1.03
Moleon			6,342,000	1.27	6,342,000	1.27	1,885,000	1.10
Total	6,267,000	1.50	101,432,000	1.19	107,699,000	1.21	13,284,000	1.06

Notes to accompany the Mineral Resources Estimate:

1.	Independent and Qualified Persons, as defined by S-K 1300, that prepared or supervised the MRE are Marina Iund, P.Geo., Alain Carrier, M.Sc., P.Geo., Simon Boudreau, P. Eng., all of InnovExplo - member of Norda Stelo inc.; and Ryan Cunningham, P.Eng. of Primero Group Americas. The effective date of the 2025 MRE is 12 June 2025.

2.	These mineral resources are not mineral reserves and do not have demonstrated economic viability.

3.	The resource estimate follows the definitions for Mineral Resources in S-K 1300.

4.	A total of 49 dykes of lithium pegmatites were modelled in Leapfrog ™ 2024.1 using implicit modelling techniques for the Main, South/Moleon and New South domains. Dyke wireframes, used as geological resource solids, were modelled with a minimum thickness of 0.3m.

5.	No assays were capped. Composites 1.0 m long were generated using the grade of the adjacent material when assayed or a value of zero when not assayed.

6.	The mineral resources were estimated using Leapfrog™ 2024.1 using hard boundaries on composited assays. The ordinary kriging (“OK”) method was used to interpolate a sub-blocked model (parent block size = 5 m x 5 m x 5 m).

7.	The Measured category was assigned to blocks estimated with a minimum of three (3) drill holes in areas where the minimum distance from a drill hole is less than 15 m. The Indicated category was assigned to blocks estimated with a minimum of three (3) drill holes in areas where the minimum distance from a drill hole is less than 30 m. The Inferred category was assigned to blocks estimated with a minimum of two (2) drill hole in areas where the minimum distance from a drill hole is less than 50 m.

8.	Density was estimated, in the pegmatites using a regression function developed using measurements of SG and Li2O%. The regression function used is SG = 0.0604*Li2O% +2.61 which use Li2O% block values and is used for the conversion of the volume of each block interpolated into a tonnage. Values in other host rocks were given fixed SG values of 2.99 g/cm3 for the Gabbro 2.92 g/cm3 for the Volcanics, 2.76 g/cm3 for the Metasediments, 2.72 g/cm3 for the Granodiorite.

9.	The ‘reasonable prospects for eventual economic extraction’ is met by having used reasonable cut-off grades for an open pit extraction scenario and constraining pit shell using a price of US$1,550 per tonne of 6% Li2O concentrate (Whittle optimisation). Due to processing assumptions from the 2024 DFS, the selected COG for the MRE is 0.55% Li2O. Other assumptions include: a USD:CAD exchange rate of 1.35, a recovery of 75%, a mineralized material’s mining cost of C$13.00/t mined, a waste material’s mining cost of C$12.75/t mined, an overburden’s mining cost of C$11.64/t mined, a G&A cost of C$25.91/t processed, a processing cost of C$28.65/t processed, a concentrate transportation cost of C$140.48/t concentrate and a pit wall angle of 56° in rock and 14 to 18° in overburden. The cut-off grade takes into account a royalty of 2%. The cut-off grades should be re-evaluated in light of future prevailing market conditions (metal prices, exchange rate, mining cost, etc.).

10.	The number of tonnes has been rounded to the nearest thousand. Any discrepancy in the totals is due to rounding effects.

11.	The QPs are not aware of any known environmental, permitting, legal, title-related, taxation, socio-political, marketing, or other relevant issues that could materially affect the mineral resources estimate other than those disclosed in this S-K 1300 Technical Report Summary.

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Table 11-8 and Figure 11-8 present the sensitivity of the 2025 MRE at different 6% Li2O concentrate price using specific corresponding Whittle optimizations. prices of US$2,300, US$2,000, US$1,850, US$1,350, US$1,200, US$900, US$600, US$475, US$430, US$390, and US$360 per tonne of 6% Li2O concentrate correspond respectively to cut-off grades of 0.11%, 0.13%, 0.14%, 0.20%, 0.23%, 0.31%, 0.50%, 0.67%, 0.77%, 0.87%, and 0.98% Li2O. Due to processing assumptions from the 2024 DFS, the minimal CoG is estimated at 0.55% Li2O. Consequently, CoG below 0.55% were adjust at 0.55%.

The reader is cautioned that the figures provided in this table should not be interpreted as a mineral resource statement. The reported quantities and grade estimates at different cut-off grades are presented for the sole purpose of demonstrating the sensitivity of the mineral resource model to the reporting cut-off grade.

Table 11-8 – 2025 Mineral Resource Estimate for the Moblan Lithium Project – 6% Li2O concentrate price sensitivity

6% Li2O concentrate price (US$)	Cut-off Grade Li2O (%)	Measured		Indicated		Measured + Indicated		Inferred
		Tonnes (kt)	Li2O (%)	Tonnes (kt)	Li2O (%)	Tonnes (kt)	Li2O (%)	Tonnes (kt)	Li2O (%)
2300	0.55	6,291	1.50	104,393	1.18	110,684	1.20	15,435	1.04
2000	0.55	6,284	1.50	103,850	1.18	110,134	1.20	14,878	1.05
1850	0.55	6,279	1.50	103,480	1.19	109,759	1.20	14,470	1.05
1550	0.55	6,267	1.50	101,432	1.19	107,699	1.21	13,284	1.06
1350	0.55	6,217	1.51	100,037	1.19	106,255	1.21	12,486	1.07
1200	0.55	6,180	1.51	98,243	1.20	104,424	1.21	11,495	1.07
900	0.55	6,017	1.53	86,007	1.22	92,024	1.24	8,350	1.10
600	0.55	4,975	1.63	28,708	1.33	33,683	1.38	935	1.22
475	0.67	3,091	1.72	12,203	1.48	15,294	1.53	341	1.39
430	0.77	2,269	1.79	3,027	1.61	5,296	1.69	87	1.55
390	0.87	1,451	1.88	898	1.76	2,348	1.83	26	1.78
360	0.98	929	1.93	450	1.86	1,379	1.91	14	1.88

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Figure 11-8 – Grade / Tonnage Curve – 6% Li2O concentrate price sensitivity (Measured + Indicated resources only)

11.14	Iron Content in the 2025 MRE

Iron content (% Fe) can affect metallurgical recovery and the quality of potential spodumene concentrate. Therefore, an attribute of “Fe” was added to the blocks and sub-blocks of the resource model. Iron documentation is particularly important when transferring mineral resources to mineral reserves. Iron content was used for the subsequent stages of the studies, including potential mining sequencing and planning. At the mineral reserves stage, the contribution of iron will come from the pegmatites themselves (see Item 7 – Geological Setting and Mineralization) but also from dilution with the surrounding host rocks.

A basic statistic analysis of iron content was completed for each domain and lithology using a selection of samples falling entirely within their respective domain/lithology, excluding any samples with errors in their sampling protocol (e.g., a sample crossing a lithological contact). Table 11-9 shows the weighted average iron content (as Fe %) for the mineralized domains (Main, South, New South and Moleon pegmatites) and adjacent dilution blocks (by specific lithology: gabbro, metasediments, rhyolite and mafic volcanics). Those values were then used to assign Fe attributes to the block model.

Table 11-9 – Raw assay iron content, by lithology and pegmatite dyke domain

Domains	Sample count	Weighted average (% Fe)
Main Pegmatites	8,133	0.50
South Pegmatites	18,754	0.50
New South Pegmatites	9,755	0.52
Moleon Pegmatites	2,675	0.49

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Domains	Sample count	Weighted average (% Fe)
Gabbro	565	2.10
Metasediments	127	1.86
Rhyolite	310	0.62
Mafic volcanics	153	2.75

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12.	MINERAL RESERVE ESTIMATES

This section does not apply to the Technical Report Summary.

13.	MINING METHODS

This section does not apply to the Technical Report Summary.

14.	RECOVERY METHODS

This section does not apply to the Technical Report Summary.

15.	PROJECT INFRASTRUCTURE

This section does not apply to the Technical Report Summary.

16.	MARKET STUDIES

This section does not apply to the Technical Report Summary.

17.	ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS

This section does not apply to the Technical Report Summary.

18.	CAPITAL AND OPERATING COSTS

This section does not apply to the Technical Report Summary.

19.	ECONOMIC ANALYSIS

This section does not apply to the Technical Report Summary.

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20.	ADJACENT PROPERTIES

As of the effective date of this Technical Report, the GESTIM database shows several claim blocks under different ownership around the Moblan James Bay Property Group (Figure 23 1). The Moblan Property, which hosts the Project and the 2025 MRE, is surrounded by claims held by Austroid Resources Canada Inc. The QPs have not verified the publicly available information for these adjacent properties. Nearby mineralized occurrences do not necessarily indicate that the Property hosts similar types of mineralization. The QPs are not aware of any active exploration activities in the immediate area of the Property that would be relevant to the 2025 MRE.

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Figure 20-1 – Moblan James Bay Property Group and adjacent ground

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21.	OTHER RELEVANT DATA AND INFORMATION

The Authors are not aware of any other relevant data and information that could have a significant impact on the interpretation and conclusions presented in this report.

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22.	INTERPRETATION AND CONCLUSIONS

The objective of the mandate was to update the mineral resource estimates for the Moblan Lithium Project (the “2025 MRE”) and the related technical report for the Moblan James-Bay Group of Properties (the “Properties”).

The authors consider the present 2025 MRE to be reliable and thorough, based on quality data, reasonable hypotheses, and parameters in accordance with S-K 1300 criteria.

The Properties provide the issuer with an extensive district-scale land position over a roughly 40-km-long northeast trending stretch of the Frotet-Evans Greenstone Belt.

The Authors conclude the following:

●	the database supporting the 2025 MRE is sufficient for estimating purposes, is valid, and is up to date,

●	the geological and grade continuity of the Moblan lithium pegmatites and the significant size of the lithium deposit support the 2025 MRE,

●	In an open-pit scenario, the Moblan deposit contains at a cut-off grade of 0.55% Li2O, an estimated Measured mineral resource of 6,267,000 t grading 1.50% Li2O, an estimated Indicated mineral resource of 101,432,000 t grading 1.19% Li2O and an estimated Inferred mineral resource of 13,284,000 t grading 1.06% Li2O.

●	Additional diamond drilling could further upgrade certain areas of the Inferred mineral resources to the Indicated category and identify additional mineral resources down-plunge and in the vicinity of the currently identified mineralization.

●	The current tonnage, grade and status of the project’s mineral resources, including Measured and Indicated categories are considered sufficient to proceed with pre-feasibility and mine feasibility level economic studies.

The Mineral Resources Estimate is reliable and based on quality data and geological knowledge. The estimates follow CIM Definition Standards (2014) and CIM MRMR Best Practice Guidelines (2019).

22.1	Risks and Opportunities

Table 22-1 identifies the significant internal risks, potential impacts and possible risk mitigation measures that could affect the future economic outcome of the Project. The list does not include the external risks that apply to all mining projects (e.g., changes in metal prices, exchange rates, availability of investment capital, change in government regulations, etc.).

Significant opportunities that could improve the economics, timing and permitting are identified in Table 22-2. Further information and study are required before these opportunities can be included in the project economics.

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Table 22-1 Risks for the Project

RISK	POTENTIAL IMPACT	POSSIBLE RISK MITIGATION
Presence of lithium minerals other than spodumene (lepidolite, holmquistite, petalite, etc.).	Local inaccuracy in estimated Li2O value. Potential inadequate process for lepidolite (ex: current process for spodumene).	Geometallurgy, mineralogical and geochemical characterization of the various pegmatite fields and inclusion of new attributes in the block model to refine the mine plan and its sequence.
Lithological descriptions in the current database do not always capture the distinctions between pegmatite, aplite and greisen.	Local overestimation of pegmatite tonnage.	Litho-structural modelling is underway to confirm geological continuities and sub-domains.
Limit of samples in the drilling database that do not always comply with the sampling protocol.	Local inaccuracy of estimation of lithium and iron content	Additional drilling, re-sampling and geochemical characterization of lithologies will mitigate the risk.
Local wide drill spacing for the inferred mineral resource.	Potential lack of grade continuity	Risk can be reduced through future infill drilling campaigns; it will reduce the spacing between samples improving the inferred mineral resource.
Additional mining dilution	Dilution could affect the process and process recovery, which would majorly impact the project economics as it directly affects the revenues.	Establish a solid ore control program and adopt selective mining methods from the start of the excavation.
Metallurgical recoveries are based on small-scale testwork	Recovery might differ negatively from what is currently assumed, which would have a major impact on the economics of the Project as it directly affects the revenues.	Conduct additional metallurgical tests on the Moblan deposit.
Social community licence	Possibility that the population does not accept the mining project	Maintain a proactive and transparent strategy to identify all stakeholders and maintain a communication plan. Ensure the main stakeholders have been identified and their needs/concerns understood. Continue to organize information sessions, publish information on the mining project, and meet with host communities.
Necessity to remove existing lakes and wetlands	Mining costs might differ negatively from what is currently estimated for water inflow rates Possibility that the population does not accept the mining project

Conduct a hydrogeological assessment to better estimate water inflow rates.

Conduct an environmental baseline study to evaluate potential environmental impact.

Continue to organize information sessions, publish information on the mining project, and meet with host communities.

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Table 22-2 – Opportunities for the Project

OPPORTUNITIES	EXPLANATION	POTENTIAL BENEFIT
Potential Ta, Rb and Cs by-products	Economic potential for Moblan pegmatites has been addressed for Li2O mineralization only	Potential by-product and better economic returns
Additional infill drilling on Moblan	Would likely confirm and improve confidence in the known zones (Main, South, Inter and Moleon)	Potential to increase mineral resources (and increase the indicated mineral resources by converting inferred mineral resources)
Exploration drilling on Moblan	Opportunities to extend the mineralized zones laterally and down-dip	Potential to increase mineral resources
The properties are underexplored outside the known mineralized zones	The properties cover a significant length of the prospective FEGB. A large area of the Property is underlain by the Chatillon Formation volcanics, known to host VMS mineralization.	Potential for new discoveries

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23.	RECOMMENDATIONS

Based on the positive results of the MRE 2025, the QPs recommend a two-phase work program to advance the Moblan Lithium Project, where Phase 2 is conditional upon the positive conclusions of Phase 1.

In Phase 1, the authors recommend:

●	Performing more advanced geo-metallurgical characterization, including mineralogical aspects (mineral phases) and metallic signatures (other related secondary elements). Adding these new attributes to a mineral resource block model could help improve and refine mine planning.

●	Performing metallurgical studies to evaluate the potential of recovering by-products such as Ta, Nb, Rb and Cs.

●	Updating the Feasibility Study (FS) in accordance with the MRE 2025 results including the studies about infrastructures, metallurgy, environment and geotechnics.

In Phase 2, the authors recommend:

●	Infill drilling in the 2025MRE pit design to potentially convert the inferred mineral resources to the indicated category.

●	Exploration drilling targeting down-dip and lateral extensions along with follow-up on isolated mineralized intersections.

●	Depending on the results of the resources conversion drilling program, updating the FS study.

The Authors are of the opinion that the recommended work programs and proposed expenditures are appropriate and well thought out. The Authors believe that the proposed budget reasonably reflects the type and amount of the contemplated activities.

23.1	Costs Estimate for Recommended Work

The authors have prepared a cost estimate for the recommended two-phase work program to serve as a guideline. The budget for the proposed program is presented in Table 23-1. Expenditures for Phase 1 are estimated at CAD$1,477,750 (incl. 15% for contingencies). Expenditures for Phase 2 are estimated at CAD$8,280,000 (incl. 15% for contingencies). The grand total is CAD$9,757,750 (incl. 15% for contingencies). Phase 2 is contingent upon the success of Phase 1.

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Table 23-1 – Estimated Costs for the Recommended Work Program

PHASE 1 – Activity	Cost (CAD$)
More advanced geo-metallurgical characterization, including mineralogical aspects (mineral phases) and metallic signatures (other related secondary elements)	150,000 $
Metallurgical studies to evaluate the potential of recovering by-products such as Ta, Rb and Cs	75,000 $
Update the FS to a PEA or PFS and associated studies (infrastructures, metallurgy, environment and geotechnic).	1,060,000 $
Contingencies (15%)	192,750 $
Total (Phase 1)	1,477,750 $
PHASE 2 – Activity	Cost (CAD$)
Infill drilling: to potentially convert inferred mineral resources to the indicated category (15,000 to 20,000m at 325 CAD$/m)	1,500,000 $
Exploration drilling: expansion of known zones and follow-ups on isolated intersections (10,000m at 325 CAD$/m)	4,500,000 $
Update to FS level and associated studies (infrastructures, metallurgy, environment and geotechnic).	1,200,000 $
Contingencies (15%)	1,080,000 $
Total (Phase 2)	8,280,000 $
Total (Phase 1 and Phase 2)	9,757,750 $

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Boileau, P., Ghanem, Y. 1996. Levés géophysiques, propriété Robert-1. Mines et Exploration Noranda Inc. 13 plans. 9 p. GM 54682.

Boileau, P., Lapointe, D. 1996. Levés géophysiques, projets Tortigny Extension et Extension Sud. Mines et Exploration Noranda Inc. 22 plans. 18 p. GM 54108.

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Boileau, P., Lapointe, D. 1996. Levés géophysiques, propriété Brigitte, secteur Assinica. Corporation Lithos. 6 plans. 13 p. GM 55495.

Boily, M. Dion, C., 2002 Geochemistry of boninite-type volcanic rocks in the Frotet-Evans Greenstone Belt, Opatica Subprovince, Quebec: implications for the evolution of Archean Greenstone Belts. Precambrian Research, 115 p.

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Boivin, J.F., Archer, P. 2012. Technical report and recommendations, reconnaissance, and trenching program, Assinica project. Mines Virginia Inc. 50 p. GM 66252.

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Boniwell, J.B., Hilgendor, C. 1973. Geophysical surveys. Canex Placer Ltd, Claims Sokoloff. 7 plans. 18 p. GM 29485.

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Brisson, H., Gaulin, R., Lefebre, D., Dion, D-J., Gosselin, C., Beaumier, M. 1997. Géologie de la région du Lac Assinica (SNRC 32J/11). MRN. 1 plan. 32 p. RG 96-11.

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Buro, Yves A., P.Eng.; September 6, 2018; Moblan Lithium Project – Summary of the Qualified Person’s Site Visit (Internal Document).

Buro, Yves A., P.Eng.; October 15, 2018; Met-Chem/DRA, Moblan Lithium Project, Metallurgical Sampling, Methodology, Results (Internal Document).

Cameron, E.N., Jahns, R.H., McNair, A.H., Page, L.R. 1949. Internal structure of granitic pegmatites. Economic Geology Monograph 2, 115 p.

Campbell, R.A. 1987. Report, Lac Troilus Property. Claims Gunner. 6 plans. 28 p. GM 44897.

Campbell, R.A. 1987. Report on the airborne geophysical survey on the Lac Frotet Property. Exploration Moisson D’Or Inc. 4 plans. 17 p. GM 44954.

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Campbell, R.A. 1987. Report on the airborne geophysical survey, Lac Testard Property. Exploration Moisson D’Or Inc. 2 plans. 12 p. GM 45099.

Car, D., Best, J., Arscott, P. 1994. Report of activities 1993 Exploration program, Troilus project, Boulder Lake – Claudette properties. Inco Ltee. 5 plans. 196 p. GM 52492.

Caron, Dufour, Seguin & Assocs. 1972. Évaluation du potentiel minier du bassin de la Baie-James. Société de Développement de la Baie-James. 40 plans. 1224 p. GM 34000.

Castonguay, J. 1978. Report on the Frotet-Troilus area geological reconnaissance. Shell Canada Ltee. 1 plan. 17 p. GM 39045.

Causse, J.L., Bouchard, F. 1980. Évaluation des indices de molybdène au nord de Chibougamau, projet Moly-Chibougamau. Société de développement de la Baie-James. 2 plans. 62 p. GM 38005.

Cashin, P., Best, J. 1994. Report of activities 1991 to 1993 field seasons, Pearl Property, Troilus project. Inco Ltee. 7 plans. 151 p. GM 52827.

CEAEQ, 2013. Méthode d’analyse MA. 203 – Mét.Tra. ext. 1.0, Détermination des métaux extractibles à l’état de trace en conditions propres dans l’eau: méthode par spectrométrie de masse à source ionisante au plasma d’argon. Centre d’expertise en analyse environnementale du Québec, ministère du Développement durable, de l’Environnement, de la Faune et des Parcs du Québec.

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Commission géologique du Canada (CGC), 2020. Sixth Generation Seismic Hazard Model of Canada: input files to produce values proposed for the 2020 National Building Code of Canada, Kolaj, M., Halchuk, S. Allen, T.I.

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Chemam, M., 2025a. Logistics and interpretation report, high-resolution ground gravity survey, Moblan regional project. 9474-9454 Quebec inc. 40 pages, 5 plans. GM 74830.

Chemam, M., 2025b. High-resolution ground gravity survey, Moblan regional project, lac Coulombe grid. 9474-9454 Quebec inc. 46 pages, 5 plans. GM 74839.

Chevalier, A. 1988. Campagne d’exploration, projet De Maures 101038. SOQUEM. 4 plans. 51 p. GM 48668.

Chinn, G., Corrivaux, L., Beauregard, A.J., Gaudreault, D., Namour, R., Orta, M. 2006. Report of exploration, Troilus-Beaufield Property, Troilus area. Falconbridge Ltee. 21 plans. 1003 p. GM 62463.

Chinn, G., Corrivaux, L. 2006. 2006 mineral exploration report, Troilus-Beaufield project. Falconbridge Ltee. 157 p. GM 62860.

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Christopher, I.C. 1959. Report on property. American Mines & Minerals Ltd. 7 p. GM 07942.

Claims Audet. 1986. Résultat. 1 plan. 1 p. GM 43903.

Clayton, G., Eng., Cunningham, R., Eng., Gagnon, D. M., Eng., Michaud, A., Eng., Houde, D., Eng.; July 2012; Scoping Study Report of the Moblan Lithium Project Chibougamau, Quebec, Canada Prepared for GlobeStar Mining Corporation.

Cloutier, J.P. 1995. Travaux d’exploration (Décembre 1994 – Février 1995), propriété Waconichi. Mines Lyon Lake Ltee. 1 plan. 83 p. GM 53519.

Cooper, G.E., Green, P.W. 1960. Report on Sirmac Syndicate Claim Group. Claims Radisics. 1 plan. 6 p. GM 11013.

Cooper, G.E. 1963. 12 DDH logs and assay results. Mining Corp. of Canada. 1 plan. 47 p. GM 13435.D’Amours, I. 2011. Levé magnétique aéroporté de la partie sud-est de la Sous-province de Némiscau et de la partie nord de la Sous-province d’Opinaca, Baie-James, Québec. MRNF. 92 plans. 8 p. DP 2011-02.

Corbeil, R. 1996. Rapport sur une campagne de forage, propriété Moblan-Brigitte. Corporation Lithos. 9 plans. 110 p. GM 55494.

Costa, P. 1999. Rapport géologique, projet Pyrox II. 2 plans. 7 p. GM 58478.

Cotnoir, D. 1992. Essai préliminaire de concentration de spodumène à partir de pegmatite. Corporation Abitibi Lithium. 2 plans. 28 p. GM 52050.

Cuerrier, G. 1996. Rapport des travaux, Été 1996, projet Assinica (1183). SOQUEM. 7 plans. 210 p. GM 54827.

Cuerrier, G. 1998. Rapport des travaux, Été 1998, propriété Assinica. SOQUEM Inc. 16 plans. 136 p. GM 56811.

D’Amboise, P., Folco, P. 2005. Rapport d’exploration 2005, propriété Dileo-Nord. SOQUEM Inc. 4 plans. 79 p. GM 62265.

D’Amours, I. 2018. Final technical report, high resolution helicopter-borne magnetic survey, Sirmac project. Vision Lithium Inc. 2 plans. 26 p. GM 72790.

Daigneault, R., Mueller, W.U., Chown, E.H. 2002. Oblique Archean subduction: accretion and exhumation of an oceanic arc during dextral transpression, Southern Volcanic Zone, Abitibi Subprovince, Canada. Precambrian Research 115, 261-290.

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De Carle, R.J. 1987. Report on combined helicopter borne magnetic, electromagnetic and VLF survey, Lac De Maures project. SOQUEM. 4 plans. 51 p. GM 45665.

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De Chavigny, P. 2003. Campagne d’échantillonnage Été 2003, projet Savignac Bar-Lake. Claims Bouchard, Claims Simard, Claims Leblanc. 21 p. GM 61745.

De Corta, H. 2008. Rapport sur un levé d’échantillons de matériel fluvioglaciaire dans la moraine de Sakami. 66 p. GM 63631.

De Corta, G., De Chavigny, P., Bernier, M.A. 2007. Résultats d’une campagne d’échantillonnage d’eskers: Secteur Frotet-Troilus 32J Nord. Table Jamésienne de Concertation Minière. 31 p. MB 2007-01.

Deevy, T., Hamilton, W., Koskitalo, L.O. 1975. Diamond drill holes records, Bikini Group. Campbell Chibougamau Mines Ltd. 1 plan. 26 p. GM 30580.

De Grosbois, M. 1980. Projet Frotet, secteur Chibougamau. Société de développement de la Baie-James. 16 plans. 120 p. GM 38011.

Dejou, B. 1996. Rapport de fin de travaux, projet Evans. Cominco Ltee. 34 p. GM 55402.

Dejou, B.J. 1998. 1998 drilling program, Garevan Property. Cominco Ltee. 23 p. GM 57196.

Dejou, B.J. 1999. 1998 drilling program, Garevan Property. Cominco Ltee. 32 p. GM 57233.

Dejou, B.J. 2000. 1999 drilling program, Garevan Property. Cominco Ltee. 1 plan. 32 p. GM 59199.

Descarreaux, J., Scodnick, J. 1986. Report on the lac Frotet Property. Exploration Moisson D’Or Inc. 4 plans. 23 p. GM 44953.

Dessureault, M., Parent, R., Vermette, D. 1996. Rapport sur les travaux d’exploration 1995, propriétés Odon et de Maures, secteur de Frotet-Troilus. Mines et Exploration Noranda Inc. 17 plans. 75 p. GM 53952.

Dessureault, M., Vermette, D. 1997. Rapport sur les travaux d’exploration 1995-1996, propriété Frotet (266). Mines et Exploration Noranda Inc. 7 plans. 164 p. GM 54793.

Dessureault, M. 1997. Rapport sur des travaux d’exploration, propriété Tortigny (Projet 461). Mines et Exploration Noranda Inc. 5 plans. 108 p. GM 55449.

Dessureault, M., Trépanier, S. 1997. Rapport sur des travaux d’exploration, propriété Tortigny. Ressources MSV Inc. 191 p. GM 55574.

Dessureault, M., Parent, R., Vermette, D., Mc Nichols, D. 1995. Journaux de sondage, projet Tortigny. Ressources MSV Inc. 46 plans. 516 p. GM 55575.

Dessureault, M. 1997. Journal de sondage, propriété Oudiette. Mines et Exploration Noranda inc. 1 plan. 10 p. GM 55731.

Direction des parcs nationaux, Ministère des Forêts, de la Faune et des Parcs, Québec; July 2015; Status Report, Parc National Assinica Project,

Donovan, P. 1984. Diamond drill hole record, Clairy Property. Cie des Pétroles Amoco Canada. 5 plans. 23 p. GM 41227.

Downie, I.F., Hutton, D.A. 1972. Diamond drill record. Muscocho Explorations Ltd., Selco Mining Corp. Ltd. 5 plans. 56 p. GM 28168.

Downie, I.F. 1973. Geophysical survey. Selco Mining Corp. Ltd. 6 plans. 6 p. GM 29474.

Downie, I.F., Reed, L.E. 1974. Report on geophysical surveys. Selco Mining Corp. Ltd. 4 plans. 9 p. GM 29572.

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Downie, I.F. 1974. Diamond drill record, Troilus area. Selco Mining Corp Ltd. 1 plan. 6 p. GM 30140.

Downie, I.F. 1974. Diamond drill record, Queylus area, Group 26. Selco Mining Corp. Ltd. 2 plans. 8 p. GM 30589.

Downie, I.F. 1974. Diamond drill record, De Maures Property, Grid 21. Selco Mining Corp. Ltd. 4 p. GM 30722.

Downie, I.F. 1974. Preliminary target selection from evaluation of ground geophysics on the Lac Mesiere project. Société de Développement de la Baie-James. 5 p. GM 34065.

Downie, I.F., Hutton, D.A. 1975. Report of work, geophysical surveys, Mesiere project. Muscocho explorations Ltd., SDBJ, Selco Mining Corp. Ltd. 16 plans. 9 p. GM 34068.

Downie, I.F., Hutton, D.A. 1975. Report on geophysical surveys, Mesiere project. James Bay Dev. Corp., Selco Mining Corp. Ltd., Muscocho explorations Ltd. 17 plans. 38 p. GM 30738.

Downie, I.F. 1975. Summary of diamond drilling, June to October 1974, Lac Mesiere area. Selco Mining Corp. Ltd., Société de développement de la Baie-James. 51 p. GM 34067.

Doyon, V. 2019. 2019. Assessment report, 2018 field work programme, Sirmac lithium property. Vision Lithium Inc. 28 plans. 684 p. GM 72794.

Dubé, C., Franconi, A., Hocq, M., Remick, J. H., Sharma, K.N.M., Avramtchev, L., Ducrot, L. 1976. Compilation géologique du territoire de la Baie-James. MRN. 18 plans. 8 p. DP 358.Gagnon, Jean-François, ing. Jr., Trudeau, Yvon, ing., M.Sc.A.; Octobre 2013; Soquem inc.; Rapport d’exploration, été 2013, Projet Moblan (1331), Feuillet 32 J/10; GM 68291.

Dubé, J. 2019. Technical report, high-resolution heliborne magnetic survey, Frotet-SW Property. Kenorland Minerals Ltd. 4 plans. 24 p. GM 71200.

Dubé, J. 2019. Technical report, resistivity and induced polarization survey, Troilus Group project, Mirror-Larabel block. Urbangold Minerals Inc. 35 p. GM 71809.

Dubé, J. 2020. Technical report, high-resolution heliborne magnetic survey, Golden Road Property. Urbangold Minerals Inc., Prodigy Gold Inc. 4 plans. 25 p. GM 71825.

Dubois, M. 2001. Rapport sur un levé magnétométrique, projet Moblan (1331). SOQUEM Inc. 4 plans. 9 p. GM 59343.

Dubé, J. 2020. Technical report, high-resolution heliborne magnetic survey, route de la mine sud block, Troilus Property. Troilus Gold Corp. 4 plans. 24 p. GM 72107.

Dubé, J., 2026a. Technical report, heliborne magnetic and TDEM survey, MR-N project. 9474-9454 Quebec inc., Elevra Lithium Ltd. 34 pages, 7 plans. GM 75333.

Dubé, J., 2026b. Technical report, heliborne magnetic and TDEM survey, MR-S project. 9474-9454 Quebec inc., Elevra Lithium Ltd. 35 pages, 7 plans. GM 75379.

Dubé, J., 2026c. Technical report, heliborne magnetic and TDEM survey, MR-C project. 9474-9454 Quebec inc., Elevra Lithium Ltd. 35 pages, 7 plans. GM 75393.

Dumont, P.E. Report on Lenmac Mines. Lenmac Mines Ltd. 3 plans. 5 p. GM 12102.

Dumont, P.E. 1962. Magnetometer survey. Lenmac Mines Ltd. 1 plan. 3 p. GM 12103.

Duquette, G. 1962. Base metal prospect. Mining Corp. of Canada Ltd. 5 p. GM 12136.

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Duquette, G. 1962. Report on the property. Bilson Quebec Mines Ltd. 4 p. GM 12832.

Duquette, G., Mathieu, A. 1967. Fiche de gites, Gite C-1219-1. Sirmac Mines Ltd. 4 p. GM 25283.

Duquette, G. 1963. Examination report. Muscocho Explorations Ltd. 6 p. GM 13951.

Duquette, G. 1967. Fiche de gites, Gite C-1222-2. Muscocho Explorations Ltd. 4 p. GM 25284.

Duquette, G. 1968. Fiche de gites, Gite C-1323-3. L S Grubstake Synd. 4 p. GM 25310.

Duquette, G. 1968. Fiche de gites, Gite C-1323-4. Claims Staunton. 4 p. GM 25311.

Duquette, G. 1967. Fiche de gites, Gite C-1222-1. Muscocho Explorations Ltd. 4 p. GM 25316.

Dvorak, Z. 1989. Report on combined helicopter borne magnetic, electromagnetic and VLF survey, Dileo Lake Property. Canadian Patricia Expl. Ltd., Mines D’Or Queenston Ltee., Claims jones. 10 plans. 37 p. GM 49439.

Dvorak, Z. 1989. Report on combined helicopter borne magnetic, electromagnetic and VLF survey, Dileo Lake Property, Area 2. Canadian Patricia Expl. Ltd., Mines D’Or Queenston Ltee., Claims Jones. 8 plans. 28 p. GM 49440.

Dvorak, Z. 1989. Report on combined helicopter borne magnetic, electromagnetic and VLF survey, Dileo Lake Property, Area 3. Canadian Patricia Expl. Ltd., Mines D’Or Queenston Ltee., Claims Jones. 8 plans. 29 p. GM 49441.

Eglinger, A. 2023. Geological synthesis of the Moblan project. Study by InnovExplo Inc. for Sayona Québec Inc. Internal Report. 152 p.

Ellgring, F.H. 1962. 11 DDH logs with assay results. Canadian Nickel Co. Ltd. 26 p. GM 13736.

Energie, Mines & Ressources Canada. Summary of information, Coulombe Lake Property. MRN. 2 p. GM 36053.

Exp, 2019. Geotechnical Investigation and Design Recommendations – Tailings Storage Facility (TSF) – Moblan Lithium Mine Project – Eeyou Istchee Baie-James, Québec, Numéro de projet GAT-00247883-10-5502.

Fiset, N., Lu, S., Prikhodko, A. 2013. Report on a helicopter-borne versatile time domain electromagnetic (VTEM PLUS) and horizontal magnetic gradiometer geophysical survey, Block 1 and 2. Ressources Beaufield Inc., Claims Stephens. 16 plans. 68 p. GM 68977.

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Flanagan, J.Y. 1962. Report on geophysical surveys. Muscocho Explorations Ltd. 3 plans. 3 p. GM 13533.

Flanagan, J.T., McAdams, J. 1962. 15 DDH logs with assay results. Muscocho Explorations Ltd. 1 plan. 21 p. GM 13671.

Flanagan, J.T., McAdams, J., Kennedy, D.R. 1972. Report on diamond drilling and prospecting programmes, June to September. Cerro Mining Co. of Canada, Redstone Resources Inc. 4 plans. 71 p. GM 28490.

Fournier, A., Lefebre, F. 2008. Campagne de forages au diamant et de décapages mécaniques au sein du projet Frotet-Robert. Claims Robert. 2 plans. 67 p. GM 63770.

Francké, J.C. 2018. . Report on the UltraGPR trial survey, Sirmac lithium property. Vision Lithium Inc. 16 p. GM 72792.

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Frappier-Rivard, D. 2009. Report of exploration drilling and recommendations, October 2008 - January 2009 exploration program, Troilus Property. Ressources unifies Beaufield Inc. 126 p. GM 64998.

Frappier-Rivard, D., Larderaz, C., Grant, J.C. 2012. Technical report of exploration and drilling campaign, Fall 2011, Troilus Property. Ressources unifies Beaufield Inc. 30 plans. 1002 p. GM 67268.

Fraser, R.J. 1986. Report on reconnaissance geological mapping and geochemical sampling, Frotet-Troilus project. Exploration Kerr Addison Inc. 22 plans. 174 p. GM 42887.

Fraser, R.J., Otton, B. 1986. Report on magnetic and electromagnetic surveys, Frotet-Troilus Lake claims, project Q-26. Exploration Kerr Addison Inc. 26 plans. 45 p. GM 44539.

Fraser, R.J., Turcotte, R. 1986. Geophysical survey, Frotet Lake project. Exploration Kerr Addison Inc. 53 plans. 8 p. GM 44815.

Fraser, R.J., Wirowatz, W., Martin, J. 1987. Report on exploration work, Frotet-Troilus project. Exploration Kerr Addison Inc. 72 plans. 586 p. GM 45114.

Fraser, R. 1996. Report of activities 1994 field season, Pearl Property / Troilus project. Inco Ltee. 7 plans. 64 p. GM 54433.

Fraser, R., Samson, P. 1994. Activity report June to October 1994, Monique project. Inco Ltee. 21 plans. 264 p. GM 53495.

Frigon, J. 2017. Rapport de travaux d’exploration simplifié, projet Bourbaux Vanadium. Claims Frigon. 1 plan. 15 p. GM 70034.

Gaboury, D., 2019, Parameters for the formation of orogenic gold deposits, Applied Earth Science, 128:3, p. 124-133

Gagnon, P. 2004. Field Work Report, Stripping and Sampling, Moblan Project. GlobeStar Mining Inc., IOS Services Géoscientifiques Inc.

Gagnon, R. 2000. Rapport géologique, projet ELEC-Troilus. Claims Simard. 4 plans. 12 p. GM 60240.

Gagnon, J.-F., Schmitt, L. 2009. Rapport d’exploration, propriété Dileo-Nord. SOQUEM Inc. 10 plans. 505 p. GM 64207.

Gagnon, J.F., Trudeau, Y. 2013. Rapport d’exploration, Été 2013, projet Moblan (1331). SOQUEM, Globestar Mining Inc. 4 plans. 106 p. GM 68291.

Gagnon, J.F. 2016. Rapport d’exploration été 2016, propriété Moblan. SOQUEM Inc., Globestar Mining Corporation. 8 plans. 296 p. GM 70245.

Gagnon, J.F. 2019. Rapport d’exploration été 2018, Diléo-nord (1346). SOQUEM Inc. 1 plan. 176 p. GM 71154.

Garant, M. 2017. Rapport des travaux d’exploration de 2017 sur la propriété Pyrox. Entreprises Minières Globex Inc. 1 plan. 38 p. GM 70295.

Gaucher, E. 1995. Levé magnétométrique-gradiométrique, propriété Dileo-Metall. Mines et Exploration Noranda Inc. 2 plans. 5 p. GM 53527.

Gaucher, F., Gaucher, E. 2008. Levé Beep Mat, rapport final, Lac Mineray. Explorateurs-Innivateurs de Québec Inc., Claims Bosum. 2 plans. 35 p. GM 63855

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Gauthier, J., Langshur, A. 1986. Rapport de présentation, propriété Lac Testard. Golden Harvest Exploration, Exploration Moisson D’Or Inc. 4 plans. 24 p. GM 45098.

Gillett, L.B. 1966. Géologie de la région du lac Assinica, territoire d’Abitibi. MRN. 1 plan. 24 p. RP 550.

Girard, R., Desbiens, S. 2008. 2007 Drilling Campaign, Moblan Project. GlobeStar Mining Inc. IOS Services Géoscientifiques Inc.

Girard, R. 1995. Géologie, pétrographie et géochimie des roches encaissant l’indice Tortigny Extension ceinture de Troilus. Ressources MSV Inc. 1 plan. 141 p. GM 55573.

Girard, M.J.2001. Rapport des travaux 2000, campagne de forages, propriété Monique. Inco Ltee. 3 plans. 66 p. GM 59005.

Girard, T., Lavoie, J. 2014. Technical report and recommendations, till sampling program, Assinica project. Mines Virginia Inc. 62 p. GM 68513.

Girard, R. 2004. Étude des minéraux lourds provenant d’échantillons de dépôts meubles de surface dans le cadre de l’exploration pour le diamant, projet Savignac. Claims Bouchard, Claims Simard, Claims Leblanc. 97 p. GM 61746.

Girard, J. 2017. Concentration et analyse de l’or provenant de sédiments glaciaires, projet Chemin Troilus. Ressources Sphinx Ltee. 1 plan. 168 p. GM 70085.

Glackmeyer, K. 1971. Report on test geophysics, Odon Lake area. Cerro Mining Co. of Canada Ltd. 5 plans. 8 p. GM 27664.

Goodman, N. Diamond drill record, Frotet Lake area. Fundy Bay Copper Mines Ltd. 1 plan. 14 p. GM 09316-B.

Gosselin, C. 1993. Géologie de l’extrémité Nord-Est de la bande volcanosédimentaire de frote-Troilus. MRN. 3 plans. 39 p. MB 93-03.

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Jacques, C. 2003. Sampling program on claim cells, James Bay. Entreprises minières Globex Inc. 55 p. GM 60616.

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Kennedy, D.R. 1975. Diamond drill record, Coulombe lake. Muscocho Explorations Ltd. 1 plan. 29 p. GM 30707.

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Lambert, G. 1997. Rapport sommaire sur des travaux géophysiques au sol: Levés magnétiques et E.M.H. MaxMin II, propriété Chaloneau. Inco Ltee. 5 plans. 11 p. GM 54986.

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Radicics, G.M. 1959. Report covering examination made of Sirmac Crubstake Syndicate’s spodumene discovery. Claims Bibeau, Claims Kereluk, Claims Radisics, Claims Thompson, Sirmac Mines Ltd. 9 p. GM 09428.

Radisics, G.M. 1960. Summary report covering operations. Sirmac Mines Ltd. 4 plans. 41 p. GM 10551.

Raffle, K.J. 2012 Assessment report on the Lezai Property. Habanero Resources Inc., Claims Brown, Claims Arshad. 6 plans. 116 p. GM 67156.

Reed, L.E. 1972. Report of the magnetic and electromagnetic survey, Regnault area, Grid 50-6. Selco Mining Corp. Ltd. 2 plans. 10 p. GM 28282.

Reed, L.E. 1972. Report of the magnetic and electromagnetic survey, Regnault area, Grid 50-8. Selco Mining Corp. Ltd. 2 plans. 9 p. GM 28283.

Reed. L.E. 1973. Report of the magnetic and electromagnetic surveys, Troilus Lake area, Group 26. Selco Mining Corp. Ltd. 2 plans. 9 p. GM 28309.

Relevés Géophysiques Inc. 1981. Levé EM aérien par INPUT MK-VI – Région de la rivière Broadback. 48 plans. DP-83-17.

Relevés Géophysiques Inc. 1983. Levé EM aérien par INPUT MK-VI – Région de Troilus-Frotet. 32 plans. DP-84-48.

Richard, L.-P., Levesque Michaud, M., Caron, Y., Pearse, Gary.H.K. 2011. Travaux de prospection 2010-2011, propriété Sirmac. Exploration Nemaska Inc. 7 plans. 190 p. GM 65953.

Richard, L.-P., Levesque Michaud, M. 2013. Travaux de prospection 2013, propriété Sirmac. Nemaska Lithium Inc. 3 plans. 93 p. GM 67675.

Richard, L.-P., Levesque Michaud, M., Aghamirian, M., Imeson, D. 2013. Travaux de forage et décapage 2012, properiété Sirmac. Nemaska Lithium Inc. 138 plans. 917 p. GM 68109.

Richelieu Hydrogéologie Inc., 2023. Étude Hydrogéologique. Sayona Nord Inc. - Projet Moblan.

Richer-Laflèche, M. 2017. Report on the 2015 ground geophysical surveys performed on the Decouverte Property. Durango Resources Inc. 46 p. GM 70668.Rivest, H. 2008. Horizontal loop electromagnetic survey, logistics and interpretation report, Troilus project. Ressources unifies Beaufield Inc. 42 plans. 25 p. GM 64513.

Rondot, J. 1963. Géochimie des sédiments de ruisseau: Région du Lac Regnault (Nouveau-Québec). MRN. 1 plan. 5 p. DP 385.

Rondot, J. 1972. Région du Lac Regnault, Territoire d’Abitibi. MRN. 1 plan. 61 p. RG 149.

Rondot, J. 1964. Géologie de la region du Lac Regnault, Territoire d’Abitibi. MRN. 1 plan. 21 p. RP 519.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	280

Rougerie, Y. 1999. Rapport des travaux de sondages sur la propriété J.G. St-Pierre. Claims St-Pierre. 3 plans. 83 p. GM 58108.

Roy, C., Shareck, A. St-Michel, R., Bourdon, S., Butler, C., St-Gelais, D., Thibault, R. 1983. Partie orientale de la région des Lacs Frotet et Domergue. MRN. 3 plans. DP-83-24.

Roy, M. 1982. Rapport de levés magnétométrique et électromagnétique sur la propriété Boulder. Compagnie du nickel du Canada, Ressources Camchib Inc., Compagnie minière Yorbeau Inc. 30 plans. 16 p. GM 39158.

Salamis, C., Goulet, G. 1993. Report on the Moblan Property. Corporation Abitibi Lithium. 1 plan. 32 p. GM 52770.

Salmon, B., ing.: McDonough, B., P.Geo.; May 1, 2011; Roscoe Postle Associates Inc.; Perilya Canada Limited; Report for JORC; Technical Report on the Moblan Project, near Chibougamau, Québec, Canada.

Samson, P. 1993. Report of activities, Summers 1991 and 1992, Boulder Lake Property (BM). Inco Ltee. 8 plans. 65 p. GM 52209.

Samson, P. 1993. Report of activities, Winter 1993 Exploration program, Troilus project, Boulder Lake Property. Inco Ltee. 7 plans. 133 p. GM 52210.

Samson, P. 1994. Report of activities June 1st to October 1st, 1992, Claudette Property. Inco Ltee. 2 plans. 110 p. GM 52828.

Samson, P. 1995. Diamond drilling report, Lac Chaloneau Property. Inco Ltee. 1 plan. 37 p. GM 53487.

Samson, P. 1993. Report of activities, Lac Chaloneau Property. Inco Ltee. 1 plan. 33 p. GM 52266.

Samson, P. 1993. Rapport préliminaire, projet Claudette / Boulder Lake. Inco Exploration and Technical Services Inc. 2 plans. 17 p. GM 55061.

Samson, P. 1993. Final report for the Boulder Lake and Lac Claudette properties. Inco Exploration and Technical Services Inc. 9 plans. 169 p. GM 55068.

Savard, C. 2023. Rapport de forage de condamnation 2023 Secteur du Parc Nord-Ouest Projet Moblan Lithium, Groupe de propriétés Moblan Baie-James, Territoire Eeyou Istchee Baie-James. Prepared by InnovExplo Inc. For Sayona Québec Inc. Internal Report, 54 p.

Sawyer, E. W. & Benn, K., 1993. Structure of the high-grade Opatica Belt and adjacent low-grade Abitibi Subprovince, Canada: An Archaen mountain front. Journal of Structural Geology, 15, 1443-1458.

Sawyer, E. W., 1998. Formation and evolution of granite magmas during crustal reworking: the significance of diatexites. Journal of Petrology, 39, 1147-1167.

Sayona, Moblan Boosted by Significant Increase in Lithium Resource, April 16, 2023.

Schmitt, Laury, ing.; Mars 2005; Rapport d’exploration 2004, District de Chibougamau, Secteur de Frotet, Propriété Moblan (1331), SNRC 32 J/10, Canton 1222; GM 62239.

Schmitt, L., Pouliot, J.-F. 2002. Rapport annuel d’exploration 2002, propriété Dompierre. SOQUEM Inc. 6 plans. 228 p. GM 59962.

Schmitt, L., Lapointe, I. 2004. Rapport annuel d’exploration 2004, propriété Armagnac, secteur Frotet-Troilus. SOQUEM Inc. 5 plans. 122 p. GM 61312.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	281

Schmitt, L., D’Amboise, P., Tremblay, L. 2004. Rapport d’exploration 2003-2004, propriété Dileo-Nord. SOQUEM Inc. 6 plans. 183 p. GM 61980.

Schmitt, L. 2005. Rapport d’exploratio 2004, propriété Moblan. SOQUEM Inc. 4 plans. 49 p. GM 62239.

Seeber, O.A. 1962. Geologist’s report: Frotet Lake area. Claims Coulombe, Muscocho Explorations Ltd. 1 plan. 4 p. GM 14085.

Société Générale de Surveillance (SGS), 2022. Various ongoing studies regarding Material Characteristics, HLS data, DMS data, Flotation data. Internal reports, 40 p.

Société Générale de Surveillance (SGS), 2023. Various ongoing studies regarding Material Characteristics, HLS data, DMS data, Flotation data. Internal reports, 23 p.

Société Générale de Surveillance (SGS), 2019. Technical Report: An Investigation into Metallurgical Testwork on Samples from the Moblan Property, Project: 16998-01, Final Report, April 4, 2019.

Shaw, G. 1942. Assinica Lake, Abitibi and Mistassini Territories, Québec. Commission géologique du Canada, Carte 712A.

Sheridan, J.P. 1959. Report on electromagnetic survey. Claims Beaudoin, Claims Simard, Dadson Lake Chibougamau M L, Pennbec Mining Corp. 3 plans. 7 p. GM 09401.

Sial Geosciences Inc. Traitement des données géophysiques (aéromagnétiques), Lac Armagnac, 32J/09. 2 plans. 1 p. DV 93-11.

Sial Geosciences Inc. Traitement des données géophysiques (aéromagnétiques), Lac Regnault, 32J/10. 2 plans. 1 p. DV 93-12.

Sial Geosciences Inc. Traitement des données géophysiques (aéromagnétiques), Lac Assinica, 32J/11. 2 plans. 1 p. DV 93-13.

Sial Geosciences Inc. Traitement des données géophysiques (aéromagnétiques), Rivière Coigne, 32J/14. 2 plans. 1 p. DV 93-16.

Sial Geosciences Inc. Traitement des données géophysiques (aéromagnétiques), Lac Troilus, 32J/15. 2 plans. 1 p. DV 93-17.

Sial Geosciences Inc. Traitement des données géophysiques (aéromagnétiques), Lac Bueil, 32J/16. 2 plans. 1 p. DV 93-18.

SIGEOM: https://sigeom.mines.gouv.qc.ca

Simard, A. 1981. Carte préliminaire de la demie nord du Canton 1323, dans la partie est de la bande volcano-sédimentaire Frotet-Evans (Territoires d’Abitibi et de Mistassini). MRN. 1 plan. DP 843.

Simard, A. 1987. Géologie de la région du Lac de Maures – partie orientale de la bande volcano-sédimentaire Frotet-Evans – rapport préliminaire. MRN. 4 plans. 48 p. DP-87-20.

Simard, A. 1979. Quart sud-est du Canton de Clairy (Comté d’Abitibi-est) – Rapport géologique intérimaire. MRN. 1 plan. 25 p. DPV 686.

Simard, A. 1980. Quart nord-ouest du Canton de Clairy et quart nord-est du Canton 1222 – Rapport intérimaire. MRN. 1 plan. 24 p. DPV 756.

Simard, A. 1985. Évolution du volcanisme archéen dans la région du lac Troilus. MRN. 51 p. ET 83-18.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	282

Simard, A. 1987. Stratigraphy et volcanisme dans la partie orientale de la bande volcano-sedimentaire archeenne Frotet-Evans. Ministère de l’Energie et des Ressources, Quebec. 320 p. MB 87-17.

Simard, G., Madore, L., Langlais, L. 1993. Rapport sur les travaux d’exploration, projet Dileo. Explorations Noranda Ltee. 2 plans. 61 p. GM 52272.

Simard, J. 1995. Rapport sur un levé de polarisation provoquée, Projet Waconichi (50607). Mines Lyon Lake Ltee. 23 plans. 20 p. GM 53517.

Simoneau, D. 1975. Diamond drilling, Assinica Lake area. Falconbridge Nickel Mines Ltd. 10 plans. 48 p. GM 32937.

Simoneau, P., Gaucher, E. 1993. Levés magnétométrique et MaxMin effectués sur les propriétés Claudette et Monique. Inco Ltee. 8 plans. 8 p. GM 52861.

Simoneau, P., Gaucher, E. 1994. Levé de Pulse EM sur la propriété Troilu sud. Explorations Muscocho Ltee., Corporation Minière Metall. 34 plans. 99 p. GM 52922.

Smith, D.L., Dubé, J. 2017. 2016, 2017, and 2018 Q1 exploration of the Sirmac-Clapier Property. Lithium Metals Tech Sirmac Inc., Claims Asitho. 4 plans. 48 p. GM 70732.

SLR, 2023. Open Pit Overburden Slopes Design. Moblan Project Feasibility Study Support. SAMO-1001-MNRE-0004-C00.

SNC-Lavalin, 2023a. Rapport géotechnique pour le site industriel: Snc-Lavalin 2023a. Avis technique sur les recommandations géotechnique préliminaire. Document number: 693010-4G-L02-00.

SNC-Lavalin, 2023b. Rapport factuel phase 1: SNC-Lavalin 2023b. Rapport factuel des investigations géotechnique – phase 1. Document number: 693010-4G-L03-PA.

SNC-Lavalin, 2023c. Caractérisation géochimique des matériaux miniers du projet minier Moblan Lithium, Reference no. 693385-0002-4EER-0001_PB, 268 p.

SNC-Lavalin, 2023d. Design Report of the Co-disposal pile and water management structures. In progress.

SNC-Lavalin, 2023e. Feasibility Study – Risk Analysis Report, Project Moblan Feasibility Study.

SNC-Lavalin, 2023f. Analyse des options de transport du concentré de spodumène. Projet Moblan – Étude de faisabilité. SAMO-0508-TRRE-0001_C00

Société de développement de la Baie-James. 1976. Géochimie de fonds de lac, région Fire-Mistanao. 136 p. GM 34172

Société de développement de la Baie-James. 1976. Projet géochimie, Région Kinglet. 90 plans. 22 p. GM 34173.

Solgadi, F. 2017. Nouveau levé géochimique de sédiments de fond de lac dans le secteur du lac Assinaca, province du Supérieur, Québec. 18 plans. 16 p. DP 2017-07.

Solgadi, F. 2022. Nouveau levé géochimique de sédiments de fond de lac dans le secteur Mistassini Ouest, Province du Supérieur. 19 plans. DP 2022-01.

SOQUEM Inc., Investissement Québec, Sayonna Nord Inc. 2023. Acte de cession, contrat de coentreprise Moblan. 10 p.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	283

Stephens, M., Rivard, D.F., Thibert, F., Rousseau, G. 2013. Drilling report 2010-2011, Tortigny deposit, Troilus Property. Ressources Unifiées Beaufield Inc. 19 plans. 2347 p. GM 68108.

Stewart, D.B. 1978. Petrogenesis of lihtium-rich pegmatites. American Mineralogist 63, 970-980.

St-Hilaire, C. 1999. Levé aéromagnétique et spectrométrique, région de Troilus. Corporation Minière Inmet. 35 plans. 23 p. GM 59389.

St-Hilaire, C. 2018. Rapport d’interprétation et de compilation géoscientifique - Modélisation 3D et inversion 3D d’un levé magnétique à très haute résolution, propriété Sirmac. Vision Lithium Inc. 95 p. GM 72795.

Szetu, S.S. 1959. Report on ground geophysical surveys. Claims Sabourin. 2 plans. 14 p. GM 08467.

Szetu, S.S. 1959. Report on magnetometer survey and electromagnetic survey, Lac Frotet area. North American Asbestos Co. Ltd., Packard Pershing Mines Ltd. 1 plan. 10 p. GM 08651.

Szetu, S.S. 1959. Report on reconnaissance magnetometer survey and electromagnetic survey. North American Asbestos Co. Ltd. 1 plan. 8 p. GM 08777.

Tache Lake Mines Ltd. 1962. 3 diamond drill logs. 1 plan. 7 p. GM 12901.

Tache Lake Mines Ltd. 1965. 1 plan of DDH location. 1 p. GM 18023.

Tache Lake Mines Ltd. 1966. 1 location sketch of surface works. 1 p. GM 18072.

Tough, S. 1959. Report on magnetic survey. Carbec Mines Ltd. 4 plans. 2 p. GM 09407.

Tough, S. 1959. Report on magnetometer survey, Lac Des Maures Property. Claims McQuade, Claims Poitras, Pennbec Mining Corp. 2 plans. 5 p. GM 09409.

Tremblay, L. 2003. Traitement d’échantillons de till minéraux accompagnateurs kimberlitiques, projet Savignac. Claims Leblanc, Claims Bouchard. 26 p. GM 60817.

Tremblay, M., Marleau, R.A. 1973. Étude de la géologie et du potentiel minéral du territoire de la Baie-James. Société de Développement de la Baie-James. 102 plans. 1146 p. GM 34001.

Tremblay, L. 2003. Analyses à la microsonde électronique de minéraux extraits du till, projet savignac. Claims Leblanc, Claims Bouchard. 23 p. GM 60818.

Troop, A.J. 1962. Report on electromagnetic survey. Icon Synd., Tache Lake Mines Ltd. 1 plan. 2 p. GM 12671.

Tshimbalanga, S. 2004. Levés de polarisation provoquée et de magnétometrie effectués sur la propriété Armagnac située dans la région de Troilus. SOQUEM Inc. 22 plans. 13 p. GM 61311.

USEPA, 1994. Method 200.2: Sample Preparation Procedure for Spectrochemical Determination of Total Recoverable Elements. United States Environmental Protection Agency, 1994. Revision 2.8.

Vermette, D. 1995. Rapport sur les travaux d’exploration, Été 1995, propriétés Robert 1, 2, 3. Placer Dome Canada Ltee., Mines et Exploration Noranda Inc. 5 plans. 127 p. GM 53468.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	284

Vermette, D., Parent, R., Dessureault, M. 1995. Rapport sur les travaux d’exploration 1994-1995, secteur de Frotet-Troilus, propriété Dileo (Projet 356). Mines et Exploration Noranda Inc. 7 plans. 188 p. GM 53927.

Vermette, D., Bolton, O. 1996. Journal de sondage et rapport sur un levé Pulse-EM, propriété Dileo-Inmet. Corporation Minière Inmet. 2 plans. 31 p. GM 54596.

Voormei, J.D., Boilard, D. 2018. Drilling report 2018, Découverte project. Durango Resources Inc. 491 p. GM 71492.

Watson, D. 1971. Airborne magnetic survey report, Muscocho option, Troilus Lake area. Muscocho Explorations Ltd., Selco Exploration Co. Ltd. 2 plans. 4 p. GM 26973.

Watson, D. 1971. Airborne magnetic survey report, Troilus Lake. Claims Chevalier, Claims Wapachee, Selco Expl. Co. Ltd., Troilus Mines Ltd. 2 plans. 6 p. GM 27094.

WBCSD-WRI, 2004. The Greenhouse Gas Protocol. A Corporate Accounting and Reporting Standard. World Business Council for Sustainable Development and World Resources Institute, March 2004. Revised edition. ISBN 1-56973-568-9.

Woodard, J.A. 1959. Loop-frame electromagnetic survey, De Maure Lake project. Claims McQuade, Claims Poitras, Pennbec Mining Corp. 3 plans. 5 p. GM 09404.

Woodard, J.A. 1962. Report on electromagnetic survey. Icon Synd., Tache Lake Mines Ltd. 1 plan. 5 p. GM 12670.

Woodard, J.A. 1962. Report on Electromagnetic Survey: Frotet Lake Property. Noranda Exploration Co. Ltd., Noranda Mines Ltd. 1 plan. 5 p. GM 12705-A.

Woodard, J.A. 1962. Report on electromagnetic Survey: Frotet Lake Property. Noranda Exploration Co. Ltd. 1 plan. 6 p. GM 12705-B.Wright, C.M. 1960. Mineralogical examination of a suite of pegmatite samples. Sirmac Mines Ltd. 41 p. GM 11470.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	285

25.	RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT

The QPs have relied on input from the issuer and qualified independent consulting companies in preparing this report. The QPs responsibility was to ensure that this S-K 1300 Technical Report Summary met the required guidelines and standards considering that certain information reviewed in connection with the preparation hereof was contributed by certain external consultants for the issuer.

The information, conclusions, opinions and estimates contained herein are also based on data, reports, and other information supplied by the issuer and other third-party sources, including those referenced in Section 27 “References”. While exercising all reasonable diligence in checking, confirming and testing the data and formulating opinions and conclusions, the authors relied on the issuer for project data and any available information generated by previous operators.

The authors have not verified the legal status or legal title to any claims or the legality of any underlying agreements that may exist concerning the Property as described in Item 4 of this report. The QPs have relied on the issuer’s information about mining titles, option agreements, environmental liabilities and permits. Neither the QPs nor Norda Stelo are qualified to express any legal opinion concerning property titles, current ownership or possible litigation.

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	286

26.	Date and signature page

This report titled “S-K 1300 Technical Report and Updated Mineral Resource Estimate for the Moblan Lithium Project, Eeyou Istchee James Bay Territory, Canada” is current as of October 26th, 2026. It was prepared and signed by the below QPs for their respective sections of the responsibility for the report.

/s/ Marina Iund	26 October, 2026
Marina Iund, P.Geo., M.Sc. (InnovExplo)	Date
Sections: 1 to 9, 11 to 25

/s/ Alain Carrier	26 October, 2026
Alain Carrier, P.Geo., M.Sc. (InnovExplo)	Date
Sections: 1 to 9, 11 to 25

/s/ Simon Boudreau	26 October, 2026
Simon Boudreau, P.Eng. (InnovExplo)	Date
Sections: 1, 11.11, 11.13 and 22 to 25

/s/ Ryan Cunningham	26 October, 2026
Ryan Cunningham (P. Eng) (Primero Group Americas Inc.)	Date
Section: 1, 10, 11.11, 11.13 and 22 to 25

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	287

APPENDIX I – List of Mining Titles

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	288

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J09	CDC	22693	2004-06-15	2028-06-14	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J09	CDC	22694	2004-06-15	2028-06-14	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	23716	2004-06-14	2028-06-13	54.64	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	23717	2004-06-14	2028-06-13	54.64	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	23730	2004-06-14	2028-06-13	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J09	CDC	23931	2004-06-17	2028-06-16	54.67	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	24255	2004-06-17	2028-06-16	54.65	$-	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J09	CDC	24257	2004-06-17	2028-06-16	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J09	CDC	24261	2004-06-17	2028-06-16	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	24269	2004-06-17	2028-06-16	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	44235	2004-10-18	2026-10-17	54.63	$3,839.82	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	81197	2005-06-29	2027-06-28	54.49	$10,658.43	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	81198	2005-06-29	2027-06-28	54.5	$1,413.79	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	81199	2005-06-29	2027-06-28	54.5	$-	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	81203	2005-06-29	2027-06-28	54.49	$-	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	81204	2005-06-29	2027-06-28	54.49	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	1117911	2003-02-04	2027-02-03	54.34	$862.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	1117912	2003-02-04	2027-02-03	54.34	$862.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	1117918	2003-02-04	2027-02-03	54.33	$862.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	1117919	2003-02-04	2027-02-03	54.33	$862.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	1117926	2003-02-04	2027-02-03	54.32	$862.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-	32J15	CDC	1117936	2003-02-04	2027-02-03	54.31	$862.59	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	289

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
TROILUS
TORTIGNY	32J10	CDC	2090518	2007-06-11	2027-06-10	54.5	$1,413.79	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2090923	2007-06-12	2027-06-11	54.48	$528.95	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	2090924	2007-06-12	2027-06-11	54.48	$1,520.05	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2158088	2008-06-04	2028-06-03	54.46	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2166942	2008-07-24	2026-07-23	6.81	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2173601	2008-10-30	2026-10-29	54.65	$36,822.25	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2173630	2008-10-30	2026-10-29	54.65	$8,083.21	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2173631	2008-10-30	2026-10-29	54.65	$3,237.73	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2173633	2008-10-30	2026-10-29	54.64	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2173637	2008-10-30	2026-10-29	54.33	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2173638	2008-10-30	2026-10-29	54.33	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2173640	2008-10-30	2026-10-29	54.32	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2173641	2008-10-30	2026-10-29	54.32	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
MOBLAN	32J10	CDC	2195586	2009-11-26	2027-11-25	3.74	$174,220.44	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
MOBLAN	32J10	CDC	2195587	2009-11-26	2027-11-25	4.69	$-	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
REGNAULT	32J10	CDC	2209948	2010-03-11	2028-03-10	54.64	$-	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	2219972	2010-04-23	2028-04-22	54.53	$1,764.81	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2219973	2010-04-23	2028-04-22	54.53	$1,987.33	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J15	CDC	2220041	2010-04-23	2028-04-22	54.47	$2,884.42	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J15	CDC	2220042	2010-04-23	2028-04-22	54.47	$-	9474-9454 Québec inc. 100%
TORTIGNY	32J15	CDC	2220063	2010-04-23	2028-04-22	54.46	$1,992.43	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	290

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
TORTIGNY	32J15	CDC	2220064	2010-04-23	2028-04-22	54.46	$1,669.98	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J15	CDC	2240755	2010-07-14	2026-07-13	43.02	$49,103.62	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J15	CDC	2240757	2010-07-14	2026-07-13	52.66	$4,492.43	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2253415	2010-10-12	2026-10-11	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2253424	2010-10-12	2026-10-11	54.67	$971.89	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2253432	2010-10-12	2026-10-11	54.66	$457.57	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2253516	2010-10-12	2026-10-11	54.64	$971.89	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2253517	2010-10-12	2026-10-11	54.64	$1,677.23	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2253518	2010-10-12	2026-10-11	54.64	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2253519	2010-10-12	2026-10-11	54.64	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2253520	2010-10-12	2026-10-11	54.64	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2253521	2010-10-12	2026-10-11	54.64	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2253527	2010-10-12	2026-10-11	54.63	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2253528	2010-10-12	2026-10-11	54.63	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2253529	2010-10-12	2026-10-11	54.63	$971.89	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2253530	2010-10-12	2026-10-11	54.63	$971.89	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2253531	2010-10-12	2026-10-11	54.63	$5,039.82	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2253877	2010-10-14	2026-10-13	54.43	$6,242.36	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2253878	2010-10-14	2026-10-13	54.43	$3,734.48	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2253880	2010-10-14	2026-10-13	54.42	$3,669.52	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2262720	2010-12-03	2026-12-02	3.84	$-	9474-9454 Québec inc. 100%
REGNAULT	32J09	CDC	2264368	2010-12-14	2026-12-13	54.66	$588.08	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2264369	2010-12-14	2026-12-13	54.65	$3,911.31	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2264372	2010-12-14	2026-12-13	54.62	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2264374	2010-12-14	2026-12-13	54.58	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	291

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J09	CDC	2264375	2010-12-14	2026-12-13	54.58	$8,835.32	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2264376	2010-12-14	2026-12-13	54.68	$971.89	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2264400	2010-12-14	2026-12-13	38.62	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2283442	2011-04-07	2027-04-06	54.62	$2,534.48	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2283443	2011-04-07	2027-04-06	54.62	$1,562.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2283444	2011-04-07	2027-04-06	54.61	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2283445	2011-04-07	2027-04-06	54.61	$1,562.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2323529	2011-12-08	2027-05-03	16	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2323531	2011-12-08	2027-05-03	54.63	$3,091.02	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2323706	2011-12-08	2027-04-14	12.46	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2323708	2011-12-08	2027-04-14	33.32	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2323709	2011-12-08	2027-04-14	27.27	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2323712	2011-12-08	2027-04-14	47.8	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2323714	2011-12-08	2027-04-14	54.62	$2,076.95	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2323746	2011-12-08	2026-12-13	54.64	$971.89	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2323747	2011-12-08	2026-12-13	9.71	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2323748	2011-12-08	2026-12-13	34.36	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2323749	2011-12-08	2026-12-13	34.9	$5,291.18	9474-9454 Québec inc. 100%
MOBLAN	32J10	CDC	2331201	2012-03-06	2027-09-05	28.98	$307,227.41	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
MOBLAN	32J10	CDC	2331202	2012-03-06	2027-09-05	41.35	$4,398,701.15	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
MOBLAN	32J10	CDC	2331203	2012-03-06	2027-09-05	41.86	$8,186,093.74	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
MOBLAN	32J10	CDC	2331204	2012-03-06	2027-09-05	31.55	$8,866,112.84	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	292

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
MOBLAN	32J10	CDC	2331205	2012-03-06	2027-09-05	5.83	$48,412.64	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
MOBLAN	32J10	CDC	2331206	2012-03-06	2027-09-05	31.73	$672,453.26	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
MOBLAN	32J10	CDC	2331207	2012-03-06	2027-09-05	31.7	$3,014,858.18	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
MOBLAN	32J10	CDC	2331208	2012-03-06	2027-09-05	22.94	$3,166,735.64	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
MOBLAN	32J10	CDC	2331353	2012-03-06	2027-02-21	9.52	$1,573,799.46	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
MOBLAN	32J10	CDC	2331354	2012-03-06	2027-02-21	38.92	$2,571,129.95	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
MOBLAN	32J10	CDC	2331355	2012-03-06	2027-02-21	0.09	$-	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
MOBLAN	32J10	CDC	2331356	2012-03-06	2027-02-21	31.55	$1,675,567.11	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
MOBLAN	32J10	CDC	2331357	2012-03-06	2027-02-21	51.21	$1,189,366.79	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
MOBLAN	32J10	CDC	2331358	2012-03-06	2027-02-21	43.02	$246,234.17	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
MOBLAN	32J10	CDC	2331359	2012-03-06	2027-02-21	12.15	$23,285.35	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
MOBLAN	32J10	CDC	2338382	2012-03-27	2028-03-26	0.82	$18,929.00	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
TORTIGNY	32J15	CDC	2342477	2012-04-26	2028-04-25	43.02	$46,704.02	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2369221	2012-11-05	2026-11-04	54.62	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2371567	2012-11-28	2026-11-27	54.62	$3,669.52	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2371568	2012-11-28	2026-11-27	54.62	$3,976.45	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2371569	2012-11-28	2026-11-27	54.62	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2371577	2012-11-28	2026-11-27	54.7	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	293

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J10	CDC	2371578	2012-11-28	2026-11-27	54.7	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2371579	2012-11-28	2026-11-27	54.7	$613.86	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2371580	2012-11-28	2026-11-27	54.69	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2371581	2012-11-28	2026-11-27	54.69	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2371582	2012-11-28	2026-11-27	54.69	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2371584	2012-11-28	2026-11-27	54.66	$971.89	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2372785	2012-12-14	2026-12-13	54.62	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2372786	2012-12-14	2026-12-13	54.62	$3,669.52	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2372787	2012-12-14	2026-12-13	54.62	$3,976.45	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2372788	2012-12-14	2026-12-13	54.61	$3,976.45	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2372789	2012-12-14	2026-12-13	54.61	$306.93	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2372794	2012-12-14	2026-12-13	54.71	$-	9474-9454 Québec inc. 100%
MOBLAN	32J10	CDC	2378688	2013-02-13	2027-02-12	1.54	$18,929.00	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
MOBLAN	32J10	CDC	2378689	2013-02-13	2027-02-12	0.18	$18,929.00	Investissement Québec 40% - Sayona Nord Inc. 32.04% - Elevra 27.96%
DE-MAURÈS	32J09	CDC	2385965	2013-05-28	2027-05-27	54.67	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2385966	2013-05-28	2027-05-27	54.67	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2385967	2013-05-28	2027-05-27	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J09	CDC	2385968	2013-05-28	2027-05-27	54.65	$3,085.68	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J09	CDC	2385969	2013-05-28	2027-05-27	54.65	$3,791.02	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J09	CDC	2385971	2013-05-28	2027-05-27	54.64	$-	9474-9454 Québec inc. 100%
REGNAULT	32J09	CDC	2385972	2013-05-28	2027-05-27	54.64	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2385973	2013-05-28	2027-05-27	54.64	$2,113.79	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2385974	2013-05-28	2027-05-27	54.64	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2385975	2013-05-28	2027-05-27	54.62	$2,113.79	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	294

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
DE-MAURÈS	32J09	CDC	2385976	2013-05-28	2027-05-27	54.62	$3,085.68	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2389106	2013-08-15	2027-08-14	54.37	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389107	2013-08-15	2027-08-14	54.37	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389108	2013-08-15	202708-14	54.37	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389109	2013-08-15	2027-08-14	54.36	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389110	2013-08-15	2027-08-14	54.36	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389111	2013-08-15	2027-08-14	54.36	$1,318.01	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389112	2013-08-15	2027-08-14	54.36	$2,491.47	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389113	2013-08-15	2027-08-14	54.36	$4,118.25	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389114	2013-08-15	2027-08-14	54.36	$1,039.27	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389115	2013-08-15	2027-08-14	54.35	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389116	2013-08-15	2027-08-14	54.35	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389117	2013-08-15	2027-08-14	54.35	$48,215.54	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389118	2013-08-15	2027-08-14	54.35	$45,000.69	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389119	2013-08-15	2027-08-14	54.35	$27,035.78	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389120	2013-08-15	2027-08-14	54.35	$3,071.00	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	295

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LEZAI-TROILUS	32J15	CDC	2389121	2013-08-15	2027-08-14	54.34	$104.66	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389122	2013-08-15	2027-08-14	54.34	$3,996.70	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389123	2013-08-15	2027-08-14	54.34	$3,148.83	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2389124	2013-08-15	2027-08-14	54.34	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2391579	2013-10-08	2027-10-07	54.71	$-	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	2401405	2014-03-26	2027-08-05	54.48	$74,083.06	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401406	2014-03-26	2027-08-05	54.48	$80,832.85	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401407	2014-03-26	2027-08-05	54.48	$34,440.34	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	2401410	2014-03-26	2027-08-05	54.49	$219,902.89	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401411	2014-03-26	2027-08-05	54.49	$215,632.91	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401412	2014-03-26	2027-08-05	54.49	$29,825.96	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	2401413	2014-03-26	2027-08-05	54.49	$29,208.82	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	2401414	2014-03-26	2027-08-05	54.5	$571,813.31	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401415	2014-03-26	2027-08-05	54.5	$162,672.51	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401416	2014-03-26	2027-08-05	54.5	$99,149.50	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401417	2014-03-26	2027-08-05	54.5	$34,860.59	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	2401424	2014-03-26	2027-08-05	54.51	$96,248.65	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	2401425	2014-03-26	2027-08-05	54.51	$101,999.76	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401426	2014-03-26	2027-08-05	54.51	$39,649.68	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401427	2014-03-26	2027-08-05	54.51	$35,922.96	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401428	2014-03-26	2027-08-05	54.51	$32,451.06	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401429	2014-03-26	2027-08-05	54.51	$34,802.42	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	2401430	2014-03-26	2027-08-05	54.51	$34,000.67	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	296

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
TORTIGNY	32J10	CDC	2401431	2014-03-26	2027-08-05	54.51	$37,683.35	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401432	2014-03-26	2027-08-05	54.51	$31,976.51	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	2401439	2014-03-26	2027-08-05	54.52	$38,666.37	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401440	2014-03-26	2027-08-05	54.52	$40,126.74	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401441	2014-03-26	2027-08-05	54.52	$38,303.44	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401442	2014-03-26	2027-08-05	54.52	$38,142.70	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401443	2014-03-26	2027-08-05	54.52	$36,854.45	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401449	2014-03-26	2027-08-05	54.53	$34,941.30	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401452	2014-03-26	2027-08-05	54.5	$552,282.26	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401453	2014-03-26	2027-08-05	54.5	$32,242.42	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	2401454	2014-03-26	2027-08-05	54.49	$575,928.11	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	201455	2014-03-26	2027-08-05	54.48	$146,626.16	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401456	2014-03-26	2027-08-05	54.49	$381,355.79	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J15	CDC	2401486	2014-03-26	2027-08-05	54.47	$684,759.36	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401487	2014-03-26	2027-08-05	45.3	$4,473.15	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J15	CDC	2401488	2014-03-26	2027-08-05	11.45	$52,888.18	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401489	2014-03-26	2027-08-05	49.4	$5,388.51	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J15	CDC	2401490	2014-03-26	2027-08-05	11.45	$55,512.59	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401491	2014-03-26	2027-08-05	53.03	$6,647.95	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401492	2014-03-26	2027-08-05	54.53	$3,238.83	9474-9454 Québec inc. 100%
TORTIGNY	32J15	CDC	2401493	2014-03-26	2027-08-05	54.47	$6,961.54	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401494	2014-03-26	2027-08-05	54.53	$-	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	2401495	2014-03-26	2027-08-05	54.52	$32,961.56	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401496	2014-03-26	2027-08-05	9.28	$4,428.68	9474-9454 Québec inc. 100%
TORTIGNY	32J15	CDC	2401497	2014-03-26	2027-08-05	1.81	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	297

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
TORTIGNY	32J10	CDC	2401498	2014-03-26	2027-08-05	42.88	$30,773.95	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401499	2014-03-26	2027-08-05	49.76	$27,013.66	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	2401500	2014-03-26	2027-08-05	54.52	$31,088.26	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401501	2014-03-26	2027-08-05	54.48	$27,807.97	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	2401502	2014-03-26	2027-08-05	54.52	$31,014.09	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401503	2014-03-26	2027-08-05	54.48	$28,052.79	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	2401504	2014-03-26	2027-08-05	54.53	$21,886.66	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J10	CDC	2401505	2014-03-26	2027-08-05	54.52	$36,456.35	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2404406	2014-05-23	2028-05-22	54.34	$2,113.79	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2424548	2015-03-16	2027-03-15	54.65	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2424549	2015-03-16	2027-03-15	54.65	$-	9474-9454 Québec inc. 100%
FROTET	32J15	CDC	2424550	2015-03-16	2027-03-15	54.44	$1,562.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2424551	2015-03-16	2027-03-15	54.44	$184.15	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2424553	2015-03-16	2027-03-15	54.41	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2428481	2015-06-02	2027-06-01	54.65	$4,210.34	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2428483	2015-06-02	2027-06-01	54.63	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2429184	2015-06-16	2027-06-15	54.38	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2429185	2015-06-16	2027-06-15	54.38	$1,030.74	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2429186	2015-06-16	2027-06-15	54.38	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2429187	2015-06-16	2027-06-15	54.37	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2429188	2015-06-16	2027-06-15	54.37	$3,134.94	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	298

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J09	CDC	2443513	2016-04-26	2028-04-25	54.51	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2443514	2016-04-26	2028-04-25	54.51	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2443515	2016-04-26	2028-04-25	54.51	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2443516	2016-04-26	2028-04-25	54.5	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2443517	2016-04-26	2028-04-25	54.5	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2443518	2016-04-26	2028-04-25	54.5	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2443519	2016-04-26	2028-04-25	54.5	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2443520	2016-04-26	2028-04-25	54.5	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2443521	2016-04-26	2028-04-25	54.5	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2443522	2016-04-26	2028-04-25	54.49	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2443523	2016-04-26	2028-04-25	54.49	$-	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2443524	2016-04-26	2028-04-25	54.5	$428.43	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2443525	2016-04-26	2028-04-25	54.5	$6,175.83	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2443526	2016-04-26	2028-04-25	54.5	$-	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2443527	2016-04-26	2028-04-25	54.5	$-	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2443528	2016-04-26	2028-04-25	54.5	$18,673.41	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2443529	2016-04-26	2028-04-25	54.49	$7,396.86	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2443530	2016-04-26	2028-04-25	54.49	$428.43	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2443531	2016-04-26	2028-04-25	54.49	$428.43	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2443532	2016-04-26	2028-04-25	54.49	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2447808	2016-06-13	2028-06-12	54.61	$-	9474-9454 Québec inc. 100%
TORTIGNY	32J10	CDC	2447833	2016-06-13	2028-06-12	54.5	$-	9474-9454 Québec inc. 100%
TORTIGNY	32J15	CDC	2447851	2016-06-13	2028-06-12	54.46	$2,544.60	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J15	CDC	2447852	2016-06-13	2028-06-12	54.46	$-	9474-9454 Québec inc. 100%
TORTIGNY	32J15	CDC	2447983	2016-06-13	2028-06-12	54.47	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	299

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
TORTIGNY	32J15	CDC	2447986	2016-06-13	2028-06-12	54.46	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2447993	2016-06-13	2028-06-12	54.45	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2447994	2016-06-13	2028-06-12	54.45	$1,682.22	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2447995	2016-06-13	2028-06-12	54.45	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2447996	2016-06-13	2028-06-12	54.44	$3,227.69	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2447997	2016-06-13	2028-06-12	54.44	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453351	2016-07-15	2026-07-14	54.38	$731.41	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453352	2016-07-15	2026-07-14	54.37	$799.16	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453353	2016-07-15	2026-07-14	54.37	$799.16	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453354	2016-07-15	2026-07-14	54.37	$3,870.45	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453355	2016-07-15	2026-07-14	54.37	$2,141.70	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453356	2016-07-15	2026-07-14	54.36	$731.21	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453357	2016-07-15	2026-07-14	54.36	$100,278.47	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453358	2016-07-15	2026-07-14	54.36	$4,963.50	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453359	2016-07-15	2026-07-14	54.35	$731.11	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453360	2016-07-15	2026-07-14	54.24	$112,927.45	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	300

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LEZAI-TROILUS	32J15	CDC	2453361	2016-07-15	2026-07-14	54.34	$731.01	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453362	2016-07-15	2026-07-14	54.34	$731.01	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453363	2016-07-15	2026-07-14	54.34	$731.01	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453364	2016-07-15	2026-07-14	54.34	$731.01	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453365	2016-07-15	2026-07-14	54.33	$798.76	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453366	2016-07-15	2026-07-14	54.33	$798.76	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453367	2016-07-15	2026-07-14	54.33	$730.91	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453368	2016-07-15	2026-07-14	54.33	$730.91	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453369	2016-07-15	2026-07-14	54.33	$798.76	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453370	2016-07-15	2026-07-14	54.33	$2,494.47	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453371	2016-07-15	2026-07-14	54.33	$1,914.26	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453372	2016-07-15	2026-07-14	54.33	$866.62	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453373	2016-07-15	2026-07-14	54.33	$4,229.21	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2453374	2016-07-15	2026-07-14	54.33	$4,161.36	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2453375	2016-07-15	2026-07-14	54.32	$730.82	9474-9454 Québec inc. 100%
LEZAI-	32J15	CDC	2453376	2016-07-15	2026-07-14	54.32	$730.82	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	301

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
TROILUS
LEZAI-TROILUS	32J15	CDC	2453377	2016-07-15	2026-07-14	54.32	$730.82	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453378	2016-07-15	2026-07-14	54.32	$1,413.59	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453379	2016-07-15	2026-07-14	54.32	$1,503.28	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453380	2016-07-15	2026-07-14	54.32	$4,252.60	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2453381	2016-07-15	2026-07-14	54.32	$4,093.41	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2453382	2016-07-15	2026-07-14	54.32	$4,093.41	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2453383	2016-07-15	2026-07-14	54.31	$2,255.45	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453384	2016-07-15	2026-07-14	54.31	$1,526.68	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2453385	2016-07-15	2026-07-14	54.31	$730.72	9474-9454 Québec inc. 100%
FROTET	32J15	CDC	2454358	2016-07-25	2026-07-24	54.42	$613.86	9474-9454 Québec inc. 100%
FROTET	32J15	CDC	2454359	2016-07-25	2026-07-24	54.42	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2454360	2016-07-25	2026-07-24	54.38	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2454361	2016-07-25	2026-07-24	54.36	$1,028.97	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2454362	2016-07-25	2026-07-24	54.35	$864.51	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2454363	2016-07-25	2026-07-24	54.35	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2454364	2016-07-25	2026-07-24	54.34	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	302

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LEZAI-TROILUS	32J15	CDC	2454365	2016-07-25	2026-07-24	54.34	$125.39	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2454366	2016-07-25	2026-07-24	54.34	$125.39	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2454367	2016-07-25	2026-07-24	54.34	$1,008.00	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2454368	2016-07-25	2026-07-24	54.33	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2454369	2016-07-25	2026-07-24	54.33	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2454370	2016-07-25	2026-07-24	54.33	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2454375	2016-07-25	2026-07-24	54.32	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2454376	2016-07-25	2026-07-24	54.32	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2454377	2016-07-25	2026-07-24	54.32	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2454409	2016-07-25	2026-07-24	54.61	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2454410	2016-07-25	2026-07-24	54.61	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2454411	2016-07-25	2026-07-24	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2454412	2016-07-25	2026-07-24	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2454413	2016-07-25	2026-07-24	54.65	$416.27	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2454414	2016-07-25	2026-07-24	54.65	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2457004	2016-08-09	2026-08-08	54.44	$2,367.96	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2457005	2016-08-09	2026-08-08	54.44	$1,971.52	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2457006	2016-08-09	2026-08-08	54.44	$1,973.10	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	303

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LEZAI-TROILUS	32J15	CDC	2457007	2016-08-09	2026-08-08	54.44	$1,973.10	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2457008	2016-08-09	2026-08-08	54.43	$1,378.44	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2457009	2016-08-09	2026-08-08	54.43	$1,774.88	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2457010	2016-08-09	2026-08-08	54.43	$1,378.45	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2457011	2016-08-09	2026-08-08	54.43	$2,076.17	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2457014	2016-08-09	2026-08-08	54.42	$4,047.27	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2457015	2016-08-09	2026-08-08	54.42	$5,654.58	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2457016	2016-08-09	2026-08-08	54.42	$2,072.22	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2457018	2016-08-09	2026-08-08	54.41	$2,072.22	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2457019	2016-08-09	2026-08-08	54.41	$2,013.19	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2457022	2016-08-09	2026-08-08	54.4	$2,369.55	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2457024	2016-08-09	2026-08-08	54.4	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2457026	2016-08-09	2026-08-08	54.39	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2457027	2016-08-09	2026-08-08	54.39	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2457028	2016-08-09	2026-08-08	54.39	$-	9474-9454 Québec inc. 100%
LEZAI-	32J15	CDC	2457029	2016-08-09	2026-08-08	54.39	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	304

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
TROILUS
LEZAI-TROILUS	32J15	CDC	2457030	2016-08-09	2026-08-08	54.39	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2457031	2016-08-09	2026-08-08	54.39	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2457033	2016-08-09	2026-08-08	54.38	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2457034	2016-08-09	2026-08-08	54.38	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2457035	2016-08-09	2026-08-08	54.38	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2461571	2016-09-12	2026-09-11	48.41	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2461984	2016-09-13	2026-09-12	54.56	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2461985	2016-09-13	2026-09-12	54.56	$5,679.78	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2461986	2016-09-13	2026-09-12	54.55	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2461987	2016-09-13	2026-09-12	54.54	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2461988	2016-09-13	2026-09-12	54.54	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2461989	2016-09-13	2026-09-12	54.54	$4,545.15	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2461991	2016-09-13	2026-09-12	54.53	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2461992	2016-09-13	2026-09-12	54.53	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2461993	2016-09-13	2026-09-12	54.53	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2461994	2016-09-13	2026-09-12	54.53	$3,976.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2461995	2016-09-13	2026-09-12	54.53	$4,545.15	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2465289	2016-10-06	2026-10-05	54.35	$3,142.64	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2465290	2016-10-06	2026-10-05	54.34	$52,942.28	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	305

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LEZAI-TROILUS	32J15	CDC	2465291	2016-10-06	2026-10-05	54.35	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2465292	2016-10-06	2026-10-05	54.34	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2468133	2016-11-07	2026-11-06	54.41	$5,786.04	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2471375	2016-12-29	2026-12-28	54.61	$5,039.82	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2472338	2017-01-09	2027-01-08	54.64	$5,096.34	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2472339	2017-01-09	2027-01-08	54.63	$1,028.42	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2472340	2017-01-09	2027-01-08	54.63	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2472341	2017-01-09	2027-01-08	54.63	$3,839.83	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2472342	2017-01-09	2027-01-08	54.58	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2472343	2017-01-09	2027-01-08	54.58	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2472346	2017-01-09	2027-01-08	54.71	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2472347	2017-01-09	2027-01-08	54.7	$291.00	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2472348	2017-01-09	2027-01-08	54.69	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2472349	2017-01-09	2027-01-08	54.68	$1,028.42	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2472350	2017-01-09	2027-01-08	54.68	$3,685.67	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2472356	2017-01-09	2027-01-08	54.47	$4,205.13	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J09	CDC	2510194	2018-01-23	2028-01-22	54.68	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2510195	2018-01-23	2028-01-22	54.67	$4,545.15	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2510196	2018-01-23	2028-01-22	54.66	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2510197	2018-01-23	2028-01-22	54.65	$1,339.82	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2510198	2018-01-23	2028-01-22	54.63	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2510199	2018-01-23	2028-01-22	54.62	$477.23	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2510200	2018-01-23	2028-01-22	54.69	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	306

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
DE-MAURÈS	32J09	CDC	2510205	2018-01-23	2028-01-22	54.63	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2510206	2018-01-23	2028-01-22	54.63	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2510207	2018-01-23	2028-01-22	54.63	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2510208	2018-01-23	2028-01-22	54.62	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2510209	2018-01-23	2028-01-22	54.62	$477.23	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2510210	2018-01-23	2028-01-22	54.62	$477.23	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2510211	2018-01-23	2028-01-22	54.61	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2510212	2018-01-23	2028-01-22	54.61	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2510213	2018-01-23	2028-01-22	54.61	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2510214	2018-01-23	2028-01-22	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2510215	2018-01-23	2028-01-22	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2510216	2018-01-23	2028-01-22	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2510217	2018-01-23	2028-01-22	54.67	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2510271	2018-01-23	2028-01-22	54.64	$477.23	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2510272	2018-01-23	2028-01-22	54.64	$477.23	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2510273	2018-01-23	2028-01-22	54.64	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2510274	2018-01-23	2028-01-22	54.61	$477.23	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2510275	2018-01-23	2028-01-22	54.49	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2510276	2018-01-23	2028-01-22	54.62	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2510292	2018-01-23	2028-01-22	54.66	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2510293	2018-01-23	2028-01-22	54.62	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2510294	2018-01-23	2028-01-22	54.62	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2510295	2018-01-23	2028-01-22	54.61	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2510726	2018-01-24	2028-01-23	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2510727	2018-01-24	2028-01-23	54.66	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	307

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J10	CDC	2510728	2018-01-24	2028-01-23	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2510729	2018-01-24	2028-01-23	54.65	$477.23	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2510730	2018-01-24	2028-01-23	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2510731	2018-01-24	2028-01-23	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2515565	2018-04-09	2028-04-08	54.6	$-	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2515594	2018-04-09	2028-04-08	54.52	$1,028.42	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2515603	2018-04-09	2028-04-08	54.51	$-	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2517129	2018-05-01	2028-04-30	54.48	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517191	2018-05-03	2028-05-02	54.68	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517192	2018-05-03	2028-05-02	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517193	2018-05-03	2028-05-02	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517194	2018-05-03	2028-05-02	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517195	2018-05-03	2028-05-02	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517196	2018-05-03	2028-05-02	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517197	2018-05-03	2028-05-02	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517198	2018-05-03	2028-05-02	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517199	2018-05-03	2028-05-02	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517200	2018-05-03	2028-05-02	54.64	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517201	2018-05-03	2028-05-02	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517202	2018-05-03	2028-05-02	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517203	2018-05-03	2028-05-02	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517204	2018-05-03	2028-05-02	54.65	$291.14	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517205	2018-05-03	2028-05-02	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517206	2018-05-03	2028-05-02	54.64	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517207	2018-05-03	2028-05-02	54.64	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	308

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J10	CDC	2517208	2018-05-03	2028-05-02	54.64	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517209	2018-05-03	2028-05-02	54.64	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517210	2018-05-03	2028-05-02	54.64	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517211	2018-05-03	2028-05-02	54.64	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517212	2018-05-03	2028-05-02	54.63	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517213	2018-05-03	2028-05-02	54.63	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517214	2018-05-03	2028-05-02	54.63	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517215	2018-05-03	2028-05-02	54.63	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517216	2018-05-03	2028-05-02	54.63	$3,944.17	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517217	2018-05-03	2028-05-02	54.62	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517218	2018-05-03	2028-05-02	54.61	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517232	2018-05-03	2028-05-02	54.67	$3,896.33	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2517233	2018-05-03	2028-05-02	54.67	$2,485.66	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2517234	2018-05-03	2028-05-02	54.66	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517235	2018-05-03	2028-05-02	54.65	$323.07	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517236	2018-05-03	2028-05-02	54.64	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517237	2018-05-03	2028-05-02	54.64	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517238	2018-05-03	2028-05-02	54.64	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2517239	2018-05-03	2028-05-02	54.64	$4,391.00	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2517240	2018-05-03	2028-05-02	54.62	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517241	2018-05-03	2028-05-02	54.61	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517242	2018-05-03	2028-05-02	54.61	$3,191.00	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2517243	2018-05-03	2028-05-02	54.6	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2517244	2018-05-03	2028-05-02	54.59	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2517245	2018-05-03	2028-05-02	54.59	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	309

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J09	CDC	2517246	2018-05-03	2028-05-02	54.58	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2517247	2018-05-03	2028-05-02	54.58	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517378	2018-05-03	2028-05-02	54.69	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517379	2018-05-03	2028-05-02	54.69	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517380	2018-05-03	2028-05-02	54.69	$323.07	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517381	2018-05-03	2028-05-02	54.68	$1,028.41	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517382	2018-05-03	2028-05-02	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517383	2018-05-03	2028-05-02	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517384	2018-05-03	2028-05-02	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517385	2018-05-03	2028-05-02	54.68	$323.07	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517386	2018-05-03	2028-05-02	54.68	$493.35	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517387	2018-05-03	2028-05-02	54.67	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517388	2018-05-03	2028-05-02	54.67	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517389	2018-05-03	2028-05-02	54.67	$1,028.41	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517390	2018-05-03	2028-05-02	54.63	$2,420.93	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2517391	2018-05-03	2028-05-02	54.62	$3,191.00	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2517392	2018-05-03	2028-05-02	54.62	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2517393	2018-05-03	2028-05-02	54.6	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517394	2018-05-03	2028-05-02	54.6	$323.07	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517395	2018-05-03	2028-05-02	54.6	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517396	2018-05-03	2028-05-02	54.6	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2517397	2018-05-03	2028-05-02	54.59	$1,028.41	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2517398	2018-05-03	2028-05-02	54.59	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517399	2018-05-03	2028-05-02	54.74	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517400	2018-05-03	2028-05-02	54.74	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	310

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J10	CDC	2517401	2018-05-03	2028-05-02	54.73	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517402	2018-05-03	2028-05-02	54.72	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517403	2018-05-03	2028-05-02	54.71	$2,318.73	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517404	2018-05-03	2028-05-02	54.7	$2,147.45	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517405	2018-05-03	2028-05-02	54.69	$533.74	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517406	2018-05-03	2028-05-02	54.69	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517407	2018-05-03	2028-05-02	54.68	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517408	2018-05-03	2028-05-02	54.68	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517409	2018-05-03	2028-05-02	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517410	2018-05-03	2028-05-02	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517411	2018-05-03	2028-05-02	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517412	2018-05-03	2028-05-02	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517413	2018-05-03	2028-05-02	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517414	2018-05-03	2028-05-02	54.66	$2,485.66	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517415	2018-05-03	2028-05-02	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517416	2018-05-03	2028-05-02	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517417	2018-05-03	2028-05-02	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517418	2018-05-03	2028-05-02	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517419	2018-05-03	2028-05-02	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517420	2018-05-03	2028-05-02	54.66	$54.30	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517421	2018-05-03	2028-05-02	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517422	2018-05-03	2028-05-02	54.65	$1,836.83	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517423	2018-05-03	2028-05-02	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517424	2018-05-03	2028-05-02	54.64	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517425	2018-05-03	2028-05-02	54.64	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	311

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J10	CDC	2517426	2018-05-03	2028-05-02	54.65	$3,191.00	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517427	2018-05-03	2028-05-02	54.65	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517564	2018-05-08	2028-05-07	54.74	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517565	2018-05-08	2028-05-07	54.74	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517566	2018-05-08	2028-05-07	54.74	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517567	2018-05-08	2028-05-07	54.73	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517568	2018-05-08	2028-05-07	54.73	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517569	2018-05-08	2028-05-07	54.73	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517570	2018-05-08	2028-05-07	54.73	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517571	2018-05-08	2028-05-07	54.73	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517572	2018-05-08	2028-05-07	49.25	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517573	2018-05-08	2028-05-07	54.72	$2,776.44	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517574	2018-05-08	2028-05-07	54.72	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517575	2018-05-08	2028-05-07	54.72	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517576	2018-05-08	2028-05-07	54.72	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517577	2018-05-08	2028-05-07	53.75	$1,883.36	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517578	2018-05-08	2028-05-07	54.71	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517579	2018-05-08	2028-05-07	54.71	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517580	2018-05-08	2028-05-07	54.71	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517581	2018-05-08	2028-05-07	54.71	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517582	2018-05-08	2028-05-07	53.96	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517583	2018-05-08	2028-05-07	54.7	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517584	2018-05-08	2028-05-07	54.7	$1,275.44	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517585	2018-05-08	2028-05-07	54.7	$1,990.98	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517586	2018-05-08	2028-05-07	54.7	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	312

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J10	CDC	2517587	2018-05-08	2028-05-07	54.7	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517588	2018-05-08	2028-05-07	54.7	$1,576.43	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517589	2018-05-08	2028-05-07	54.7	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517590	2018-05-08	2028-05-07	54.69	$3,345.11	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517591	2018-05-08	2028-05-07	54.69	$2,485.65	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517592	2018-05-08	2028-05-07	54.69	$2,485.65	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517593	2018-05-08	2028-05-07	54.69	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517594	2018-05-08	2028-05-07	54.69	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517595	2018-05-08	2028-05-07	54.69	$2,485.65	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517596	2018-05-08	2028-05-07	54.69	$2,485.65	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517597	2018-05-08	2028-05-07	54.69	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517598	2018-05-08	2028-05-07	54.68	$1,820.70	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517599	2018-05-08	2028-05-07	54.68	$4,390.98	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517600	2018-05-08	2028-05-07	54.68	$3,896.30	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517601	2018-05-08	2028-05-07	54.68	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517602	2018-05-08	2028-05-07	54.67	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517690	2018-05-09	2028-05-08	54.61	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2517691	2018-05-09	2028-05-08	54.61	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2517692	2018-05-09	2028-05-08	54.61	$11,886.29	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517693	2018-05-09	2028-05-08	54.61	$10,409.35	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517694	2018-05-09	2028-05-08	54.61	$533.71	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517695	2018-05-09	2028-05-08	54.61	$12,600.59	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517696	2018-05-09	2028-05-08	54.61	$10,068.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517697	2018-05-09	2028-05-08	54.6	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517698	2018-05-09	2028-05-08	54.6	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	313

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
DE-MAURÈS	32J09	CDC	2517699	2018-05-09	2028-05-08	54.6	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2517700	2018-05-09	2028-05-08	54.6	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517701	2018-05-09	2028-05-08	54.6	$2,485.65	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2517702	2018-05-09	2028-05-08	54.6	$1,285.65	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2517703	2018-05-09	2028-05-08	54.6	$14,403.10	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2517704	2018-05-09	2028-05-08	54.6	$14,020.14	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2517705	2018-05-09	2028-05-08	54.6	$6,085.67	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517706	2018-05-09	2028-05-08	54.6	$6,652.98	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517707	2018-05-09	2028-05-08	54.6	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517708	2018-05-09	2028-05-08	54.6	$533.70	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2517709	2018-05-09	2028-05-08	54.6	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2517710	2018-05-09	2028-05-08	54.59	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2517711	2018-05-09	2028-05-08	54.59	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2517712	2018-05-09	2028-05-08	54.59	$2,485.64	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2517713	2018-05-09	2028-05-08	54.59	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2517714	2018-05-09	2028-05-08	54.59	$1,285.66	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2517715	2018-05-09	2028-05-08	54.59	$8,771.02	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2517716	2018-05-09	2028-05-08	54.58	$323.05	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2517717	2018-05-09	2028-05-08	54.58	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2517718	2018-05-09	2028-05-08	54.58	$533.70	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2517719	2018-05-09	2028-05-08	54.58	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2517720	2018-05-09	2028-05-08	54.58	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2517721	2018-05-09	2028-05-08	54.58	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2517722	2018-05-09	2028-05-08	54.58	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517723	2018-05-09	2028-05-08	54.69	$1,513.78	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	314

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J10	CDC	2517724	2018-05-09	2028-05-08	54.68	$1,513.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517725	2018-05-09	2028-05-08	54.68	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517726	2018-05-09	2028-05-08	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517727	2018-05-09	2028-05-08	54.66	$5,616.43	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517728	2018-05-09	2028-05-08	54.66	$2,862.86	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517729	2018-05-09	2028-05-08	54.65	$323.05	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517730	2018-05-09	2028-05-08	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517731	2018-05-09	2028-05-08	54.64	$5,718.84	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517732	2018-05-09	2028-05-08	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517733	2018-05-09	2028-05-08	54.65	$170.64	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2517734	2018-05-09	2028-05-08	54.64	$1,990.97	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2517735	2018-05-09	2028-05-08	54.64	$2,485.64	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2517740	2018-05-09	2028-05-08	54.44	$2,707.97	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2517741	2018-05-09	2028-05-08	54.43	$2,776.44	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2517742	2018-05-09	2028-05-08	54.46	$1,182.51	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2517743	2018-05-09	2028-05-08	54.43	$-	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2517744	2018-05-09	2028-05-08	54.42	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518087	2018-05-16	2028-05-15	54.57	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518088	2018-05-16	2028-05-15	54.57	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518089	2018-05-16	2028-05-15	54.57	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518090	2018-05-16	2028-05-15	54.57	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518091	2018-05-16	2028-05-15	54.57	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518092	2018-05-16	2028-05-15	54.57	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518093	2018-05-16	2028-05-15	54.56	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518094	2018-05-16	2028-05-15	54.56	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	315

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J09	CDC	2518095	2018-05-16	2028-05-15	54.56	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518096	2018-05-16	2028-05-15	54.56	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518097	2018-05-16	2028-05-15	54.55	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518098	2018-05-16	2028-05-15	54.55	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518099	2018-05-16	2028-05-15	54.55	$4,492.01	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518100	2018-05-16	2028-05-15	54.55	$4,607.70	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518101	2018-05-16	2028-05-15	54.55	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518102	2018-05-16	2028-05-15	54.54	$1,893.35	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2518103	2018-05-16	2028-05-15	54.54	$2,029.36	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2518104	2018-05-16	2028-05-15	54.54	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518105	2018-05-16	2028-05-15	54.54	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518106	2018-05-16	2028-05-15	54.54	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518107	2018-05-16	2028-05-15	54.54	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518108	2018-05-16	2028-05-15	54.54	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2518109	2018-05-16	2028-05-15	54.53	$1,773.03	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2518110	2018-05-16	2028-05-15	54.53	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518111	2018-05-16	2028-05-15	54.52	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518112	2018-05-16	2028-05-15	54.52	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518113	2018-05-16	2028-05-15	54.52	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518114	2018-05-16	2028-05-15	54.52	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518115	2018-05-16	2028-05-15	54.51	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518116	2018-05-16	2028-05-15	54.51	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518117	2018-05-16	2028-05-15	54.51	$-	9474-9454 Québec inc. 100%
REGNAULT	32J09	CDC	2518129	2018-05-16	2028-05-15	54.7	$-	9474-9454 Québec inc. 100%
REGNAULT	32J09	CDC	2518130	2018-05-16	2028-05-15	54.69	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	316

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J09	CDC	2518131	2018-05-16	2028-05-15	54.68	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2518132	2018-05-16	2028-05-15	54.6	$323.05	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2518133	2018-05-16	2028-05-15	54.6	$5,074.01	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2518134	2018-05-16	2028-05-15	54.6	$3,190.97	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2518135	2018-05-16	2028-05-15	54.59	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518136	2018-05-16	2028-05-15	54.59	$2,863.30	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2518137	2018-05-16	2028-05-15	54.59	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2518138	2018-05-16	2028-05-15	54.72	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2518139	2018-05-16	2028-05-15	54.72	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2518140	2018-05-16	2028-05-15	54.72	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2518141	2018-05-16	2028-05-15	54.71	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2518142	2018-05-16	2028-05-15	54.71	$367.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2518143	2018-05-16	2028-05-15	54.7	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2518144	2018-05-16	2028-05-15	54.7	$1,513.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2518145	2018-05-16	2028-05-15	54.7	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2518146	2018-05-16	2028-05-15	54.69	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2518147	2018-05-16	2028-05-15	54.67	$2,314.03	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2518148	2018-05-16	2028-05-15	54.67	$1,990.97	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2518149	2018-05-16	2028-05-15	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2518150	2018-05-16	2028-05-15	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2518151	2018-05-16	2028-05-15	54.65	$1,028.38	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2518152	2018-05-16	2028-05-15	54.64	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2518153	2018-05-16	2028-05-15	54.63	$1,990.97	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2518931	2018-05-30	2028-05-29	6.71	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2519330	2018-06-06	2028-06-05	54.65	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	317

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J10	CDC	2519775	2018-06-19	2028-06-18	54.67	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J10	CDC	2534958	2019-03-06	2028-03-05	54.53	$1,182.51	9474-9454 Québec inc. 100%
TORTIGNY	32J15	CDC	2541680	2019-07-22	2026-07-21	54.46	$5,036.78	9474-9454 Québec inc. 81% - Elevra 19%
TORTIGNY	32J15	CDC	2541681	2019-07-22	2026-07-21	54.46	$5,433.22	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2541819	2019-07-25	2026-07-24	54.29	$794.10	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541820	2019-07-25	2026-07-24	54.28	$613.85	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541821	2019-07-25	2026-07-24	54.28	$37,157.45	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541822	2019-07-25	2026-07-24	54.28	$3,468.83	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541823	2019-07-25	2026-07-24	54.27	$3,888.21	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541824	2019-07-25	2026-07-24	54.27	$1,092.77	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541825	2019-07-25	2026-07-24	54.27	$1,677.19	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541826	2019-07-25	2026-07-24	54.27	$8,514.95	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2541827	2019-07-25	2026-07-24	54.26	$477.19	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541828	2019-07-25	2026-07-24	54.26	$477.19	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541829	2019-07-25	2026-07-24	54.26	$28,705.80	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541830	2019-07-25	2026-07-24	54.26	$1,351.14	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541831	2019-07-25	2026-07-24	54.26	$5,184.26	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2541832	2019-07-25	2026-07-24	54.26	$34,051.70	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2541833	2019-07-25	2026-07-24	54.25	$644.50	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541834	2019-07-25	2026-07-24	54.25	$-	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541835	2019-07-25	2026-07-24	54.25	$-	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541836	2019-07-25	2026-07-24	54.25	$-	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541837	2019-07-25	2026-07-24	54.25	$607.07	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541838	2019-07-25	2026-07-24	54.25	$291.06	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541839	2019-07-25	2026-07-24	54.24	$0.85	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	318

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LARABEL	32J16	CDC	2541840	2019-07-25	2026-07-24	54.24	$-	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2541841	2019-07-25	2026-07-24	54.23	$3,363.36	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2541842	2019-07-25	2026-07-24	54.24	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2541843	2019-07-25	2026-07-24	54.24	$-	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542167	2019-08-01	2026-07-31	54.23	$1,277.26	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542168	2019-08-01	2026-07-31	54.21	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542169	2019-08-01	2026-07-31	54.21	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542170	2019-08-01	2026-07-31	54.2	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542817	2019-08-28	2026-08-27	54.22	$1,508.56	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542818	2019-08-28	2026-08-27	54.22	$1,202.49	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542819	2019-08-28	2026-08-27	54.23	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542820	2019-08-28	2026-08-27	54.22	$1,202.49	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542821	2019-08-28	2026-08-27	54.22	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542822	2019-08-28	2026-08-27	54.22	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542823	2019-08-28	2026-08-27	54.22	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542824	2019-08-28	2026-08-27	54.21	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542825	2019-08-28	2026-08-27	54.21	$1,339.49	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542826	2019-08-28	2026-08-27	54.21	$1,202.49	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542827	2019-08-28	2026-08-27	54.21	$1,458.99	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542828	2019-08-28	2026-08-27	54.21	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542829	2019-08-28	2026-08-27	54.2	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542830	2019-08-28	2026-08-27	54.2	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2542831	2019-08-28	2026-08-27	54.2	$1,222.56	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2543367	2019-09-12	2026-09-11	54.27	$4,334.45	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2543368	2019-09-12	2026-09-11	54.27	$4,970.74	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	319

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LARABEL	32J16	CDC	2543369	2019-09-12	2026-09-11	54.26	$1,677.19	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2543370	2019-09-12	2026-09-11	54.25	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2543551	2019-09-23	2026-09-22	54.63	$5,039.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2543552	2019-09-23	2026-09-22	54.59	$11,924.94	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2543558	2019-09-23	2026-09-22	54.67	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2543559	2019-09-23	2026-09-22	54.66	$3,036.83	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2543560	2019-09-23	2026-09-22	54.66	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2543561	2019-09-23	2026-09-22	54.63	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2543562	2019-09-23	2026-09-22	54.63	$4,334.45	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2543563	2019-09-23	2026-09-22	54.63	$4,334.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2543564	2019-09-23	2026-09-22	54.59	$14,151.67	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2543565	2019-09-23	2026-09-22	54.58	$7,300.38	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2543566	2019-09-23	2026-09-22	54.58	$1,304.24	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2543567	2019-09-23	2026-09-22	54.71	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2543568	2019-09-23	2026-09-22	54.71	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2543569	2019-09-23	2026-09-22	54.7	$4,390.97	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J10	CDC	2543573	2019-09-23	2026-09-22	54.48	$467.23	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2543653	2019-09-27	2026-09-26	54.25	$971.86	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2543654	2019-09-27	2026-09-26	54.25	$-	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2543655	2019-09-27	2026-09-26	54.25	$971.86	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2543656	2019-09-27	2026-09-26	54.25	$1,677.19	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2543657	2019-09-27	2026-09-26	54.25	$1,403.87	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2543658	2019-09-27	2026-09-26	54.25	$-	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2543659	2019-09-27	2026-09-26	54.24	$613.85	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2543660	2019-09-27	2026-09-26	54.24	$971.86	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	320

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LARABEL	32J16	CDC	2543661	2019-09-27	2026-09-26	54.24	$613.85	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2543662	2019-09-27	2026-09-26	54.23	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2543781	2019-09-27	2026-09-26	54.68	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2543782	2019-09-27	2026-09-26	54.68	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2543783	2019-09-27	2026-09-26	54.67	$7,311.04	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2543784	2019-09-27	2026-09-26	54.67	$3,362.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2543785	2019-09-27	2026-09-26	54.67	$306.92	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2543786	2019-09-27	2026-09-26	54.65	$1,677.19	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2543787	2019-09-27	2026-09-26	54.64	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2543788	2019-09-27	2026-09-26	54.65	$-	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2543789	2019-09-27	2026-09-26	54.2	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2544905	2019-10-16	2026-10-15	54.23	$1,229.32	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2544906	2019-10-16	2026-10-15	54.23	$1,815.49	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2544907	2019-10-16	2026-10-15	54.23	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2544908	2019-10-16	2026-10-15	54.23	$4,564.23	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2544909	2019-10-16	2026-10-15	54.23	$1,229.01	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2544910	2019-10-16	2026-10-15	54.23	$1,202.49	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2544911	2019-10-16	2026-10-15	54.22	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2544912	2019-10-16	2026-10-15	54.22	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2544913	2019-10-16	2026-10-15	54.22	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2544914	2019-10-16	2026-10-15	54.22	$4,564.23	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2544915	2019-10-16	2026-10-15	54.22	$4,564.23	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2544916	2019-10-16	2026-10-15	54.22	$1,508.56	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2544917	2019-10-16	2026-10-15	54.21	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2544918	2019-10-16	2026-10-15	54.21	$1,201.64	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	321

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LARABEL	32J16	CDC	2544919	2019-10-16	2026-10-15	54.21	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2544920	2019-10-16	2026-10-15	54.2	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2544921	2019-10-16	2026-10-15	54.2	$1,201.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2544922	2019-10-16	2026-10-15	54.2	$1,201.64	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555479	2020-02-18	2027-02-17	54.62	$1,200.00	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555480	2020-02-18	2027-02-17	54.62	$1,200.00	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555481	2020-02-18	2027-02-17	54.62	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555482	2020-02-18	2027-02-17	54.62	$1,819.43	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555483	2020-02-18	2027-02-17	54.62	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555484	2020-02-18	2027-02-17	54.62	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555485	2020-02-18	2027-02-17	54.62	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555486	2020-02-18	2027-02-17	54.62	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555487	2020-02-18	2027-02-17	54.62	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555488	2020-02-18	2027-02-17	54.62	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555489	2020-02-18	2027-02-17	54.62	$5,096.29	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555490	2020-02-18	2027-02-17	54.62	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555491	2020-02-18	2027-02-17	54.62	$2,064.97	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555492	2020-02-18	2027-02-17	54.62	$2,064.97	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555493	2020-02-18	2027-02-17	54.61	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555494	2020-02-18	2027-02-17	54.61	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555495	2020-02-18	2027-02-17	54.61	$313.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555496	2020-02-18	2027-02-17	54.61	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555497	2020-02-18	2027-02-17	54.61	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555498	2020-02-18	2027-02-17	54.61	$864.97	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555499	2020-02-18	2027-02-17	54.61	$346.04	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	322

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J10	CDC	2555500	2020-02-18	2027-02-17	54.61	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555501	2020-02-18	2027-02-17	54.61	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555502	2020-02-18	2027-02-17	54.61	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555503	2020-02-18	2027-02-17	54.61	$962.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555504	2020-02-18	2027-02-17	54.61	$-	9474-9454 Québec inc. 100%
FROTET	32J15	CDC	2555515	2020-02-18	2027-02-17	54.45	$-	9474-9454 Québec inc. 100%
FROTET	32J15	CDC	2555516	2020-02-18	2027-02-17	54.45	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555520	2020-02-18	2027-02-17	54.44	$1,211.64	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555521	2020-02-18	2027-02-17	54.44	$2,411.64	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555522	2020-02-18	2027-02-17	54.44	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555523	2020-02-18	2027-02-17	54.44	$-	9474-9454 Québec inc. 100%
FROTET	32J15	CDC	2555524	2020-02-18	2027-02-17	54.44	$-	9474-9454 Québec inc. 100%
FROTET	32J15	CDC	2555525	2020-02-18	2027-02-17	54.44	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555526	2020-02-18	2027-02-17	54.44	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555527	2020-02-18	2027-02-17	54.44	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555528	2020-02-18	2027-02-17	54.44	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555529	2020-02-18	2027-02-17	54.44	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555530	2020-02-18	2027-02-17	54.44	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555531	2020-02-18	2027-02-17	54.44	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555537	2020-02-18	2027-02-17	54.43	$-	9474-9454 Québec inc. 100%
FROTET	32J15	CDC	2555538	2020-02-18	2027-02-17	54.43	$4,545.10	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555539	2020-02-18	2027-02-17	54.43	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555540	2020-02-18	2027-02-17	54.43	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555541	2020-02-18	2027-02-17	54.43	$-	9474-9454 Québec inc. 100%
FROTET	32J15	CDC	2555542	2020-02-18	2027-02-17	54.43	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	323

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J15	CDC	2555543	2020-02-18	2027-02-17	54.43	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555544	2020-02-18	2027-02-17	54.44	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555547	2020-02-18	2027-02-17	54.43	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555548	2020-02-18	2027-02-17	54.43	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555549	2020-02-18	2027-02-17	54.43	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555550	2020-02-18	2027-02-17	54.43	$-	9474-9454 Québec inc. 100%
FROTET	32J15	CDC	2555551	2020-02-18	2027-02-17	54.43	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2555555	2020-02-18	2027-02-17	54.58	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555556	2020-02-18	2027-02-17	54.58	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555557	2020-02-18	2027-02-17	54.58	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555558	2020-02-18	2027-02-17	54.57	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555559	2020-02-18	2027-02-17	54.57	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555560	2020-02-18	2027-02-17	54.57	$323.05	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555561	2020-02-18	2027-02-17	54.57	$323.05	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555562	2020-02-18	2027-02-17	54.57	$1,028.38	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555563	2020-02-18	2027-02-17	54.56	$1,028.38	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555564	2020-02-18	2027-02-17	54.56	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555565	2020-02-18	2027-02-17	54.56	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555566	2020-02-18	2027-02-17	54.56	$2,792.56	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2555567	2020-02-18	2027-02-17	54.56	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2555568	2020-02-18	2027-02-17	54.55	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555569	2020-02-18	2027-02-17	54.55	$442.23	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555570	2020-02-18	2027-02-17	54.55	$323.05	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555571	2020-02-18	2027-02-17	54.55	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555572	2020-02-18	2027-02-17	54.55	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	324

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J09	CDC	2555573	2020-02-18	2027-02-17	54.55	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2555574	2020-02-18	2027-02-17	54.55	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2555575	2020-02-18	2027-02-17	54.54	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555576	2020-02-18	2027-02-17	54.54	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555577	2020-02-18	2027-02-17	54.54	$1,028.38	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555578	2020-02-18	2027-02-17	54.53	$225.43	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555579	2020-02-18	2027-02-17	54.53	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555580	2020-02-18	2027-02-17	54.53	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555581	2020-02-18	2027-02-17	54.53	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555582	2020-02-18	2027-02-17	54.53	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2555583	2020-02-18	2027-02-17	54.52	$1,028.38	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555584	2020-02-18	2027-02-17	54.52	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555585	2020-02-18	2027-02-17	54.52	$323.05	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555586	2020-02-18	2027-02-17	54.52	$1,028.38	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555587	2020-02-18	2027-02-17	54.52	$323.05	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555588	2020-02-18	2027-02-17	54.51	$323.05	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555589	2020-02-18	2027-02-17	54.51	$1,028.38	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555590	2020-02-18	2027-02-17	54.51	$1,028.38	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555591	2020-02-18	2027-02-17	54.48	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555592	2020-02-18	2027-02-17	54.48	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2555593	2020-02-18	2027-02-17	54.48	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2555594	2020-02-18	2027-02-17	54.48	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555595	2020-02-18	2027-02-17	54.63	$1,836.86	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555596	2020-02-18	2027-02-17	54.63	$1,513.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555597	2020-02-18	2027-02-17	54.63	$1,513.78	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	325

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J10	CDC	2555598	2020-02-18	2027-02-17	54.63	$1,513.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2555599	2020-02-18	2027-02-17	54.47	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2555600	2020-02-18	2027-02-17	54.47	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2555601	2020-02-18	2027-02-17	54.47	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2555602	2020-02-18	2027-02-17	54.47	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2555603	2020-02-18	2027-02-17	54.46	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2555604	2020-02-18	2027-02-17	54.46	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2555605	2020-02-18	2027-02-17	54.46	$477.19	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2555606	2020-02-18	2027-02-17	54.45	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2555607	2020-02-18	2027-02-17	54.45	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555608	2020-02-18	2027-02-17	54.38	$3,093.35	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555609	2020-02-18	2027-02-17	54.38	$2,469.51	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555610	2020-02-18	2027-02-17	54.38	$3,660.67	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555611	2020-02-18	2027-02-17	54.38	$2,776.44	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555614	2020-02-18	2027-02-17	54.37	$1,562.59	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555615	2020-02-18	2027-02-17	54.37	$1,562.59	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555616	2020-02-18	2027-02-17	54.37	$2,616.16	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555617	2020-02-18	2027-02-17	54.37	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555618	2020-02-18	2027-02-17	54.37	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555621	2020-02-18	2027-02-17	54.36	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555622	2020-02-18	2027-02-17	54.36	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555623	2020-02-18	2027-02-17	54.36	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555624	2020-02-18	2027-02-17	54.36	$2,776.44	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555625	2020-02-18	2027-02-17	54.36	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555626	2020-02-18	2027-02-17	54.36	$2,776.44	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	326

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LARABEL	32J16	CDC	2555630	2020-02-18	2027-02-17	54.35	$1,562.59	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555631	2020-02-18	2027-02-17	54.35	$1,562.59	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555632	2020-02-18	2027-02-17	54.35	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555633	2020-02-18	2027-02-17	54.35	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555634	2020-02-18	2027-02-17	54.35	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2555635	2020-02-18	2027-02-17	54.35	$2,195.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555687	2020-02-18	2027-02-17	54.69	$379.57	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555688	2020-02-18	2027-02-17	54.69	$323.05	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555689	2020-02-18	2027-02-17	54.69	$379.57	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555690	2020-02-18	2027-02-17	54.68	$4,390.97	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555691	2020-02-18	2027-02-17	54.68	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555692	2020-02-18	2027-02-17	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555693	2020-02-18	2027-02-17	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555694	2020-02-18	2027-02-17	54.68	$323.05	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555695	2020-02-18	2027-02-17	54.68	$436.08	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555696	2020-02-18	2027-02-17	54.67	$767.35	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555697	2020-02-18	2027-02-17	54.67	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555698	2020-02-18	2027-02-17	54.67	$1,182.51	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555699	2020-02-18	2027-02-17	54.67	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555700	2020-02-18	2027-02-17	54.67	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555701	2020-02-18	2027-02-17	54.67	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555702	2020-02-18	2027-02-17	54.67	$5,096.29	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555703	2020-02-18	2027-02-17	54.67	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555704	2020-02-18	2027-02-17	54.67	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555705	2020-02-18	2027-02-17	54.66	$4,390.97	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	327

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
DE-MAURÈS	32J09	CDC	2555706	2020-02-18	2027-02-17	54.66	$4,390.97	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555707	2020-02-18	2027-02-17	54.66	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555708	2020-02-18	2027-02-17	54.66	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555709	2020-02-18	2027-02-17	54.66	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555710	2020-02-18	2027-02-17	54.66	$4,244.55	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555711	2020-02-18	2027-02-17	54.66	$4,390.97	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555712	2020-02-18	2027-02-17	54.66	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555713	2020-02-18	2027-02-17	54.66	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555714	2020-02-18	2027-02-17	54.66	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555715	2020-02-18	2027-02-17	54.66	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555716	2020-02-18	2027-02-17	54.65	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555717	2020-02-18	2027-02-17	54.65	$2,616.16	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555718	2020-02-18	2027-02-17	54.65	$323.05	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555719	2020-02-18	2027-02-17	54.65	$1,028.38	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555720	2020-02-18	2027-02-17	54.65	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555721	2020-02-18	2027-02-17	54.65	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555722	2020-02-18	2027-02-17	54.65	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555723	2020-02-18	2027-02-17	54.65	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555724	2020-02-18	2027-02-17	54.59	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555725	2020-02-18	2027-02-17	54.59	$323.05	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2555726	2020-02-18	2027-02-17	54.58	$1,028.38	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555727	2020-02-18	2027-02-17	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555728	2020-02-18	2027-02-17	54.65	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555729	2020-02-18	2027-02-17	54.65	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555730	2020-02-18	2027-02-17	54.65	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	328

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J10	CDC	2555731	2020-02-18	2027-02-17	54.65	$4,253.00	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555732	2020-02-18	2027-02-17	54.65	$3,742.16	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555733	2020-02-18	2027-02-17	54.65	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555734	2020-02-18	2027-02-17	54.65	$2,064.97	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555735	2020-02-18	2027-02-17	54.65	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555736	2020-02-18	2027-02-17	54.65	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555737	2020-02-18	2027-02-17	54.65	$3,539.22	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555738	2020-02-18	2027-02-17	54.64	$2,485.67	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555739	2020-02-18	2027-02-17	54.64	$4,390.97	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555740	2020-02-18	2027-02-17	54.64	$4,162.86	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555741	2020-02-18	2027-02-17	54.64	$1,836.83	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555742	2020-02-18	2027-02-17	54.64	$3,742.16	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555743	2020-02-18	2027-02-17	54.64	$1,513.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555744	2020-02-18	2027-02-17	54.64	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555745	2020-02-18	2027-02-17	54.64	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555746	2020-02-18	2027-02-17	54.64	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555747	2020-02-18	2027-02-17	54.64	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555748	2020-02-18	2027-02-17	54.64	$864.97	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555749	2020-02-18	2027-02-17	54.64	$962.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555750	2020-02-18	2027-02-17	54.64	$962.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555751	2020-02-18	2027-02-17	54.64	$1,942.17	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555752	2020-02-18	2027-02-17	54.64	$1,200.00	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555753	2020-02-18	2027-02-17	54.64	$323.05	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555754	2020-02-18	2027-02-17	54.63	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555755	2020-02-18	2027-02-17	54.63	$323.05	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	329

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J10	CDC	2555756	2020-02-18	2027-02-17	54.63	$1,028.38	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555757	2020-02-18	2027-02-17	54.63	$4,390.97	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555758	2020-02-18	2027-02-17	54.63	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555759	2020-02-18	2027-02-17	54.63	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555760	2020-02-18	2027-02-17	54.63	$2,485.64	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555761	2020-02-18	2027-02-17	54.63	$1,285.64	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555762	2020-02-18	2027-02-17	54.63	$1,367.37	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555763	2020-02-18	2027-02-17	54.63	$1,276.37	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J10	CDC	2555764	2020-02-18	2027-02-17	54.48	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J10	CDC	2555765	2020-02-18	2027-02-17	54.48	$-	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555766	2020-02-18	2027-02-17	54.48	$-	9474-9454 Québec inc. 100%
FROTET	32J15	CDC	2555767	2020-02-18	2027-02-17	54.47	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555768	2020-02-18	2027-02-17	54.47	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555769	2020-02-18	2027-02-17	54.47	$477.19	9474-9454 Québec inc. 100%
FROTET	32J15	CDC	2555770	2020-02-18	2027-02-17	54.46	$-	9474-9454 Québec inc. 100%
FROTET	32J15	CDC	2555771	2020-02-18	2027-02-17	54.46	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555772	2020-02-18	2027-02-17	54.46	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555773	2020-02-18	2027-02-17	54.46	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555774	2020-02-18	2027-02-17	54.46	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555775	2020-02-18	2027-02-17	54.46	$477.19	9474-9454 Québec inc. 100%
FROTET	32J15	CDC	2555776	2020-02-18	2027-02-17	54.46	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555777	2020-02-18	2027-02-17	54.46	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555778	2020-02-18	2027-02-17	54.46	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555779	2020-02-18	2027-02-17	54.45	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555780	2020-02-18	2027-02-17	54.45	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	330

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J15	CDC	2555781	2020-02-18	2027-02-17	54.45	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555782	2020-02-18	2027-02-17	54.45	$3,611.64	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555783	2020-02-18	2027-02-17	54.45	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555784	2020-02-18	2027-02-17	54.45	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2555785	2020-02-18	2027-02-17	54.45	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2555786	2020-02-18	2027-02-17	54.42	$1,477.56	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555787	2020-02-18	2027-02-17	54.42	$1,279.34	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555788	2020-02-18	2027-02-17	54.41	$1,973.11	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555789	2020-02-18	2027-02-17	53.37	$1,275.91	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555790	2020-02-18	2027-02-17	52.23	$1,973.11	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555791	2020-02-18	2027-02-17	54.41	$288.24	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555792	2020-02-18	2027-02-17	54.41	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555793	2020-02-18	2027-02-17	40.74	$3,650.83	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2555794	2020-02-18	2027-02-17	29.15	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555795	2020-02-18	2027-02-17	52.42	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555796	2020-02-18	2027-02-17	54.4	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555797	2020-02-18	2027-02-17	54.41	$-	9474-9454 Québec inc. 100%
LEZAI-	32J15	CDC	2555798	2020-02-18	2027-02-17	34.78	$2,267.21	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	331

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
TROILUS
LEZAI-TROILUS	32J15	CDC	2555799	2020-02-18	2027-02-17	54.4	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555800	2020-02-18	2027-02-17	54.4	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555801	2020-02-18	2027-02-17	54.39	$2,263.29	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2555802	2020-02-18	2027-02-17	54.39	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555803	2020-02-18	2027-02-17	54.39	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555804	2020-02-18	2027-02-17	54.39	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555805	2020-02-18	2027-02-17	54.39	$-	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555814	2020-02-19	2027-02-18	54.53	$323.05	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555815	2020-02-19	2027-02-18	54.53	$1,028.38	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555816	2020-02-19	2027-02-18	54.53	$323.05	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555817	2020-02-19	2027-02-18	54.53	$323.05	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555818	2020-02-19	2027-02-18	54.53	$1,028.38	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555819	2020-02-19	2027-02-18	54.52	$323.05	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555820	2020-02-19	2027-02-18	54.52	$-	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555821	2020-02-19	2027-02-18	54.52	$-	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555822	2020-02-19	2027-02-18	54.52	$1,028.38	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555823	2020-02-19	2027-02-18	54.52	$323.05	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555824	2020-02-19	2027-02-18	54.52	$1,028.38	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555825	2020-02-19	2027-02-18	54.51	$1,028.38	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555826	2020-02-19	2027-02-18	54.51	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	332

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J10	CDC	2555827	2020-02-19	2027-02-18	54.51	$323.05	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555828	2020-02-19	2027-02-18	54.51	$1,028.38	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555829	2020-02-19	2027-02-18	54.51	$323.05	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555830	2020-02-19	2027-02-18	54.51	$-	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555831	2020-02-19	2027-02-18	54.51	$-	9474-9454 Québec inc. 100%
FROTET	32J10	CDC	2555832	2020-02-19	2027-02-18	54.48	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555833	2020-02-19	2027-02-18	54.61	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555834	2020-02-19	2027-02-18	54.6	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555835	2020-02-19	2027-02-18	54.42	$1,720.74	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555836	2020-02-19	2027-02-18	54.42	$1,225.19	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555847	2020-02-19	2027-02-18	54.44	$2,621.82	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555848	2020-02-19	2027-02-18	54.44	$1,520.93	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555849	2020-02-19	2027-02-18	54.44	$1,135.17	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555850	2020-02-19	2027-02-18	54.43	$5,984.41	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2555851	2020-02-19	2027-02-18	54.43	$1,225.19	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555852	2020-02-19	2027-02-18	54.43	$1,928.05	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555853	2020-02-19	2027-02-18	54.43	$729.64	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2555854	2020-02-19	2027-02-18	54.43	$1,135.17	9474-9454 Québec inc. 100%
LEZAI-	32J15	CDC	2555855	2020-02-19	2027-02-18	54.42	$2,522.71	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	333

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
TROILUS
REGNAULT	32J09	CDC	2555856	2020-02-19	2027-02-18	54.65	$477.19	9474-9454 Québec inc. 100%
REGNAULT	32J09	CDC	2555857	2020-02-19	2027-02-18	38.13	$-	9474-9454 Québec inc. 100%
REGNAULT	32J09	CDC	2555858	2020-02-19	2027-02-18	54.7	$497.19	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555859	2020-02-19	2027-02-18	53.79	$715.52	9474-9454 Québec inc. 100%
REGNAULT	32J09	CDC	2555860	2020-02-19	2027-02-18	54.69	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555861	2020-02-19	2027-02-18	54.69	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555862	2020-02-19	2027-02-18	54.69	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555863	2020-02-19	2027-02-18	54.69	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555864	2020-02-19	2027-02-18	54.69	$281.37	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555865	2020-02-19	2027-02-18	54.69	$216.16	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555866	2020-02-19	2027-02-18	54.69	$323.05	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555867	2020-02-19	2027-02-18	54.69	$323.05	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555868	2020-02-19	2027-02-18	54.68	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555869	2020-02-19	2027-02-18	54.68	$5,096.29	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555870	2020-02-19	2027-02-18	54.68	$4,390.97	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555871	2020-02-19	2027-02-18	54.68	$-	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555872	2020-02-19	2027-02-18	54.68	$3,204.20	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555873	2020-02-19	2027-02-18	54.68	$1,513.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555874	2020-02-19	2027-02-18	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555875	2020-02-19	2027-02-18	54.68	$323.05	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555876	2020-02-19	2027-02-18	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555877	2020-02-19	2027-02-18	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555878	2020-02-19	2027-02-18	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555879	2020-02-19	2027-02-18	54.68	$1,028.38	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	334

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
DE-MAURÈS	32J09	CDC	2555880	2020-02-19	2027-02-18	54.67	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555881	2020-02-19	2027-02-18	54.67	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555882	2020-02-19	2027-02-18	54.67	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555883	2020-02-19	2027-02-18	54.66	$1,733.70	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555884	2020-02-19	2027-02-18	54.66	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555885	2020-02-19	2027-02-18	54.65	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555886	2020-02-19	2027-02-18	54.65	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555887	2020-02-19	2027-02-18	54.64	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555888	2020-02-19	2027-02-18	54.64	$4,390.97	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555889	2020-02-19	2027-02-18	54.66	$2,639.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555890	2020-02-19	2027-02-18	54.66	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555891	2020-02-19	2027-02-18	54.65	$1,300.61	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555892	2020-02-19	2027-02-18	54.65	$3,539.22	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555893	2020-02-19	2027-02-18	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555894	2020-02-19	2027-02-18	54.65	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555895	2020-02-19	2027-02-18	54.66	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555896	2020-02-19	2027-02-18	54.66	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555897	2020-02-19	2027-02-18	54.66	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555898	2020-02-19	2027-02-18	54.66	$379.57	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555899	2020-02-19	2027-02-18	54.66	$3,036.83	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555900	2020-02-19	2027-02-18	54.66	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555901	2020-02-19	2027-02-18	54.65	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555902	2020-02-19	2027-02-18	54.65	$5,096.29	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555903	2020-02-19	2027-02-18	54.65	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555904	2020-02-19	2027-02-18	54.65	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	335

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
DE-MAURÈS	32J09	CDC	2555905	2020-02-19	2027-02-18	54.65	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555906	2020-02-19	2027-02-18	54.65	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555907	2020-02-19	2027-02-18	54.65	$3,036.83	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555908	2020-02-19	2027-02-18	54.64	$4,390.97	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555909	2020-02-19	2027-02-18	54.64	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555910	2020-02-19	2027-02-18	54.64	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555911	2020-02-19	2027-02-18	54.64	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555912	2020-02-19	2027-02-18	54.64	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555913	2020-02-19	2027-02-18	54.64	$2,160.71	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555914	2020-02-19	2027-02-18	54.64	$1,720.48	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555915	2020-02-19	2027-02-18	54.63	$4,390.97	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555916	2020-02-19	2027-02-18	54.63	$4,390.97	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555917	2020-02-19	2027-02-18	54.63	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555918	2020-02-19	2027-02-18	54.63	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555919	2020-02-19	2027-02-18	54.63	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555920	2020-02-19	2027-02-18	54.69	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555921	2020-02-19	2027-02-18	54.69	$493.32	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555922	2020-02-19	2027-02-18	54.68	$323.05	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555923	2020-02-19	2027-02-18	54.68	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555924	2020-02-19	2027-02-18	54.68	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555925	2020-02-19	2027-02-18	54.68	$323.05	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555926	2020-02-19	2027-02-18	54.68	$379.57	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555927	2020-02-19	2027-02-18	54.68	$1,028.38	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555928	2020-02-19	2027-02-18	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555929	2020-02-19	2027-02-18	54.67	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	336

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J10	CDC	2555930	2020-02-19	2027-02-18	54.67	$323.05	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555931	2020-02-19	2027-02-18	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555932	2020-02-19	2027-02-18	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555933	2020-02-19	2027-02-18	54.67	$484.90	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555934	2020-02-19	2027-02-18	54.67	$323.05	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555935	2020-02-19	2027-02-18	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555936	2020-02-19	2027-02-18	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555937	2020-02-19	2027-02-18	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555938	2020-02-19	2027-02-18	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555939	2020-02-19	2027-02-18	54.66	$323.05	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555940	2020-02-19	2027-02-18	54.66	$1,028.38	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555941	2020-02-19	2027-02-18	54.66	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555942	2020-02-19	2027-02-18	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555943	2020-02-19	2027-02-18	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555944	2020-02-19	2027-02-18	54.66	$323.05	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555945	2020-02-19	2027-02-18	54.66	$573.70	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555946	2020-02-19	2027-02-18	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555947	2020-02-19	2027-02-18	54.65	$1,028.38	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555948	2020-02-19	2027-02-18	54.66	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555949	2020-02-19	2027-02-18	54.66	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555950	2020-02-19	2027-02-18	54.66	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555951	2020-02-19	2027-02-18	54.66	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555952	2020-02-19	2027-02-18	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555953	2020-02-19	2027-02-18	54.66	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555954	2020-02-19	2027-02-18	54.66	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	337

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J10	CDC	2555955	2020-02-19	2027-02-18	54.66	$2,420.94	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2555956	2020-02-19	2027-02-18	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2555957	2020-02-19	2027-02-18	54.66	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555958	2020-02-19	2027-02-18	54.62	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555959	2020-02-19	2027-02-18	54.62	$4,390.97	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555960	2020-02-19	2027-02-18	54.62	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555961	2020-02-19	2027-02-18	54.62	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555962	2020-02-19	2027-02-18	54.62	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555963	2020-02-19	2027-02-18	54.61	$4,390.97	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555964	2020-02-19	2027-02-18	54.61	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555965	2020-02-19	2027-02-18	54.61	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555966	2020-02-19	2027-02-18	54.61	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555967	2020-02-19	2027-02-18	54.61	$1,739.21	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555968	2020-02-19	2027-02-18	54.6	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555969	2020-02-19	2027-02-18	54.6	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555970	2020-02-19	2027-02-18	54.6	$4,390.97	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555971	2020-02-19	2027-02-18	54.6	$3,742.16	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555972	2020-02-19	2027-02-18	54.6	$1,739.22	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555973	2020-02-19	2027-02-18	54.67	$323.05	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555974	2020-02-19	2027-02-18	54.67	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555975	2020-02-19	2027-02-18	54.67	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555976	2020-02-19	2027-02-18	54.67	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555977	2020-02-19	2027-02-18	54.67	$4,203.21	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555978	2020-02-19	2027-02-18	54.67	$1,513.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555979	2020-02-19	2027-02-18	54.67	$2,150.15	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	338

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
DE-MAURÈS	32J09	CDC	2555980	2020-02-19	2027-02-18	54.67	$2,036.92	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555981	2020-02-19	2027-02-18	54.66	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555982	2020-02-19	2027-02-18	54.66	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555983	2020-02-19	2027-02-18	54.66	$2,182.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555984	2020-02-19	2027-02-18	54.66	$379.57	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555985	2020-02-19	2027-02-18	54.65	$3,093.35	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555986	2020-02-19	2027-02-18	54.65	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555987	2020-02-19	2027-02-18	54.65	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555988	2020-02-19	2027-02-18	54.65	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2555989	2020-02-19	2027-02-18	54.64	$3,036.83	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555990	2020-02-19	2027-02-18	54.64	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555991	2020-02-19	2027-02-18	54.64	$3,742.16	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555992	2020-02-19	2027-02-18	54.64	$3,093.35	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555993	2020-02-19	2027-02-18	54.64	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555994	2020-02-19	2027-02-18	54.63	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555995	2020-02-19	2027-02-18	54.63	$2,542.16	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555996	2020-02-19	2027-02-18	54.63	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555997	2020-02-19	2027-02-18	54.63	$2,616.16	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555998	2020-02-19	2027-02-18	54.63	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2555999	2020-02-19	2027-02-18	54.62	$3,742.16	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2556000	2020-02-19	2027-02-18	54.62	$3,742.16	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2556001	2020-02-19	2027-02-18	54.62	$3,036.83	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2556002	2020-02-19	2027-02-18	54.61	$1,416.16	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2556003	2020-02-19	2027-02-18	54.61	$2,616.16	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2556004	2020-02-19	2027-02-18	54.61	$1,513.78	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	339

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
DE-MAURÈS	32J09	CDC	2556005	2020-02-19	2027-02-18	54.6	$1,562.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2556006	2020-02-19	2027-02-18	54.6	$1,562.59	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2556007	2020-02-19	2027-02-18	54.6	$1,025.68	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2556008	2020-02-19	2027-02-18	54.6	$962.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556009	2020-02-19	2027-02-18	54.59	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556010	2020-02-19	2027-02-18	54.59	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556011	2020-02-19	2027-02-18	54.59	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556012	2020-02-19	2027-02-18	54.59	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2556013	2020-02-19	2027-02-18	54.71	$323.05	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556014	2020-02-19	2027-02-18	54.71	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556015	2020-02-19	2027-02-18	54.71	$1,028.38	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556016	2020-02-19	2027-02-18	54.71	$1,028.38	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556017	2020-02-19	2027-02-18	54.7	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556018	2020-02-19	2027-02-18	54.7	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556019	2020-02-19	2027-02-18	54.69	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556020	2020-02-19	2027-02-18	54.68	$110.32	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556021	2020-02-19	2027-02-18	54.68	$323.05	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556022	2020-02-19	2027-02-18	54.68	$151.45	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556023	2020-02-19	2027-02-18	54.68	$151.46	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556024	2020-02-19	2027-02-18	54.68	$689.98	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556025	2020-02-19	2027-02-18	54.68	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556026	2020-02-19	2027-02-18	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556027	2020-02-19	2027-02-18	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556028	2020-02-19	2027-02-18	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556029	2020-02-19	2027-02-18	54.67	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	340

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J16	CDC	2556030	2020-02-19	2027-02-18	54.47	$4,545.10	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2556031	2020-02-19	2027-02-18	54.47	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2556032	2020-02-19	2027-02-18	54.47	$-	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2556033	2020-02-19	2027-02-18	54.47	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2556034	2020-02-19	2027-02-18	54.47	$962.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2556035	2020-02-19	2027-02-18	54.47	$962.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2556036	2020-02-19	2027-02-18	54.46	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2556037	2020-02-19	2027-02-18	54.46	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2556038	2020-02-19	2027-02-18	54.46	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2556039	2020-02-19	2027-02-18	54.46	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2556040	2020-02-19	2027-02-18	54.45	$2,045.10	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2556041	2020-02-19	2027-02-18	54.45	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2556042	2020-02-19	2027-02-18	54.45	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556043	2020-02-19	2027-02-18	54.59	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556044	2020-02-19	2027-02-18	54.59	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556045	2020-02-19	2027-02-18	54.59	$1,028.38	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556046	2020-02-19	2027-02-18	54.59	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556047	2020-02-19	2027-02-18	54.59	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556048	2020-02-19	2027-02-18	54.59	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556049	2020-02-19	2027-02-18	54.59	$1,562.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556050	2020-02-19	2027-02-18	54.59	$1,562.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556051	2020-02-19	2027-02-18	54.59	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556052	2020-02-19	2027-02-18	54.58	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556053	2020-02-19	2027-02-18	54.58	$2,485.64	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556054	2020-02-19	2027-02-18	54.58	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	341

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J09	CDC	2556055	2020-02-19	2027-02-18	54.58	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556056	2020-02-19	2027-02-18	54.58	$2,713.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556057	2020-02-19	2027-02-18	54.58	$3,514.02	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556058	2020-02-19	2027-02-18	54.58	$1,244.54	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556059	2020-02-19	2027-02-18	54.58	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556060	2020-02-19	2027-02-18	54.58	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556061	2020-02-19	2027-02-18	54.57	$3,958.95	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556062	2020-02-19	2027-02-18	54.57	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556063	2020-02-19	2027-02-18	54.57	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556064	2020-02-19	2027-02-18	54.57	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556065	2020-02-19	2027-02-18	54.57	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556066	2020-02-19	2027-02-18	54.57	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556067	2020-02-19	2027-02-18	54.57	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556068	2020-02-19	2027-02-18	54.57	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556069	2020-02-19	2027-02-18	54.56	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556070	2020-02-19	2027-02-18	54.56	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556071	2020-02-19	2027-02-18	54.56	$4,545.10	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556072	2020-02-19	2027-02-18	54.56	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556073	2020-02-19	2027-02-18	54.56	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556074	2020-02-19	2027-02-18	54.55	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556075	2020-02-19	2027-02-18	54.55	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556076	2020-02-19	2027-02-18	54.55	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556077	2020-02-19	2027-02-18	54.55	$962.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556078	2020-02-19	2027-02-18	54.54	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556079	2020-02-19	2027-02-18	54.54	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	342

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J09	CDC	2556080	2020-02-19	2027-02-18	54.49	$4,545.10	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556081	2020-02-19	2027-02-18	54.49	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556082	2020-02-19	2027-02-18	54.48	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556083	2020-02-19	2027-02-18	54.54	$1,353.56	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556084	2020-02-19	2027-02-18	54.54	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556085	2020-02-19	2027-02-18	54.54	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556086	2020-02-19	2027-02-18	54.54	$477.19	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556087	2020-02-19	2027-02-18	54.54	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556088	2020-02-19	2027-02-18	54.54	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556089	2020-02-19	2027-02-18	54.53	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556090	2020-02-19	2027-02-18	54.53	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556091	2020-02-19	2027-02-18	54.53	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556092	2020-02-19	2027-02-18	54.53	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556093	2020-02-19	2027-02-18	54.53	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556094	2020-02-19	2027-02-18	54.53	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556095	2020-02-19	2027-02-18	54.53	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556096	2020-02-19	2027-02-18	54.52	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556097	2020-02-19	2027-02-18	54.52	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556098	2020-02-19	2027-02-18	54.52	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556099	2020-02-19	2027-02-18	54.52	$2,946.70	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556100	2020-02-19	2027-02-18	54.52	$2,639.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556101	2020-02-19	2027-02-18	54.52	$2,762.01	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556102	2020-02-19	2027-02-18	54.52	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556103	2020-02-19	2027-02-18	54.52	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556104	2020-02-19	2027-02-18	54.51	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	343

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J09	CDC	2556105	2020-02-19	2027-02-18	54.51	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556106	2020-02-19	2027-02-18	54.51	$3,839.78	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556107	2020-02-19	2027-02-18	54.51	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556108	2020-02-19	2027-02-18	54.51	$962.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556109	2020-02-19	2027-02-18	54.51	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556110	2020-02-19	2027-02-18	54.5	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556111	2020-02-19	2027-02-18	54.5	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556112	2020-02-19	2027-02-18	54.5	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556113	2020-02-19	2027-02-18	54.5	$3,134.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556114	2020-02-19	2027-02-18	54.5	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556115	2020-02-19	2027-02-18	54.5	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556116	2020-02-19	2027-02-18	54.5	$962.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556117	2020-02-19	2027-02-18	54.5	$962.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556118	2020-02-19	2027-02-18	54.49	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556119	2020-02-19	2027-02-18	54.49	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556120	2020-02-19	2027-02-18	54.49	$3,345.10	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556121	2020-02-19	2027-02-18	54.48	$2,162.59	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556122	2020-02-19	2027-02-18	54.48	$1,182.51	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2556123	2020-02-19	2027-02-18	54.72	$3,685.64	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2556124	2020-02-19	2027-02-18	54.72	$3,190.97	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2556125	2020-02-19	2027-02-18	54.72	$524.85	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2556126	2020-02-19	2027-02-18	54.72	$-	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2556127	2020-02-19	2027-02-18	54.72	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556128	2020-02-19	2027-02-18	54.49	$2,997.82	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556129	2020-02-19	2027-02-18	54.49	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	344

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J09	CDC	2556130	2020-02-19	2027-02-18	54.48	$-	9474-9454 Québec inc. 100%
FROTET	32J09	CDC	2556131	2020-02-19	2027-02-18	54.48	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J09	CDC	2556132	2020-02-19	2027-02-18	54.48	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J10	CDC	2556133	2020-02-19	2027-02-18	54.48	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J15	CDC	2556134	2020-02-19	2027-02-18	54.45	$477.19	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2558334	2020-03-06	2027-03-05	54.69	$3,685.63	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560642	2020-03-26	2027-03-25	54.31	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2560643	2020-03-26	2027-03-25	54.31	$2,708.10	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560644	2020-03-26	2027-03-25	54.31	$2,708.10	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560645	2020-03-26	2027-03-25	54.31	$2,708.10	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560646	2020-03-26	2027-03-25	54.31	$2,571.72	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560647	2020-03-26	2027-03-25	54.3	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2560648	2020-03-26	2027-03-25	54.3	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2560649	2020-03-26	2027-03-25	54.3	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2560650	2020-03-26	2027-03-25	54.3	$2,708.00	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560651	2020-03-26	2027-03-25	54.3	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2560652	2020-03-26	2027-03-25	54.3	$2,708.00	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560653	2020-03-26	2027-03-25	54.3	$2,708.00	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	345

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LEZAI-TROILUS	32J15	CDC	2560656	2020-03-26	2027-03-25	54.29	$2,707.90	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560657	2020-03-26	2027-03-25	54.29	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2560658	2020-03-26	2027-03-25	54.29	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2560659	2020-03-26	2027-03-25	54.29	$2,707.90	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560660	2020-03-26	2027-03-25	54.29	$2,707.90	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560661	2020-03-26	2027-03-25	54.29	$2,707.90	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560664	2020-03-26	2027-03-25	54.28	$2,707.80	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560665	2020-03-26	2027-03-25	54.28	$2,707.80	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560666	2020-03-26	2027-03-25	54.28	$2,707.80	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560667	2020-03-26	2027-03-25	54.28	$2,707.80	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560670	2020-03-26	2027-03-25	54.27	$1,398.54	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560671	2020-03-26	2027-03-25	54.27	$1,398.34	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2560672	2020-03-26	2027-03-25	54.27	$2,707.70	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2561222	2020-03-31	2027-03-30	41.78	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2561223	2020-03-31	2027-03-30	54.7	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2561224	2020-03-31	2027-03-30	38.68	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2561225	2020-03-31	2027-03-30	2.84	$-	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	346

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J10	CDC	2561226	2020-03-31	2027-03-30	33.61	$2,829.12	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2561227	2020-03-31	2027-03-30	48.75	$323.05	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2561228	2020-03-31	2027-03-30	39.28	$323.05	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2561253	2020-04-01	2027-03-31	54.63	$1,279.49	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2561254	2020-04-01	2027-03-31	48.94	$1,028.38	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2561649	2020-04-06	2027-04-05	53.67	$2,263.28	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2561842	2020-04-14	2028-04-13	8.77	$48.48	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2561843	2020-04-14	2028-04-13	42.15	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2561844	2020-04-14	2028-04-13	35.06	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2561845	2020-04-14	2028-04-13	28.05	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2561846	2020-04-14	2028-04-13	29.75	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563696	2020-05-05	2028-05-04	54.69	$1,695.37	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2563697	2020-05-05	2028-05-04	54.68	$-	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2563698	2020-05-05	2028-05-04	54.68	$4,639.58	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2563699	2020-05-05	2028-05-04	54.67	$323.05	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563700	2020-05-05	2028-05-04	54.67	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563701	2020-05-05	2028-05-04	54.67	$1,342.16	9474-9454 Québec inc. 81% - Elevra 19%
REGNAULT	32J10	CDC	2563702	2020-05-05	2028-05-04	54.66	$594.28	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563703	2020-05-05	2028-05-04	54.66	$1,028.38	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563704	2020-05-05	2028-05-04	54.66	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563705	2020-05-05	2028-05-04	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563706	2020-05-05	2028-05-04	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563707	2020-05-05	2028-05-04	54.65	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563708	2020-05-05	2028-05-04	54.64	$151.43	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563709	2020-05-05	2028-05-04	54.64	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	347

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
REGNAULT	32J10	CDC	2563710	2020-05-05	2028-05-04	54.64	$323.05	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563711	2020-05-05	2028-05-04	54.64	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563712	2020-05-05	2028-05-04	54.64	$375.24	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563713	2020-05-05	2028-05-04	54.63	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563714	2020-05-05	2028-05-04	54.63	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563715	2020-05-05	2028-05-04	54.63	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563716	2020-05-05	2028-05-04	54.62	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563717	2020-05-05	2028-05-04	54.62	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563718	2020-05-05	2028-05-04	54.61	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2563719	2020-05-05	2028-05-04	54.6	$-	9474-9454 Québec inc. 100%
FROTET	32J15	CDC	2564837	2020-05-15	2028-05-14	54.44	$12,290.17	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J11	CDC	2565953	2020-05-22	2028-05-21	54.58	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J11	CDC	2565954	2020-05-22	2028-05-21	54.58	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J11	CDC	2565955	2020-05-22	2028-05-21	54.58	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J11	CDC	2565956	2020-05-22	2028-05-21	54.58	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J11	CDC	2565957	2020-05-22	2028-05-21	54.57	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J11	CDC	2565958	2020-05-22	2028-05-21	54.57	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J10	CDC	2566120	2020-05-29	2028-05-28	45.6	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J10	CDC	2566121	2020-05-29	2028-05-28	54.55	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J10	CDC	2566122	2020-05-29	2028-05-28	54.3	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J10	CDC	2566123	2020-05-29	2028-05-28	54.54	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J10	CDC	2566124	2020-05-29	2028-05-28	54.54	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J11	CDC	2566125	2020-05-29	2028-05-28	54.57	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J11	CDC	2566126	2020-05-29	2028-05-28	54.57	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2566963	2020-05-29	2028-05-28	54.42	$747.46	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	348

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LEZAI-TROILUS	32J15	CDC	2566964	2020-05-29	2028-05-28	54.42	$795.26	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2566965	2020-05-29	2028-05-28	54.41	$1,516.26	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2566966	2020-05-29	2028-05-28	54.41	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2566967	2020-05-29	2028-05-28	54.4	$1,020.61	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2566968	2020-05-29	2028-05-28	54.4	$416.86	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2566969	2020-05-29	2028-05-28	54.4	$1,159.81	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2566970	2020-05-29	2028-05-28	54.4	$961.58	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2566971	2020-05-29	2028-05-28	54.4	$4,680.52	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2566972	2020-05-29	2028-05-28	54.4	$2,400.99	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2566973	2020-05-29	2028-05-28	54.39	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2566974	2020-05-29	2028-05-28	54.39	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2566975	2020-05-29	2028-05-28	54.38	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2566976	2020-05-29	2028-05-28	54.38	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2566977	2020-05-29	2028-05-28	54.38	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2566978	2020-05-29	2028-05-28	54.37	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-	32J15	CDC	2567332	2020-06-05	2028-06-04	54.42	$573.30	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	349

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
TROILUS
LEZAI-TROILUS	32J15	CDC	2567333	2020-06-05	2028-06-04	54.41	$1,417.14	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2567334	2020-06-05	2028-06-04	54.4	$1,417.04	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2567335	2020-06-05	2028-06-04	54.4	$1,119.71	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2567336	2020-06-05	2028-06-04	54.4	$763.25	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2567337	2020-06-05	2028-06-04	54.39	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2567338	2020-06-05	2028-06-04	54.38	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2567339	2020-06-05	2028-06-04	54.37	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2567340	2020-06-05	2028-06-04	54.37	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2567341	2020-06-05	2028-06-04	54.36	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2567476	2020-06-05	2028-06-04	54.73	$2,014.87	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2567484	2020-06-05	2028-06-04	54.44	$-	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2567485	2020-06-05	2028-06-04	54.44	$-	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2567486	2020-06-05	2028-06-04	54.44	$-	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2567487	2020-06-05	2028-06-04	54.44	$-	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2567488	2020-06-05	2028-06-04	54.44	$-	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2567489	2020-06-05	2028-06-04	54.44	$-	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2567490	2020-06-05	2028-06-04	54.43	$-	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2567491	2020-06-05	2028-06-04	54.43	$-	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2567492	2020-06-05	2028-06-04	54.42	$-	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	350

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J16	CDC	2567493	2020-06-05	2028-06-04	54.42	$-	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2567494	2020-06-05	2028-06-04	54.41	$-	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2567495	2020-06-05	2028-06-04	54.41	$-	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2567496	2020-06-05	2028-06-04	54.41	$-	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2567497	2020-06-05	2028-06-04	54.4	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2567498	2020-06-05	2028-06-04	54.4	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2567499	2020-06-05	2028-06-04	54.39	$2,776.43	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2567500	2020-06-05	2028-06-04	54.39	$2,469.50	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2567501	2020-06-05	2028-06-04	54.69	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2567502	2020-06-05	2028-06-04	54.69	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2567503	2020-06-05	2028-06-04	54.69	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2567504	2020-06-05	2028-06-04	54.69	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2567505	2020-06-05	2028-06-04	54.69	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2567506	2020-06-05	2028-06-04	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2567507	2020-06-05	2028-06-04	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2567508	2020-06-05	2028-06-04	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2567509	2020-06-05	2028-06-04	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2567510	2020-06-05	2028-06-04	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2567511	2020-06-05	2028-06-04	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2567512	2020-06-05	2028-06-04	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2567513	2020-06-05	2028-06-04	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2567514	2020-06-05	2028-06-04	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2567515	2020-06-05	2028-06-04	54.68	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571228	2020-06-30	2028-06-29	54.72	$1,791.86	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571229	2020-06-30	2028-06-29	54.72	$1.64	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	351

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
DE-MAURÈS	32J09	CDC	2571230	2020-06-30	2028-06-29	54.71	$1,030.02	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571231	2020-06-30	2028-06-29	54.71	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571232	2020-06-30	2028-06-29	54.71	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571233	2020-06-30	2028-06-29	54.7	$615.49	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571234	2020-06-30	2028-06-29	54.7	$615.49	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571235	2020-06-30	2028-06-29	54.7	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571236	2020-06-30	2028-06-29	54.7	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571237	2020-06-30	2028-06-29	54.7	$308.56	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571238	2020-06-30	2028-06-29	54.69	$1,229.34	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571239	2020-06-30	2028-06-29	54.69	$615.49	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571240	2020-06-30	2028-06-29	54.69	$308.56	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571241	2020-06-30	2028-06-29	54.69	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571242	2020-06-30	2028-06-29	54.69	$308.56	9474-9454 Québec inc. 100%
DE-MAURÈS	32J0	CDC	2571243	2020-06-30	2028-06-29	54.68	$2,469.50	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J0	CDC	2571244	2020-06-30	2028-06-29	54.68	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J0	CDC	2571245	2020-06-30	2028-06-29	54.68	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571246	2020-06-30	2028-06-29	54.68	$308.56	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571247	2020-06-30	2028-06-29	54.68	$615.49	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571248	2020-06-30	2028-06-29	54.68	$615.49	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571249	2020-06-30	2028-06-29	54.67	$1,269.50	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571250	2020-06-30	2028-06-29	54.67	$922.41	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571251	2020-06-30	2028-06-29	54.67	$308.56	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571252	2020-06-30	2028-06-29	54.67	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571253	2020-06-30	2028-06-29	54.67	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571254	2020-06-30	2028-06-29	54.66	$1.64	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	352

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
DE-MAURÈS	32J09	CDC	2571255	2020-06-30	2028-06-29	54.66	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571256	2020-06-30	2028-06-29	54.66	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571257	2020-06-30	2028-06-29	54.66	$625.95	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571258	2020-06-30	2028-06-29	54.66	$308.56	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571259	2020-06-30	2028-06-29	54.66	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571260	2020-06-30	2028-06-29	54.66	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571261	2020-06-30	2028-06-29	54.65	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571262	2020-06-30	2028-06-29	54.65	$308.56	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571263	2020-06-30	2028-06-29	54.65	$615.49	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571264	2020-06-30	2028-06-29	54.65	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571265	2020-06-30	2028-06-29	54.65	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571266	2020-06-30	2028-06-29	54.65	$308.56	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571267	2020-06-30	2028-06-29	54.64	$-	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571268	2020-06-30	2028-06-29	54.42	$376.93	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571269	2020-06-30	2028-06-29	54.42	$324.69	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571270	2020-06-30	2028-06-29	54.41	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571271	2020-06-30	2028-06-29	54.41	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571272	2020-06-30	2028-06-29	54.4	$324.69	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571273	2020-06-30	2028-06-29	54.4	$105.82	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571274	2020-06-30	2028-06-29	54.39	$324.69	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571275	2020-06-30	2028-06-29	54.39	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571276	2020-06-30	2028-06-29	54.39	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571277	2020-06-30	2028-06-29	54.39	$308.56	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571278	2020-06-30	2028-06-29	54.39	$615.49	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571279	2020-06-30	2028-06-29	54.38	$308.56	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	353

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LARABEL	32J16	CDC	2571280	2020-06-30	2028-06-29	54.38	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571281	2020-06-30	2028-06-29	54.38	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571282	2020-06-30	2028-06-29	54.37	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2571283	2020-06-30	2028-06-29	54.37	$2,469.50	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2571284	2020-06-30	2028-06-29	54.36	$2,190.28	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2571285	2020-06-30	2028-06-29	54.36	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2571286	2020-06-30	2028-06-29	54.35	$-	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571287	2020-06-30	2028-06-29	54.35	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2571288	2020-06-30	2028-06-29	54.34	$308.56	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571289	2020-06-30	2028-06-29	54.34	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571290	2020-06-30	2028-06-29	54.34	$308.56	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571291	2020-06-30	2028-06-29	54.34	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571292	2020-06-30	2028-06-29	54.33	$615.49	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571293	2020-06-30	2028-06-29	54.33	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571294	2020-06-30	2028-06-29	54.33	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571295	2020-06-30	2028-06-29	54.33	$308.56	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571296	2020-06-30	2028-06-29	54.33	$615.49	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571297	2020-06-30	2028-06-29	54.32	$615.49	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571298	2020-06-30	2028-06-29	54.32	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571299	2020-06-30	2028-06-29	54.32	$2,469.50	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2571300	2020-06-30	2028-06-29	54.32	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2571301	2020-06-30	2028-06-29	54.31	$-	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571302	2020-06-30	2028-06-29	54.31	$-	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571303	2020-06-30	2028-06-29	54.31	$-	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571304	2020-06-30	2028-06-29	54.31	$1,465.85	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	354

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LARABEL	32J16	CDC	2571305	2020-06-30	2028-06-29	54.3	$-	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571306	2020-06-30	2028-06-29	54.3	$-	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571307	2020-06-30	2028-06-29	54.3	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571348	2020-06-30	2028-06-29	54.74	$216.59	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571349	2020-06-30	2028-06-29	54.74	$507.40	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571350	2020-06-30	2028-06-29	54.74	$507.40	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571351	2020-06-30	2028-06-29	54.74	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571352	2020-06-30	2028-06-29	54.73	$921.92	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571353	2020-06-30	2028-06-29	54.74	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571354	2020-06-30	2028-06-29	54.74	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571355	2020-06-30	2028-06-29	54.74	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571356	2020-06-30	2028-06-29	54.73	$1,030.01	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571357	2020-06-30	2028-06-29	54.73	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571358	2020-06-30	2028-06-29	54.73	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571359	2020-06-30	2028-06-29	54.73	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571360	2020-06-30	2028-06-29	54.73	$814.32	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571361	2020-06-30	2028-06-29	54.72	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571362	2020-06-30	2028-06-29	54.72	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571363	2020-06-30	2028-06-29	54.72	$814.31	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571364	2020-06-30	2028-06-29	54.71	$324.68	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571365	2020-06-30	2028-06-29	54.71	$921.92	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571366	2020-06-30	2028-06-29	54.71	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571367	2020-06-30	2028-06-29	54.7	$811.85	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571368	2020-06-30	2028-06-29	54.7	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571369	2020-06-30	2028-06-29	54.7	$1.64	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	355

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
DE-MAURÈS	32J09	CDC	2571370	2020-06-30	2028-06-29	54.69	$615.49	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571371	2020-06-30	2028-06-29	54.69	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571372	2020-06-30	2028-06-29	54.69	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571373	2020-06-30	2028-06-29	54.69	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571374	2020-06-30	2028-06-29	54.68	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571375	2020-06-30	2028-06-29	54.68	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571376	2020-06-30	2028-06-29	54.68	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571377	2020-06-30	2028-06-29	54.68	$796.87	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571378	2020-06-30	2028-06-29	54.67	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571379	2020-06-30	2028-06-29	54.67	$308.56	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571380	2020-06-30	2028-06-29	54.67	$615.49	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571381	2020-06-30	2028-06-29	54.67	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571382	2020-06-30	2028-06-29	54.66	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571383	2020-06-30	2028-06-29	54.65	$615.49	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571384	2020-06-30	2028-06-29	54.64	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571385	2020-06-30	2028-06-29	54.63	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571386	2020-06-30	2028-06-29	54.63	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571387	2020-06-30	2028-06-29	54.62	$2,469.50	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2571388	2020-06-30	2028-06-29	54.4	$308.56	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571389	2020-06-30	2028-06-29	54.4	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571390	2020-06-30	2028-06-29	54.4	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571391	2020-06-30	2028-06-29	54.4	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571392	2020-06-30	2028-06-29	54.39	$615.49	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571393	2020-06-30	2028-06-29	54.39	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571394	2020-06-30	2028-06-29	54.38	$1.64	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	356

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LARABEL	32J16	CDC	2571395	2020-06-30	2028-06-29	54.37	$615.49	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571396	2020-06-30	2028-06-29	54.37	$308.56	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571397	2020-06-30	2028-06-29	54.37	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571398	2020-06-30	2028-06-29	54.37	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571399	2020-06-30	2028-06-29	54.37	$308.56	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571400	2020-06-30	2028-06-29	54.37	$1,431.21	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571401	2020-06-30	2028-06-29	54.37	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571402	2020-06-30	2028-06-29	54.37	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571403	2020-06-30	2028-06-29	54.37	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571404	2020-06-30	2028-06-29	54.37	$216.59	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571405	2020-06-30	2028-06-29	54.37	$200.47	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571406	2020-06-30	2028-06-29	54.36	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571407	2020-06-30	2028-06-29	54.36	$308.56	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571408	2020-06-30	2028-06-29	54.36	$615.49	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571409	2020-06-30	2028-06-29	54.36	$3,364.22	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2571410	2020-06-30	2028-06-29	54.36	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571411	2020-06-30	2028-06-29	54.36	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571412	2020-06-30	2028-06-29	54.36	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571413	2020-06-30	2028-06-29	54.36	$200.47	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571414	2020-06-30	2028-06-29	54.36	$528.28	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571415	2020-06-30	2028-06-29	54.36	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571416	2020-06-30	2028-06-29	54.36	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571417	2020-06-30	2028-06-29	54.35	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
LARABEL	32J16	CDC	2571418	2020-06-30	2028-06-29	54.35	$-	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571419	2020-06-30	2028-06-29	54.35	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	357

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LARABEL	32J16	CDC	2571420	2020-06-30	2028-06-29	54.35	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571421	2020-06-30	2028-06-29	54.35	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571422	2020-06-30	2028-06-29	54.35	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571423	2020-06-30	2028-06-29	54.35	$308.56	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571424	2020-06-30	2028-06-29	54.35	$308.56	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571425	2020-06-30	2028-06-29	54.35	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571426	2020-06-30	2028-06-29	54.35	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571427	2020-06-30	2028-06-29	54.35	$922.41	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571607	2020-06-30	2028-06-29	54.74	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571608	2020-06-30	2028-06-29	54.75	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571609	2020-06-30	2028-06-29	54.74	$200.47	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571610	2020-06-30	2028-06-29	54.74	$706.23	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571611	2020-06-30	2028-06-29	54.73	$200.47	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571612	2020-06-30	2028-06-29	54.73	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571613	2020-06-30	2028-06-29	54.72	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571614	2020-06-30	2028-06-29	54.72	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571615	2020-06-30	2028-06-29	54.72	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571616	2020-06-30	2028-06-29	54.71	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571617	2020-06-30	2028-06-29	54.71	$4,284.49	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571618	2020-06-30	2028-06-29	54.71	$3,082.85	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571619	2020-06-30	2028-06-29	54.7	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571620	2020-06-30	2028-06-29	54.7	$3,364.22	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571621	2020-06-30	2028-06-29	54.69	$200.47	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571622	2020-06-30	2028-06-29	54.69	$507.40	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571623	2020-06-30	2028-06-29	54.69	$200.47	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	358

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
DE-MAURÈS	32J09	CDC	2571624	2020-06-30	2028-06-29	54.68	$200.47	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571625	2020-06-30	2028-06-29	54.68	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571626	2020-06-30	2028-06-29	54.67	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571627	2020-06-30	2028-06-29	54.67	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571628	2020-06-30	2028-06-29	54.66	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571629	2020-06-30	2028-06-29	54.66	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571630	2020-06-30	2028-06-29	54.65	$308.56	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571631	2020-06-30	2028-06-29	54.65	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571632	2020-06-30	2028-06-29	54.64	$2,469.50	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571633	2020-06-30	2028-06-29	54.64	$2,776.43	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571634	2020-06-30	2028-06-29	54.64	$2,786.87	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571635	2020-06-30	2028-06-29	54.64	$1,269.50	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571636	2020-06-30	2028-06-29	54.64	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571637	2020-06-30	2028-06-29	54.64	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571638	2020-06-30	2028-06-29	54.63	$376.43	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571639	2020-06-30	2028-06-29	54.63	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571640	2020-06-30	2028-06-29	54.63	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571641	2020-06-30	2028-06-29	54.63	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571642	2020-06-30	2028-06-29	54.62	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571643	2020-06-30	2028-06-29	54.62	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571644	2020-06-30	2028-06-29	54.61	$962.58	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571645	2020-06-30	2028-06-29	54.61	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571646	2020-06-30	2028-06-29	54.6	$-	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571647	2020-06-30	2028-06-29	54.41	$96.52	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571648	2020-06-30	2028-06-29	54.41	$1.64	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	359

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J16	CDC	2571649	2020-06-30	2028-06-29	54.4	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571650	2020-06-30	2028-06-29	54.4	$308.56	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571651	2020-06-30	2028-06-29	54.4	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571652	2020-06-30	2028-06-29	54.4	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571653	2020-06-30	2028-06-29	54.4	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571654	2020-06-30	2028-06-29	54.4	$324.68	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571655	2020-06-30	2028-06-29	54.4	$921.91	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571656	2020-06-30	2028-06-29	54.4	$324.68	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571657	2020-06-30	2028-06-29	54.4	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571658	2020-06-30	2028-06-29	54.4	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571659	2020-06-30	2028-06-29	54.4	$1,030.01	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571660	2020-06-30	2028-06-29	54.4	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571661	2020-06-30	2028-06-29	54.4	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571662	2020-06-30	2028-06-29	54.4	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571663	2020-06-30	2028-06-29	54.4	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571664	2020-06-30	2028-06-29	54.4	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571665	2020-06-30	2028-06-29	54.39	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571666	2020-06-30	2028-06-29	54.39	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571667	2020-06-30	2028-06-29	54.39	$1,389.92	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571668	2020-06-30	2028-06-29	54.39	$308.56	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571669	2020-06-30	2028-06-29	54.39	$324.68	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571670	2020-06-30	2028-06-29	54.39	$324.68	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571671	2020-06-30	2028-06-29	54.39	$324.68	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571672	2020-06-30	2028-06-29	54.39	$1,030.01	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571673	2020-06-30	2028-06-29	54.39	$1,030.01	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	360

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LARABEL	32J16	CDC	2571674	2020-06-30	2028-06-29	54.39	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571675	2020-06-30	2028-06-29	54.39	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571676	2020-06-30	2028-06-29	54.38	$308.56	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571677	2020-06-30	2028-06-29	54.38	$615.49	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571678	2020-06-30	2028-06-29	54.38	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571679	2020-06-30	2028-06-29	54.38	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571680	2020-06-30	2028-06-29	54.38	$324.68	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571681	2020-06-30	2028-06-29	54.38	$324.68	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571682	2020-06-30	2028-06-29	54.38	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571683	2020-06-30	2028-06-29	54.38	$324.68	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571684	2020-06-30	2028-06-29	54.38	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571685	2020-06-30	2028-06-29	54.38	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571686	2020-06-30	2028-06-29	54.38	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571827	2020-06-30	2028-06-29	54.75	$814.32	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571828	2020-06-30	2028-06-29	54.75	$200.47	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571829	2020-06-30	2028-06-29	54.75	$200.47	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571830	2020-06-30	2028-06-29	54.75	$2,668.34	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571831	2020-06-30	2028-06-29	54.75	$2,361.41	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571832	2020-06-30	2028-06-29	54.75	$268.34	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571833	2020-06-30	2028-06-29	54.75	$101.03	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571834	2020-06-30	2028-06-29	54.75	$2,668.34	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571835	2020-06-30	2028-06-29	54.75	$268.34	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571836	2020-06-30	2028-06-29	54.75	$962.58	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571837	2020-06-30	2028-06-29	54.75	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571838	2020-06-30	2028-06-29	54.74	$2,361.41	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	361

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
DE-MAURÈS	32J09	CDC	2571839	2020-06-30	2028-06-29	54.74	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571840	2020-06-30	2028-06-29	54.74	$962.58	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571841	2020-06-30	2028-06-29	54.74	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571842	2020-06-30	2028-06-29	54.73	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571843	2020-06-30	2028-06-29	54.73	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571844	2020-06-30	2028-06-29	54.73	$2,668.34	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571845	2020-06-30	2028-06-29	54.73	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571846	2020-06-30	2028-06-29	54.72	$2,975.25	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571847	2020-06-30	2028-06-29	54.72	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571848	2020-06-30	2028-06-29	54.72	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571849	2020-06-30	2028-06-29	54.72	$2,162.58	9474-9454 Québec inc. 81% - Elevra 19%
DE-MAURÈS	32J09	CDC	2571850	2020-06-30	2028-06-29	54.71	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571851	2020-06-30	2028-06-29	54.71	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571852	2020-06-30	2028-06-29	54.71	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571853	2020-06-30	2028-06-29	54.71	$-	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571854	2020-06-30	2028-06-29	54.7	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571855	2020-06-30	2028-06-29	54.69	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571856	2020-06-30	2028-06-29	54.68	$1.64	9474-9454 Québec inc. 100%
DE-MAURÈS	32J09	CDC	2571857	2020-06-30	2028-06-29	54.68	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571858	2020-06-30	2028-06-29	54.42	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571859	2020-06-30	2028-06-29	54.42	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571860	2020-06-30	2028-06-29	54.42	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571861	2020-06-30	2028-06-29	54.42	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571862	2020-06-30	2028-06-29	54.42	$922.41	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571863	2020-06-30	2028-06-29	54.42	$308.56	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	362

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J16	CDC	2571864	2020-06-30	2028-06-29	54.42	$308.56	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571865	2020-06-30	2028-06-29	54.42	$615.49	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571866	2020-06-30	2028-06-29	54.42	$308.56	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571867	2020-06-30	2028-06-29	54.42	$308.56	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571868	2020-06-30	2028-06-29	54.42	$615.49	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571869	2020-06-30	2028-06-29	54.42	$200.46	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571870	2020-06-30	2028-06-29	54.42	$507.39	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571871	2020-06-30	2028-06-29	54.42	$308.56	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571872	2020-06-30	2028-06-29	54.42	$1,030.00	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571873	2020-06-30	2028-06-29	54.42	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571874	2020-06-30	2028-06-29	54.42	$705.71	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571875	2020-06-30	2028-06-29	54.42	$216.58	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571876	2020-06-30	2028-06-29	54.42	$705.70	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571877	2020-06-30	2028-06-29	54.42	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571878	2020-06-30	2028-06-29	54.41	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571879	2020-06-30	2028-06-29	54.41	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571880	2020-06-30	2028-06-29	54.41	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571881	2020-06-30	2028-06-29	54.41	$308.56	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571882	2020-06-30	2028-06-29	54.41	$615.49	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571883	2020-06-30	2028-06-29	54.41	$308.56	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571884	2020-06-30	2028-06-29	54.41	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571885	2020-06-30	2028-06-29	54.41	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571886	2020-06-30	2028-06-29	54.41	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571887	2020-06-30	2028-06-29	54.41	$921.91	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571888	2020-06-30	2028-06-29	54.41	$216.58	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	363

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
FROTET	32J16	CDC	2571889	2020-06-30	2028-06-29	54.41	$921.91	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571890	2020-06-30	2028-06-29	54.41	$597.61	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571891	2020-06-30	2028-06-29	54.41	$216.58	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571892	2020-06-30	2028-06-29	54.41	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571893	2020-06-30	2028-06-29	54.41	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571894	2020-06-30	2028-06-29	54.41	$1.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2571895	2020-06-30	2028-06-29	54.41	$1.64	9474-9454 Québec inc. 100%
LARABEL	32J16	CDC	2571896	2020-06-30	2028-06-29	54.37	$200.47	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2574357	2020-07-24	2026-07-23	54.45	$2,878.81	9474-9454 Québec inc. 100%
ALBERT-SUD	32J10	CDC	2574420	2020-07-24	2026-07-23	42.34	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J10	CDC	2574421	2020-07-24	2026-07-23	54.55	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J10	CDC	2574422	2020-07-24	2026-07-23	54.54	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574423	2020-07-24	2026-07-23	54.67	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574424	2020-07-24	2026-07-23	51.93	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574425	2020-07-24	2026-07-23	45.99	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574426	2020-07-24	2026-07-23	54.66	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574427	2020-07-24	2026-07-23	54.66	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574428	2020-07-24	2026-07-23	54.66	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574429	2020-07-24	2026-07-23	54.66	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574430	2020-07-24	2026-07-23	54.66	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574431	2020-07-24	2026-07-23	54.66	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574432	2020-07-24	2026-07-23	54.66	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574433	2020-07-24	2026-07-23	54.66	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574434	2020-07-24	2026-07-23	54.66	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574435	2020-07-24	2026-07-23	54.31	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	364

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
GARITEAU	32J11	CDC	2574436	2020-07-24	2026-07-23	54.65	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574437	2020-07-24	2026-07-23	54.65	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574438	2020-07-24	2026-07-23	54.65	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574439	2020-07-24	2026-07-23	54.65	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574440	2020-07-24	2026-07-23	54.65	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574441	2020-07-24	2026-07-23	54.65	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574442	2020-07-24	2026-07-23	54.65	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574443	2020-07-24	2026-07-23	54.65	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574444	2020-07-24	2026-07-23	54.65	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574445	2020-07-24	2026-07-23	53.68	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2574446	2020-07-24	2026-07-23	54.64	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J11	CDC	2574447	2020-07-24	2026-07-23	54.63	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J11	CDC	2574448	2020-07-24	2026-07-23	43.82	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J11	CDC	2574449	2020-07-24	2026-07-23	54.56	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J11	CDC	2574450	2020-07-24	2026-07-23	54.56	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J11	CDC	2574451	2020-07-24	2026-07-23	54.56	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J11	CDC	2574452	2020-07-24	2026-07-23	54.55	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
ALBERT-SUD	32J11	CDC	2574453	2020-07-24	2026-07-23	54.55	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2574454	2020-07-24	2026-07-23	54.41	$-	9474-9454 Québec inc. 100%
REGNAULT	32J10	CDC	2575778	2020-08-06	2026-08-05	54.56	$1,028.36	9474-9454 Québec inc. 100%
GARITEAU	32J11	CDC	2576046	2020-08-06	2026-08-05	54.65	$68,012.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2576047	2020-08-06	2026-08-05	54.65	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2576048	2020-08-06	2026-08-05	54.65	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2576049	2020-08-06	2026-08-05	54.65	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2576050	2020-08-06	2026-08-05	54.65	$68,012.58	9474-9454 Québec inc. 81% - Elevra 19%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	365

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
GARITEAU	32J11	CDC	2576051	2020-08-06	2026-08-05	54.65	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2576052	2020-08-06	2026-08-05	54.64	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2576053	2020-08-06	2026-08-05	54.65	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2576054	2020-08-06	2026-08-05	54.64	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2576055	2020-08-06	2026-08-05	54.64	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2576056	2020-08-06	2026-08-05	54.64	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2576057	2020-08-06	2026-08-05	54.64	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
GARITEAU	32J11	CDC	2576058	2020-08-06	2026-08-05	54.64	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
LEZAI-TROILUS	32J15	CDC	2576059	2020-08-06	2026-08-05	54.44	$1,167.96	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2576060	2020-08-06	2026-08-05	54.44	$2,169.74	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2576061	2020-08-06	2026-08-05	54.43	$1,376.86	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2576062	2020-08-06	2026-08-05	54.43	$683.09	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2576063	2020-08-06	2026-08-05	54.43	$1,575.08	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2576064	2020-08-06	2026-08-05	54.43	$2,169.74	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2576065	2020-08-06	2026-08-05	54.42	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2576066	2020-08-06	2026-08-05	54.42	$1,079.53	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2576067	2020-08-06	2026-08-05	54.41	$-	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2576068	2020-08-06	2026-08-05	54.4	$683.09	9474-9454 Québec inc. 100%
LEZAI-	32J15	CDC	2576069	2020-08-06	2026-08-05	54.4	$583.98	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	366

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
TROILUS
LEZAI-TROILUS	32J15	CDC	2576070	2020-08-06	2026-08-05	54.4	$2,070.63	9474-9454 Québec inc. 100%
LEZAI-TROILUS	32J15	CDC	2576071	2020-08-06	2026-08-05	54.39	$3,847.45	9474-9454 Québec inc. 81% - Elevra 19%
FROTET	32J16	CDC	2576072	2020-08-06	2026-08-05	54.45	$1,201.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576073	2020-08-06	2026-08-05	54.45	$1,678.81	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576074	2020-08-06	2026-08-05	54.45	$2,878.81	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576075	2020-08-06	2026-08-05	54.45	$1,201.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576076	2020-08-06	2026-08-05	54.44	$1,201.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576077	2020-08-06	2026-08-05	54.45	$1,678.81	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576078	2020-08-06	2026-08-05	54.45	$2,173.48	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576079	2020-08-06	2026-08-05	54.45	$1,201.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576080	2020-08-06	2026-08-05	54.45	$1,201.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576081	2020-08-06	2026-08-05	54.44	$1,201.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576082	2020-08-06	2026-08-05	54.44	$1,201.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576083	2020-08-06	2026-08-05	54.44	$1,201.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576084	2020-08-06	2026-08-05	54.44	$1,201.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576085	2020-08-06	2026-08-05	54.44	$1,201.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576086	2020-08-06	2026-08-05	54.44	$1,678.81	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576087	2020-08-06	2026-08-05	54.43	$1,201.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576088	2020-08-06	2026-08-05	54.43	$1,201.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576089	2020-08-06	2026-08-05	54.43	$1,201.64	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576090	2020-08-06	2026-08-05	54.43	$1,678.81	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576091	2020-08-06	2026-08-05	54.43	$1,678.81	9474-9454 Québec inc. 100%
FROTET	32J16	CDC	2576092	2020-08-06	2026-08-05	54.43	$1,201.64	9474-9454 Québec inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	367

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
ALBERT-SUD	32J11	CDC	2582568	2020-10-08	2026-10-07	18.03	$3,362.58	9474-9454 Québec inc. 81% - Elevra 19%
LAC-ALBERT	32J10	CDC	2630529	2021-12-24	2027-12-23	54.53	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J10	CDC	2630530	2021-12-24	2027-12-23	54.52	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J10	CDC	2630531	2021-12-24	2027-12-23	54.51	$3,297.18	Sayona Nord Inc. 100%
LAC-ALBERT	32J10	CDC	2630532	2021-12-24	2027-12-23	54.51	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J10	CDC	2630533	2021-12-24	2027-12-23	54.51	$298.31	Sayona Nord Inc. 100%
LAC-ALBERT	32J10	CDC	2630534	2021-12-24	2027-12-23	54.51	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J10	CDC	2630535	2021-12-24	2027-12-23	54.5	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J10	CDC	2630536	2021-12-24	2027-12-23	54.5	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J10	CDC	2630537	2021-12-24	2027-12-23	54.5	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J10	CDC	2630538	2021-12-24	2027-12-23	54.5	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J10	CDC	2630539	2021-12-24	2027-12-23	54.49	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J10	CDC	2630540	2021-12-24	2027-12-23	54.49	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J10	CDC	2630541	2021-12-24	2027-12-23	54.49	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J10	CDC	2630542	2021-12-24	2027-12-23	54.48	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J10	CDC	2630543	2021-12-24	2027-12-23	54.48	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630544	2021-12-24	2027-12-23	54.53	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630545	2021-12-24	2027-12-23	54.53	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630546	2021-12-24	2027-12-23	54.53	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630547	2021-12-24	2027-12-23	54.52	$894.92	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630548	2021-12-24	2027-12-23	54.52	$2,397.74	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630549	2021-12-24	2027-12-23	54.52	$3,297.18	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630550	2021-12-24	2027-12-23	54.52	$598.87	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630551	2021-12-24	2027-12-23	54.52	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630552	2021-12-24	2027-12-23	54.51	$894.92	Sayona Nord Inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	368

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LAC-ALBERT	32J11	CDC	2630553	2021-12-24	2027-12-23	54.51	$1,496.05	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630554	2021-12-24	2027-12-23	54.51	$598.87	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630555	2021-12-24	2027-12-23	54.51	$1,498.31	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630556	2021-12-24	2027-12-23	54.51	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630557	2021-12-24	2027-12-23	54.51	$2,996.62	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630558	2021-12-24	2027-12-23	54.51	$4,494.92	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630559	2021-12-24	2027-12-23	54.5	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630560	2021-12-24	2027-12-23	54.5	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630561	2021-12-24	2027-12-23	54.5	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630562	2021-12-24	2027-12-23	54.5	$3,893.80	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630563	2021-12-24	2027-12-23	54.5	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630564	2021-12-24	2027-12-23	54.5	$1,496.06	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630565	2021-12-24	2027-12-23	54.5	$275.74	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630566	2021-12-24	2027-12-23	54.5	$275.76	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630567	2021-12-24	2027-12-23	54.49	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630568	2021-12-24	2027-12-23	54.49	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630569	2021-12-24	2027-12-23	54.49	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630570	2021-12-24	2027-12-23	54.49	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630571	2021-12-24	2027-12-23	54.49	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630572	2021-12-24	2027-12-23	54.49	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630573	2021-12-24	2027-12-23	54.49	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630574	2021-12-24	2027-12-23	54.49	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630575	2021-12-24	2027-12-23	54.49	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630576	2021-12-24	2027-12-23	54.48	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630577	2021-12-24	2027-12-23	54.48	$-	Sayona Nord Inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	369

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LAC-ALBERT	32J11	CDC	2630578	2021-12-24	2027-12-23	54.48	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630579	2021-12-24	2027-12-23	54.48	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630580	2021-12-24	2027-12-23	54.48	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630581	2021-12-24	2027-12-23	54.48	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630582	2021-12-24	2027-12-23	54.48	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630583	2021-12-24	2027-12-23	54.48	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630584	2021-12-24	2027-12-23	54.33	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630585	2021-12-24	2027-12-23	54.47	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630586	2021-12-24	2027-12-23	54.47	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630587	2021-12-24	2027-12-23	54.47	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630588	2021-12-24	2027-12-23	54.47	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630589	2021-12-24	2027-12-23	54.47	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630590	2021-12-24	2027-12-23	54.47	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630591	2021-12-24	2027-12-23	54.46	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630592	2021-12-24	2027-12-23	54.46	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630593	2021-12-24	2027-12-23	54.46	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630594	2021-12-24	2027-12-23	54.46	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630595	2021-12-24	2027-12-23	54.46	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630596	2021-12-24	2027-12-23	54.46	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630597	2021-12-24	2027-12-23	53.49	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630598	2021-12-24	2027-12-23	54.45	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630599	2021-12-24	2027-12-23	54.45	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630600	2021-12-24	2027-12-23	54.45	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630601	2021-12-24	2027-12-23	54.45	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J14	CDC	2630602	2021-12-24	2027-12-23	54.45	$-	Sayona Nord Inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	370

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LAC-ALBERT	32J15	CDC	2630603	2021-12-24	2027-12-23	54.47	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J15	CDC	2630604	2021-12-24	2027-12-23	54.47	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J15	CDC	2630605	2021-12-24	2027-12-23	54.46	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J15	CDC	2630606	2021-12-24	2027-12-23	54.46	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J15	CDC	2630607	2021-12-24	2027-12-23	54.45	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J15	CDC	2630608	2021-12-24	2027-12-23	54.45	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J15	CDC	2630609	2021-12-24	2027-12-23	54.45	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630610	2021-12-24	2027-12-23	54.54	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630611	2021-12-24	2027-12-23	54.54	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630612	2021-12-24	2027-12-23	54.54	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630613	2021-12-24	2027-12-23	54.54	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630614	2021-12-24	2027-12-23	54.54	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630615	2021-12-24	2027-12-23	54.54	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630616	2021-12-24	2027-12-23	54.54	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630617	2021-12-24	2027-12-23	54.54	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630618	2021-12-24	2027-12-23	54.54	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630619	2021-12-24	2027-12-23	54.54	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630620	2021-12-24	2027-12-23	54.54	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630621	2021-12-24	2027-12-23	54.54	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630622	2021-12-24	2027-12-23	54.53	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630623	2021-12-24	2027-12-23	54.53	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630624	2021-12-24	2027-12-23	54.53	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630625	2021-12-24	2027-12-23	54.53	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630626	2021-12-24	2027-12-23	54.53	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630627	2021-12-24	2027-12-23	54.53	$-	Sayona Nord Inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	371

Property	NTS	Title Type	Title ID	Registry Date	Expiry Date	Area (Ha)	Total Credits ($)	Owner
LAC-ALBERT	32J11	CDC	2630628	2021-12-24	2027-12-23	54.53	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630629	2021-12-24	2027-12-23	54.53	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630630	2021-12-24	2027-12-23	54.53	$598.87	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630631	2021-12-24	2027-12-23	54.52	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630632	2021-12-24	2027-12-23	54.52	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630633	2021-12-24	2027-12-23	54.52	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630634	2021-12-24	2027-12-23	54.52	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630635	2021-12-24	2027-12-23	54.52	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630636	2021-12-24	2027-12-23	54.52	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630637	2021-12-24	2027-12-23	54.52	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630638	2021-12-24	2027-12-23	54.52	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630639	2021-12-24	2027-12-23	54.51	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630640	2021-12-24	2027-12-23	54.51	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630641	2021-12-24	2027-12-23	54.51	$890.39	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630642	2021-12-24	2027-12-23	54.51	$296.05	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630643	2021-12-24	2027-12-23	54.51	$598.87	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630644	2021-12-24	2027-12-23	54.51	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630645	2021-12-24	2027-12-23	54.5	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630646	2021-12-24	2027-12-23	54.5	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630647	2021-12-24	2027-12-23	54.5	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630648	2021-12-24	2027-12-23	54.5	$-	Sayona Nord Inc. 100%
LAC-ALBERT	32J11	CDC	2630649	2021-12-24	2027-12-23	53.15	$-	Sayona Nord Inc. 100%

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	372

APPENDIX II – List of Certificate of Author

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	373

CERTIFICATE OF AUTHOR – MARINA IUND

I, Marina Iund, P.Geo., M.Sc. (OGQ No. 1525, PGO No. 3123, NAPEG No. L4431), do hereby certify that:

1.	I was employed as Senior Resources Geologist by Norda Stelo Inc., located at 1015, Wilfrid-Pelletier av., Quebec City (Quebec), Canada, G1W 0C4 during the MRE of this TRS.

2.	This certificate applies to the report entitled “S-K 1300 Technical Report Summary and Updated Mineral Resource Estimate for the Moblan Lithium Project, Eeyou Istchee James Bay Territory, Canada ” (the “Technical Report Summary”) with an effective date of June 12, 2025, and signature date of October 26, 2026. The Technical Report was prepared for Elevra Lithium Limited (the “issuer”).

3.	I graduated with a B.Sc. in geology from Université de Besançon (Besançon, France) in 2008. In addition, I obtained an M.Sc. in Resources and Geodynamics from Université d’Orléans, as well as a DESS’s degree in Exploration and Management of Non-renewable Resources from Université du Quebec à Montréal (Montreal, Quebec) in 2010.

4.	I am a member of the Ordre des Géologues du Quebec (OGQ No. 1525), the Association of Professional Geoscientists of Ontario (PGO No. 3123), and the Northwest Territories and Nunavut Association of Professional Engineers and Professional Geoscientists (NAPEG licence No. L4431).

5.	I have practiced my profession in mineral exploration, mine geology and resource geology for a total of 15 years since graduating from university. I developed my expertise at Richmont Mines Inc. and Goldcorp. Since September 2018, I have been working at InnovExplo Inc. as a Project Geologist and later as a Senior Geologist specializing in mineral resource estimation. I have extensive experience with various types of mineral deposits, including precious metals (Au, Ag), base metals (Fe, Cu, Zn, Ni, Co), and industrial and high-technology minerals (graphite, Li, V, Sc, and REE).

6.	I have read the definition of a qualified person (“QP”) set out in Subpart 229.1302 (Item 1302) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and certify that by reason of my education, affiliation with a professional association and past relevant work experience, I fulfill the requirements to be a QP for the purposes of a S-K 1300 TRS.

7.	I visited the property on June 03, 2025 for the purpose of this Technical Report Summary.

8.	I am co-author of and share responsibility for sections 1 to 9, 11 to 25.

9.	I am independent of the issuer to prepare this report for the issuer.

10.	I have read Subpart 229.1300 of Regulation S-K, and the items of the TRS for which I am responsible have been prepared in compliance with that instrument.

11.	As of the effective date of the Technical Report Summary, to the best of my knowledge, information and belief, the sections of the TRS for which I am responsible contain all scientific and technical information that is required to be disclosed to make the TRS not misleading.

Signed this 26th day of October 2026 in Quebec City, Quebec, Canada.

/s/ Marina Iund

Marina Iund, P.Geo., M.Sc.

Norda Stelo Inc.

marina.iund@norda.com

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	374

CERTIFICATE OF AUTHOR – SIMON BOUDREAU

I, Simon Boudreau, P.Eng. (OIQ No. 132338), do hereby certify that:

1.	I was employed as Senior Mine Engineer by Norda Stelo Inc., located at 560 3e Avenue, Val-d’Or, Quebec, Canada, J9P 1S4 during the preparation of this TRS.

2.	This certificate applies to the report entitled “S-K 1300 Technical Report Summary and Updated Mineral Resource Estimate for the Moblan Lithium Project, Eeyou Istchee James Bay Territory, Canada ” (the “Technical Report Summary”) with an effective date of June 12, 2025, and signature date of October 26, 2026. The Technical Report was prepared for Elevra Lithium Limited (the “issuer”).

3.	I graduated with a bachelor’s degree in mining engineering from Université Laval (Quebec City, Quebec) in 2003.

4.	I am a member in good standing of the Ordre des Ingénieurs du Québec (No. 132338).

5.	My relevant experience includes a total of twenty-two (22) years since my graduation from university. I have been involved in mine engineering and production at the Troilus mine for four (4) years, at HRG Taparko mine for four (4) years, and at Dumas Contracting for three (3) years. I have also worked as an independent consultant for the mining industry for five (5) years and with InnovExplo for six (6) years. As a consultant, I have been involved in many base metal and gold mining projects.

6.	I have read the definition of a qualified person (“QP”) set out in Subpart 229.1302 (Item 1302) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and certify that by reason of my education, affiliation with a professional association and past relevant work experience, I fulfill the requirements to be a QP for the purposes of a S-K 1300 TRS.

7.	I visited the property on August 01, 2023 for the purpose of this Technical Report Summary.

8.	I am the co-author of items 1, 11.11; 11.13 and 22 to 25, for which I share responsibility.

9.	I am independent of the issuer to prepare this report for the issuer.

10.	I have read Subpart 229.1300 of Regulation S-K, and the items of the TRS for which I am responsible have been prepared in compliance with that instrument.

11.	As of the effective date of the Technical Report Summary, to the best of my knowledge, information and belief, the sections of the TRS for which I am responsible contain all scientific and technical information that is required to be disclosed to make the TRS not misleading.

Signed this 26th day of October 2026 in Trois-Rivières, Quebec, Canada.

/s/ Simon Boudreau

Simon Boudreau, P.Eng.
Norda Stelo Inc.
simon.boudreau@norda.com

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	375

CERTIFICATE OF AUTHOR – ALAIN CARRIER

I, Alain Carrier, P.Geo., M.Sc. (OGQ No. 0281, PGO No. 1719, NAPEG No. L2701, CIM No 132243), do hereby certify that:

1.
I was Co-President and Founder of InnovExplo Inc and I am currently a professional geologist, employed as Practice leader of InnovExplo member of Norda Stelo Inc., located at 560, 3e Avenue, Val-d’Or, Québec, Canada, J9P 1S4.

2.	This certificate applies to the report entitled “S-K 1300 Technical Report Summary and Updated Mineral Resource Estimate for the Moblan Lithium Project, Eeyou Istchee James Bay Territory, Canada ” (the “Technical Report Summary”) with an effective date of June 12, 2025, and signature date of October 26, 2026. The Technical Report was prepared for Elevra Lithium Limited (the “issuer”).

3.	I graduated from Cégep de l’Abitibi-Témiscamingue (Rouyn-Noranda, Quebec) with a Technician degree in Geology in 1989 and from Université du Québec à Montréal (Montreal, Quebec) with a Bachelor’s degree in Geology in 1992 and a Master’s in Earth Sciences in 1994. I initiated a PhD in geology at INRS-Géoressources (Sainte-Foy, Quebec), for which I completed the course program but not the thesis.

4.	I am a geologist of the Ordre des Géologues du Québec (OGQ No. 0281), the Association of Professional Geoscientists of Ontario (PGO No. 1719), the Northwest Territories and Nunavut Association of Professional Engineers and Geoscientists (NAPEG No. L2701), the Canadian Institute of Mining, Metallurgy and Petroleum (CIM No. 91323), and of the Society of Economic Geologists (SEG No. 132243).

5.	I have practiced my profession for 29 years. I have been directly involved in mineral exploration, mine geology, ore control and resource modelling projects for gold, copper, zinc, silver, nickel, lithium, graphite and uranium properties in Canada and internationally.

6.	I visited the property on on March 30, 2022 and June 16, 2025 for the purpose of this Technical Report Summary.

7.	I am the co-author of items 1 to 9, 11 to 25, for which I share responsibility.

8.	I am independent of the issuer to prepare this report for the issuer.

9.	I have read Subpart 229.1300 of Regulation S-K, and the items of the TRS for which I am responsible have been prepared in compliance with that instrument.

10.	As of the effective date of the Technical Report Summary, to the best of my knowledge, information and belief, the sections of the TRS for which I am responsible contain all scientific and technical information that is required to be disclosed to make the TRS not misleading.

Signed this 26th day of October 2026 in Val d’Or, Quebec, Canada.

/s/ Alain Carrier

Alain Carrier, P.Geo., M.Sc. (OGQ: 0281)
Norda Stelo Inc.
alain.carrier@norda.com

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	376

CERTIFICATE OF AUTHOR – RYAN CUNNINGHAM

I, Ryan Cunningham, M.Eng., P. Eng., (OIQ No.145 792) do hereby certify that:

1.	I am sub consulting with Primero Group Americas, 1801 McGill College #1450 Montreal QC H3A 2N4, and will be permanently employed as of the 13th May 2023.

2.	This certificate applies to the report entitled “S-K 1300 Technical Report Summary and Updated Mineral Resource Estimate for the Moblan Lithium Project, Eeyou Istchee James Bay Territory, Canada ” (the “Technical Report Summary”) with an effective date of June 12, 2025, and signature date of October 26, 2026. The Technical Report was prepared for Elevra Lithium Limited (the “issuer”).

3.	I am a graduate from McGill University in Montreal in 2006 with a B.Eng. in Metals and Materials Engineering and in 2009 with a M.Eng. in Mineral Processing – Flotation.

4.	I am a registered member of “Ordre des Ingénieurs du Québec” (# 145792). I am a Member of the Canadian Institute of Mining, Metallurgy and Petroleum.

5.	I have worked as professional for a total of seventeen (17) years since graduating from university. My expertise was acquired while working as a Process Engineer in Engineering Consulting firms.

6.	I have read the definition of a qualified person (“QP”) set out in Subpart 229.1302 (Item 1302) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and certify that by reason of my education, affiliation with a professional association and past relevant work experience, I fulfill the requirements to be a QP for the purposes of a S-K 1300 TRS.

7.	I have not visited the property described in the Technical Report Summary.

8.	I am the co-author of items 1, 11.11; 11.13 and 22 to 25, for which I share responsibility and author of item 10 for which I am responsible.

9.	I am independent of the issuer to prepare this report for the issuer.

10.	I have read Subpart 229.1300 of Regulation S-K, and the items of the TRS for which I am responsible have been prepared in compliance with that instrument.

11.	As of the effective date of the Technical Report Summary, to the best of my knowledge, information and belief, the sections of the TRS for which I am responsible contain all scientific and technical information that is required to be disclosed to make the TRS not misleading.

Signed this 26th day of October 2026 in Montréal, Québec, Canada.

/s/ Ryan Cunningham

Ryan Cunningham, M. Eng., P.Eng. (OIQ #145192)

Primero Group Americas

ryan.r.cunningham@gmail.com

S-K 1300 Technical Report Summary - Moblan Lithium Project – 2026	377